As filed with the Securities and Exchange Commission on November 9, 2000
                                                  Registration No. 333-45404
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                      PRE-EFFECTIVE AMENDMENT NO. 2 TO THE
                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                        LAWRENCE FINANCIAL HOLDINGS, INC.


        (Name of Small Business Issuer in its Articles of Incorporation)

          MARYLAND                        6035                    31-1724442
(State or Other Jurisdiction        (Primary Standard           (IRS Employer
      of Incorporation          Industrial Classification    Identification No.)
      or Organization)                Code Number)

    311 South Fifth Street                       311 South Fifth Street
      Ironton, Ohio 45638                         Ironton, Ohio 45638
        (740) 532-0263                               (740) 532-0263
 (Address and Telephone Number          (Address of Principal Place of Business
of Principal Executive Offices)         or Intended Principal Place of Business)

                                  Jack L. Blair
                      President and Chief Executive Officer
                        Lawrence Financial Holdings, Inc.
                             311 South Fifth Street
                               Ironton, Ohio 45638
                                 (740) 532-0263
            (Name, Address and Telephone Number of Agent for Service)

                                   Copies to:

Paul M. Aguggia, Esquire                  Kenneth Lehman, Esquire
Aaron M. Kaslow, Esquire                  Luse Lehman Gorman Pomerenk &
Muldoon, Murphy & Faucette LLP              Schick
5101 Wisconsin Avenue, N.W.               5335 Wisconsin Avenue, N.W., Suite 400
Washington, D.C. 20016                    Washington, D.C. 20015
(202) 362-0840                            (202) 274-2000

     Approximate date of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
================================================================================
                                       Proposed    Proposed Maximum
Title of each Class                    Maximum        Aggregate       Amount of
of Securities to be    Amount to    Offering Price    Offering      Registration
   Registered        be Registered     Per Unit       Price (1)         Fee
================================================================================
    Common Stock
   $.01 par Value    859,625 Shares     $10.00        $8,596,250         (2)
--------------------------------------------------------------------------------
   Participation
     Interests            (3)             --          $  402,738         (4)
================================================================================
(1)  Estimated solely for the purpose of calculating the registration fee.
(2) The registation fee of $2,269.41 was paid previously upon the initial filing of the Form SB-2 on September 8, 2000.
(3) The securities of Lawrence Financial Holdings, Inc. to be purchased by the Lawrence Federal Savings Bank Employees' Savings & Profit Sharing Plan and Trust are included in the amount shown for Common Stock.
(4) No separate is required for the participation interests. In accordance with Rule 457(h) of the Securities Act of 1933, as amended, the registration fee has been calculated on the basis of the number of shares of Common Stock that may be purchased with the current assets of such plan.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

================================================================================

                                  INTERESTS IN

                          LAWRENCE FEDERAL SAVINGS BANK
               EMPLOYEES' SAVINGS & PROFIT SHARING PLAN AND TRUST
                                       AND
                          OFFERING OF 40,273 SHARES OF
                        LAWRENCE FINANCIAL HOLDINGS, INC.
                          COMMON STOCK ($.01 PAR VALUE)

         This prospectus supplement relates to the offer and sale to participants in the Lawrence Federal Savings Bank Employees' Savings & Profit Sharing Plan and Trust of participation interests and shares of common stock of Lawrence Financial Holdings, Inc.

         The Board of Directors of Lawrence Federal has adopted a plan that will convert the structure of Lawrence Federal from a mutual savings institution to a stock savings institution. As part of the conversion, Lawrence Financial Holdings, Inc. has been established to acquire all of the stock of Lawrence Federal and simultaneously offer Lawrence Financial common stock to the public under certain purchase priorities in the plan of conversion. Savings Plan participants are now permitted to direct the trustee of the Savings Plan to use their current account balances to subscribe for and purchase shares of Lawrence Financial common stock through the Lawrence Financial Stock Fund. Based upon the value of the Savings Plan assets at June 30, 2000, the trustee of the Savings Plan could purchase up to 40,273 shares of Lawrence Financial common stock assuming a purchase price of $10.00 per share. This prospectus supplement relates to the election of Savings Plan participants to direct the trustee of the Savings Plan to invest all or a portion of their Savings Plan accounts in Lawrence Financial common stock.

         The prospectus dated ____________, 2000 of Lawrence Financial, which we have attached to this prospectus supplement, includes detailed information regarding the conversion of Lawrence Federal, Lawrence Financial common stock and the financial condition, results of operations and business of Lawrence Federal. This prospectus supplement provides information regarding the Savings Plan. You should read this prospectus supplement together with the prospectus and keep both for future reference.

         Please  refer  to  "Risk  Factors"   beginning  on  page  ____  of  the
         prospectus.

      Neither the Securities and Exchange Commission, the Office of Thrift
      Supervision, the Federal Deposit Insurance Corporation, nor any other state or federal agency or any state securities commission, has approved or disapproved these securities. Any representation to the contrary is a criminal offense.

      These securities are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

         This prospectus supplement may be used only in connection with offers and sales by Lawrence Financial of interests or shares of common stock under the Savings Plan to employees of Lawrence Federal. No one may use this prospectus supplement to reoffer or resell interests or shares of common stock acquired through the Savings Plan.

         You should rely only on the information contained in this prospectus supplement and the attached prospectus. Lawrence Financial, Lawrence Federal and the Savings Plan have not authorized anyone to provide you with information that is different.

         This prospectus supplement does not constitute an offer to sell or solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. Neither the delivery of this prospectus supplement and the prospectus nor any sale of common stock shall under any circumstances imply that there has been no change in the affairs of Lawrence Federal or the Savings Plan since the date of this prospectus supplement, or that the information contained in this prospectus supplement or incorporated by reference is correct as of any time after the date of this prospectus supplement.

         The date of this Prospectus Supplement is______________, 2000.

                                TABLE OF CONTENTS

THE OFFERING..............................................................1
         Securities Offered...............................................1
         Value of Participation Interests.................................1
         Election to Purchase Lawrence Financial Common Stock in
           the Conversion of Lawrence Federal.............................1
         Minimum and Maximum Purchase.....................................1
         Purchase Priorities..............................................1
         Purchase Price of Lawrence Financial Common Stock................2
         Method of Directing Transfer.....................................2
         Time for Directing Transfer......................................2
         Irrevocability of Transfer Direction.............................2
         Nature of a Participant's Interest in Lawrence Financial
           Common Stock...................................................2
         Voting and Tender Rights of Lawrence Financial
           Common Stock...................................................2
         Tender Rights of Lawrence Financial Common Stock.................3

DESCRIPTION OF THE SAVINGS PLAN...........................................3
         Introduction.....................................................3
         Eligibility and Participation....................................3
         Contributions Under the Savings Plan.............................3
         Limitations on Contributions.....................................4
         Investment of Contributions......................................5
         Benefits Under the Savings Plan..................................7
         Withdrawals and Distributions From the Savings Plan..............7
         Administration of the Savings Plan...............................7
         Reports to Savings Plan Participants.............................8
         Plan Administrator...............................................8
         Amendment and Termination........................................8
         Merger, Consolidation or Transfer................................8
         Federal Income Tax Consequences..................................8
         Restrictions on Resale..........................................10
         SEC Reporting and Short-Swing Profit Liability..................10

LEGAL OPINION............................................................11

CHANGE OF INVESTMENT ALLOCATION FORM

                                  THE OFFERING

Securities Offered

         The securities offered in connection with this prospectus supplement are participation interests in the Savings Plan. Assuming a purchase price of $10.00 per share, the trustee may acquire up to 40,273 shares of Lawrence Financial common stock for the Lawrence Financial Stock Fund. The interests offered under this prospectus supplement are conditioned on the completion of the conversion of Lawrence Federal. Your investment in the Lawrence Financial
Stock Fund in connection with the conversion of Lawrence Federal is also governed by the purchase priorities contained in the plan of conversion of Lawrence Federal.

         This prospectus supplement contains information regarding the Savings Plan. The attached prospectus contains information regarding the conversion of Lawrence Federal and the financial condition, results of operations and business of Lawrence Federal. The address of the principal executive office of Lawrence Federal is 311 South Fifth Street, Ironton, Ohio 45638. The telephone number of Lawrence Federal is (740) 532-0263.

Value of Participation Interests

         As of June 30, 2000, the market value of the assets of the Savings Plan equaled approximately $402,738. The plan administrator has informed each participant of the value of his or her beneficial interest in the Savings Plan as of June 30, 2000. The value of Savings Plan assets represents past contributions to the Savings Plan on your behalf, plus or minus earnings or losses on the contributions, less previous withdrawals and loans.

Election to Purchase Lawrence Financial Common Stock in the Conversion of Lawrence Federal



         In connection with the conversion of Lawrence Federal, the Savings Plan will permit you to direct the trustee to transfer all or part of the funds which represent your current beneficial interest in the assets of the Savings Plan to the Lawrence Financial Stock Fund. The trustee of the Savings Plan will subscribe for Lawrence Financial common stock offered for sale in connection with the conversion of Lawrence Federal in accordance with each participant's direction.

Minimum and Maximum Purchases

         The minimum purchase of Lawrence Financial common stock in the subscription offering is $250. The maximum purchase is $75,000.


Purchase Priorities

          All plan participants are eligible to direct a transfer of funds to the Lawrence Financial Stock Fund. However, such directions are subject to the purchase priorities in the plan of conversion of Lawrence Federal. Your order will be filled based on your status as an eligible account holder or supplemental eligible account holder in the conversion of Lawrence Federal. An eligible account holder is a depositor whose deposit account(s) totalled $50.00 or more on March 31, 1999. A supplemental eligible account holder is a depositor whose deposit account(s) totalled $50 or more on September 30, 2000.

If you fall into one of the above subscription offering categories, you have subscription rights to purchase shares of common stock in the subscription offering and you may use funds in the Savings Plan account to pay for the shares of Lawrence Financial common stock which you are eligible to purchase.



Purchase Price of Lawrence Financial Common Stock


         If the trustee is able to purchase shares on your behalf in the conversion, the trustee will pay $10.00 per share. This is the same price that all other persons who purchase shares of Lawrence Financial common stock in the conversion will pay. If the trustee must purchase shares on your behalf in the open market in order to complete your initial purchase request, those purchases will be made at prevailing market prices, which may be higher or lower than $10.00 per share.


Method of Directing Transfer

         The last two pages of this prospectus supplement is a form for you to direct a transfer to the Lawrence Financial Stock Fund (the "Change of Investment Allocation Form"). If you wish to transfer all, or part, in multiples of not less than 1%, of your beneficial interest in the assets of the Savings Plan to the Lawrence Financial Stock Fund, you should complete the Change of Investment Allocation Form. If you do not wish to make such an election at this time, you do not need to take any action.

Time for Directing Transfer

         The deadline for submitting a direction to transfer amounts to the Lawrence Financial Stock Fund in connection with the conversion of Lawrence Federal is ___________, 2000. You should return the Change of Investment Allocation Form to ___________________ by ______ p.m. on ____________, 2000.

Irrevocability of Transfer Direction

         Your direction to transfer amounts credited to such account in the Savings Plan to the Lawrence Financial Stock Fund cannot be changed.

Nature of a Participant's Interest in Lawrence Financial Common Stock

         The trustee will hold Lawrence Financial common stock in the name of the Savings Plan. The trustee will allocate shares of common stock acquired at your direction to your account under the Savings Plan. Therefore, earnings with respect to your account will not be affected by the investment designations of other participants in the Savings Plan.

Voting Rights of Lawrence Financial Common Stock

         The Savings Plan provides that you may direct the trustee as to how the trustee should vote any shares of Lawrence Financial common stock held by the Lawrence Financial Stock Fund Trust and credited to your account. If the trustee does not receive voting instructions from participants investing in the Lawrence Financial Stock Fund, Lawrence Federal can direct the trustee to vote the shares for which no voting instructions are received in the same manner as the shares of common stock for which instructions were given. All voting instructions will be confidential.

Tender Rights of Lawrence Financial Common Stock

         If there is a tender offer for Lawrence Financial common stock, the Savings Plan provides that you may direct the trustee as to whether the trustee should tender any shares of Lawrence Financial common stock held by the Lawrence Financial Stock Fund Trust and credited to your account. If the trustee does not receive tender instructions from a participant, the trustee will tender a percentage of the participant's shares equal to the percentage of shares of Lawrence Financial common stock held in the Lawrence Financial Stock Fund for which instructions were received in favor of tendering. The remaining shares of Lawrence Financial common stock held in the Lawrence Financial Stock Fund will not be tendered. All tender instructions will be confidential.


                         DESCRIPTION OF THE SAVINGS PLAN

I.         Introduction

           Effective October 1, 2000, Lawrence Federal amended its existing 401(k) Plan in its entirety into the Lawrence Federal Savings Bank Employees' Savings & Profit Sharing Plan and Trust. Lawrence Federal intends for the Savings Plan to comply, in form and in operation, with all applicable provisions of the Internal Revenue Code and the Employee Retirement Income Security Act or "ERISA." Lawrence Federal may change the Savings Plan from time to time in the future to ensure continued compliance with these laws. Lawrence Federal may also amend the Savings Plan from time to time in the future to add, modify, or eliminate certain features of the plan, as it sees fit. As a plan governed by ERISA, federal law provides you with various rights and protections as a plan participant. Although the Savings Plan is governed by many of the provisions of ERISA, your benefits under the plan are not guaranteed by the Pension Benefit Guaranty Corporation.

         Reference to Full Text of Plan. The following portions of this prospectus supplement provide an overview of the material provisions of the Savings Plan. Lawrence Federal qualifies this overview in its entirety by reference to the full text of the Savings Plan. You may obtain copies of the full Savings Plan document by sending a request to ____________________ at Lawrence Federal. You should carefully read the full text of the Savings Plan document to understand your rights and obligations under the plan.

II.      Eligibility and Participation

         Any employee of Lawrence Federal may participate in the Savings Plan as of the first day of the calendar quarter coinciding with or next following the date an employee completes six consecutive months of service with Lawrence Federal in which the employee performed at least 500 hours of service.

         As  of  _____________,  2000,  ______  of  the  _____________  eligible employees of Lawrence Federal elected to participate in the Savings Plan.

III.     Contributions Under the Savings Plan

         Savings Plan Participant Contributions. The Savings Plan permits each participant to annually defer receipt of up to 10% of compensation that Lawrence Federal would otherwise currently pay. For purposes of calculating deferrals, the Savings Plan considers compensation to include your base salary, plus overtime, bonuses and commissions. However, by law, the Savings Plan may not consider more than $170,000 of compensation for purposes of determining deferrals for 2000. Participants in the Savings Plan may modify the amount contributed to the plan, effective on the first day of each calendar quarter.

         Lawrence Federal Contributions. Lawrence Federal has discretion under the Savings Plan about whether or not to make matching contributions. Lawrence Federal currently makes matching contributions to the Savings Plan equal to 50% of a Participant's contributions up to 5% of a participant's compensation for purposes of the Savings Plan.

IV.      Limitations on Contributions

         Limitation on Employee Salary Deferral. Although the Savings Plan permits you to defer up to 10% of your compensation, by law your total deferrals under the Savings Plan, together with similar plans, may not exceed $10,500 for 2000. The Internal Revenue Service will periodically increase this annual limitation. Contributions in excess of this limitation, or excess deferrals, will be included in an affected participant's gross income for federal income tax purposes in the year they are made. In addition, a participant will have to pay federal income taxes on any excess deferrals when distributed by the Savings Plan to the participant, unless the excess deferral and any related income allocable is distributed to the participant not later than the first April 15th following the close of the taxable year in which the excess deferral is made. Any income on the excess deferral that is distributed not later than such date shall be treated, for federal income tax purposes, as earned and received by the participant in the taxable year in which the distribution is made.

         Limitations on Annual Additions and Benefits. Under the requirements of the Internal Revenue Code, the Savings Plan provides that the total amount of contributions and forfeitures (annual additions) allocated to a participant during any year may not exceed the lesser of 25% of the participant's compensation for that year, or $30,000. The Savings Plan will also limit annual additions to the extent necessary to prevent the limitations contained in the Internal Revenue Code for all of the qualified defined benefit plans and defined contribution plans maintained by Lawrence Federal from being exceeded.

         Limitation on Plan Contributions for Highly Compensated Employees. Special provisions of the Internal Revenue Code limit the amount of salary deferrals and matching contributions that may be made to the Savings Plan in any year on behalf of highly compensated employees in relation to the amount of deferrals and matching contributions made by or on behalf of all other employees eligible to participate in the Savings Plan. If these limitations are exceeded, the level of deferrals by highly compensated employees must be adjusted.

         In general,  a highly  compensated  employee includes any employee who,
(1) was a five percent owner of the sponsoring employer at any time during the year or preceding year, or (2) had compensation for the preceding year in excess of $80,000 and, if the sponsoring employer so elects, was in the top 20% of employees by compensation for such year. The dollar amounts in the foregoing sentence are for 1999, but may be adjusted annually to reflect increases in the cost of living.

         Top-Heavy Plan Requirements. If for any calendar year the Savings Plan is a Top-Heavy Plan, then Lawrence Federal may be required to make certain minimum contributions to the Savings Plan on behalf of non-key employees. In addition, certain additional restrictions would apply with respect to the combination of contributions to the Savings Plan and projected annual benefits under any defined benefit plan maintained by Lawrence Federal.

         In general, the Savings Plan will be treated as a "Top-Heavy Plan" for any calendar year if, as of the last day of the preceding calendar year, the aggregate balance of the accounts of participants who are Key Employees exceeds 60% of the aggregate balance of the accounts of all participants. Key Employees generally include any employee who, at any time during the calendar year or any of the four preceding years, is:

         (1) an officer of Lawrence Federal having annual compensation in excess of $60,000 who is in an administrative or policy-making capacity,

         (2) one of the ten employees having annual compensation in excess of $30,000 and owning, directly or indirectly, the largest interests in Lawrence Federal,

         (3) a person who owns, directly or indirectly, more than 5% of the stock of Lawrence Financial, or stock possessing more than 5% of the total combined voting power of all stock of Lawrence Financial, or

         (4) a person who owns directly or indirectly combined voting power of all stock and more than 1% of the total stock of Lawrence Financial and has annual compensation in excess of $150,000.

         The foregoing dollar amounts are for 2000.

V.       Investment of Contributions

         All amounts credited to participants' accounts under the Savings Plan are held in trust. A trustee appointed by the board of directors of Lawrence Federal administers the trust.

          The Savings Plan offers the following investment choices:

         S&P 500 Stock Fund. This stock fund invests in the stocks of a broad array of established U.S. companies. Its objective is long-term: to earn higher returns by investing in the largest companies in the U.S. economy.

         Stable Value Fund. This fund invests primarily in Guaranteed Investment Contracts and Synthetic Guaranteed Investment Contracts. These contracts pay a steady rate of interest over a certain period of time, usually between three and five years. Its objective is short to intermediate-term: to achieve a stable return over short to intermediate periods of time while preserving the value of your investment.

         S&P MidCap Stock Fund. This stock fund invests in the stocks of mid-sized U.S. companies, which are expected to grow faster than larger, more established companies. Its objective is long-term: to earn higher returns which reflect the growth potential of mid-sized companies.

         Money Market Fund. This fund invests in a broad range of high-quality, short-term instruments issued by banks, corporations and the U.S. Government and its agencies. These instruments include certificates of deposit and U.S. Treasury bills. Its objective is short-term: to achieve competitive, short- term rates of return while preserving the value of your principal.

         Government Bond Fund. This bond fund invests in U.S. Treasury bonds with a maturity of 20 years or more. Its objective is long-term: to earn a higher level of income along with the potential for capital appreciation.

         International Stock Fund. This fund invests in over 1,000 foreign stocks in 20 countries, based in Europe, Australia, and the Far East. Its objective is long-term: to offer the potential return of investing in the stocks of established non-U.S. companies, as well as the potential risk-reduction of broad diversification.

         Income Plus Asset Allocation Fund. This fund diversifies among a broad range of stable value securities to reduce short-term risk and among a broad range of large U.S. and international companies to capture growth potential. The fund is structured to take advantage of market opportunities with a small flexible component. Its objective is intermediate-term: to preserve the value of your investment over short periods of time and to offer some potential for growth.

         Growth and Income Asset Allocation Fund. This fund diversifies among U.S. and international stocks, U.S. bonds, and stable value investments to pursue long-term appreciation and short-term stability and takes advantage of market opportunities with a small flexible component. Its objective is intermediate- term: to provide a balance between the pursuit of growth and protection from risk.

         Growth Asset Allocation Fund. This fund diversifies among a broad range of domestic and international stocks and takes advantage of market opportunities with a large flexible component. Its objective is long-term: to pursue high growth of your investment over time.

         Lawrence Federal Certificate of Deposit. Participants may invest their funds in Lawrence Federal certificates of deposit at prevailing market rates.

         The Savings Plan now provides the Lawrence Financial Stock Fund as an additional choice to these investment alternatives. The Lawrence Financial Stock Fund invests primarily in the common stock of Lawrence Financial. Participants in the Savings Plan may direct the trustee to invest all or a portion of their Savings Plan account balance in the Lawrence Financial Stock Fund.

         The annual percentage return on the funds (net of fees) listed above for the prior three years was:

                                              1999         1998         1997
                                              ----         ----         ----
S&P 500 Stock Fund.........................   20.4%        27.9%        32.7%
Stable Value Fund..........................    5.7          5.9          6.2
S&P MidCap Stock Fund......................   14.3         18.6         31.5
Money Market Fund..........................    4.9          5.5          5.5
Government Bond Fund.......................  -10.6         13.8         15.4
International Stock Fund...................   26.0         19.3          3.6
Income Plus Asset Allocation Fund..........    7.4          9.7          8.9
Growth and Income Asset Allocation Fund....   14.8         15.5         13.6
Growth Asset Allocation Fund...............   22.7         19.0         18.0
Lawrence Federal Certificate of Deposit....

         The Lawrence Financial Stock Fund consists of investments in the common stock of Lawrence Financial made on the effective date of the conversion of Lawrence Federal. After the conversion of Lawrence Federal, the trustee of the Savings Plan will, to the extent practicable, use all amounts held by it in the Lawrence Financial Stock Fund, including cash dividends paid on the common stock held in the fund, to purchase shares of common stock of Lawrence Financial.

         As of the date of this prospectus supplement, none of the shares of Lawrence Financial common stock have been issued or are outstanding and there is no established market for the Lawrence Financial common stock. Accordingly, there is no record of the historical performance of the Lawrence Financial Stock Fund. Performance of the Lawrence Financial Stock Fund depends on a number of factors, including the financial condition and profitability of Lawrence Financial and Lawrence Federal and market conditions for Lawrence Financial common stock generally.

VI.      Benefits Under the Savings Plan

         Vesting. You are always 100% vested in your elective deferrals under the Savings Plan. You vest in regular matching contributions at a rate of 100% after three (3) years of employment with Lawrence Federal.

VII.     Withdrawals and Distributions From the Savings Plan

         Withdrawals Before Termination of Employment. You may receive in-service distributions from the Savings Plan under limited circumstances in the form of hardship distributions. In order to qualify for a hardship withdrawal, you must have an immediate and substantial need to meet certain expenses and have no other reasonably available resources to meet the financial need. If you qualify for a hardship distribution, the trustee will make the distribution proportionately from the investment funds in which you have invested your account balances.

         Distribution Upon Retirement or Disability. Upon retirement or disability, you may receive a partial lump sum payment, a full lump sum payment, or installment payments from the Savings Plan equal to the vested value of your accounts.

         Distribution Upon Death. If you die before your benefits are paid from the Savings Plan, your benefits will be paid to your surviving spouse or beneficiary under one or more of the forms available under the Savings Plan.

         Distribution Upon Termination for Any Other Reason. If you terminate employment for any reason other than retirement, disability or death and your account balance exceeds $500, the trustee will make your distribution on your normal retirement date, unless you request otherwise. If your account balances do not exceed $500, the trustee will generally distribute your benefits to you as soon as administratively practicable following termination of employment.

         Nonalienation of Benefits. Except with respect to federal income tax withholding and as provided with respect to a qualified domestic relations order, benefits payable under the Savings Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any rights to benefits payable under the Savings Plan shall be void.

         Applicable federal tax law requires the Savings Plan to impose substantial restrictions on your right to withdraw amounts held under the plan before your termination of employment with Lawrence Federal. Federal law may also impose an excise tax on withdrawals made from the Savings Plan before you attain 59 1/2 years of age regardless of whether the withdrawal occurs during your employment with Lawrence Federal or after termination of employment.

Administration of the Savings Plan

         The trustee with respect to the Savings Plan is the named fiduciary of the Savings Plan for purposes of ERISA.

         Trustees. The board of trustees of Lawrence Federal appoints the trustee to serve at its pleasure. The board of trustees has appointed Bank of New York as trustee of the Lawrence Financial Stock Fund.

         The trustee receives, holds and invests the contributions to the Savings Plan in trust and distributes them to participants and beneficiaries in accordance with the terms of the Savings Plan and the directions of the plan administrator. The trustee is responsible for investment of the assets of the trust.

Reports to Savings Plan Participants

         The plan administrator will furnish you a statement at least quarterly showing the balance in your account as of the end of that period, the amount of contributions allocated to your account for that period, and any adjustments to your account to reflect earnings or losses.

Plan Administrator

         The current plan administrator of the Savings Plan is Lawrence Federal. The plan administrator is responsible for the administration of the Savings Plan, interpretation of the provisions of the plan, prescribing procedures for filing applications for benefits, preparation and distribution of information explaining the plan, maintenance of plan records, books of account and all other data necessary for the proper administration of the plan, and preparation and filing of all returns and reports relating to the plan which are required to be filed with the U.S. Department of Labor and the Internal Revenue Service, and for all disclosures required to be made to participants, beneficiaries and others under ERISA.

Amendment and Termination

         Lawrence Federal intends to continue the Savings Plan indefinitely. Nevertheless, Lawrence Federal may terminate the Savings Plan at any time. If Lawrence Federal terminates the Savings Plan in whole or in part, then regardless of other provisions in the plan, all affected participants will become fully vested in their accounts. Lawrence Federal reserves the right to make, from time to time, changes which do not cause any part of the trust to be used for, or diverted to, any purpose other than the exclusive benefit of participants or their beneficiaries; provided, however, that Lawrence Federal may amend the plan as it determines necessary or desirable, with or without retroactive effect, to comply with ERISA or the Internal Revenue Code.

Merger, Consolidation or Transfer

         If the Savings Plan merges or consolidates with another plan or transfers the trust assets to another plan, and if either the Savings Plan or the other plan is then terminated, the Savings Plan requires that you would receive a benefit immediately after the merger, consolidation or transfer. The benefit would be equal to or greater than the benefit you would have been entitled to receive immediately before the merger, consolidation or transfer if the Savings Plan had then terminated.

Federal Income Tax Consequences

         The following is a brief description of the material federal income tax aspects of the Savings Plan which are of general application under the Internal Revenue Code. It is not intended to be a complete or definitive description of the federal income tax consequences of participating in or receiving distributions from the Savings Plan. Accordingly, you are urged to consult a tax advisor concerning the federal, state and local tax consequences of participating in and receiving distributions from the Savings Plan.



         As a "qualified retirement plan," the Internal Revenue Code affords the Savings Plan special tax treatment, including:

         (1) The sponsoring employer is allowed an immediate tax deduction for the amount contributed to the plan each year;

         (2) participants pay no current income tax on amounts contributed by the employer on their behalf; and

         (3) earnings of the plan are tax-deferred thereby permitting the tax-free accumulation of income and gains on investments.

         Lawrence Federal will administer the Savings Plan to comply in operation with the requirements of the Internal Revenue Code as of the applicable effective date of any change in the law. If Lawrence Federal receives an adverse determination letter regarding its tax exempt status from the Internal
                                        9

Revenue Service, all participants would generally recognize income equal to their vested interest in the Savings Plan, the participants would not be permitted to transfer amounts distributed from the Savings Plan to an Individual Retirement Account or to another qualified retirement plan, and Lawrence Federal may be denied certain deductions taken with respect to the Savings Plan.

         Lump Sum Distribution. A distribution from the Savings Plan to a participant or the beneficiary of a participant will qualify as a lump sum distribution if it is made within one taxable year, on account of the participant's death, disability or separation from service, or after the participant attains age 59 1/2; and consists of the balance to the credit of the participant under this plan and all other profit sharing plans, if any, maintained by Lawrence Federal. The portion of any lump sum distribution required to be included in your taxable income for federal income tax purposes consists of the entire amount of the lump sum distribution less the amount of after-tax contributions, if any, you have made to any other profit sharing plans maintained by Lawrence Federal which is included in the distribution.

         Averaging Rules. The portion of any lump sum distribution, required to be included in your federal taxable income for federal income tax purposes, attributable to participation after 1973 in the Savings Plan or in any other profit sharing plan maintained by Lawrence Federal, known as the "ordinary income portion," will be taxable generally as ordinary income for federal income tax purposes. However, if you have completed at least five (5) years of participation in the Savings Plan before the taxable year in which the distribution is made, or receive a lump sum distribution on account of your death, regardless of the period of your participation in this plan or any other profit sharing plan maintained by Lawrence Federal, you may elect to have the ordinary income portion of such lump sum distribution taxed according to a special five-year averaging rule. The election of the special five-year averaging rule may apply only to one lump sum distribution you or your beneficiary receive, provided such amount is received on or after the date you turn 59 1/2 and the recipient elects to have any other lump sum distribution from a qualified plan received in the same taxable year taxed under the special five-year averaging rule. Under a special grandfather rule, individuals who turned 50 by 1986 may elect to have their lump sum distribution taxed under either the five-year averaging rule or, under prior law, the ten-year averaging rule. These individuals also may elect to have that portion of the lump sum distribution attributable to the participant's pre-1974 participation in the plan taxed at a flat 20% rate as gain from the sale of a capital asset.

         Lawrence Financial Common Stock Included in Lump Sum Distribution. If a lump sum distribution includes Lawrence Financial common stock, the distribution generally will be taxed in the manner described above, except that the total taxable amount will be reduced by the amount of any net unrealized appreciation with respect to Lawrence Financial common stock that is the excess of the value of Lawrence Financial common stock at the time of the distribution over its cost or other basis of the securities to the trust. The tax basis of Lawrence Financial common stock for purposes of computing gain or loss on its subsequent sale equals the value of Lawrence Financial common stock at the time of distribution less the amount of net unrealized appreciation. Any gain on a subsequent sale or other taxable disposition of Lawrence Financial common stock, to the extent of the amount of net unrealized appreciation at the time of distribution, will constitute long-term capital gain regardless of the holding period of Lawrence Financial common stock. Any gain on a subsequent sale or other taxable disposition of Lawrence Financial common stock in excess of the amount of net unrealized appreciation at the time of distribution will be considered long-term capital gain regardless of the holding period of Lawrence Financial common stock. Any gain on a subsequent sale or other taxable disposition of Lawrence Financial common stock in excess of the amount of net unrealized appreciation at the time of distribution will be considered either short-term or long-term capital gain depending upon the length of the holding period of Lawrence Financial common stock. The recipient of a distribution may elect to include the amount of any net unrealized appreciation in the total taxable amount of the distribution to the extent allowed by the regulations to be issued by the IRS.

         Distributions: Rollovers and Direct Transfers to Another Qualified Plan or to an IRA. You may roll over virtually all distributions from the Savings Plan to another qualified plan or to an individual retirement account generally.

Restrictions on Resale

         Any person receiving a distribution of shares of common stock under the Savings Plan who is an "affiliate" of Lawrence Financial under Rules 144 and 405 under the Securities Act of 1933 may reoffer or resell such shares only under a registration statement filed under the Securities Act of 1933, assuming the availability of a registration statement, under Rule 144 or some other exemption of the registration requirements of the Securities Act of 1933. Directors, officers and substantial shareholders of Lawrence Financial are generally considered "affiliates." Any person who may be an "affiliate" of Lawrence Federal may wish to consult with counsel before transferring any common stock they own. In addition, participants are advised to consult with counsel as to the applicability of Section 16 of the Securities Exchange Act of 1934 which may restrict the sale of Lawrence Financial common stock acquired under the Savings Plan, or other sales of Lawrence Financial common stock.

         Persons who are not deemed to be "affiliates" of Lawrence Federal at the time of resale will be free to resell any shares of Lawrence Financial common stock distributed to them under the Savings Plan, either publicly or privately, without regard to the registration and prospectus delivery requirements of the Securities Act or compliance with the restrictions and conditions contained in the exemptive rules under federal law. An "affiliate" of Lawrence Federal is someone who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control, with Lawrence Federal. Normally, a director, principal officer or major shareholder of a corporation may be deemed to be an "affiliate" of that corporation. A person who may be deemed an "affiliate" of Lawrence Federal at the time of a proposed resale will be permitted to make public resales of the common stock only under a "reoffer" prospectus or in accordance with the restrictions and conditions contained in Rule 144 under the Securities Act of 1933, or some other exemption from registration, and will not be permitted to use this prospectus in connection with any such resale. In general, the amount of the common stock which any such affiliate may publicly resell under Rule 144 in any three-month period may not exceed the greater of one percent of Lawrence Financial common stock then outstanding or the average weekly trading volume reported on the National Association of Securities Dealers Automated Quotation System during the four calendar weeks before the sale. Such sales may be made only through brokers without solicitation and only at a time when Lawrence Financial is current in filing the reports required of it under the Securities Exchange Act of 1934.

SEC Reporting and Short-Swing Profit Liability

         Section 16 of the Securities Exchange Act of 1934 imposes reporting and liability requirements on officers, directors and persons beneficially owning more than ten percent of public companies such as Lawrence Financial. Section 16(a) of the Securities Exchange Act of 1934 requires the filing of reports of beneficial ownership. Within ten days of becoming a person required to file reports under Section 16(a), a Form 3 reporting initial beneficial ownership must be filed with the Securities and Exchange Commission. Certain changes in beneficial ownership, such as purchases, sales, gifts and participation in savings and retirement plans must be reported periodically, either on a Form 4 within ten days after the end of the month in which a change occurs, or annually on a Form 5 within 45 days after the close of Lawrence Federal's fiscal year. Participation in the Lawrence Financial Stock Fund of the Savings Plan by officers, directors and persons beneficially owning more than ten percent of the common stock of Lawrence Financial must be reported to the SEC annually on a Form 5 by such individuals.

         In addition to the reporting requirements described above, Section 16(b) of the Securities Exchange Act of 1934 provides for the recovery by Lawrence Financial of profits realized by any officer, director or any person beneficially owning more than ten percent of the common stock resulting from the purchase and sale or sale and purchase of the common stock within any six-month period.

         The SEC has adopted rules that exempt many transactions involving the Savings Plan from the "short-swing" profit recovery provisions of Section 16(b). The exemptions generally involve restrictions upon the timing of elections to buy or sell employer securities for the accounts of any officer, director or any person beneficially owning more than ten percent of the common stock.

         Except for distributions of the common stock due to death, disability, retirement, termination of employment or under a qualified domestic relations order, persons who are governed by Section 16(b) may, under limited circumstances involving the purchase of common stock within six months of the distribution, be required to hold shares of the common stock distributed from the Savings Plan for six months following the distribution date.

                                 LEGAL OPINIONS

         The validity of the issuance of the common stock of Lawrence Financial will be passed upon by Muldoon, Murphy & Faucette LLP, Washington, D.C. Muldoon, Murphy & Faucette LLP acted as special counsel for Lawrence Federal in connection with the conversion of Lawrence Federal.

LAWRENCE FEDERAL SAVINGS BANK EMPLOYEES' SAVINGS & PROFIT SHARING PLAN
AND TRUST

CHANGE OF INVESTMENT ALLOCATION

1.      Member Data

________________________________________________________________________________
Print your full name above  (Last, first, middle initial) Social Security Number

________________________________________________________________________________
Street Address                      City              State             Zip

2.      Instructions

Lawrence Federal Savings Bank Employees' Savings & Profit Sharing Plan and Trust (the "Plan" or "401(k) Plan") is giving you a special opportunity to invest your 401(k) Plan account balance in a new investment fund - the Lawrence Financial Stock Fund - which is comprised primarily of common stock ("Common Stock") issued by Lawrence Financial Holdings, Inc. (the "Company") in connection with the conversion of Lawrence Federal Savings Bank from mutual to stock form. The percentage of your account transferred into the Lawrence Financial Stock Fund will be used to purchase shares of Common Stock during the Subscription and Community Offering. Please review the Prospectus (the "Prospectus") and the Prospectus Supplement (the "Supplement") before making any decision.

If there is not enough common stock in the conversion to fill all subscriptions, the trustee for the Plan will not be able to purchase all of the common stock you request in the initial public offering. In that case, the shares of common stock that are available in connection with the conversion will be purchased by the trustee and pro- rated to each participant's account based on the purchase priorities set forth in the Lawrence Federal plan of conversion and outlined in the prospectus supplement under Purchase Priorities. The trustee will purchase shares of common stock in the open market after the conversion to complete your initial request. These open market purchases may be at prices higher or lower than the initial public offering price.


Investing in Common Stock entails some risks, and we encourage you to discuss this investment decision with your spouse and investment advisor. The Plan trustee and the Plan administrator are not authorized to make any representations about this investment other than what appears in the Prospectus and Supplement, and you should not rely on any information other than what is contained in the Prospectus and Supplement. For a discussion of certain factors that should be considered by each member as to an investment in the Common Stock, see "Risk Factors" beginning on page _____ of the Prospectus. Any shares purchased by the Plan pursuant to your election will be subject to the conditions or restrictions otherwise applicable to Common Stock, as discussed in the Prospectus and Supplement.

3.      Investment Directions (Applicable to Accumulated Balances Only)

To direct a transfer of all or part of the funds credited to your accounts to the Lawrence Financial Stock Fund, you should complete and file this form with _______________________ at Lawrence Federal Savings Bank, no later than____________, 2000 at ________ p.m. If you need any assistance in completing this form, please contact ____________________. If you do not complete and return this form to _____________ by ________p.m., the funds credited to accounts under the Plan will continue to be invested in accordance with your prior investment direction, or in accordance with the terms of the 401(k) Plan if no investment direction had been provided.

I hereby revoke any previous investment direction and now direct that the market value of the units that I have invested in the following funds, to the extent permissible, be transferred out of the specified fund and invested (in whole percentages) in the Lawrence Financial Stock Fund as follows:

    Fund                                        Percentage to be transferred
    ----                                        ----------------------------

    S&P 500 Stock Fund                                     _____%
    Stable Value Fund                                      _____%
    S&P MidCap Stock Fund                                  _____%
    Money Market Fund                                      _____%
    Government Bond Fund                                   _____%
    International Stock Fund                               _____%
    Income Plus Fund                                       _____%
    Growth & Income Fund                                   _____%
    Growth Fund                                            _____%
    Lawrence Federal Savings Bank Certificate of Deposit   _____%

Note: The total amount transferred may not exceed the total value of your accounts.

4.      Investment Directions (Applicable to Future Contributions Only)

I hereby revoke any previous investment instructions and now direct that any future contributions and/or loan repayments, if any, made by me or on my behalf by Lawrence Federal Savings Bank, including those contributions and/or repayments received by Lawrence Federal Savings Bank Employees' Savings & Profit Sharing Plan and Trust during the same reporting period as this form, be invested in the following whole percentages. If I elect to invest in Lawrence Financial Holdings, Inc. Common Stock, such future contributions or loan repayments, if any, will be invested in the Lawrence Financial Stock Fund the month following the conclusion of the Offering.

      Fund                                                      Percentage
      ----                                                      ----------

      S&P 500 Stock Fund                                            ____%
      Stable Value Fund                                             ____%
      S&P MidCap Stock Fund                                         ____%
      Money Market Fund                                             ____%
      Government Bond Fund                                          ____%
      International Stock Fund                                      ____%
      Income Plus Fund                                              ____%
      Growth & Income Fund                                          ____%
      Growth Fund                                                   ____%
      Lawrence Federal Savings Bank Certificate of Deposit          ____%
      Lawrence Financial Stock Fund                                 ____%
         Total (Important!)                                         100 %

Notes: No amounts invested in the Stable Value Fund may be transferred directly to the Money Market Fund. Stable Value Fund amounts invested in the S&P 500 Stock Fund, S&P MidCap Stock Fund,

       Government Bond Fund, International Stock Fund, Income Plus Fund, Growth & Income Fund, Growth Fund and/or Employer Stock Fund, for a period of three months may be transferred to the Money Market Fund upon the submission of a separate Change of Investment Allocation Form.

       The percentage that can be transferred to the Money Market Fund may be limited by any amounts previously transferred from the Stable Value Fund that have not satisfied the equity wash requirement. Such amounts will remain in either the S&P 500 Stock Fund, S&P MidCap Stock Fund, Government Bond Fund, International Stock Fund, Income Plus Fund, Growth & Income Fund, Growth Fund and/or Employer Stock Fund and a separate direction to transfer them to the Money Market Fund will be required when they become available.

5.     Participant Signature and Acknowledgment - Required

By signing this Change Of Investment Allocation Form, I authorize and direct the Plan administrator and trustee to carry out my instructions. I acknowledge that I have been provided with and read a copy of the Prospectus and Prospectus Supplement relating to the issuance of Common Stock. I am aware of the risks involved in the investment in Common Stock, and understand that the trustee and Plan administrator are not responsible for my choice of investment.


MEMBER'S SIGNATURE

________________________________________________          ______________________
Signature of Member                                              Date

Pentegra Services, Inc. is hereby authorized to make the above listed change(s) to this member's record.

________________________________________________          ______________________
Signature of Lawrence Federal Savings Bank                       Date
Authorized Representative

Minimum Stock Purchase is $250
Maximum Stock Purchase is $75,000


               PLEASE COMPLETE AND RETURN TO __________________ AT LAWRENCE FEDERAL SAVINGS BANK BY________ P.M. ON ________, 2000.

[To be used in connection with Syndicated Community Offering only]

PROSPECTUS SUPPLEMENT FOR SYNDICATED COMMUNITY OFFERING

[LOGO]                                         LAWRENCE FINANCIAL HOLDINGS, INC.
                    (Proposed Holding Company for Lawrence Federal Savings Bank)
                                                          311 South Fifth Street
                                                             Ironton, Ohio 45638
                                                                  (740) 532-0263
--------------------------------------------------------------------------------

         Lawrence Federal Savings Bank is converting from a mutual to a stock form of organization. After the conversion, Lawrence Financial Holdings, Inc. will own all of Lawrence Federal's stock. Lawrence Financial has already received subscriptions for _________ shares. Up to ________ shares will be sold in the conversion. The conversion will not be completed and no common stock will be sold unless additional subscriptions are received for at least the minimum number of shares in the offering. Lawrence Financial will hold all funds of subscribers in an interest-bearing savings account at Lawrence Federal until the conversion is completed or terminated. Funds will be returned promptly with interest if the conversion is terminated.

         Keefe, Bruyette & Woods, Inc. will use its best efforts to assist Lawrence Financial in selling at least the minimum number of shares but does not guarantee that this number will be sold. Neither Keefe, Bruyette & Woods nor any selected broker-dealer is obligated to purchase any shares of common stock in the syndicated community offering. Keefe, Bruyette & Woods intends to make a market in the common stock.

--------------------------------------------------------------------------------

                             PRICE PER SHARE: $10.00
                   EXPECTED TRADING MARKET: OTC-Bulletin Board

         This offering will expire no later than 12:00 noon, Eastern time, on ____________, 2000, unless extended.

                                                    Minimum            Maximum
                                                    -------            -------
      Number of shares:                             552,500             747,500
      Gross offering proceeds:                   $5,525,000          $7,475,000
      Estimated underwriting commissions
        and other offering expenses:               $570,000            $570,000
      Estimated net proceeds:                    $4,955,000          $6,905,000
      Estimated net proceeds per share:               $8.97               $9.24

Please refer to "Risk Factors" beginning on page __ of the attached Prospectus dated ________ __, 2000.

These securities are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Investing in Lawrence Financial's common stock involves risk. See "Risk Factors" beginning on page _.

Neither the Securities and Exchange Commission, the Office of Thrift Supervision nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Anyone who tells you otherwise is committing a crime.

                          Keefe, Bruyette & Woods, Inc.

         The date of this Prospectus Supplement is _______________, 2000

                        THE SYNDICATED COMMUNITY OFFERING

         Lawrence Financial is offering for sale between ________ and _______ shares of common stock at a price of $10.00 per share in a syndicated community offering. These shares are to be sold in connection with the conversion of Lawrence Federal from the mutual to the stock form of organization and the issuance of Lawrence Federal's outstanding capital stock to Lawrence Financial. The remaining __________ shares of common stock to be sold in connection with the conversion have been subscribed for in subscription and community offerings. The prospectus in the form used in the subscription and direct community offerings is attached to this prospectus supplement. The purchase price for all shares sold in the syndicated community offering will be the same as the price paid by subscribers in the subscription and community offerings.

         Funds sent with purchase orders will earn interest at Lawrence Federal's passbook rate from the date Lawrence Federal receives them until the completion or termination of the conversion. If the syndicated community offering is not completed by _________________, 2000, and the Office of Thrift Supervision allows more time to complete the conversion, Lawrence Federal will contact everyone who subscribed for shares to see if they still want to purchase stock, and subscribers will be able to confirm, modify or cancel their subscriptions. A failure to respond will be treated as a cancellation of the purchase order. If payment for the stock was made by check or money order, subscription funds will be returned with accrued interest. If payment was authorized by withdrawal of funds on deposit at Lawrence Federal, that authorization would terminate. The conversion must be completed by _______, 2002.

         The minimum number of shares that may be purchased is 25 shares. Except for the Lawrence Federal employee stock ownership plan, which intends to purchase up to 8% of the total number of shares of common stock sold in the conversion, no person, together with related persons and persons acting together, may purchase more than $75,000 of common stock (7,500 shares) in the syndicated community offering. However, the maximum purchase of shares of common stock that may be subscribed for or purchased in all categories of the conversion by any person, related persons or persons acting together is $125,000 of common stock (12,500 shares). Lawrence Financial reserves the right, in its absolute discretion, to accept or reject, in whole or in part, any or all subscriptions in the syndicated community offering. If a subscription is rejected in part, you cannot cancel the remainder of your order.

         Lawrence Financial and Lawrence Federal have engaged Keefe, Bruyette & Woods as their financial advisor to assist them in the sale of the common stock in the syndicated community offering. Keefe, Bruyette & Woods expects to use the services of other registered broker-dealers and that fees to Keefe, Bruyette & Woods and other selected broker-dealers will not exceed __% of the aggregate purchase price of the shares sold in the syndicated community offering.

         Before this offering, there has not been a public market for the common stock, and there can be no assurance that an active trading market for the common stock will develop. The absence of an active trading market may hurt the market price of the common stock. See "Risk Factors--Limited market for Lawrence Financial's common stock may negatively affect the market price" in the attached prospectus.

PROSPECTUS

                                     [LOGO]

                        Lawrence Financial Holdings, Inc.
          (Proposed Holding Company for Lawrence Federal Savings Bank)
                         747,500 Shares of Common Stock

Lawrence Federal Savings Bank is converting from the mutual form to the stock form of organization. As part of the conversion, Lawrence Financial Holdings, Inc. is offering its shares of common stock to depositors and borrowers of Lawrence Federal and, if necessary to complete the offering, to the general public. After the conversion, Lawrence Financial will own Lawrence Federal.

                             Price Per Share: $10.00
                      Minimum Purchase: 25 shares ($250.00)
                   Expected Trading Market: OTC-Bulletin Board

                                                        Minimum          Maximum
                                                        -------          -------
Number of shares: ............................          552,500          747,500
Gross offering proceeds: .....................       $5,525,000       $7,475,000
Estimated underwriting commissions
  and other offering expenses: ...............       $  570,000       $  570,000
Estimated net proceeds: ......................       $4,955,000       $6,905,000
Estimated net proceeds per share: ............       $     8.97       $     9.24

With regulatory approval, we may increase the maximum number of shares by up to 15%, to 859,625 shares, without any further notice to you.

Keefe, Bruyette & Woods, Inc. will use its best efforts to assist us in selling at least the minimum number of shares, but does not guarantee that this number will be sold. Keefe, Bruyette & Woods is not obligated to purchase any shares of common stock in the offering. Keefe, Bruyette & Woods intends to make a market in the common stock.

The offering to depositors and borrowers of Lawrence Federal will end at 12:00 Noon, Eastern time, on ________, 2000. An offering to the general public may also be held and may end as early as 12:00 Noon, Eastern time, on _________ __, 2000. If the conversion is not completed by _________ __, 2000, and the Office of Thrift Supervision allows more time to complete the conversion, all subscribers will be able to increase, decrease or cancel their orders. All extensions may not go beyond ________, 2002. We will hold all funds of subscribers in an interest-bearing savings account at Lawrence Federal until the conversion is completed or terminated. Funds will be returned promptly with interest if the conversion is terminated.

--------------------------------------------------------------------------------

These securities are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Investing in Lawrence Financial's common stock involves risk. See "Risk Factors" beginning on page ___.

Neither the Securities and Exchange Commission, the Office of Thrift Supervision nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Anyone who tells you otherwise is committing a crime.

--------------------------------------------------------------------------------

For assistance, please contact our stock information center at (740) ___-____.

                          KEEFE, BRUYETTE & WOODS, INC.

                  The date of this prospectus is ________, 2000

     [map of Ohio showing office locations of Lawrence Federal appears here]

                 Questions and Answers about the Stock Offering

         The following are answers to frequently asked questions. You should read this entire prospectus, including "Risk Factors" beginning on page __ and "The Conversion" beginning on page __, for more information.

Q.   Why is Lawrence Federal converting to stock form?

A. We have decided to convert to a stock company to increase our potential for long-term growth and financial strength in ways not available to us as a mutual company. The conversion will be important to our future growth and performance because it will allow us to compete more effectively in our market.

Q.   How many shares of stock are being offered, and at what price?

A. We are offering for sale up to 747,500 shares of common stock at a subscription price of $10.00 per share. We must sell at least 552,500 shares. If, as a result of changing stock market or financial conditions, the independent appraiser retained by us to determine the market value of Lawrence Federal concludes that the market value has increased, we may sell up to 859,625 shares without notice to you.

Q.   Will I be charged a commission?

A. No. You will not be charged a commission or fee to purchase shares in the conversion.

Q.   How much stock may I buy?

A. The minimum order is 25 shares. Generally, no person or group of persons on a single account may purchase more than $75,000 of common stock (which equals 7,500 shares) in the subscription offering, and no person, either alone or together with associates and persons acting in concert with such person, may purchase more than $125,000 of common stock (which equals 12,500 shares).

Q.   Will Lawrence Financial pay dividends on the stock?


A. We intend to adopt a policy of paying regular cash dividends, if we are able. Our ability to pay cash dividends will depend on the amount of net proceeds retained by Lawrence Financial, the ability of Lawrence Federal to pay dividends to Lawrence Financial, and our consideration of other business and economic factors.


Q.   How do I sell my stock after I purchase it?

A. After shares of the common stock begin trading, you may contact a stockbroker to buy or sell shares. We intend to have our stock quoted on the OTC-Bulletin Board, but we cannot guarantee that quotations will be available. Because of the small size of our stock offering, it is highly unlikely that there will be an active trading market for our stock. You should consider the possibility that you may be unable to easily sell our stock. There may also be a wide spread between the bid and asked price for our stock.

Q. Will my stock be covered by deposit insurance or guaranteed by any government agency?

A. No. Unlike insured deposit accounts at Lawrence Federal, our stock, like other common stock, will not be insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Q.   When is the deadline for subscribing for stock?

A. We must receive a properly signed and completed order form with the required payment on or before 12:00 noon, Eastern time on ___________, 2000.

Q.   How do I purchase stock?

A. First, you should read this entire prospectus carefully. Then, complete, sign and return the enclosed stock order and certification form, together with your payment. Subscription orders may be delivered in person to our office during regular banking hours, or by mail in the enclosed business reply envelope. Subscription orders received after the subscription offering expiration date may be held for participation in any community offering.

Q.   Can I change my mind after I place an order to subscribe for stock?

A. No. Once we receive your order, you cannot cancel or change it without our consent. If we intend to sell fewer than 552,500 shares or more than 859,625 shares, all subscribers will be notified and given the opportunity to change or cancel their orders. If you do not respond to this notice, we will return your funds promptly with interest.

Q.   How can I pay for the stock?

A. You have two options: (1) you can pay by check or money order, or (2) you can authorize a withdrawal from your deposit account at Lawrence Federal (without any penalty for early withdrawal).

Q.   Will I receive interest on my subscription funds?

A. Yes. You will receive interest on your subscription funds at our passbook rate from the time we receive your funds until completion or termination of the conversion. If you authorize payment by withdrawal from an account at Lawrence Federal, your funds will continue to earn interest at the account rate until completion of the conversion.

Q. Can I subscribe for shares using funds in my individual retirement account at Lawrence Federal?

A. Yes. However, you cannot purchase stock with your existing IRA at Lawrence Federal. You must establish a self-directed IRA with an outside trustee to subscribe for stock using your IRA funds. Please call our stock information center at (740) __________ to get more information. The transfer of IRA funds takes time, so please make arrangements at least one week before the expiration of the subscription offering.

Q.   Who is eligible to purchase stock in the subscription offering?

A. Certain past and present depositors and borrowers of Lawrence Federal, along with Lawrence Federal's employee stock ownership plan, are eligible to purchase stock in the subscription offering. Depositors with at least $50 on deposit as of March 31, 1999 will have first priority in the subscription offering.

Q.   What happens if there are not enough shares of stock to fill all orders?

A. If there is an oversubscription, then you may not receive any or all of the shares you want to purchase. We will allocate shares in the order of priority established in our plan of conversion.

Q. Who can help answer any other questions I may have about the stock offering?

A. For answers to other questions, we encourage you to read this prospectus. Questions may also be directed to our stock information center at (740) _________ during weekdays between the hours of 9:00 a.m. and 5:00 p.m, Eastern time. You may also visit our stock information center, which is located at Lawrence Federal's main office at 311 South Fifth Street, Ironton, Ohio.

                                     Summary

         You should read this entire document carefully before you decide to invest. For assistance, please contact our stock information center at (740)
___-____.

                                  THE COMPANIES

Lawrence Financial Holdings, Inc.       Lawrence    Federal   formed    Lawrence
311 South Fifth Street                  Financial to be its holding company.  To
Ironton, Ohio 45638                     date,   Lawrence   Financial   has  only
(740) 532-0263                          conducted   organizational   activities.
                                        After the conversion, Lawrence Financial
                                        will  own  all  of  Lawrence   Federal's
                                        capital stock and will direct,  plan and
                                        coordinate  Lawrence  Federal's business
                                        activities.   In  the  future,  Lawrence
                                        Financial   might  become  an  operating
                                        company  or acquire  or  organize  other
                                        operating subsidiaries,  including other
                                        financial   institutions   or  financial
                                        services    companies,    although    it
                                        currently  has  no  specific   plans  or
                                        agreements to do so.

Lawrence Federal Savings Bank           Lawrence Federal is a community-oriented
311 South Fifth Street                  financial   institution   dedicated   to
Ironton, Ohio 45638                     serving the  financial  service needs of
(740) 532-0263                          consumers   within  its   market   area.
                                        Lawrence   Federal  has   extended   its
                                        lending activities outside of its market
                                        area through  programs  for  originating
                                        mobile home and automobile loans through
                                        a network of dealers.  Lawrence  Federal
                                        currently   operates  out  of  its  main
                                        office  in  Ironton,  Ohio  and its four
                                        branch     offices    in     Chesapeake,
                                        Proctorville,     South     Point    and
                                        Wheelersburg,  Ohio.  At June 30,  2000,
                                        Lawrence  Federal  had  total  assets of
                                        $113.9   million,   deposits   of  $99.8
                                        million   and   total   equity  of  $8.1
                                        million.

                                        For a discussion  of Lawrence  Federal's
                                        business  strategy and recent results of
                                        operations, see "Management's Discussion
                                        and Analysis of Financial  Condition and
                                        Results of Operations." For a discussion
                                        of    Lawrence     Federal's    business
                                        activities,  see  "Business  of Lawrence
                                        Federal Savings Bank."

                                 THE CONVERSION

What is the Conversion? (page __)       The  conversion  is a change in Lawrence
                                        Federal's legal form of organization. As
                                        a mutual savings bank,  Lawrence Federal
                                        currently has no stock or  stockholders.
                                        Instead,  Lawrence  Federal operates for
                                        the mutual  benefit  of its  depositors,
                                        who  elect  directors  and vote on other
                                        important    matters.     Through    the
                                        conversion, Lawrence Federal will change
                                        its  corporate  form to  become  a stock
                                        savings  bank and all of its shares will
                                        be owned by Lawrence Financial. In other
                                        words,  Lawrence  Federal  will become a
                                        wholly-owned   subsidiary   of  Lawrence
                                        Financial.  Voting  rights  in  Lawrence
                                        Financial    will    belong    to    its
                                        stockholders.

                                        The    normal   business  operations  of
                                        Lawrence Federal will continue without interruption during the conversion and the same officers and directors who serve Lawrence Federal in its mutual form will serve the new holding company and Lawrence Federal in the stock form.

                                        Lawrence   Federal  is  conducting   the
                                        conversion under the terms of its plan of conversion. The Office of Thrift Supervision has approved the plan of conversion with the condition that it be approved by Lawrence Federal's members. Lawrence Federal has called a special meeting for ______________, 2000 to vote on the plan of conversion.

Reasons for the Conversion              The  Board of  Directors  determined  to
(page __)                               convert to a stock  company to  increase
                                        Lawrence    Federal's    potential   for
                                        long-term growth and financial  strength
                                        in ways not  available to it as a mutual
                                        company.    The   conversion   will   be
                                        important to Lawrence Federal's future growth and performance because it will:

                                        o         increase  Lawrence   Federal's
                                                  capital,   which   will   make
                                                  Lawrence Federal stronger.

                                        o         facilitate  growth of Lawrence
                                                  Federal's      assets      and
                                                  liabilities;

                                        o         enhance its ability to attract
                                                  and      retain      qualified
                                                  management through stock-based
                                                  compensation plans;


                                        o         enhance  its ability to expand
                                                  through  the   acquisition  of
                                                  other  financial  institutions
                                                  or their assets; and

                                        o         enhance    its    ability   to
                                                  diversify into other financial
                                                  services related activities.


                                        Currently, Lawrence Federal does not have any specific plans or arrangements for diversification or expansion.

Benefits of the Conversion to           Lawrence  Financial and Lawrence Federal
Management (page __)                    intend  to adopt the  following  benefit
                                        plans and employment agreements:

                                        o         Employee Stock Ownership Plan.
                                                  This plan  intends to purchase
                                                  8% of the shares issued in the
                                                  conversion.  Lawrence  Federal
                                                  will allocate  these shares to
                                                  employees  over  a  period  of
                                                  years in  proportion  to their
                                                  compensation.

                                        o         Stock-Based   Incentive  Plan.
                                                  Under this plan, which will be
                                                  adopted  after the  conversion
                                                  and submitted to  stockholders
                                                  for their  approval,  Lawrence
                                                  Financial   may  award   stock
                                                  options    and    shares    of
                                                  restricted    stock   to   key
                                                  employees   and  directors  of
                                                  Lawrence   Financial  and  its
                                                  affiliates.   The   number  of
                                                  options  available  under this
                                                  plan  will be  equal to 10% of
                                                  the number of shares issued in
                                                  the conversion.  The number of
                                                  shares      available      for
                                                  restricted  stock  awards will
                                                  equal  4%  of  the  number  of
                                                  shares     issued    in    the
                                                  conversion.      Shares     of
                                                  restricted   stock   will   be
                                                  awarded  at  no  cost  to  the
                                                  recipient.

                                        o         Employment         Agreements.
                                                  Lawrence     Financial     and
                                                  Lawrence   Federal  intend  to
                                                  enter     into      employment
                                                  agreements with Jack L. Blair,
                                                  President and Chief  Executive
                                                  Officer of  Lawrence  Federal.
                                                  These  agreements will provide
                                                  for severance  benefits if Mr.
                                                  Blair is terminated  following
                                                  a   change   in   control   of
                                                  Lawrence Financial or Lawrence
                                                  Federal.

                                        o         Employee             Severance
                                                  Compensation  Plan.  This plan
                                                  will     provide     severance
                                                  benefits to eligible employees
                                                  if  there   is  a  change   in
                                                  control of Lawrence  Financial
                                                  or Lawrence Federal.

                                        The following table summarizes the total
                                        number and dollar value of the shares of
                                        common  stock  that the  employee  stock
                                        ownership  plan  expects to acquire  and
                                        the total value of all restricted  stock
                                        awards that are expected to be available
                                        under the  stock-based  incentive  plan,
                                        based on the sale of  747,500  shares in
                                        the  conversion.  The table  assumes the
                                        value of the shares is $10.00 per share.
                                        The table  does not  include a value for
                                        the options because their exercise price
                                        would be equal to the fair market  value
                                        of the common  stock on the day that the
                                        options  are   granted.   As  a  result,
                                        financial gains can be realized on an option only if the market price of the common stock increases above the price at which the option is granted.

                                                                      Percentage
                                                                       of Shares
                                                 Number    Estimated     Issued
                                                   of        Value       in the
                                                 Shares    of Shares  Conversion
                                                 ------    ---------  ----------
               Employee stock ownership plan..    59,800    $598,000      8.0%
               Restricted stock awards........    29,900     299,000      4.0
               Stock options..................    74,750          --     10.0
                                                 -------    --------     ----
                        Total.................   164,450    $897,000     22.0%
                                                 =======    ========     ====

                                        For a  discussion  of  risks  associated
                                        with  these  plans and  agreements,  see
                                        "Risk   Factors--Implementation  of  new
                                        benefit  plans  will  increase  Lawrence
                                        Federal's future compensation  expense,"
                                        "Risk  Factors--Issuance  of shares  for
                                        benefit   programs   may   reduce   your
                                        ownership     interest"     and    "Risk
                                        Factors--Various   factors   could  make
                                        takeover attempts that you want to occur more difficult to achieve."

                                  THE OFFERING

Persons Who Can Order Stock in          Lawrence Financial is offering shares of
the Offering (page __)                  its  common  stock  in  a  "subscription
                                        offering" in the following order of priority to:

Note: Subscription rights are not         1. Persons with $50 or more on deposit
transferable, and persons with               at Lawrence Federal as of March 31,
subscription rights may not                  1999.
subscribe for shares for the
benefit of any other person.  If          2. The Lawrence Federal employee stock
you violate this  prohibition,               ownership  plan,   which   provides
you may lose your rights to                  retirement  benefits  to   Lawrence
purchase  shares and may face                Federal's employees.
criminal prosecution and/or other
sanctions.                                3. Persons with $50 or more on deposit
                                             at Lawrence Federal as of September
                                             30, 2000.


                                          4. Lawrence Federal's depositors as of
                                             November 1, 2000 and  borrowers  of
                                             Lawrence Federal  as  of  March 23,
                                             1993  whose  loans continue  to  be
                                             outstanding as of November 1, 2000.

                                        If    Lawrence     Financial    receives
                                        subscriptions  for more  shares than are
                                        to be sold in this offering, shares will
                                        be allocated in order of the  priorities
                                        described above under a formula outlined
                                        in the plan of  conversion.  If Lawrence
                                        Financial increases the number of shares
                                        to  be  sold  above  747,500,   Lawrence
                                        Federal's  employee stock ownership plan
                                        will  have the first  priority  right to
                                        purchase  any  shares   exceeding   that
                                        amount   to   the   extent    that   its
                                        subscription  has  not  previously  been
                                        filled.  Any  shares  remaining  will be
                                        allocated  in the  order  of  priorities
                                        described above.  See "The  Conversion--
                                        Subscription  Offering and  Subscription
                                        Rights"   for  a   description   of  the
                                        allocation procedure.

                                        Lawrence  Financial may offer shares not
                                        sold in the subscription offering to the
                                        general public in a community  offering.
                                        People  and  trusts  of  people  who are
                                        residents   of   Lawrence   and   Scioto
                                        Counties,   Ohio,   Greenup   and   Boyd
                                        Counties,  Kentucky  and Cabell  County,
                                        West Virginia will have first preference
                                        to   purchase   shares  in  a  community
                                        offering.  The  community  offering,  if
                                        held,  may begin at any time  during the
                                        subscription   offering  or  immediately
                                        after   the  end  of  the   subscription
                                        offering.

Deadline for Ordering Stock             The  subscription  offering  will end at
                                        12:00 Noon,  Eastern  time, on _________
                                        __, 2000.  Lawrence Federal expects that
                                        the community offering will terminate at
                                        the same time,  although it may continue
                                        for up to 45 days  after  the end of the
                                        subscription   offering,  or  longer  if
                                        regulators approve a later date. All extensions, in the aggregate, may not go beyond ______________, 2002.

Purchase Price                          The purchase  price is $10.00 per share.
                                        The  Boards  of  Directors  of  Lawrence
                                        Financial and Lawrence Federal consulted
                                        with   Keefe,   Bruyette   &  Woods   in
                                        determining this price. You will not pay a commission to buy any shares in the conversion.

Number of Shares to be Sold             Lawrence  Financial is offering for sale
                                        between 552,500 and 747,500 shares of its common stock in this offering. With regulatory approval, Lawrence Financial may increase the number of shares to be sold to 859,625 shares without giving you further notice or the opportunity to change or cancel your order.

How the Offering Range was              The  offering   range  is  based  on  an
Determined (page __)                    independent    appraisal   of   Lawrence
                                        Federal  by Keller & Company,  Inc.,  an
                                        appraisal firm experienced in appraisals
                                        of   savings   institutions.   Keller  &
                                        Company has estimated  that as of August
                                        15,  2000,   Lawrence  Federal's  market
                                        value  ranged  between   $5,525,000  and
                                        $7,475,000,    with   a   midpoint    of
                                        $6,500,000.  This results in an offering
                                        of between 552,500 and 747,500 shares of
                                        stock at an offering price of $10.00 per
                                        share.  Keller & Company's appraisal was
                                        based  in  part  on  Lawrence  Federal's
                                        financial   condition   and  results  of
                                        operations  and the  effect on  Lawrence
                                        Federal of the additional capital raised by the sale of common stock in this offering. Keller & Company's independent appraisal will be updated before the conversion is completed.

                                        The   independent   appraisal  does  not
                                        indicate    market    value.    Lawrence
                                        Financial cannot guarantee that anyone who purchases shares in the conversion will be able to sell their shares at or above the $10.00 purchase price.

Purchase Limitations (page __)          Lawrence  Federal's  plan of  conversion
                                        establishes  limitations on the purchase
                                        of   stock   in  the   offering.   These
                                        limitations include the following:

                                        o         The  minimum  purchase  is  25
                                                  shares.

                                        o         The  maximum  purchase  in the
                                                  subscription  offering  by any
                                                  person,  or group  of  persons
                                                  through   a   single   deposit
                                                  account, is  $75,000 of common
                                                  stock,   which   equals  7,500
                                                  shares.

                                        o         The  maximum  purchase  by any
                                                  person   in   the    community
                                                  offering  is $75,000 of common
                                                  stock,   which   equals  7,500
                                                  shares.

                                        o         The  maximum  purchase  in the
                                                  subscription    offering   and
                                                  community offering combined by
                                                  any person, related persons or
                                                  persons  acting   together  is
                                                  $125,000   of  common   stock,
                                                  which equals 12,500 shares.

How to Purchase Common Stock            If you want to place an order for shares
(page __)                               in the conversion,  you must complete an
                                        original  stock  order  form and send it
                                        together  with full  payment to Lawrence
                                        Federal. You must sign the certification
                                        that is on the reverse side of the stock
                                        order  form.   Lawrence   Federal   must
                                        receive your stock order form before the
                                        end of the subscription  offering or the
                                        end  of  the  community   offering,   as
                                        appropriate.   Once   Lawrence   Federal
                                        receives your order, you cannot cancel or change it without Lawrence Federal's consent.

                                        To ensure that Lawrence Federal properly identifies your subscription rights, you must list all of your deposit accounts as of the eligibility dates on the stock order form. If you fail to do so, your subscription may be reduced or rejected if the offering is oversubscribed.

                                        Lawrence  Financial and Lawrence Federal
                                        may,  in their sole  discretion,  reject
                                        orders   received   in   the   community
                                        offering either in whole or in part. If your order is rejected in part, you cannot cancel the remainder of your order.

                                        You   may   pay   for   shares   in  the
                                        subscription offering or the community offering in any of the following ways:

                                        o         By check or money  order  made
                                                  payable to Lawrence  Financial
                                                  Holdings, Inc.

                                        o         By authorizing withdrawal from
                                                  an   account    at    Lawrence
                                                  Federal.  To use  funds  in an
                                                  Individual  Retirement Account
                                                  at Lawrence Federal,  you must
                                                  transfer  your  account  to an
                                                  unaffiliated   institution  or
                                                  broker.   Please  contact  the
                                                  stock  information  center  at
                                                  least one week  before the end
                                                  of the  subscription  offering
                                                  for assistance.

                                        Lawrence  Federal  will pay  interest on
                                        your  subscription  funds at the rate it
                                        pays  on  passbook  accounts,  which  is
                                        currently __%, from the date it receives
                                        your  funds  until  the   conversion  is
                                        completed  or   terminated.   All  funds
                                        authorized for  withdrawal  from deposit
                                        accounts with Lawrence Federal will earn
                                        interest at the applicable  account rate
                                        until the conversion is completed. There
                                        will be no early withdrawal  penalty for
                                        withdrawals from certificates of deposit
                                        used to pay for  stock.  If, as a result
                                        of a withdrawal  from a  certificate  of
                                        deposit,  the  balance  falls  below the
                                        minimum   balance    requirement,    the
                                        remaining funds will earn interest at Lawrence Federal's passbook rate.


How Lawrence Financial and              Lawrence Financial will use a portion of
Lawrence Federal Will Use the           the net offering  proceeds to buy all of
Proceeds of this  Offering              the common  stock of  Lawrence  Federal.
(page __)                               The   amount   used   to  buy   Lawrence
                                        Federal's common stock, which will range
                                        from  62% to 83%  of the  net  proceeds,
                                        will be the  lesser  of (1)  the  amount
                                        that    would    result   in    Lawrence
                                        Financial's   retaining  $400,000  after
                                        funding the loan to Lawrence Federal's employee stock ownership plan or (2)
                                        $5,000,000. Lawrence Federal will use the funds it receives for general business purposes, including originating loans and purchasing securities.

                                        Lawrence  Financial  also  will  loan an
                                        amount equal to 8% of the gross proceeds
                                        of the  offering to the  employee  stock
                                        ownership  plan to fund its  purchase of
                                        common stock in the conversion, and will
                                        keep the  remainder  of the net proceeds
                                        for  general  business  purposes.  These
                                        purposes  may   include,   for  example,
                                        investment  in  securities,  paying cash
                                        dividends   or  buying  back  shares  of
                                        common stock.

                                        Lawrence  Financial and Lawrence Federal
                                        may  also  use  the   proceeds   of  the
                                        offering to expand and  diversify  their
                                        businesses,   although   they   have  no
                                        specific plans to do so at this time.

Purchases by Directors and              Lawrence    Federal's    directors   and
Executive Officers (page __)            officers  intend to subscribe for 66,500
                                        shares,  which equals 8.9% of the shares
                                        that would be sold at the maximum of the
                                        offering range. If fewer shares are sold
                                        in the  conversion,  then  directors and
                                        executive  officers  may  own a  greater
                                        percentage   of   Lawrence    Financial.
                                        Directors and executive officers will pay the same $10.00 per share price as everyone else who purchases shares in the conversion.

Market for Lawrence Financial           Lawrence  Financial  intends to have its
Common Stock (page __)                  common stock quoted on the  OTC-Bulletin
                                        Board.  After shares of the common stock
                                        begin  trading,  you may contact a stock
                                        broker to buy or sell shares. Due to the
                                        small  size  of  this  offering,  it  is
                                        highly  unlikely  that  there will be an
                                        active  trading  market  for the  common
                                        stock.   See  "Risk  Factors --  Limited
                                        market for Lawrence Financial's common stock may negatively affect the market price."


Lawrence Financial's Dividend           Lawrence  Financial  intends  to adopt a
Policy (page __)                        policy of paying regular cash dividends,
                                        if it is able.  The  ability of Lawrence
                                        Financial to pay  dividends  will depend
                                        on the amount of the net proceeds of the
                                        offering retained by Lawrence Financial,
                                        the ability of  Lawrence  Federal to pay
                                        dividends  to  Lawrence  Financial,  and
                                        consideration   of  other  business  and
                                        economic factors.

                                  Risk Factors

         You should consider carefully the following risk factors and all other information contained in this prospectus before purchasing Lawrence Financial common stock.


Rising interest rates are likely to hurt Lawrence Federal's profits

         Like most financial institutions, Lawrence Federal's ability to make a profit depends largely on its net interest income, which is the difference between interest income it receives from its loans and securities and interest it pays on deposits and borrowings. If interest rates increase, Lawrence Federal anticipates that its net interest income would decline as interest paid on its deposits would increase more quickly than the interest earned on its assets. The Office of Thrift Supervision uses an interest sensitivity analysis to review an institution's level of interest rate risk. Based on this analysis, Lawrence Federal has "high" interest rate risk under Office of Thrift Supervision guidelines. Lawrence Federal anticipates that, as a result of the receipt of a portion of the net offering proceeds, its interest rate risk would decline to "significant" or "moderate" under Office of Thrift Supervision guidelines, as the additional capital would cushion the effect of an increase in interest rates. For further discussion of how changes in interest rates could impact Lawrence Federal, see "Management's Discussion and Analysis of Financial Condition and Results of Operations--Management of Interest Rate Risk and Market Risk Analysis."

         Lawrence Financial's ability to pay dividends, repurchase stock or undertake other corporate transactions requiring cash outlays will be restricted by the Office of Thrift Supervision's requirement that Lawrence Financial infuse most of the net offering proceeds into Lawrence Federal.

         Because Lawrence Federal's interest rate risk is high, the Office of Thrift Supervision has requested that Lawrence Financial infuse more than the customary 50% of the net offering proceeds into Lawrence Federal. The amount to be contributed to Lawrence Federal will range from 83% of the net proceeds of the offering at the minimum of the offering range to 62% at the adjusted maximum of the offering range. Unless Lawrence Financial sells near the maximum number of shares being offered, Lawrence Financial initially will not have funds of its own from which it may pay dividends, repurchase stock or undertake any other corporate transactions financed with cash. Funds for these activities would have to come from dividends paid by Lawrence Federal to Lawrence Financial, which would require regulatory approval. Lawrence Financial anticipates that the Office of Thrift Supervision would prohibit Lawrence Federal from paying a dividend to Lawrence Financial until Lawrence Federal has moderate interest rate risk. See "Use of Proceeds" and "Lawrence Financial's Dividend Policy" for further information.


Lawrence Federal expects that its return on equity will initially decline after conversion

         Return on equity, which equals net income divided by average equity, is a ratio used by many investors to compare the performance of a particular company with other companies. Lawrence Financial expects that its return on average equity will initially decline after the offering as a result of the additional capital that will be raised in this offering and the time needed to effectively deploy the net proceeds to generate a market rate of return. Over time, Lawrence Financial intends to use the net proceeds from this offering to increase earnings per share and book value per share, without assuming undue risk, with the goal of achieving a return on equity competitive with other publicly traded financial institutions. This goal could take a number of years to achieve, and Lawrence Financial cannot assure you that this goal will be attained. Consequently, you should not expect a competitive return on equity in the near future. Failure to achieve a competitive return on equity may make an investment in Lawrence Financial common stock unattractive to some investors and may cause Lawrence Financial common stock to trade at lower prices than comparable companies with a higher return on equity. See "Pro Forma Data" for an illustration of the financial effects of this offering.

Strong competition could hurt Lawrence Federal's profits and slow growth

         Lawrence Federal faces intense competition both in making loans and attracting deposits. This competition has made it more difficult for Lawrence Federal to make new loans and at times has forced it to offer higher deposit rates. Price competition for loans and deposits results in Lawrence Federal earning less on its loans and paying more on its deposits, which reduces net interest income. The competition for deposits, particularly from mutual funds and other stock market investment vehicles, also has inhibited growth in Lawrence Federal's deposit base in recent years. Lawrence Federal expects competition to increase in the future as a result of legislative, regulatory and technological changes and the continuing trend of consolidation in the financial services industry. For more information about Lawrence Federal's market area and the competition it faces, see "Business of Lawrence Federal Savings Bank--Market Area" and "Business of Lawrence Federal Savings Bank--Competition."

A downturn in the local economy could hurt Lawrence Federal's profits

         Nearly all of Lawrence Federal's real estate loans are made to borrowers who live and work in the tri-state area of Ohio, Kentucky and West Virginia. Real estate loans constituted 68.1% of Lawrence Federal's loan portfolio at June 30, 2000. As a result of this concentration, a downturn in the local economy could cause significant increases in nonperforming loans and assets, which could hurt Lawrence Federal's profits. For a discussion of Lawrence Federal's market area, see "Business of Lawrence Federal Savings Bank--Market Area."

Automobile and mobile home loans increase the risk of Lawrence Federal's loan portfolio

         At June 30, 2000, mobile home loans constituted 15% of Lawrence Federal's loan portfolio while automobile loans constituted 8% of total loans. Mobile home and automobile loans are generally considered to be riskier than residential mortgage loans because the collateral securing these loans depreciates over time and often does not provide an adequate source of repayment of the outstanding loan balance. In addition, repayment of mobile home and automobile loans is dependent on the borrower's continuing financial stability, and thus is more likely to be adversely affected by job loss, divorce, illness or personal bankruptcy. Because of its recent increased emphasis on automobile loans, Lawrence Federal may find it necessary to increase its provision for loan losses, which would hurt Lawrence Federal's profits.

         Lawrence Federal has an arrangement with the company through which its mobile home loans are originated to handle all delinquencies and defaults at the expense of the originator. This arrangement mitigates the risks normally associated with mobile home lending. However, if Lawrence Federal were to stop originating mobile home loans, it would stop funding the deposit account through which losses have been absorbed. Once that deposit account is exhausted, all future losses would have to be charged against Lawrence Federal's allowance for loan losses. This may require Lawrence Federal to increase its allowance for loan losses. Furthermore, Lawrence Federal is currently not equipped to service its mobile home loan portfolio should the loan originator be unable to do so. If the loan originator ceases doing business or terminates its arrangement with Lawrence Federal, Lawrence Federal would likely need to hire additional staff in order to service its mobile home loan portfolio.



Limited market for Lawrence Financial's common stock may negatively affect the market price

         Because of the small size of this offering and the small number of shareholders expected, it is highly unlikely that an active trading market for the common stock will develop. As a result, you may not be able to sell all of your shares of Lawrence Financial common stock on short notice and the sale of a large number of shares at one time could temporarily depress the market price. There may also be a wide spread between the bid and asked price for the common stock. You should consider the possibility that you may be unable to easily sell the common stock. For further information about the trading market for the common stock, see "Market for the Common Stock."

Implementation of new benefit plans will increase Lawrence Federal's future compensation expense

         Lawrence Federal will recognize additional material employee compensation and benefit expenses stemming from the shares purchased or granted to employees and executives under new benefit plans. Lawrence Federal cannot predict the actual amount of these new expenses because applicable accounting practices require that they be based on the fair market value of the shares of common stock at specific points in the future. Lawrence Federal would recognize expenses for its employee stock ownership plan when shares are committed to be released to participants' accounts and would recognize expenses for restricted stock awards over the vesting period of awards made to recipients. These expenses have been estimated in the pro forma financial information under "Pro Forma Data" assuming the $10.00 per share purchase price as fair market value. Actual expenses, however, may be higher or lower, depending on the price of Lawrence Financial's common stock. For further discussion of these plans, see "Management of Lawrence Federal Savings Bank--Benefits."

Issuance of shares for benefit programs may reduce your ownership interest

         If stockholders approve the new stock-based incentive plan, Lawrence Financial intends to issue shares to its officers and directors through this plan. If the restricted stock awards under the stock-based incentive plan are funded from authorized but unissued stock, your ownership interest could be reduced by up to approximately 3.85%. If the shares issued upon the exercise of stock options under the stock-based incentive plan are issued from authorized but unissued stock, your ownership interest could be reduced by up to approximately 9.09%. See "Pro Forma Data" and "Management of Lawrence Federal Savings Bank--Benefits."

Expected voting control by management and employees may prevent stockholders from taking actions opposed by management

         The shares of common stock that Lawrence Federal's directors and executive officers intend to purchase in the conversion, when combined with the shares that may be awarded to participants under Lawrence Federal's and Lawrence Financial's benefit plans, could result in management and employees controlling a significant percentage of Lawrence Financial's common stock. If these individuals were to act together, they could have significant influence over the outcome of any stockholder vote. In addition, the total voting power of management and employees is likely to exceed 20% of Lawrence Financial's outstanding stock. That level would enable management and employees as a group to defeat any stockholder matter that requires an 80% vote. For information about management's intended stock purchases and the number of shares that may be awarded under new benefit plans, see "Management of Lawrence Federal Savings Bank--Benefits," "Shares to Be Purchased by Management with Subscription Rights" and "Restrictions on Acquisition of Lawrence Financial and Lawrence Federal."

Various factors could make takeover attempts more difficult to achieve

         Provisions of Lawrence Financial's articles of incorporation and bylaws, federal and state regulations and various other factors may make it more difficult for companies or persons to acquire control of Lawrence Financial without the consent of Lawrence Financial's Board of Directors. It is possible, however, that you might like to see a takeover attempt succeed because, for example, the potential acquiror could be offering a premium over the then prevailing price of Lawrence Financial common stock. The factors that may discourage takeover attempts or make them more difficult include:

     o Anti-takeover provisions and statutory provisions. Provisions in Lawrence Financial's articles of incorporation and bylaws, the corporate law of the State of Maryland, and federal regulations may make it difficult and expensive to pursue a takeover attempt that management opposes. These provisions will also make the removal of the current Board of Directors or management of Lawrence Financial, or the appointment of new directors, more difficult. These provisions include: limitations on voting rights of beneficial owners of more than 10% of Lawrence Financial's common stock; supermajority voting requirements for certain business combinations; and the election of directors to staggered terms of three years. The bylaws of Lawrence Financial also contain provisions regarding the timing and content of stockholder proposals and nominations and qualification for service on the Board of Directors. For further information about these provisions, see "Restrictions on Acquisition of Lawrence Financial and Lawrence Federal."

     o    Required  change  in  control  payments.  If a change in  control  had occurred at June 30, 2000 and all current executive officers and employees of Lawrence Federal were terminated, the aggregate value of the severance benefits required to be paid under employment agreements with the chief executive officer and the employee severance plan, based on 1999 compensation data, would have been approximately
          $433,000. This estimate does not take into account future salary adjustments or bonus payments or the value of the continuation of other employee benefits. These payments may have the effect of increasing the costs of acquiring Lawrence Financial, thereby discouraging future attempts to take over Lawrence Financial. For information about the proposed employment and severance agreements and severance plan, see "Management of Lawrence Federal Savings Bank--Executive Compensation."

Lawrence Financial's stock price may decline when trading commences

         Lawrence Financial cannot guarantee that if you purchase shares in the conversion that you will be able to sell them at or above the $10.00 purchase price. In several recent cases, common stock issued by converted financial institutions has commenced trading at a price that is below the price at which these shares were sold in the initial offerings of those companies. After the shares of Lawrence Financial begin trading, the trading price of the common stock will be determined by the marketplace, and will be influenced by many factors, including prevailing interest rates, investor perceptions and general industry and economic conditions.

                        Selected Financial And Other Data

         The summary financial information presented below is derived in part from the financial statements of Lawrence Federal. The following is only a summary and you should read it in conjunction with the financial statements and notes beginning on page F-1. The operating data for the six months ended June 30, 2000 and 1999 was not audited, but, in the opinion of management, reflects all adjustments necessary for a fair presentation. No adjustments were other than normal recurring entries. The results of operations for the six months ended June 30, 2000 are not necessarily indicative of the results of operations that may be expected for the entire year.

                                                          At December 31,
                                         At        -----------------------------
                                    June 30, 2000    1999       1998        1997
                                    -------------    ----       ----        ----
                                                      (In thousands)
Selected Consolidated Financial Data:
   Total assets .....................   $113,865   $102,952   $ 96,430   $ 88,013
   Cash and cash equivalents ........      3,734      4,668      6,544      3,235
   Loans, net .......................     90,557     78,781     70,353     63,155
   Securities available-for-sale ....     12,281     12,241     12,763      7,031
   Deposits .........................     99,846     90,299     88,492     80,758
   FHLB advances ....................      4,000      4,500         --         --
   Total equity .....................      8,112      7,792      7,616      7,025


                                             Six Months
                                                Ended
                                               June 30,                      Year Ended December 31,
                                         ---------------------        -------------------------------------
                                         2000            1999           1999           1998           1997
                                         ----            ----           ----           ----           ----
                                                                    (In thousands)
Selected Operating Data:
   Total interest income.............    $3,733         $3,393          $6,948        $6,350         $5,956
   Total interest expense............     2,181          2,034           4,058         3,782          3,528
                                         ------         ------          ------        ------         ------
      Net interest income............     1,552          1,359           2,890         2,568          2,428
   Provision for loan losses.........        60             60             120           120            120
                                         ------         ------          ------        ------         ------
      Net interest income after
       provision for loan losses.....     1,492          1,299           2,770         2,448          2,308
   Noninterest income ...............       233            208             426           401            256
   Noninterest expense...............     1,294          1,131           2,403         2,035          1,717
                                         ------         ------          ------        ------         ------
   Income before income taxes........       431            376             793           814            847
   Provision for income taxes........       133            117             250           238            262
                                         ------         ------          ------        ------         ------
      Net income.....................    $  298         $  259          $  543        $  576         $  585
                                         ======         ======          ======        ======         ======


                                                                               (See footnotes on next page)

                                                                       At or For the
                                                                      Six Months Ended               At or For the Year Ended
                                                                          June 30,                          December 31,
                                                                   --------------------         ----------------------------------
                                                                    2000           1999          1999          1998         1997
                                                                    ----           ----          ----          ----         ----
Selected Operating Ratios and Other Data (1):
Performance Ratios:
   Return on average assets ..................................       0.57%         0.52%         0.54%         0.63%         0.69%
   Return on average equity ..................................       7.46          6.66          6.93          7.77          8.52
   Average yield on interest-earning assets ..................       7.89          7.47          7.64          7.64          7.64
   Average rate paid on interest-bearing liabilities .........       4.57          4.47          4.44          4.62          4.53
   Average interest rate spread (2) ..........................       3.32          3.00          3.20          3.02          3.11
   Net interest margin (3) ...................................       3.26          2.99          3.18          3.09          3.11
   Interest-earning assets as a percentage of
     interest-bearing liabilities ............................      99.58         99.66         99.31        101.74        100.17
   Net interest income after provision for loan
     losses to noninterest expense ...........................       1.15          1.15          1.15          1.20          1.34
   Noninterest expense as a percent of
     average assets ..........................................       2.46          2.25          2.38          2.24          2.02
   Average equity as a percentage of average assets ..........       7.61          7.73          7.76          8.14          8.08
Regulatory Capital Ratios:
   Tangible capital ratio ....................................       7.35          7.71          7.83          7.87          7.96
   Core capital ratio ........................................       7.35          7.71          7.83          7.87          7.96
   Risk-based capital ratio ..................................      10.78         12.13         11.96         12.51         12.18
Asset Quality Ratios:
   Nonperforming loans and troubled debt
     restructurings as a percent of total loans (4)  .........       0.40          0.36          0.37          0.41          0.99
   Nonperforming assets and troubled debt
     restructurings as a percent of total assets (5) .........       0.61          0.53          0.61          0.51          0.85
  Allowance for loan losses as a percent
     of total loans ..........................................       0.71          0.77          0.76          0.77          0.81
  Allowance for loan losses as a percent of
     non-performing loans and troubled debt
     restructurings (4) ......................................     175.84        217.38        205.94        188.07         80.94
Number at end of period:
     Full service offices ....................................          5             5             5             5             4
     Mortgage loans ..........................................      1,273         1,265         1,269         1,273         1,271
     Deposit accounts ........................................     13,940        13,073        13,052        12,461        11,910

--------------
(1) Asset quality ratios and regulatory capital ratios are end of period ratios. Performance ratios are based on average daily balances during the indicated periods and are annualized where appropriate.
(2) Average interest rate spread represents the difference between the weighted average yield on average interest-earning assets and the weighted average cost of average interest-bearing liabilities.
(3) Net interest margin represents net interest income as a percent of average interest-earning assets.
(4) Nonperforming loans consist of all nonaccrual loans and all other loans 90 days or more past due.
(5) Nonperforming assets consist of nonperforming loans, other repossessed assets and real estate owned.

                               RECENT DEVELOPMENTS

         The following tables contain certain information concerning the financial position and results of operations of Lawrence Federal at the dates and for the periods indicated. The data presented at September 30, 2000 and for the three- and nine-month periods then ended are derived from unaudited condensed consolidated financial statements but, in the opinion of management, reflects all adjustments necessary to present fairly the results for these interim periods. These adjustments consist only of normal recurring adjustments. The results of operations for the periods ended September 30, 2000 are not necessarily indicative of the results of operations that may be expected for the year ending December 31, 2000.

                                                   At                  At
                                             September 30,        December 31,
                                                  2000                1999
                                             ---------------      --------------
                                                     (In thousands)
Selected Financial Data:

Total assets ...............................     $118,813            $102,952
Cash and cash equivalents ..................        5,021               4,668
Loans, net .................................      100,554              78,781
Securities available-for-sale ..............        6,311              12,241
Deposits ...................................       99,611              90,299
FHLB advances ..............................        8,000               4,500
Total equity ...............................        8,337               7,792

                                            Three Months               Nine Months
                                         Ended September 30,       Ended September 30,
                                       ------------------------  -----------------------
                                          2000         1999         2000         1999
                                       -----------  -----------  ------------  ---------
                                                        ( In thousands)
Selected Operating Data:

Total interest income ..............     $2,170       $1,719        $5,903       $5,111
Total interest expense .............      1,319        1,002         3,500        3,036
                                          -----        -----         -----        -----
     Net interest income ...........        851          717         2,403        2,075
Provision for loan losses ..........        110           30           170           90
                                          -----        -----         -----        -----
Net interest income after
   provision for loan losses .......        741          687         2,233        1,985
Noninterest income .................        (10)         116           223          324
Noninterest expense ................        658          589         1,951        1,719
                                          -----        -----         -----        -----
Income before income taxes .........         73          214           505          590
Provision for income taxes .........         19           69           152          186
                                          -----        -----         -----        -----
     Net income ....................     $   54       $  145        $  353       $  404
                                          =====        =====         =====        =====

                                                                         At or For the            At or For the
                                                                          Three Months             Nine Months
                                                                      Ended September 30,      Ended September 30,
                                                                     -----------------------  ----------------------
                                                                       2000         1999        2000        1999
                                                                     ----------   ----------  ----------  ----------
Selected Financial Ratios and Other Data (1)

Performance Ratios:
   Return on average assets .......................................      0.19%        0.57%       0.43%       0.53%
   Return on average equity .......................................      2.55         7.34        5.75        6.89
   Average yield on interest-earning assets .......................      8.08         7.55        7.93        7.50
   Average rate paid on interest-bearing liabilities ..............      4.97         4.36        4.71        4.43
   Average interest rate spread (2) ...............................      3.11         3.18        3.22        3.07
   Net interest margin (3) ........................................      3.17         3.15        3.23        3.04
   Interest-earning assets as a percent of interest-bearing
     liabilities ..................................................    101.23        99.23      100.16       99.45
   Net interest income after provision for loan losses to
     noninterest expense ..........................................    112.80       116.63      114.44      115.46
   Noninterest expense as a percent of average assets .............      2.28         2.33        2.40        2.27
   Average equity as a percent of average assets ..................      7.37         7.79        7.52        7.75

Regulatory Capital Ratios:
   Tangible capital ratio .........................................      7.11         7.87
   Core capital ratio .............................................      7.11         7.87
   Risk-based capital ratio .......................................     10.65        11.93

Asset Quality Ratios:
   Nonperforming loans and troubled debt restructurings
     as a percent of total loans(4) ...............................      0.42         0.63
   Nonperforming assets and troubled debt restructurings
     as a percent of total assets(5) ..............................      0.62         0.73
   Allowance for loan losses as a percent of total loans ..........      0.71         0.74
   Allowance for loan losses as a percent of nonperforming
     loans and troubled debt restructurings(4) ....................    171.42       116.97

-------

(1) Asset quality ratios and regulatory capital ratios are end of period ratios. Performance ratios are based on average daily balance during the indicated periods and are annualized where appropriate.
(2) Average interest rate spread represents the difference between weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(3) Net interest margin represents net interest income as a percent of average interest-earning assets.
(4) Nonperforming loans consist of nonaccrual loans and all other loans 90 days or more past due.
(5) Nonperforming assets consist of nonperforming loans, other repossessed assets and real estate owned.

Comparison of Financial Condition at September 30, 2000 and December 31, 1999

         Total assets increased $15.8 million, or 15%, to $118.8 million at September 30, 2000 compared to $103.0 million at December 31, 1999. The increase was primarily a result of loan originations due to continued market demand. During the nine months ended September 30, 2000, the loan portfolio grew $21.8 million, or 28%, to $100.6 million from $78.8 million at December 31, 1999. The growth in the loan portfolio was primarily a result of a $10.2 million increase in indirect automobile loans, $3.0 million increase in mobile home loans, and $3.3 million increase in mortgage loans. The loan growth was funded through an increase in deposits of $9.3 million, a decrease in securities available-for-sale of $5.9 million, and an increase in FHLB borrowings of $3.5 million.

         Total equity at September 30, 2000 was $8.3 million compared to $7.8 million at December 31, 1999. The increase of $500,000, or 6%, was primarily a result of net income for the period and, to a lesser degree, as a result of an increase in accumulated other comprehensive income.

Comparison of Operating Results for the Three and Nine Months Ended
  September 30, 2000 and 1999

         General. Net income for the third quarter of 2000 was $54,000, compared to $145,000 for the third quarter of 1999. Although, net interest income for the third quarter of 2000 increased $134,000, or 19%, to $851,000, compared to the third quarter of 1999, primarily two items negatively impacted net income during the quarter. The first item was a $136,000 increase of realized net securities losses. During the third quarter, Lawrence Federal sold securities at a loss to fund loan growth. The second item that impacted third quarter results was an $80,000 increase in the provision for loans losses. Net income for the first nine months of 2000 was $353,000, compared to $404,000 for the first nine months of 1999. Net interest income for the first nine months of 2000 increased $328,000, or 16%, to $2.4 million.

         Interest Income. Interest income for the third quarter of 2000 increased $451,000, or 26%, to $2.2 million compared to $1.7 million for the third quarter of 1999. Similarly, interest income for the first nine months of 2000 increased $792,000, or 15%, to $5.9 million compared to $5.1 million for the first nine months of 1999. The increases were primarily the results of an increase in the average balance of interest-earnings assets combined with a slight increase in interest rates. The average yield on interest-earning assets increased to 8.08% for the three months ended September 30, 2000 from 7.55% for the same period in 1999. The average yield on interest-earning assets increased to 7.93% for the nine months ended September 30, 2000 from 7.50% for the same period in 1999. Both the volume and rate increase were related to the loan portfolio. Lawrence Federal has continued to experience loan demand and the increased interest rate environment combined with the Lawrence Federal's continued emphasis on automobile and mobile home lending has resulted in an increase in the yield on the overall loan portfolio.

         Interest Expense. Interest expense for the third quarter of 2000 increased $317,000, or 32%, to $1.3 million compared to $1.0 million for the third quarter of 1999. Interest expense for the first nine months of 2000 increased $464,000, or 15%, to $3.5 million compared to $3.0 million for the same period in 1999. The increase for both of the three- and nine-month periods was due to an increase in volume of interest-bearing liabilities combined with a slight increase in the average rate paid on deposits. There were no outstanding FHLB borrowings during the nine months ended September 30, 1999 compared to an average balance of $6.9 million and $3.7 million during the three and nine months ended September 30, 2000, respectively. The average cost of funds increased to 4.97% for the third quarter of 2000 from 4.36% for the third quarter of 1999 and to 4.71% for the nine months ended September 30, 2000, from 4.43% for same period in 1999, as a result of an increasing interest rate environment.

         Provision for Loan Losses. Lawrence Federal's provision for loan losses for the third quarter of 2000 was $110,000 compared with $30,000 in the third quarter of 1999. For the first nine months of 2000, the provision for loan losses was $170,000 compared with $90,000 for the first nine months of 1999. The increase in the provision for loan losses was primarily a result of continued loan growth and the expansion of loan products into indirect automobile lending, which generally carry more credit risk than traditional one-to-four family residential mortgage lending. The majority of the provision for loan losses for the three and nine months ended September 30, 2000 was related to the growth in the indirect automobile loan portfolio. Gross loans increased

$21.0 million from December 31, 1999 to $98.5 million at September 30, 2000. In April 2000, Lawrence Federal commenced an indirect automobile lending program that has originated $10.2 in new loans as of September 30, 2000. Management increases the allowance for loan losses through a provision charged to expense based on a percentage developed considering past loss experience, delinquency trends and other factors such as portfolio composition. While management believes the existing level of reserves is adequate, future adjustments to the allowance may be necessary due to economic, operating, regulatory and other conditions that may be beyond Lawrence Federal's control.

         Noninterest Income. The following tables show the components of noninterest income and the dollar and percentage change from the three months and nine months ended September 30, 1999 to the three months and nine months ended September 30, 2000.


                                    For the Three Months Ended
                                          September 30,
                                  -------------------------------
                                                                       Dollar       Percentage
                                       2000            1999            Change         Change
                                  ---------------  ------------      -----------    ----------
                                                       (Dollars in thousands)

Loss on sales of securities ......     $(143)          $  (7)          $(136)         (1,943)%
Service charges ..................        95              88               7               8
Other ............................        38              35               3               9
                                        ----            ----            ----
      Total ......................     $ (10)          $ 116           $(126)           (109)%
                                        ====            ====            ====

                                    For the Nine Months Ended
                                          September 30,
                                   ----------------------------
                                                                       Dollar         Percentage
                                       2000            1999            Change           Change
                                    ------------   ----------         ----------      -----------
                                                       (Dollars in thousands)
Loss on sales of securities ......     $(157)          $ (6)           $(151)        (2,517)%
Service charges ..................       263            230               33             14
Other ............................       117            100               17             17
                                        ----           ----             ----
      Total ......................     $ 223          $ 324            $(101)           (31)%
                                        ====           ====             ====

         The loss on sale of securities was due to unrealized losses on securities being realized upon sale to fund loan growth. Service charges on deposit accounts increased as a result of the increased volume of deposits.

         Noninterest Expense. The following tables show the components of noninterest expense and the dollar and percentage change from the three months and nine months ended September 30, 1999 to the three months and nine months ended September 30, 2000.

                              For the Three Months Ended
                                    September 30,
                               -----------------------
                                                        Dollar      Percentage
                                2000        1999        Change        Change
                                ----        ----        ------        ------
                                           (Dollars in thousands)
Salaries and benefits.........  $284        $255          $29            11%
Deposit insurance premiums....    13          20           (7)          (35)
Occupancy and equipment.......    82          79            3             4
Data processing...............   109          91           18            20
Franchise tax.................    20          26           (6)          (23)
Advertising expense...........    22          23           (1)           (4)
Other.........................   128          95           33            35
                                 ---          --           --
      Total...................  $658        $589          $69            12%
                                ====        ====          ===


                                For the Nine Months Ended
                                       September 30,
                               ---------------------------
                                                            Dollar    Percentage
                                  2000         1999         Change      Change
                                  ----         ----         ------      ------
                                            (Dollars in thousands)
Salaries and benefits.........    $823         $750           $73         10%
Deposits insurance premiums...      37           60           (23)       (38)
Occupancy and equipment.......     262          227            35         15
Data processing...............     313          246            67         27
Franchise tax.................      70           80           (10)       (13)
Advertising expense...........      81           64            17         27
Other.........................     365          292            73         25
                                   ---          ---            --
      Total...................  $1,951       $1,719          $232         13%
                                ======       ======          ====

         Salaries and benefits expense increased due to normal annual merit increases in salaries and the addition of personnel to the indirect lending and marketing areas. Deposit insurance premiums decreased as a result of changes in the assessment rate. Data processing expense increased as a result of growth in the number of loan and deposit accounts maintained and expansion of the branch network.

         Income Tax Expense. Lawrence Federal's the federal income tax expense decreased in the three and nine months ended September 30, 2000 compared to the same periods in 1999 as a result of a decrease in pretax income. Lawrence Federal's effective tax rate was 26.0% and 32.2% for the three-month periods ended September 30, 2000 and 1999, and 30.1% and 31.5% for the nine-month periods ended September 30, 2000 and 1999.

                                 Use of Proceeds


         The following table shows how Lawrence Financial intends to use the net proceeds of the offering. As a result of Lawrence Federal's high level of interest rate risk, the Office of Thrift Supervision has required Lawrence Financial to contribute to Lawrence Federal more than the customary 50% of net proceeds. The amount to be contributed to Lawrence Federal will be the lesser of
(1) the amount that would permit Lawrence Financial to retain $400,000 after funding the loan to Lawrence Federal's employee stock ownership plan or (2) $5,000,000. The actual net proceeds will depend on the number of shares of common stock sold in the offering and the expenses incurred in connection with the offering. See "Pro Forma Data" for the assumptions used to arrive at these amounts.


                                                 552,500     747,500    859,625
                                                Shares at   Shares at  Shares at
                                                 $10.00      $10.00     $10.00
                                                Per Share   Per Share  Per Share
                                                ---------   ---------- ---------
                                                           (In thousands)
Offering proceeds ..........................      $5,525      $7,475      $8,596
Less: estimated underwriting
      commissions and other
      offering expenses ....................         570         570         570
                                                  ------      ------      ------
Net offering proceeds ......................       4,955       6,905       8,026

Less:
   Proceeds used to purchase
    Lawrence Federal common stock ..........       4,113       5,000       5,000
   Proceeds used for loan to
    employee stock ownership plan ..........         442         598         688
                                                  ------      ------      ------
Proceeds remaining for Lawrence
 Financial .................................      $  400      $1,307      $2,338
                                                  ======      ======      ======



         Lawrence Financial may use the proceeds it retains from the offering:

          o    to invest in securities;

          o    to pay dividends to stockholders;

          o    to repurchase shares of its common stock;

          o to finance the possible acquisition of financial institutions or other businesses that are related to banking; and

          o    for general corporate purposes.


         The ability of Lawrence Financial to pay dividends and repurchase stock will depend on the number of shares sold and the amount of proceeds retained by Lawrence Financial. Unless Lawrence Financial sells near the maximum number of shares being offered, Lawrence Financial likely will have insufficient funds of its own from which it could pay dividends or repurchase stock. See "Lawrence Financial's Dividend Policy."


         Lawrence Federal may use the proceeds that it receives from the offering, which is shown in the table above as the amount used to purchase Lawrence Federal common stock:

          o    to fund new loans;

          o    to invest in securities;

          o    to finance the possible expansion of its business activities; and

          o    for general corporate purposes.

         Lawrence Financial and Lawrence Federal may need regulatory approvals to engage in some of the activities listed above. Neither Lawrence Financial nor Lawrence Federal currently has any specific plans or agreements regarding any expansion activities or acquisitions. See "Regulation and Supervision."

         Except as described above, neither Lawrence Financial nor Lawrence Federal has specific plans for the investment of the proceeds of this offering. Although Lawrence Federal's capital currently exceeds regulatory requirements, it is converting to stock form primarily to structure itself in the form of organization used by commercial banks and most other financial services companies. For a discussion of management's business reasons for undertaking the conversion, see "The Conversion--Reasons for the Conversion."

                      Lawrence Financial's Dividend Policy


         Lawrence Financial's Board of Directors intends to adopt a policy of paying regular cash dividends after the conversion, if it is able to do so. In determining whether to declare or pay any dividends, whether regular or special, the Board of Directors will take into account Lawrence Financial's financial condition and results of operations, tax considerations, capital requirements, industry standards, and economic conditions. The regulatory restrictions that affect the payment of dividends by Lawrence Federal to Lawrence Financial discussed below will also be considered.


         Lawrence Financial is subject to Maryland law, which generally permits Lawrence Financial to pay dividends on its common stock if, after giving effect to the distribution, it would be able to pay its indebtedness as the indebtedness comes due in the usual course of business and its total assets exceed the sum of its liabilities and the amount needed, if Lawrence Financial were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of any holders of capital stock who have a preference in the event of dissolution.


         Unless Lawrence Financial sells near the maximum number of shares being offered, Lawrence Financial likely will have insufficient funds of its own from which it could pay dividends. If that is the case, dividends from Lawrence Financial would depend upon receipt of dividends from Lawrence Federal. Office of Thrift Supervision regulations limit distributions from Lawrence Federal to Lawrence Financial. In addition, Lawrence Federal may not declare or pay a cash dividend on its capital stock if its effect would be to reduce the regulatory capital of Lawrence Federal below the amount required for the liquidation account to be established as required by Lawrence Federal's plan of conversion. Lawrence Financial anticipates that the Office of Thrift Supervision will not permit Lawrence Federal to pay dividends to Lawrence Financial so long as Lawrence Federal has more than moderate interest rate risk. See "Regulation and Supervision--Federal Savings Institution Regulation--Limitations on Capital Distributions" and "The Conversion--Effects of Conversion to Stock Form--Liquidation Account."


         Any payment of dividends by Lawrence Federal to Lawrence Financial that would be deemed to be drawn out of Lawrence Federal's bad debt reserves would require the payment of federal income taxes by Lawrence Federal at the then current income tax rate on the amount deemed distributed. Lawrence Financial does not contemplate any distribution by Lawrence Federal that would result in this type of tax liability. See "Federal and State Taxation--Federal Income Taxation" and note 10 of the notes to financial statements included in this prospectus.

         Additionally, during the one-year period following the conversion, Lawrence Financial will not take any action to declare an extraordinary dividend to stockholders that would be treated by recipients as a tax-free return of capital for federal income tax purposes.

                           Market for the Common Stock

         Lawrence Financial has not previously issued common stock and there is currently no established market for the common stock. Lawrence Financial intends to have its common stock quoted on the OTC-Bulletin Board upon completion of this offering.

         Keefe, Bruyette & Woods has agreed to match willing buyers and sellers of Lawrence Financial's common stock following consummation of the conversion, although it has no obligation to do so. However, there can be no assurance that quotations will be available. The development of a liquid public market depends on the existence of willing buyers and sellers, the presence of which is not within the control of Lawrence Financial or any market maker. Because of the small size of the offering, it is highly unlikely that an active and liquid market for the common stock will develop. The number of active buyers and sellers of the common stock at any particular time may be limited. Under such circumstances, you could have difficulty disposing of your shares on short notice and should not view the common stock as a short-term investment. Furthermore, there can be no assurance that you will be able to sell your shares at or above the $10.00 purchase price.

                                 Capitalization

         The following table presents the historical capitalization of Lawrence Federal at June 30, 2000, and the capitalization of Lawrence Financial reflecting the conversion (referred to as "pro forma" information). The pro forma capitalization gives effect to the assumptions listed under "Pro Forma Data," based on the sale of the number of shares of common stock indicated in the table. This table does not reflect the issuance of additional shares under the proposed stock-based incentive plan. A change in the number of shares to be issued in the conversion may materially affect pro forma capitalization.

                                                                          Lawrence Financial Pro Forma
                                                                      Capitalization Based Upon the Sale of
                                                                   -------------------------------------------
                                                Lawrence Federal    552,500          747,500          859,625
                                                 Capitalization    Shares at        Shares at        Shares at
                                                     as of          $10.00           $10.00           $10.00
                                                  June 30, 2000    Per Share        Per Share        Per Share
                                                ----------------   ---------        ---------        ---------
                                                                         (In thousands)
Deposits (1) ....................................   $  99,846      $  99,846        $  99,846        $  99,846
Advances from Federal Home Loan Bank ............       4,000          4,000            4,000            4,000
                                                    ---------      ---------        ---------        ---------
Total deposits and borrowed funds ...............   $ 103,846      $ 103,846        $ 103,846        $ 103,846
                                                    =========      =========        =========        =========

Stockholders' equity:
   Preferred stock:
      1,000,000 shares, $.01 par value per share,
         authorized; none issued or outstanding .   $      --      $      --        $      --        $      --

   Common stock:
      4,000,000, $.01 par value per share,
         authorized; specified number of shares
         assumed to be issued and outstanding ...          --              6                7                9

Additional paid-in capital ......................          --          4,949            6,898            8,017
Retained earnings (2) ...........................       8,431          8,431            8,431            8,431
Accumulated other comprehensive income ..........        (319)          (319)            (319)            (319)

Less:
   Common stock acquired by employee
      stock ownership plan (3) ..................          --           (442)            (598)            (688)
   Common stock to be acquired by stock-based
      incentive plan (4) ........................          --           (221)            (299)            (344)
                                                    ---------      ---------        ---------        ---------
Total stockholders' equity ......................   $   8,112      $  12,404        $  14,120        $  15,106
                                                    =========      =========        =========        =========

---------------
(1) Does not reflect withdrawals from deposit accounts for the purchase of common stock in the offering. Withdrawals to purchase common stock will reduce pro forma deposits by the amounts of the withdrawals.
(2) Retained earnings are restricted by applicable regulatory capital requirements. Additionally, Lawrence Federal will be prohibited from paying any dividend that would reduce its regulatory capital below the amount in the liquidation account, which will be established for the benefit of Lawrence Federal's eligible depositors as of March 31, 1999 and September 30, 2000 at the time of the conversion and decreased subsequently as these account holders reduce their balances or cease to be depositors. See "The Conversion--Effects of Conversion to Stock Form--Liquidation Account."
(3) Assumes that 8% of the common stock issued in the conversion will be acquired by the employee stock ownership plan in the conversion with funds borrowed from Lawrence Financial. Under generally accepted accounting principles, the amount of common stock to be purchased by the employee stock ownership plan represents unearned compensation and is, accordingly, reflected as a reduction of capital. As shares are released to plan participants' accounts, a corresponding reduction in the charge against capital will occur. Since the funds are borrowed from Lawrence Financial, the borrowing will be eliminated in consolidation and no liability or interest expense will be reflected in the consolidated financial statements of Lawrence Financial. See "Management of Lawrence Federal Savings Bank--Benefits--Employee Stock Ownership Plan."

(4) Assumes the purchase in the open market at $10.00 per share, under the proposed stock-based incentive plan, of a number of shares equal to 4% of the shares of common stock issued in the conversion. The shares are reflected as a reduction of stockholders' equity. The stock-based incentive plan will be submitted to stockholders for approval at a meeting following the conversion. See "Risk Factors--Issuance of shares for benefit programs may reduce your ownership interest," "Pro Forma Data" and "Management of Lawrence Federal Savings Bank--Benefits--Stock-Based Incentive Plan."

                          Regulatory Capital Compliance


         At June 30, 2000, Lawrence Federal exceeded all regulatory capital requirements. The following table presents Lawrence Federal's capital position relative to its regulatory capital requirements at June 30, 2000, on a historical and pro forma basis. The table reflects receipt by Lawrence Federal of $4,113,000 at the minimum of the offering range and $5,000,000 at the maximum and adjusted maximum of the offering range. The remaining portion of the net proceeds will be retained by Lawrence Financial. See the table under "Use of Proceeds" for an illustration of the division of the net proceeds between Lawrence Federal and Lawrence Financial. For purposes of the table, the amount expected to be borrowed by the employee stock ownership plan and the cost of the shares expected to be awarded under the stock-based incentive plan as restricted stock are deducted from pro forma regulatory capital. For a discussion of the assumptions underlying the pro forma capital calculations presented below, see "Use of Proceeds," "Capitalization" and "Pro Forma Data." The definitions of the terms used in the table are those provided in the capital regulations issued by the Office of Thrift Supervision. For a discussion of the capital standards applicable to Lawrence Federal, see "Regulation and Supervision--Federal Savings Institution Regulation--Capital Requirements."


                                                                                     Pro Forma at June 30, 2000
                                                            -----------------------------------------------------------------------
                                                                                                                    15% Above
                                                                  Minimum of                 Maximum of             Maximum of
                                                                Offering Range             Offering Range         Offering Range
                                                            ----------------------     ---------------------   --------------------
                                       Historical at             552,500 Shares             747,500 Shares         859,625 Shares
                                       June 30, 2000          at $10.00 Per Share        at $10.00 Per Share    at $10.00 Per Share
                                    --------------------    ----------------------   ---------------------   --------------------
                                    Amount    Percent(1)    Amount      Percent(1)   Amount     Percent(1)   Amount    Percent(1)
                                    ------    ----------    ------      ----------   ------     ----------   ------    ---------
                                                                        (Dollars in thousands)
Generally accepted accounting
   principles capital..............  $8,112      7.12%      $11,562       9.86%     $12,215      10.35%     $12,081      10.25%
                                     ======      ====       =======       ====      =======       ====      =======      =====

Tangible Capital:
   Capital level (2)...............  $8,431      7.35%      $11,881      10.06%     $12,534      10.55%     $12,400      10.45%
   Requirement.....................   1,720      1.50         1,772       1.50        1,782       1.50        1,780       1.50
                                     ------      ----       -------      -----      -------      -----      -------      -----
   Excess..........................  $6,711      5.85%      $10,109       8.56%     $10,752       9.50%     $10,620       8.95%
                                     ======      ====       =======      =====      =======      =====      =======      =====

Core Capital:
   Capital level (2)...............  $8,431      7.35%      $11,801      10.06%     $12,534      10.55%     $12,400      10.45%
   Requirement.....................   4,587      4.00         4,725       4.00        4,751       4.00        4,746       4.00
                                     ------      ----      --------      -----      -------      -----      -------      -----
   Excess..........................  $3,844      3.35%      $ 7,156       6.06%     $ 7,783       6.55%     $ 7,654       6.45%
                                     ======      ====      ========      =====      =======      =====      =======      =====

Total Risk-Based Capital:
   Total risk-based capital (3)....  $9,057     10.78%      $12,507      14.76%     $13,160      15.51%     $13,026      15.36%
   Requirement.....................   6,722      8.00         6,778       8.00        6,788       8.00        6,786       8.00
                                     ------     -----      --------      -----      -------      -----      -------      -----
   Excess..........................  $2,335      2.78%      $ 5,729      6.76%      $ 6,372       7.51%     $ 6,240       7.36%
                                     ======     =====      ========      =====      =======      =====      =======      =====

--------------
(1) Tangible capital and core capital levels are shown as a percentage of adjusted total assets of $114.7 million. Risk-based capital levels are shown as a percentage of risk-weighted assets of $84.0 million.
(2) A portion of the net unrealized losses on available-for-sale securities account for the difference between generally accepted accounting principles capital and each of tangible capital and core capital. See note 11 to the notes to financial statements for additional information.
(3) Pro forma amounts and percentages assume net proceeds are invested in assets that carry a 20% risk-weighting.

                                 Pro Forma Data

         The  following  table  shows  information  about  the  net  income  and stockholders' equity of Lawrence Financial reflecting the conversion. The information provided illustrates the pro forma net income and stockholders' equity of Lawrence Financial based on the sale of common stock at the minimum of the offering range, the midpoint of the offering range, the maximum of the offering range and 15% above the maximum of the offering range. The actual net proceeds from the sale of the common stock cannot be determined until the conversion is completed. Net proceeds indicated in the following tables are based upon the assumption that conversion expenses, including the fee paid to Keefe, Bruyette & Woods, will total approximately $570,000 regardless of the number of shares sold in the conversion. Actual expenses may vary from this estimate, and the fees paid will depend upon whether a syndicate of broker-dealers or other means is necessary to sell the shares, and other factors.

         Pro forma net income for the six months ended June 30, 2000 and the year ended December 31, 1999 has been calculated as if the conversion were completed at the beginning of each period, and the net proceeds had been invested at 6.20% at the beginning of each period, which represents the one-year U.S. Treasury Bill yield as of June 30, 2000. In light of the changes in the market interest rates in recent periods, Lawrence Federal believes that the U.S. Treasury Bill yield represents a more realistic yield on the investment of the offering proceeds, rather than the arithmetic average of the weighted average yield earned by Lawrence Federal on its interest-earning assets and the rates paid on its deposits as required by Office of Thrift Supervision regulation.

         A pro forma after-tax return of 4.09% is used for both Lawrence Financial and Lawrence Federal for both the six months ended June 30, 2000 and the year ended December 31, 1999, after giving effect to a combined federal and state income tax rate of 34%. Historical and pro forma per share amounts have been calculated by dividing historical and pro forma amounts by the number of shares of common stock indicated in the table.

         When reviewing the following table you should consider the following:

         o The final column gives effect to a 15% increase in the offering range, which may occur without any further notice if Keller & Company increases its appraisal to reflect the results of this offering or changes in the financial condition or results of operations of Lawrence Federal or changes in market conditions after the offering begins. See "The Conversion--Stock Pricing and Number of Shares to be Issued."

         o Since funds on deposit at Lawrence Federal may be withdrawn to purchase shares of common stock, the amount of funds available to Lawrence Financial for investment will be reduced by the amount of withdrawals for stock purchases. The pro forma tables do not reflect withdrawals from deposit accounts.

         o Historical per share amounts have been computed as if the shares of common stock expected to be issued in the conversion had been outstanding at the beginning of the period covered by the table. However, neither historical nor pro forma stockholders' equity has been adjusted to reflect the investment of the estimated net proceeds from the sale of the shares in the conversion, the additional employee stock ownership plan expense or the proposed stock-based incentive plan.

         o Pro forma stockholders' equity ("book value") represents the difference between the stated amounts of Lawrence Federal's assets and liabilities. The amounts shown for book value do not represent fair market values or amounts available for distribution to stockholders in the unlikely event of liquidation. The amounts shown do not reflect the liquidation account, which will be established for the benefit of eligible depositors as of March 31, 1999 and September 30, 2000, or the federal income tax consequences of the restoration to income of Lawrence Federal's special bad debt reserves for income tax purposes, which would be required in the unlikely event of liquidation. See "Federal and State Taxation" and "The Conversion--Effects of Conversion to Stock Form.".

         o        The amounts shown as pro forma stockholders'  equity per share
                  do  not  represent   possible  future  price  appreciation  of
                  Lawrence Financial's common stock.

         o The amounts shown do not account for the shares to be reserved for issuance under the stock- based incentive plan, which requires stockholder approval at a meeting following the conversion.

         The following pro forma data, which are based on Lawrence Federal's equity at June 30, 2000, and net income for the six months ended June 30, 2000 and the year ended December 31, 1999, may not represent the actual financial effects of the conversion or the operating results of Lawrence Financial after the conversion. The pro forma data rely exclusively on the assumptions outlined above and in the notes to the pro forma table. The pro forma data do not represent the fair market value of Lawrence Financial's common stock, the current fair market value of Lawrence Federal's or Lawrence Financial's assets or liabilities, or the amount of money that would be available for distribution to stockholders if Lawrence Financial is liquidated after the conversion.

                                                                                       Six Months Ended June 30, 2000
                                                                         ---------------------------------------------------------
                                                                                                                        15% Above
                                                                         Minimum of     Midpoint of     Maximum of      Maximum of
                                                                          Offering       Offering        Offering        Offering
                                                                           Range          Range           Range           Range
                                                                           -----          -----           -----           -----
                                                                          552,500        650,000         747,500         859,625
                                                                          Shares         Shares          Shares          Shares
                                                                         at $10.00      at $10.00       at $10.00       at $10.00
                                                                         Per Share      Per Share       Per Share       Per Share
                                                                         ---------      ---------       ---------       ---------
                                                                             (Dollars in thousands, except per share amounts)
Gross proceeds .....................................................     $   5,525       $   6,500       $   7,475       $   8,596
Less:  estimated expenses ..........................................          (570)           (570)           (570)           (570)
                                                                         ---------       ---------       ---------       ---------
Estimated net proceeds .............................................         4,955           5,930           6,905           8,026
Less:  common stock acquired by employee stock ownership
        plan(1) ....................................................          (442)           (520)           (598)           (688)
Less:  common stock to be acquired by stock-based incentive
         plan ......................................................          (221)           (260)           (299)           (344)
                                                                         ---------       ---------       ---------       ---------
   Net investable proceeds .........................................     $   4,292       $   5,150       $   6,008       $   6,994
                                                                         =========       =========       =========       =========
Pro Forma Net Income:

 Pro forma net income:
   Historical ......................................................     $     298       $     298       $     298       $     298
   Pro forma income on net investable proceeds .....................            88             105             123             143
   Less:  pro forma employee stock ownership plan
           adjustments(1) ..........................................           (15)            (17)            (20)            (23)
   Less:  pro forma stock-based incentive plan
           adjustments(2) ..........................................           (15)            (17)            (20)            (23)
                                                                         ---------       ---------       ---------       ---------
      Pro forma net income .........................................     $     356       $     369       $     381       $     395
                                                                         =========       =========       =========       =========
 Pro forma net income per share:
   Historical ......................................................     $    0.58       $    0.50       $    0.43       $    0.38
   Pro forma income on net investable proceeds .....................          0.17            0.17            0.18            0.18
   Less:  pro forma employee stock ownership plan
           adjustments(1) ..........................................         (0.03)          (0.03)          (0.03)          (0.03)
   Less:  pro forma stock-based incentive plan
           adjustments(2) ..........................................         (0.03)          (0.03)          (0.03)          (0.03)
                                                                         ---------       ---------       ---------       ---------
      Pro forma net income per share ...............................     $    0.69       $    0.61       $    0.55       $    0.50
                                                                         =========       =========       =========       =========
Number of shares used to calculate pro forma net income
 per share(3) ......................................................       510,510         600,600         690,690         794,294

Purchase price as a multiple of pro forma net income
 per share .........................................................         7.25x           8.20x           9.09x          10.00x

Pro Forma Stockholders' Equity:

 Pro forma stockholders' equity (book value):
   Historical ......................................................     $   8,112       $   8,112       $   8,112       $   8,112
   Estimated net proceeds ..........................................         4,955           5,930           6,905           8,026
   Less:  common stock acquired by employee stock ownership
           plan(1) .................................................          (442)           (520)           (598)           (688)
   Less:  common stock to be acquired by stock-based
           incentive plan(2) .......................................          (221)           (260)           (299)           (344)
                                                                         ---------       ---------       ---------       ---------
      Pro forma stockholders' equity ...............................     $  12,404       $  13,262       $  14,120       $  15,106
                                                                         =========       =========       =========       =========
 Pro forma stockholders' equity per share:
   Historical ......................................................     $   14.68       $   12.48       $   10.85       $    9.44
   Estimated net proceeds ..........................................          8.97            9.12            9.24            9.34
   Less:  common stock acquired by employee stock ownership
           plan(1) .................................................         (0.80)          (0.80)          (0.80)          (0.80)
   Less:  common stock to be acquired by stock-based
           incentive plan(2) .......................................         (0.40)          (0.40)          (0.40)          (0.40)
                                                                         ---------       ---------       ---------       ---------
      Pro forma stockholders' equity per share .....................     $   22.45       $   20.40       $   18.89       $   17.58
                                                                         =========       =========       =========       =========
Number of shares used to calculate pro forma
 stockholders' equity per share ....................................       552,500         650,000         747,500         859,625

Purchase price as a percentage of pro forma stockholders'
 equity per share ..................................................         44.54%          49.02%          52.94%          56.88%

                                                                                             Year Ended December 31, 1999
                                                                         ----------------------------------------------------------
                                                                                                                          15% Above
                                                                         Minimum of     Midpoint of      Maximum of      Maximum of
                                                                          Offering        Offering        Offering        Offering
                                                                           Range           Range           Range           Range
                                                                           -----           -----           -----           -----
                                                                          552,500         650,000         747,500         859,625
                                                                          Shares          Shares          Shares          Shares
                                                                         at $10.00       at $10.00       at $10.00       at $10.00
                                                                         Per Share       Per Share       Per Share       Per Share
                                                                         ---------       ---------       ---------       ---------
                                                                               (Dollars in thousands, except per share amounts)
Gross proceeds .....................................................     $   5,525       $   6,500       $   7,475       $   8,596
Less:  estimated expenses ..........................................          (570)           (570)           (570)           (570)
                                                                         ---------       ---------       ---------       ---------
Estimated net proceeds .............................................         4,955           5,930           6,905           8,026
Less:  common stock acquired by employee stock
        ownership plan(1) ..........................................          (442)           (520)           (598)           (688)
Less:  common stock to be acquired by stock-based
        incentive plan .............................................          (221)           (260)           (299)           (344)
                                                                         ---------       ---------       ---------       ---------
   Net investable proceeds .........................................     $   4,292       $   5,150       $   6,008       $   6,994
                                                                         =========       =========       =========       =========
Pro Forma Net Income:

 Pro forma net income:
   Historical ......................................................     $     543       $     543       $     543       $     543
   Pro forma income on net investable proceeds .....................           176             211             246             286
   Less:  pro forma employee stock ownership plan
           adjustments(1) ..........................................           (29)            (34)            (39)            (45)
   Less:  pro forma stock-based incentive plan
           adjustments(2) ..........................................           (29)            (34)            (39)            (45)
                                                                         ---------       ---------       ---------       ---------
      Pro forma net income .........................................     $     661       $     686       $     711       $     739
                                                                         =========       =========       =========       =========
 Pro forma net income per share:
   Historical ......................................................         $1.06       $    0.90       $    0.78       $    0.68
   Pro forma income on net investable proceeds .....................          0.34            0.35            0.35            0.36
   Less:  pro forma employee stock ownership plan
           adjustments(1) ..........................................         (0.06)          (0.06)          (0.06)          (0.06)
   Less:  pro forma stock-based incentive plan
           adjustments(2) ..........................................         (0.06)          (0.06)          (0.06)          (0.06)
                                                                         ---------       ---------       ---------       ---------
      Pro forma net income per share ...............................     $    1.28       $    1.13       $    1.01       $    0.92
                                                                         =========       =========       =========       =========
Number of shares used to calculate pro forma net income
 per share(3) ......................................................       512,720         603,200         693,680         797,732

Purchase price as a multiple of pro forma net income
 per share .........................................................         7.81x           8.85x           9.90x          10.87x

Pro Forma Stockholders' Equity:

 Pro forma stockholders' equity (book value):
   Historical ......................................................     $   7,792       $   7,792       $   7,792       $   7,792
   Estimated net proceeds ..........................................         4,955           5,930           6,905           8,026
   Less:  common stock acquired by employee stock
           ownership plan(1) .......................................          (442)           (520)           (598)           (688)
   Less:  common stock to be acquired by stock-based
           incentive plan(2) .......................................          (221)           (260)           (299)           (344)
                                                                         ---------       ---------       ---------       ---------
      Pro forma stockholders' equity ...............................     $  12,084       $  12,942       $  13,800       $  14,786
                                                                         =========       =========       =========       =========
 Pro forma stockholders' equity per share:
   Historical ......................................................     $   14.10       $   11.99       $   10.42       $    9.06
   Estimated net proceeds ..........................................          8.97            9.12            9.24            9.34
   Less:  common stock acquired by employee stock
           ownership plan(1) .......................................         (0.80)          (0.80)          (0.80)          (0.80)
   Less:  common stock to be acquired by stock-based
           incentive plan(2) .......................................         (0.40)          (0.40)          (0.40)          (0.40)
                                                                         ---------       ---------       ---------       ---------
      Pro forma stockholders' equity per share .....................     $   21.87       $   19.91       $   18.46       $   17.20
                                                                         =========       =========       =========       =========
Number of shares used to calculate pro forma stockholders'
 equity per share ..................................................       552,500         650,000         747,500         859,625

Purchase price as a percentage of pro forma stockholders'
 equity per share ..................................................         45.72%          50.23%          54.17%          58.14%

----------------
(1) Assumes that the employee stock ownership plan will acquire an amount of stock equal to 8% of the shares of common stock offered in the conversion. The employee stock ownership plan will borrow the funds used to acquire these shares from the net proceeds from the conversion retained by Lawrence Financial. The amount of this borrowing has been reflected as a reduction from gross proceeds to determine estimated net investable proceeds. This borrowing will have an interest rate equal to the prime rate as published in The Wall Street Journal, which is currently 9.50%. Lawrence Federal intends to make contributions to the employee stock ownership plan in amounts at least equal to the principal and interest requirement of the debt. As the debt is paid down, stockholders' equity will be increased. Lawrence Federal's payment of the employee stock ownership plan debt is based upon equal installments of principal over a 10-year period, assuming a combined federal and state income tax rate of 34%. Interest income earned by Lawrence Financial on the loan to the employee stock ownership plan offsets the interest paid on the loan by Lawrence Federal. No reinvestment is assumed on proceeds contributed to fund the employee stock ownership plan. Applicable accounting principles require that compensation expense for the employee stock ownership plan be based upon shares committed to be released and that unallocated shares be excluded from earnings per share computations. The valuation of shares committed to be released would be based upon the average market value of the shares during the year, which, for purposes of this calculation, was assumed to be equal to the $10.00 per share purchase price. See "Management of Lawrence Federal Savings Bank--Benefits--Employee Stock Ownership Plan."

(2) In calculating the pro forma effect of the restricted stock awards, it is assumed that the required stockholder approval has been received, that the shares used to fund the awards were acquired at the beginning of the respective period in open market purchases at the $10.00 per share purchase price, that 20% of the amount contributed was an amortized expense during the period, and that the combined federal and state income tax rate is 34%. The issuance of authorized but unissued shares of the common stock instead of open market purchases would dilute the voting interests of existing stockholders by approximately 3.85%.

     For purposes of the pro forma tables, shares of restricted stock issued under the stock-based incentive plan vest 20% per year and compensation expense is recognized on a straight-line basis over each vesting period. If the fair market value per share is greater than $10.00 per share on the date shares are awarded under the stock-based incentive plan, total stock-based incentive plan expense would be greater. The total estimated expense was multiplied by 20%, which is the total percent of shares for which expense is recognized in the first year.

     The following table shows the estimated pro forma net income and stockholders' equity per share if restricted shares awarded under the stock-based incentive plan were authorized but unissued shares instead of repurchased shares. The table also shows the estimated pre-tax stock-based incentive plan expense. The number of shares used to calculate pro forma net income per share in the following table is the total number of shares issued at the indicated point in the offering range, minus the number of shares sold to the employee stock ownership plan assumed not to be committed to be released within six months or one year following the conversion and plus the number of shares that may be awarded as restricted stock under the planned stock-based benefit plan. The number of shares used to calculate pro forma stockholders' equity per share in the following table is the total number of shares issued at the indicated point in the offering range, plus the number of shares that may be awarded as restricted stock under the planned stock-based benefit plan.

                                                                                                      15% Above
                                                  Minimum         Midpoint           Maximum           Maximum
                                               of Offering      of Offering        of Offering       of Offering
                                                   Range           Range             Range              Range
                                                   -----           -----             -----              -----
                                                           (Dollars in thousands, except per share data)
Pro forma net income per share:
   Six months ended June 30, 2000.............      $0.67          $0.59              $0.53              $0.48
   Year ended December 31, 1999...............       1.24           1.09               0.98               0.89

Number of shares used to calculate pro forma
 net income per share:
   Six months ended June 30, 2000.............    532,610        626,600            720,590            828,679
   Year ended December 31, 1999...............    534,820        629,200            723,580            832,117

Pro forma stockholders' equity per share:
   At June 30, 2000...........................     $21.59         $19.62             $18.16             $16.90
   At December 31, 1999.......................      21.03          19.14              17.75              16.54

Number of shares used to calculate pro forma
   stockholders' equity per share.............    574,600        676,000            777,400            894,010

Pre-tax stock-based incentive plan expense:
   Six months ended June 30, 2000.............        $23            $26                $30                $35
   Year ended December 31, 1999...............         44             52                 59                 68

(3) Number of shares used to calculate pro forma net income per share is the total number of shares issued at the indicated point in the offering range, minus the number of shares sold to the employee stock ownership plan assumed not to be committed to be released within the first six months following conversion for pro forma net income for the six months ended June 30, 2000 and within the first year following the conversion for pro forma net income for the year ended December 31, 1999.

           Management's Discussion and Analysis of Financial Condition
                            and Results of Operations

         The objective of this section is to help potential investors understand management's views on Lawrence Federal's financial condition and results of operations. You should read this discussion in conjunction with the financial statements and the notes to the financial statements that appear at the end of this prospectus.

General

         Lawrence Federal's results of operations depend primarily on net interest income, which is the difference between the interest income earned on Lawrence Federal's interest-earning assets, such as loans and securities, and the interest expense on its interest-bearing liabilities, such as deposits and borrowings. Lawrence Federal also generates noninterest income primarily from loan fees and service charges. Lawrence Federal's noninterest expenses primarily consist of employee compensation and benefits, occupancy expense, data processing costs, and other operating expenses. Lawrence Federal's results of operations are also affected by general economic and competitive conditions, notably changes in market interest rates, government policies and regulations.

Forward Looking Statements

         This prospectus contains forward-looking statements that are based on assumptions and describe future plans, strategies, and expectations of Lawrence Federal and Lawrence Financial. These forward-looking statements are generally identified by use of the words "believe," "expect," "intend," "anticipate," "estimate," "project," or similar expressions. Lawrence Federal's and Lawrence Financial's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors that could have a material adverse effect on the operations of Lawrence Federal and Lawrence Financial include, but are not limited to, changes in interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government, including policies of the Department of Treasury and the Federal Reserve Board, the quality and composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in Lawrence Federal's and Lawrence Financial's market area and accounting principles. You should consider these risks and uncertainties in evaluating forward-looking statements and not rely heavily on such statements.

Operating Strategy

         Lawrence Federal operates as a community-oriented financial institution focused on meeting the financial service needs of consumers in its market area. To accomplish this objective, Lawrence Federal offers a variety of mortgage and consumer loans and retail deposit products. Lawrence Federal has extended its lending activities outside of its market area through programs for originating mobile home and automobile loans through a network of dealers. These indirect lending programs help Lawrence Federal originate a larger amount of consumer loans, which typically have shorter terms and higher yields than mortgage loans, than Lawrence Federal would otherwise be able to originate. In addition, the origination of shorter term consumer loans helps Lawrence Federal manage its interest rate risk. Lawrence Federal intends to continue to focus on further expansion of its non-mortgage lending.

Changes in Financial Condition During 1999 and the First Half of 2000

         During the first half of 2000, total assets increased $10.9 million, or 11%, to $113.9 million at June 30, 2000. The increase in assets in 2000 primarily reflects growth in the loan portfolio. During the first six months of 2000, loans receivable grew $11.8 million, or 15%. Automobile loans grew $5.2 million, or 229%, real estate loans grew $2.4 million, or 4%, and mobile home loans grew $1.6 million, or 13%. Automobile loans increased as a result of Lawrence Federal's indirect automobile lending program, which began in April 2000, while real estate loans increased as a result of market demand and increased marketing by Lawrence Federal. Mobile home loans increased as a result of increased originations efforts by the third party through which Lawrence Federal originates most of its mobile home loans. Securities remained essentially unchanged and cash and cash equivalents decreased 20% to $3.7 million at June 30, 2000 as Lawrence Federal used excess liquidity to help fund loan growth.

         During 1999, total assets increased $6.5 million, or 7%, to $103.0 million at December 31, 1999. The increase in assets in 1999 primarily reflects growth in the loan portfolio. During 1999, loans receivable grew $8.4 million, or 12%, to $78.8 million, with growth in all areas of the loan portfolio. Real estate loans grew $5.5 million, or 11%, mobile home loans grew $1.4 million, or 14%, and consumer loans grew $1.1 million, or 17%. The loan portfolio grew as a result of market demand and increased marketing of existing products. Securities decreased 4% to $12.2 million and cash and cash equivalents decreased 29% to $4.7 million at December 31, 1999 as Lawrence Federal decreased liquidity to help fund loan growth.

         During the first half of 2000, total deposits and borrowings increased $9.0 million, or 10%, to $103.8 million at June 30, 2000. During the first six months of 2000, deposits increased $9.5 million, or 11%, and Federal Home Loan Bank advances decreased $500,000 as Lawrence Federal relied on deposits to fund loan growth. Deposits grew during this period as a result of marketing efforts and aggressively priced products.

         During 1999, total deposits and borrowings increased $6.3 million, or 7%, to $94.8 million at December 31, 1999. During 1999 deposits increased $1.8 million, or 2%, and Federal Home Loan Bank advances increased from nothing at the end of 1998 to $4.5 million at the end of 1999. During 1999, Lawrence Federal used Federal Home Loan Bank advances to help fund loan growth.

         Equity increased $321,000, or 4% during the first half of 2000 to $8.1 million at June 30, 2000. During the first six months of 2000, retained earnings increased $298,000 as a result of net income for the period, while accumulated other comprehensive income improved from an unrealized loss of $341,000 to an unrealized loss of $319,000, primarily as a result of changes to the securities available-for-sale portfolio arising during the period.

         During 1999, equity increased $175,000, or 2%, to $7.8 million at December 31, 1999. During 1999, retained earnings increased $543,000 as a result of net income for the year, while accumulated other comprehensive income decreased $368,000 to an unrealized loss of $341,000. The change in other comprehensive income during 1999 reflected after-tax unrealized losses on securities, which arose during the period as an increase in market interest rates caused a decline in the market value of Lawrence Federal's debt securities. The increase in net interest income was primarily the result of the increase in the size of the loan portfolio and, secondarily, the result of an increased yield in interest-earning assets, which was partially offset by an increase in cost of funds.

First Half of 2000 Compared With First Half of 1999

         General. Net income increased 15% to $298,000 for the first half of 2000 from $259,000 for the first half of 1999. Return on average assets was .57% in 2000 and .52% in 1999, and return on average equity was 7.46% in 2000 and 6.66% in 1999. Net interest income increased $193,000, or 14%, while noninterest income increased $25,000, or 12%, primarily as a result of increased service charges. The increase in net interest income was primarily the result of the increase in the size of the loan portfolio and, secondarily, the result of an increased yield on interest-earning assets, which was partially offset by an increased cost of funds. Offsetting the increases in net interest and noninterest income was an 14% increase in noninterest expense, which was primarily the result of overall growth of Lawrence Federal, including increased salaries and benefits, occupancy and data processing expenses.

         Interest Income. Interest income increased $340,000, or 10%, in the first half of 2000 compared to the first half of 1999. Interest income on loans increased $426,000, or 15%, primarily as a result of growth of the loan portfolio and, to a lesser extent, as a result of the increase in the yield on the portfolio. Interest income on overnight deposits decreased $77,000, or 67%, primarily as a result of a smaller average balance in 2000 as Lawrence Federal used liquid assets to fund loan originations. The average yield on interest-earning assets improved to 7.89% in 2000 from 7.47% in 1999, as loans became a higher percentage of interest-earning assets and market interest rates rose.

         Interest Expense. Interest expense increased $147,000, or 7%, in the first half of 2000 compared to the first half of 1999. Interest paid on deposits increased $78,000, or 4%, as a result of growth in deposit accounts and the increase in rates paid on deposits. Interest paid on Federal Home Loan Bank advances was $68,000 with no comparable expense in 1999. The average cost of interest-bearing liabilities rose to 4.57% in 2000 from 4.47% in 1999, primarily as a result of higher market rates on certificates of deposit and the addition of higher costing Federal Home Loan Bank advances.


         Provision for Loan Losses. Activity in the allowance of loan losses consists of increases due to monthly provisions for loan losses and decreases for periodic charge offs, net of recoveries. Quarterly, management analyzes the adequacy of the allowance balance by determining its estimate of probable losses in the portfolio and comparing that estimate to the allowance balance. Management calculates its estimate of probable losses primarily by applying expected loss percentages to classified loans and major loan categories. During the six months ended June 30, 2000, the bank began an indirect automobile lending program. As this was a new program for Lawrence Federal and because management believed that indirect automobile loans represented different risk factors than direct loans, a separate loss percentage was established. Also during this period, management revaluated the loss percentage used for determining the required allowance for direct consumer loans. The impact of these events are described in more detail below as part of the discussion comparing the 1999 and 2000 six month provisions for loan losses.

         The provision for loan losses was $60,000 for both the first half of 2000 and the first half of 1999. The provision for 2000 and 1999 reflected management's assessment of probable losses, which is impacted by loan growth and changes in the composition of the loan portfolio, particularly the growth of indirect automobile, multi-family and commercial real estate loans. Management's assessment of probable losses in the loan portfolio related to direct consumer loans decreased at June 30, 2000 compared to June 30, 1999, primarily due to management's reevaluation of Lawrence Federal's historical loss percentage and consideration of other factors such as peer comparisions, underwriting quality and local economic conditions. Peer loss experiences for other types of lending have been lower in 2000 compared to 1999; however, management's estimate of probable losses in the rest of the portfolio has not decreased due to economic conditions in Lawrence County. While the economy in Lawrence County has generally been good in recent years, recent plant closings have resulted in job losses. Over the past several years, unemployment in Lawrence County has been greater than the state and national rate. Management considers these factors when calculating its estimate of the required level of the allowance for loan losses.

         In April 2000, Lawrence Federal commenced an indirect automobile lending program and has originated $4.5 million in new loans as of June 30, 2000. As discussed below, the increase in management's estimate of the required level of the allowance for loan losses during the second quarter of 2000 which was necessitated primarily by growth in the loan portfolio, particularly indirect automobile loans, was offset by the decrease in probable losses related to direct consumer loans. Management provided $30,000 and $60,000 to the allowance during the three and six months ended June 30, 2000, respectively, related to its evaluation of probable losses. The $30,000 provision for loan losses for the three months ended June 30, 2000 reflects an increase in management's estimate of the required allowance for loan losses associated with the indirect automobile portfolio of approximately $90,000 almost entirely offset by the decrease in the allowance for loan losses associated with direct consumer loans described above of approximately $84,000. Management anticipates that its estimate of the required level of allowance associated with Lawrence Federal's indirect automobile portfolio will continue to increase as the portfolio increases, with such increase to the allowance charged to expense as provision for loan losses.

         While management believes the existing level of reserves is adquate, future adjustments to the allowance may be necessary due to economic, operating, regulatory, and other conditions that may be beyond Lawrence Federal's control.


         Noninterest Income. The following table shows the components of noninterest income and the dollar and percentage change from 1999 to 2000.

                                                            Dollar   Percentage
                                   2000          1999       Change     Change
                                   ----          ----       ------     ------
Net securities gains (losses)..  $(13,739)       $1,687    $(15,426)    (914)%
Service charges................   167,714       141,479      26,235       19
Other..........................    79,429        65,110      14,319       22
                                 --------      --------    --------
      Total....................  $233,404      $208,276     $25,128       12
                                 ========      ========     =======

         Net securities gains decreased in 2000 as Lawrence Federal sold some securities at a loss in order to increase the overall yield on the securities portfolio by replacing lower yielding securities with higher yielding securities. Service charges increased in 2000 as a result of growth in the number of deposit accounts. Other income consists of increases in the cash surrender value of life insurance policies and other miscellaneous items.

         Noninterest Expense. The following table shows the components of noninterest expense and the dollar and percentage change from 1999 to 2000.

                                                           Dollar    Percentage
                                  2000         1999        Change      Change
                                  ----         ----        ------      ------
Salaries and benefits....... $  538,872    $  495,148     $ 43,724       9%
Deposit insurance premiums..     24,586        39,726      (15,140)    (38)
Occupancy and equipment.....    179,775       148,327       31,448      21
Data processing.............    204,505       155,269       49,236      32
Franchise tax...............     50,535        54,302       (3,767)     (7)
Advertising expense.........     58,883        40,669       18,214       4
Other.......................    236,964       197,095       39,869      20
                             ----------    ----------     --------
      Total................. $1,294,120    $1,130,536     $163,584      14
                             ==========    ==========     ========

         Salaries and benefits increased as a result of normal annual merit increases in salaries and the addition of personnel to the indirect lending and marketing areas. Deposit insurance premiums decreased as a result of changes in the assessment rates. Occupancy and equipment increased as a result of increased depreciation and related expenses associated with growth of Lawrence Federal's branch network. Data processing increased as a result of growth in the number of loan and deposit accounts maintained and expansion of the branch network. Advertising expense increased as a result of new and additional marketing efforts and as Lawrence Federal ceased outsourcing its advertising. Other expenses, which consist of office supplies, postage, telephone, and other miscellaneous items, increased as a result of growth of Lawrence Federal.

         Income Tax Expense. The provision for income tax was $133,000 in the first half of 2000 compared to $117,000 in the first half of 1999. The provision increased as a result of greater taxable income. The effective tax rate for 2000 was 30.8% compared with 31.1% for 1999.

1999 Compared With 1998

         General. Net income declined 6% to $543,000 for 1999 from $575,000 for 1998. Return on average assets was .54% in 1999 and .63% in 1998, and return on average equity was 6.93% in 1999 and 7.77% in 1998. Net interest income increased 13% to $2.9 million in 1999. The increase in net interest income was primarily the result of growth of the loan portfolio and, to a lesser degree, to a lower cost of funds. Offsetting the increase in net interest income was an 18% increase in noninterest expense, which was primarily the result of the opening of Lawrence Federal's fifth office. Results for 1998 included net gains on securities sales of $48,000 while there were only $2,000 of such gains in 1999.

         Interest Income. Interest income increased $598,000, or 9%, from 1998 to 1999. Interest income on loans increased $591,000, or 11%, primarily as a result of growth in the loan portfolio and, to a lesser extent, as a result of the increase in the yield on the loan portfolio. Interest income on securities decreased $40,000, or 5%, as a result of a smaller portfolio and a decline on the average rate earned in 1999. Interest income on overnight deposits increased $47,000, or 50%, as a result of a larger average balance in 1999. The average yield on interest-earning assets was 7.64% in 1999 and 1998.

         Interest Expense. Interest expense increased $276,000, or 7%, from 1998 to 1999. This increase reflected a $300,000, or 8%, increase in interest paid on deposits and a $24,000, or 40%, decrease in interest paid on Federal Home Loan Bank advances. Interest paid on deposits increased as a result of growth in deposit accounts. Interest paid on Federal Home Loan Bank advances decreased primarily because of a decrease in advances from the Federal Home Loan Bank.

         Provision for Loan Losses. The provision for loan losses was $120,000 in both 1999 and 1998. The provision in 1999 and 1998 reflected changes in the assessment of probable losses for individual loans and various loan types, loan growth and changes in the composition of the loan portfolio, particularly the growth in multi-family and commercial real estate loans.

         Noninterest Income. The following table shows the components of noninterest income and the dollar and percentage change from 1998 to 1999.

                                                           Dollar     Percentage
                                    1999        1998       Change       Change
                                  --------    --------    --------    ----------
Net securities gains .........    $  1,735    $ 48,468    $(46,733)        96%
Service charges ..............     287,612     231,175      56,437         24
Other ........................     136,528     120,970      15,558         13
                                  --------    --------    --------
      Total ..................    $425,875    $400,613    $ 25,262          6
                                  ========    ========    ========

         Net securities gains decreased in 1999 as a result of fewer sales of securities. In 1998, Lawrence Federal sold certain securities in order to increase the overall yield on the securities portfolio by replacing lower yielding securities with higher yielding securities. Service charges increased in 1999 due to growth in the number of deposit accounts. Other noninterest income consists of increases in the cash surrender value of life insurance and other miscellaneous items.

         Noninterest Expense. The following table shows the components of noninterest expense and the dollar and percentage change from 1998 to 1999.

                                                            Dollar    Percentage
                                   1999         1998        Change      Change
                                   ----         ----        ------      ------
Salaries and benefits ......   $1,021,321   $  857,126   $  164,195       19%
Deposit insurance premiums .       52,248       48,181        4,067        8
Occupancy and equipment ....      313,086      274,589       38,497       14
Data processing ............      358,085      256,043      102,042       40
Franchise tax ..............      106,206      105,128        1,078        1
Loss on disposal of premises
 and equipment .............        7,336           --        7,336       --
Advertising expense ........       96,810       83,331       13,479       16
Other ......................      447,384      410,233       37,151        9
                               ----------   ----------   ----------
     Total ................    $2,402,476   $2,034,631   $  367,845       18
                               ==========   ==========   ==========

         Salaries and benefits increased as a result of the additional personnel needed to staff the Wheelersburg branch, which opened in late 1998. Occupancy and equipment expense also increased primarily as a result of the opening of the Wheelersburg branch. Data processing expense increased due to growth in the number of loan and deposit accounts maintained. Other expense, which consists of office supplies, postage, telephone and other miscellaneous items, increased primarily as a result of the growth of Lawrence Federal.

         Income Tax Expense. The provision for income tax was $250,000 in 1999 compared to $238,000 in 1998. The provision increased as a result of the increase in net income before income tax expense. The effective tax rate for 1999 was 31.5% compared with 29.3% for 1998.

Average Balances, Interest and Average Yields/Cost

         The following table presents certain information regarding average balances of assets and liabilities, as well as the total dollar amounts of interest income from average interest-earning assets and interest expense on average interest-bearing liabilities and the resulting average yields and costs. The yields and costs for the periods indicated are derived by dividing income or expense by the average balances of assets or liabilities, respectively, for the periods presented. Average balances were derived from daily balances.

                                                                                    Six Months Ended June 30,
                                                              -----------------------------------------------------------------
                                          At June 30, 2000                2000                             1999
                                         -----------------    -----------------------------     -------------------------------
                                                                                    Average                            Average
                                                    Yield/    Average                Yield/     Average                  Yield/
                                         Balance     Rate     Balance   Interest      Rate      Balance    Interest       Rate
                                         -------     ----     -------   --------      ----      -------    --------       ----
                                                                    (Dollars in thousands)
Interest-earning assets:
   Loans (1)..........................  $ 90,557     8.24%   $ 80,726     $3,292       8.16%   $ 71,434     $2,867       8.03%
   Securities (2).....................    13,175     6.04      13,149        403       5.88      14,918        412       5.50
   Interest-bearing deposits..........        --       --       1,305         38       5.78       4,489        114       5.10
                                        --------             --------     ------               --------    -------
       Total interest-earning assets..   103,732     7.96      95,180      3,733       7.89      90,841      3,393       7.47
Non-interest-earning assets...........    10,133                9,991                             9,695
                                        --------             --------                          --------
       Total assets...................  $113,865             $105,171                          $100,536
                                        ========             ========                          ========

Interest-bearing liabilities:
   Deposits:
      Passbook accounts...............  $ 18,733     2.92    $ 18,388        269       2.92    $ 17,890        255       2.85
      Money market accounts...........       767     2.98         845         12       2.91         699         10       2.88
      NOW accounts....................    11,129     2.15      10,874        115       2.12      10,471        116       2.22
      Certificates of deposit.........    67,827     5.49      63,309      1,717       5.42      62,087      1,653       5.33
                                        --------             --------     ------               --------      -----
         Total deposits...............    98,456     4.60      93,416      2,113       4.53      91,147      2,034       4.47
   FHLB advances......................     4,000     6.78       2,169         68       6.28          --         --         --
                                        --------             --------     ------               --------      -----
         Total interest-bearing
          liabilities.................   102,456     4.69      95,585      2,181       4.57      91,147      2,034       4.47
                                                                          ------                             -----
Non-interest-bearing liabilities......     3,297                1,585                            1,613
                                        --------             --------                          -------
         Total liabilities............   105,753               97,170                           92,760
Total retained earnings...............     8,112                8,001                            7,776
                                        --------             --------                          -------
         Total liabilities and
          earnings....................  $113,865             $105,171                         $100,536
                                        ========             ========                         ========

   Net interest-earning assets........  $    746             $  (405)                         $   (306)
                                        ========             =======                          ========
   Net interest income/interest
    rate spread (3)...................               3.27%                $1,552       3.32%               $1,359       3.00%
                                                     ====                 ======       ====                ======       ====
   Net interest margin (4)............                                      3.26%                            2.99%
                                                                            ====                             ====
   Ratio of interest-earning assets
    to interest-bearing liabilities...    100.73%              99.58%                           99.66%
                                          ======               =====                            =====

--------------
(1) Balances are net of deferred loan origination costs, undisbursed proceeds of construction loans in process, and include non-accrual loans.
(2) Includes investment securities available-for-sale, stock in the Federal Home Loan Bank of Cincinnati and mutual funds.
(3) Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(4) Net interest margin represents net interest income as a percentage of average interest-earning assets.

                                                                    Year Ended December 31,
                                            --------------------------------------------------------------------
                                                           1999                               1998
                                            ----------------------------------   -------------------------------
                                                                      Average                            Average
                                             Average                   Yield/    Average                  Yield/
                                             Balance     Interest       Rate     Balance     Interest      Rate
                                            ---------    --------       ----     -------     --------      ----
Interest-earning assets:
   Loans (1).............................     $73,664      $6,003       8.15%    $66,760      $5,412        8.11%
   Securities (2)........................      14,463         802       5.49      14,806         843        5.71
   Interest-bearing deposits.............       2,726         143       5.24       1,665          95        5.73
                                             --------      ------                -------      ------
        Total interest-earning assets....      90,853       6,948       7.64      83,231       6,350        7.64
Non-interest-earning assets..............      10,199                              7,677
                                             --------                            -------
        Total assets.....................    $101,052                            $90,908
                                             ========                            =======

Interest-bearing liabilities:
   Deposits:
      Passbook accounts..................     $18,353         534       2.91     $16,808         489        2.91
      Money market accounts..............         752          21       2.85         807          24        2.96
      NOW accounts.......................      10,501         233       2.22       8,858         196        2.22
      Certificates of deposit............      61,241       3,234       5.28      54,337       3,013        5.55
                                             --------      ------                -------      ------
        Total deposits...................      90,847       4,022       4.43      80,810       3,722        4.61
   FHLB advances.........................         633          36       5.64         999          60        5.98
                                             --------      ------                -------      ------
        Total interest-bearing liabilities     91,480       4,058       4.44      81,809       3,782        4.62
                                                           ------                             ------
Non-interest-bearing liabilities.........       1,727                              1,697
                                             --------                            -------
        Total liabilities................      93,207                             83,506
Total retained earnings..................       7,845                              7,402
                                             --------                            -------
        Total liabilities and retained
          earnings.......................    $101,052                            $90,908
                                             ========                            =======

   Net interest-earning assets...........       $(627)                            $1,422
                                                =====                             ======
   Net interest income/interest
    rate spread (3)......................                  $2,890       3.20%                 $2,568        3.02%
                                                           ======       ====                  ======        ====
   Net interest margin (4)...............                    3.18%                              3.09%
                                                             ====                               ====
   Ratio of interest-earning assets
    to interest-bearing liabilities......       99.31%                            101.74%
                                                =====                             ======

---------------
(1) Balances are net of deferred loan origination costs, undisbursed proceeds of construction loans in process, and include non-accrual loans.
(2) Includes investment securities available-for-sale, stock in the Federal Home Loan Bank of Cincinnati and mutual funds.
(3) Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(4) Net interest margin represents net interest income as a percentage of average interest-earning assets.

Rate/Volume Analysis

         The following table presents the effects of changing rates and volumes on the interest income and interest expense of Lawrence Federal. The rate column shows the effects attributable to changes in rate (changes in rate multiplied by prior volume). The volume column shows the effects attributable to changes in volume (changes in volume multiplied by prior rate). The net column represents the sum of the prior columns. For purposes of this table, changes attributable to changes in both rate and volume, which cannot be segregated, have been allocated proportionately based on the absolute value of the change due to rate and the change due to volume.

                                               Six Months Ended
                                                 June 30, 2000
                                                  Compared to         Year Ended December 31, 1999
                                               Six Months Ended                 Compared to
                                                 June 30, 1999        Year Ended December 31, 1998
                                           -------------------------  ----------------------------
                                           Increase (Decrease)        Increase (Decrease)
                                                 Due to                      Due to
                                            ----------------             --------------
                                             Rate     Volume     Net     Rate    Volume     Net
                                             ----     ------     ---     ----    ------     ---
                                                           (Dollars in thousands)
Interest-earning assets:
 Loans ...................................   $  47    $ 379    $ 426    $  28    $ 563    $ 591
 Securities ..............................      27      (36)      (9)     (32)      (8)     (40)
 Interest-earning deposits ...............      14      (91)     (77)      (8)      55       47
                                             -----    -----    -----    -----    -----    -----
       Total interest-earning assets .....      88      252      340      (12)     610      598
Interest-bearing liabilities:
 Deposits:
    Passbook accounts ....................       7        7       14        1       44       45
    Money market accounts ................      --        2        2       (1)      (2)      (3)
    NOW accounts .........................      (5)       4       (1)      --       37       37
    Certificates of deposit ..............      31       33       64     (149)     370      221
FHLB advances ............................      --       68       68       (3)     (21)     (24)
                                             -----    -----    -----    -----    -----    -----
       Total interest-bearing liabilities       33      114      147     (152)     428      276
                                             -----    -----    -----    -----    -----    -----
Increase (decrease) in net interest income   $  71    $ 122    $ 193    $ 151    $ 171    $ 322
                                             =====    =====    =====    =====    =====    =====

Management of Interest Rate Risk and Market Risk Analysis

         Qualitative Aspects of Market Risk. Lawrence Federal's most significant form of market risk is interest rate risk. The principal objectives of Lawrence Federal's interest rate risk management are to evaluate the interest rate risk inherent in certain balance sheet accounts, determine the level of risk appropriate given Lawrence Federal's business strategy, operating environment, capital and liquidity requirements and performance objectives, and manage the risk consistent with the Board of Director's approved guidelines. Lawrence Federal has an Asset/Liability Committee, responsible for reviewing its asset/liability policies and interest rate risk position, which meets monthly and reports trends and interest rate risk position to the Board of Directors quarterly. The extent of the movement of interest rates is an uncertainty that could have a negative impact on the earnings of Lawrence Federal.

         Lawrence Federal's assets include a high percentage of fixed-rate mortgage loans. This exposes Lawrence Federal to the risk that during periods of rising interest rates, Lawrence Federal's interest expense will increase faster than its interest income. In recent years, Lawrence Federal has used the following strategies to manage interest rate risk: (1) emphasizing shorter term consumer loans; (2) maintaining a high quality portfolio of short to intermediate term securities; (3) maintaining high levels of liquidity; and (4) emphasizing longer-term certificates of deposit to better structure maturities of its interest rate sensitive liabilities. Lawrence Federal intends to increase its emphasis on adjustable-rate loans and to sell the fixed-rate loans that it originates in order to help reduce its interest rate risk. Lawrence Federal currently does not participate in hedging programs, interest rate swaps or other activities involving the use of off-balance sheet derivative financial instruments. More recently, Lawrence Federal has used some of its excess liquidity to increase its loan portfolio. As liquidity is reduced, Lawrence Federal's sensitivity to interest rate movements is expected to increase.

         Quantitative   Aspects  of  Market  Risk.  Lawrence  Federal  primarily
utilizes an interest sensitivity analysis prepared by the Office of Thrift Supervision to review the level of interest rate risk. This analysis measures interest rate risk by computing changes in the net portfolio value of Lawrence Federal's cash flows from assets, liabilities and off-balance sheet items in the event of a range of assumed changes in market interest rates. Net portfolio value represents the market value of portfolio equity and is equal to the market value of assets minus the market value of liabilities, with adjustments made for off-balance sheet items. This analysis assesses the risk of loss in market risk sensitive instruments in the event of a sudden and sustained 100 to 300 basis point increase or decrease in market interest rates with no effect given to any steps that management might take to counter the effect of that interest rate movement. The following table, which is based on information provided to Lawrence Federal by the Office of Thrift Supervision, presents the change in Lawrence Federal's net portfolio value at June 30, 2000, that would occur upon an immediate change in interest rates based on Office of Thrift Supervision assumptions, but without giving effect to any steps that management might take to counteract that change.

                                                           NPV as % of Portfolio
   Change in                                                  Value of Assets
 Interest Rates            Net Portfolio Value             --------------------
In Basis Points    -----------------------------------     NPV
  (Rate Shock)      Amount       $ Change     % Change     Ratio    Change(1)
  ------------      ------       --------     --------     -----    ---------
                           (Dollars in thousands)
      300          $   954       $(5,322)         (85)%    0.90%        (469)bp
      200            2,732        (3,544)         (56)     2.53         (306)
      100            4,531        (1,745)         (28)     4.12         (147)
     Static          6,276            --           --      5.59           --
     (100)           7,811         1,535           24      6.84          125
     (200)           9,029         2,753           44      7.79          220
     (300)          10,709         4,433           71      9.07          348

----------------
(1)   Expressed in basis points.



         The preceding table shows that in the event of a sudden and sustained increase in market interest rates of 2% or more, the net portfolio value of Lawrence Federal would decrease significantly. Under Office of Thrift Supervision guidelines, Lawrence Federal is considered to have a "high" level of interest rate risk. As a result of Lawrence Federal's level of interest rate risk, the Office of Thrift Supervision has requested that Lawrence Financial contribute more than the customary 50% of the net proceeds of the offering to Lawrence Federal. The additional capital to be contributed to Lawrence Federal is expected to reduce Lawrence Federal's interest rate risk to "significant" or "moderate" under Office of Thrift Supersivison guidelines, depending on how much capital is actually raised and how Lawrence Federal invests it. If Lawrence Federal is unable to improve its interest rate risk position, the Office of Thrift Supervision may take supervisory action.


         The Office of Thrift Supervision uses certain assumptions in assessing the interest rate risk of savings associations. These assumptions relate to interest rates, loan prepayment rates, deposit decay rates, and the market values of certain assets under differing interest rate scenarios, among others.

         As with any method of measuring interest rate risk, certain shortcomings are inherent in the method of analysis presented in the foregoing table. For example, although certain assets and liabilities may have similar maturities or periods to repricing, they may react in different degrees to changes in market interest rates. Also, the interest rates on certain types of assets and liabilities may fluctuate in advance of changes in market interest rates, while interest rates on other types may lag behind changes in market rates. Additionally, certain assets, such as adjustable rate mortgage loans, have features which restrict changes in interest rates on a short-term basis and over the life of the asset. Further, if interest rates change, expected rates of prepayments on loans and early withdrawals from certificates of deposit could deviate significantly from those assumed in calculating the table.

Liquidity and Capital Resources

         Liquidity  is  the  ability  to  meet  current  and  future   financial
obligations of a short-term nature. Lawrence Federal further defines liquidity as the ability to respond to the needs of depositors and borrowers as well as maintaining the flexibility to take advantage of investment opportunities. Lawrence Federal's primary sources of funds consist of deposit inflows, loan repayments, maturities and sales of investment securities and borrowings from the Federal Home Loan Bank. While maturities and scheduled amortization of loans and securities are predictable sources of funds, deposit flows and mortgage prepayments are greatly influenced by general interest rates, economic conditions and competition.

         Liquidity management is both a daily and long-term responsibility of management. Lawrence Federal adjusts its investments in liquid assets based upon management's assessment of (1) expected loan demand, (2) expected deposit flows,
(3) yields available on interest-earning deposits and securities, and (4) the objectives of its asset/liability management program. Excess liquid assets are invested generally in interest-earning overnight deposits and short- and intermediate-term U.S. Government and agency obligations.

         Federal regulations require Lawrence Federal to maintain minimum levels of liquid assets. The required percentage has varied from time to time based upon economic conditions and savings flows and is currently 4.0% of net withdrawable savings deposits and borrowings payable on demand or in one year or less during the preceding calendar month. Liquid assets for purposes of this ratio include cash, certain time deposits, U.S. Government, government agency and corporate securities and other obligations generally having remaining maturities of less than five years. Lawrence Federal has historically maintained its liquidity ratio for regulatory purposes at levels in excess of those required. At June 30, 2000, Lawrence Federal's liquidity ratio for regulatory purposes was 18.28%.

         Lawrence Federal's most liquid assets are cash and short-term investments (securities maturing in one year or less). The levels of these assets are dependent on Lawrence Federal's operating, financing, lending and investing activities during any given period. At June 30, 2000, cash and short-term investments totaled $3.7 million. Securities classified as available-for-sale totaled $12.3 million at June 30, 2000. In addition, at June 30, 2000, Lawrence Federal had arranged the ability to borrow a total of approximately $10.6 million from the Federal Home Loan Bank of Cincinnati. On that date, Lawrence Federal had advances outstanding of $4.0 million.

         The primary investing activities of Lawrence Federal are the origination of loans and the purchase of securities. In the first half of 2000, Lawrence Federal originated $21.3 million of loans and purchased $2.1 million of securities. In 1999, Lawrence Federal originated $29.2 million of loans and purchased $2.2 million of securities. In 1998, Lawrence Federal originated $29.2 million of loans and purchased $16.8 million of securities.

         Financing activities consist primarily of activity in deposit accounts and Federal Home Loan Bank advances. Lawrence Federal experienced a net increase in total deposits of $9.5 million, $1.8 million and $7.7 million for the first half of 2000, and 1999 and 1998, respectively. Deposit flows are affected by the overall level of interest rates, the interest rates and products offered by Lawrence Federal and its local competitors and other factors. Lawrence Federal generally manages the pricing of its deposits to be competitive and to increase core deposit relationships. Occasionally, Lawrence Federal offers promotional rates on certain deposit products in order to attract deposits. In the first half of 2000, Federal Home Loan Bank advances decreased $500,000. During 1999, Federal Home Loan Bank advances increased $4.5 million and in 1998, Lawrence Federal began and ended the year with no advances outstanding.

         At June 30, 2000, Lawrence Federal had outstanding commitments to originate loans of $1.3 million, $1.2 million of which had fixed interest rates. These loans are to be secured by properties located in its market area. Lawrence Federal anticipates that it will have sufficient funds available to meet its current loan commitments. Loan commitments have, in recent periods, been funded through liquidity or through Federal Home Loan Bank borrowings. Certificates of deposit that are scheduled to mature in one year or less from June 30, 2000 totaled $53.8 million. Management believes, based on past experience, that a significant portion of those deposits will remain with Lawrence Federal. Based on the foregoing, Lawrence Federal considers its liquidity and capital resources sufficient to meet its outstanding short-term and long-term needs.

         Lawrence Federal is subject to various regulatory capital requirements administered by the Office of Thrift Supervision including a risk-based capital measure. The risk-based capital guidelines include both a definition of capital and a framework for calculating risk-weighted assets by assigning balance sheet assets and off-balance sheet items to broad risk categories. At June 30, 2000, Lawrence Federal exceeded all of its regulatory capital requirements. Lawrence Federal is considered "well capitalized" under regulatory guidelines. See "Regulation and Supervision--Federal Savings Institution Regulation--Capital Requirements" and "Regulatory Capital Compliance" and note 11 of the notes to the financial statements.

         The capital from the conversion will significantly increase liquidity and capital resources. Over time, the initial level of liquidity will be reduced as net proceeds from the stock offering are used for general corporate purposes, including the funding of lending activities. Lawrence Federal's financial condition and results of operations will be enhanced by the capital from the conversion, resulting in increased net interest-earning assets and net income. However, due to the large increase in equity resulting from the capital injection, return on equity will be adversely impacted following the conversion.

Impact of Accounting Pronouncements

         Accounting for Derivative Instruments and Hedging Activities. Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," issued in June 1998 (as amended by SFAS No.
137), standardizes the accounting for derivative instruments, including certain derivative instruments embedded in other contracts. The Statement requires entities to carry all derivative instruments in the statement of financial position at fair value. The accounting for changes in the fair value, gains and losses, of a derivative instrument depends on whether it has been designated and qualifies as part of a hedging relationship and, if so, on the reasons for holding it. If certain conditions are met, entities may elect to designate a derivative instrument as a hedge of exposures to changes in fair value, cash flows or foreign currencies. The statement is effective for fiscal years beginning after June 15, 2000. The statement is not expected to affect Lawrence Federal because Lawrence Federal does not currently purchase derivative instruments or enter into hedging activities.

Effect of Inflation and Changing Prices

         The consolidated financial statements and related financial data presented in this prospectus have been prepared following generally accepted accounting principles, which require the measurement of financial position and operating results in terms of historical dollars without considering the change in the relative purchasing power of money over time due to inflation. The primary impact of inflation is reflected in the increased cost of Lawrence Federal's operations. Unlike most industrial companies, virtually all the assets and liabilities of a financial institution are monetary in nature. As a result, interest rates generally have a more significant impact on a financial institution's performance than do general levels of inflation. Interest rates do not necessarily move in the same direction or to the same extent as the prices of goods and services.

                  Business of Lawrence Financial Holdings, Inc.

General

         Lawrence Financial was organized as a Maryland business corporation at the direction of Lawrence Federal in August 2000 to become the holding company for Lawrence Federal upon completion of the conversion. As a result of the conversion, Lawrence Federal will be a wholly owned subsidiary of Lawrence Financial and all of the issued and outstanding capital stock of Lawrence Federal will be owned by Lawrence Financial.

Business

         Before the completion of the conversion, Lawrence Financial will not engage in any significant activities other than those of an organizational nature. Following completion of the conversion, Lawrence Financial's business activity will be the ownership of the outstanding capital stock of Lawrence Federal and management of the investment of proceeds retained from the conversion. In the future, Lawrence Financial may acquire or organize other operating subsidiaries. There are no current plans, arrangements, agreements or understandings, written or oral, to do so.

         Initially, Lawrence Financial will neither own nor lease any property but will instead use the premises, equipment and furniture of Lawrence Federal with the payment of appropriate rental fees, as required by applicable law and regulations.

         Since Lawrence Financial will hold the outstanding capital stock of Lawrence Federal after the conversion, the competitive conditions applicable to Lawrence Financial will be the same as those confronting Lawrence Federal. See "Business of Lawrence Federal Savings Bank--Competition."

                    Business of Lawrence Federal Savings Bank

General

         Lawrence Federal was founded in 1919 as a state-chartered mutual savings association under the name "Lawrence County Savings and Loan Association." In 1935, Lawrence Federal converted to a federal charter with the name "Lawrence Federal Savings and Loan Association." Lawrence Federal changed its name to "Lawrence Federal Savings Bank" in 1993. Lawrence Federal is regulated by the Office of Thrift Supervision and the Federal Deposit Insurance Corporation. Lawrence Federal's deposits are insured to the maximum allowable amount by the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation. Lawrence Federal has been a member of the Federal Home Loan Bank System since 1935.

         Lawrence Federal operates as a community-oriented financial institution, specializing in the acceptance of retail deposits from the general public in the areas surrounding its five full-service banking offices and using those funds, together with funds generated from operations and borrowings, to originate loans. The principal lending activity of Lawrence Federal is the origination of mortgage loans for the purpose of purchasing or refinancing one- to four-family residential property. Lawrence Federal also originates mobile home loans, a variety of consumer loans and multi-family and commercial real estate loans. Lawrence Federal originates loans primarily for long-term investment purposes. See "--Lending Activities." Lawrence Federal's revenues are derived principally from the generation of interest and fees on loans originated and, to a lesser extent, interest and dividends on investments. Lawrence Federal's primary sources of funds are deposits, principal and interest payments on loans and investments and advances from the Federal Home Loan Bank of Cincinnati.

Market Area

         Lawrence Federal conducts business in southern Ohio from five full-service offices. Lawrence Federal's main office is in Ironton, Ohio. Ironton is in Lawrence County, which is the southernmost county in Ohio. Located on the Ohio River in the heart of the tri-state area of Ohio, Kentucky and West Virginia, Ironton is the county seat of Lawrence County. Three of Lawrence Federal's branch offices are also in Lawrence County and the fourth is in adjacent Scioto County. Lawrence and Scioto Counties, Ohio constitute Lawrence Federal's primary market area. Lawrence Federal also serves depositors and borrowers in Greenup and Boyd Counties, Kentucky and Cabell County, West Virginia.

         Lawrence Federal's market area is predominantly rural. As of 1999, Lawrence County had a population of approximately 65,000, while the five counties that constitute the metropolitan statistical area that includes Lawrence County had a population of approximately 326,000. The largest employment sectors in this area are services, wholesale retail sales and manufacturing. Lawrence Federal's market area has a lower per capita median household income when compared to Ohio and the United States. While the economy in Lawrence County has generally been good in recent years, recent plant closings have resulted in job losses. Over the past several years, unemployment in Lawrence County has been greater than the state and national rate.

Competition

         Lawrence Federal faces intense competition for the attraction of deposits and origination of loans in its market area. Its most direct competition for deposits has historically come from the several financial institutions operating in Lawrence Federal's market area and, to a lesser extent, from other financial service companies, such as brokerage firms, credit unions and insurance companies. Lawrence Federal's competition for loans comes primarily from financial institutions in its market area, and to a lesser extent from other financial service providers, such as mortgage companies and mortgage brokers. Additionally, competition for loans may increase due to the increasing number of non-depository financial service companies entering the mortgage market, such as insurance companies, securities companies and specialty finance companies. Lawrence Federal expects competition to increase in the future as a result of legislative, regulatory and technological changes and the continuing trend of consolidation in the financial services industry. Technological advances, for example, have lowered barriers to entry, allowed banks to expand their geographic reach by providing services over the Internet and made it possible for non-depository institutions to offer products and services that traditionally have been provided by banks. The Gramm-Leach-Bliley Act, which permits affiliation among banks, securities firms and insurance companies, also will change the competitive environment in which Lawrence Federal conducts business. Some of the institutions with which Lawrence Federal competes are significantly larger than Lawrence Federal and, therefore, have significantly greater resources. Due to its relatively small size, Lawrence Federal has fewer resources to devote to marketing and is less able to take advantage of technological advancements. Competition for deposits and the origination of loans could limit Lawrence Federal's growth in the future. See "Risk Factors--Strong competition could hurt Lawrence Federal's profits."

Lending Activities

         General. Lawrence Federal's loan portfolio primarily consists of one- to four-family mortgage loans and mobile home loans. To a lesser degree, Lawrence Federal's loan portfolio also includes multi-family and commercial real estate loans and a variety of consumer loans.

         Lawrence Federal's loans are subject to federal laws and regulations. Interest rates charged by Lawrence Federal on loans are affected principally by Lawrence Federal's current asset/liability strategy, the demand for various types of loans, the supply of money available for lending purposes and the rates offered by competitors. These factors are, in turn, affected by general and economic conditions, monetary policies of the federal government, including the Federal Reserve Board, legislative tax policies and governmental budgetary matters.

         Loan Portfolio Analysis. The following table presents the composition of Lawrence Federal's loan portfolio at the dates indicated. Lawrence Federal had no concentration of loans exceeding 10% of total loans receivable other than as disclosed below.

                                                                                  At December 31,
                                                                     -----------------------------------------
                                              At June 30, 2000              1999                   1998
                                            --------------------     ------------------     ------------------
                                                         Percent                Percent               Percent
                                            Amount      of Total     Amount    of Total     Amount    of Total
                                            ------      --------     ------    --------     ------    --------
                                                                 (Dollars in thousands)
Real estate loans:
   One- to four-family...................    $52,392       59.0%    $51,606       66.6%    $48,385       69.7%
   Multi-family and commercial...........      7,649        8.6       5,962        7.7       3,648        5.3
   Other.................................        398        0.5         471        0.6         464        0.7
                                           ----------   -------  ----------    -------  ----------    -------
      Total real estate loans............     60,439       68.1      58,039       74.9     $52,497       75.7
Consumer loans:
   Automobile............................      7,468        8.4       2,268        2.9       1,751        2.5
   Other.................................      7,547        8.5       5,406        7.0       4,804        6.9
                                           ---------    -------   ---------    -------   ---------    -------
      Total consumer loans ..............     15,015       16.9       7,674        9.9       6,555        9.4
                                            --------     ------   ---------    -------   ---------    -------
Mobile home loans........................     13,336       15.0      11,759       15.2      10,358       14.9
                                            --------     ------    --------     ------    --------     ------
      Total loans........................     88,790      100.0%     77,472      100.0%     69,410      100.0%
                                                          =====                  =====                  =====
Less:
   Net deferred loan origination costs...      2,393                  1,898                  1,479
   Allowance for loan losses.............       (626)                  (589)                  (536)
                                           ----------            ----------             ----------
   Total loans, net......................    $90,557                $78,781                $70,353
                                             =======                =======                =======

         The following table presents certain information at June 30, 2000 regarding the dollar amount of loans maturing in Lawrence Federal's portfolio based on their contractual terms to maturity or scheduled amortization, but does not include potential prepayments. Demand loans, loans having no stated schedule of repayments and no stated maturity, and overdrafts are reported as becoming due in one year or less. Loan balances do not include undisbursed loan proceeds, net deferred loan origination costs and allowance for loan losses.

                                                                    At June 30, 2000
                                         ----------------------------------------------------------------------
                                                     Multi-
                                         One-to    Family and
                                         Four-     Commercial     Other                    Mobile       Total
                                         Family    Real Estate  Real Estate   Consumer      Home        Loans
                                         ------    -----------  -----------   --------      ----        -----
                                                                      (In thousands)
Amounts due in:
   One year or less ..................  $   696     $   851      $    --      $ 2,125      $    26      $ 3,698
   After one year:
   More than one year to three years .      311          27           --        2,134        1,023        3,495
   More than three years to five years    1,162           7           --        2,338        3,663        7,170
   More than five years to 10 years ..    8,378       2,372          398        1,482        4,539       17,169
   More than 10 years to 15 years ....   17,630       1,801           --        1,433        2,895       23,759
   More than 15 years ................   24,215       2,591           --        5,503        1,190       33,499
                                        -------     -------      -------      -------      -------      -------
      Total amount due ...............  $52,392     $ 7,649      $   398      $15,015      $13,336      $88,790
                                        =======     =======      =======      =======      =======      =======

         Scheduled contractual principal repayments of loans do not reflect the actual life of the loans. The average life of a loan is substantially less than its contractual term because of prepayments. In addition, due-on-sale clauses on loans generally give Lawrence Federal the right to declare loans immediately due and payable if, among other things, the borrower sells the real property with the mortgage and the loan is not repaid. The average life of a mortgage loan tends to increase, however, when current mortgage loan market rates are substantially higher than rates on existing mortgage loans and, conversely, tends to decrease when rates on existing mortgage loans are substantially higher than current mortgage loan market rates.

         The following table sets forth, at June 30, 2000, the dollar amount of loans contractually due after June 30, 2001, and whether such loans have fixed interest rates or adjustable interest rates.

                                                   Due After June 30, 2001
                                               ---------------------------------
                                               Fixed       Adjustable     Total
                                               -----       ----------     -----
                                                       (In thousands)
Real estate loans:
   One- to four-family ..................      $39,311      $12,385      $51,696
   Multi-family and commercial ..........        6,405          393        6,798
   Other ................................          398           --          398
      Total real estate loans ...........       46,114       12,778       58,892
Consumer loans ..........................       10,077        2,813       12,890
Mobile home loans .......................       12,482          828       13,310
                                               -------      -------      -------
      Total loans .......................      $68,673      $16,419      $85,092
                                               =======      =======      =======

         One- to Four-Family Real Estate Loans. Lawrence Federal's primary lending activity is the origination of loans secured by one- to four-family residences located in its market area. Lawrence Federal offers one-year adjustable-rate mortgage loans and fixed-rate mortgage loans. Historically, Lawrence Federal has found that borrowers in its market area have a preference for fixed-rate mortgage loans. At June 30, 2000, 76% of Lawrence Federal's residential mortgage loans had fixed interest rates and 24% had adjustable interest rates.

         Lawrence Federal offers fixed-rate loans with terms up to 30 years, although most loans have terms of 20 years or less. Lawrence Federal's adjustable-rate mortgage loans are based on an amortization schedule of 30 years. The loan fees charged, interest rates and other provisions of Lawrence Federal's mortgage loans are determined by Lawrence Federal on the basis of its own pricing criteria and market conditions. Interest rates and payments on Lawrence Federal's adjustable-rate mortgage loans are adjusted annually based on the Federal Housing Finance Board's national average mortgage contract rate for major lenders on the purchase of previously occupied homes. The maximum amount by which the interest rate may be increased or decreased on Lawrence Federal's adjustable- rate mortgage loans is generally 1% per year and the lifetime interest rate cap is generally 5% over the initial interest rate of the loan. Lawrence Federal qualifies the borrower based on the borrower's ability to repay the loan based on the current index rate plus the applicable margin. Lawrence Federal's adjustable-rate mortgage loans typically include a prepayment penalty if the loan is paid off within three years. The terms and conditions of the adjustable- rate mortgage loans offered by Lawrence Federal, including the index for interest rates, may vary from time to time.

         Lawrence Federal occasionally makes loans to individuals for the construction of their principal residence. These loans are structured as permanent mortgage loans. Upon the closing of the loan, the proceeds are disbursed into an escrow account at Lawrence Federal. Funds are disbursed from the escrow as the house is built following review of the construction project by an independent inspector.

         Adjustable-rate mortgage loans help reduce Lawrence Federal's exposure to changes in interest rates. There are, however, unquantifiable credit risks resulting from the potential of increased costs due to changed rates to be paid by the borrower. During periods of rising interest rates the risk of default on adjustable-rate mortgage loans may increase as a result of repricing and the increased payments required by the borrower. In addition, although adjustable-rate mortgage loans help make Lawrence Federal's asset base more responsive to changes in interest rates, the extent of this interest sensitivity is limited by the annual and lifetime interest rate adjustment limits. Because of these considerations, yields on adjustable-rate mortgage loans may not be sufficient to offset increases in Lawrence Federal's cost of funds during periods of rising interest rates.

         Most loans originated by Lawrence Federal conform to Fannie Mae and Freddie Mac underwriting standards, although Lawrence Federal has not sold any loans in recent years. Lawrence Federal's residential mortgage loans typically do not exceed 80% of the appraised value of the property. Although Lawrence Federal's lending policies permit Lawrence Federal to lend up to 97% of the appraised value of the property, Lawrence Federal generally does not make loans where the loan-to-value ratio is over 90%. When the loan-to-value ratio exceeds 80%, Lawrence Federal usually imposes a higher interest rate, but does not require private mortgage insurance. Lawrence Federal requires all properties securing its mortgage loans to be appraised by an approved independent state-certified appraiser. Lawrence Federal generally requires an acceptable attorney's opinion on the status of its lien on all loans where real estate is the primary collateral. Lawrence Federal also requires that fire, casualty, hazard insurance and, if appropriate, flood insurance be maintained on most properties securing real estate loans made by Lawrence Federal.

         Multi-family and Commercial Real Estate Loans. Lawrence Federal originates both fixed- and adjustable-rate mortgage loans for the acquisition and refinancing of multi-family and commercial real estate properties. In addition, Lawrence Federal occasionally participates in commercial real estate loans with other financial institutions in its market area. Nearly all of the properties securing Lawrence Federal's multi-family and commercial real estate loans are located in Lawrence Federal's market area.

         Most of the multi-family loans and commercial real estate loans originated by Lawrence Federal are fully amortizing loans with a term of ten years. Generally, the maximum loan-to-value ratio for a multi-family or commercial real estate loan is 70%. Lawrence Federal requires written appraisals prepared by an approved independent appraiser of all properties securing multi-family or commercial real estate loans.

         At June 30, 2000, Lawrence Federal's commercial real estate loans were secured by a variety of properties, including retail and small office properties, hotels and churches. At June 30, 2000, Lawrence Federal's largest commercial real estate loan had an outstanding balance of $499,000. The loan is secured by a hotel, furnishings, equipment and personal guarantees. At June 30, 2000, this loan was performing according to its original terms.

         Multi-family and commercial real estate lending affords Lawrence Federal an opportunity to receive interest at rates higher than those generally available from one- to four-family residential lending. However, loans secured by these properties usually are greater in amount and are more difficult to evaluate and monitor and, therefore, involve a greater degree of risk than one- to four-family residential mortgage loans. Because payments on loans secured by income producing properties are often dependent on the successful operation and management of the properties, repayment of these loans may be affected by adverse conditions in the real estate market or the economy. Lawrence Federal seeks to minimize these risks by generally limiting the maximum loan-to-value ratio to 70% for multi-family and commercial real estate loans and by strictly scrutinizing the financial condition of the borrower, the cash flow of the project, the quality of the collateral and the management of the property securing the loan. Lawrence Federal also attempts to minimize credit risk by lending almost solely on local properties to businesses with which Lawrence Federal is familiar. Lawrence Federal also generally obtains personal loan guarantees from financially capable parties.

         Other Real Estate Loans. Lawrence Federal's other real estate loans consist primarily of loans secured by unimproved land. These loans generally have a term of ten years or less. Lawrence Federal limits the maximum loan-to-value ratio for land loans to 70%.

         Mobile Home Loans. Since 1976, Lawrence Federal has originated mobile home loans through Lanco Services, Inc., a company that specializes in mobile home lending. Lawrence Federal's mobile home loans, which are made to borrowers in Kentucky, Ohio and Indiana, have terms ranging from five to 20 years and have either fixed or adjustable interest rates. At June 30, 2000, Lawrence Federal had 701 mobile homes loans, the average size of which was $19,000.

         Lanco Services assembles the required loan documents and provides them to Lawrence Federal for review. Lawrence Federal has the opportunity to accept or reject each loan. Lawrence Federal generally will finance up to a maximum of 95% of the purchase price of new mobile home units and up to a maximum of 80% of the market value of used mobile home units. Lawrence Federal requires that the borrower surrender the title to the mobile home unit during the term of the loan and also requires homeowner's insurance on the unit at least equal to the amount financed.

         Lawrence Federal has an arrangement with Lanco Services under which Lanco Services handles all delinquencies and defaults at its expense. Lawrence Federal pays Lanco Services a percentage of each loan, a portion of which is placed in a deposit account at Lawrence Federal. This deposit account is used to fund losses related to repossessions of mobile home units and to fund the return of origination fees in the event of prepayment of mobile home loans. Losses on repossessions charged to this deposit account, and therefore absorbed by Lanco Services, totaled $117,000 and $57,000 during the six months ended June 30, 2000 and 1999, respectively, and $96,000 and $60,000 for the years ended December 31, 1999 and 1998, respectively. In addition, in many instances, Lawrence Federal has recourse to the mobile home dealer if the borrower defaults during a specified period ranging from 12 months to the term of loan.


         The following table presents the activity and the dollar amounts available to fund losses related to repossessions in the Lanco Services' deposit account during the periods indicated.

                                                      Six Months
                                                         Ended       Year Ended
                                                        June 30,    December 31,
                                                      -----------   ------------
                                                      2000   1999   1999   1998
                                                      ----   ----   ----   ----
                                                        (Dollars in Thousands)
Deposit account balance beginning of period ..........$148   $  1   $  1   $  2
Losses on repossessions absorbed by Lanco Services ...(117)   (57)   (96)   (60)
Deposits due to new loans ............................ 322    210    418    367
Withdrawals due to early payoffs .....................(129)   (80)  (175)  (308)
                                                      ----   ----   ----   ----
Deposit account balance, end of period ...............$224   $ 74   $148   $  1
                                                      ====   ====   ====   ====


         Mobile home lending generally entails greater risk than traditional residential mortgage lending. Loans secured by mobile homes involve more credit risk than mortgage loans because of the type and nature of the collateral, which depreciates over time, and because mobile home borrowers tend to have lower incomes than Lawrence Federal's residential mortgage borrowers. In many cases, any repossessed collateral for a defaulted mobile home loan will not provide an adequate source of repayment of the outstanding loan balance because of depreciation or improper repair and maintenance of the underlying security. Lawrence Federal's arrangement with Lanco Services substantially mitigates the risks normally associated with mobile home lending. However, if Lawrence Federal were to stop originating mobile home loans, it would stop funding the deposit account through which losses have been absorbed. Once that deposit account is exhausted, all future losses would have to be charged against Lawrence Federal's allowance for loan losses. This may require Lawrence Federal to increase its allowance for loan losses. Furthermore, Lawrence Federal is currently not equipped to service its mobile home loan portfolio should Lanco Services be unable to do so. If Lanco Services ceases doing business or terminates its arrangement with Lawrence Federal, Lawrence Federal would likely need to hire additional staff in order to service the mobile home loan portfolio.

         Consumer Loans. Lawrence Federal offers a variety of consumer loans, including automobile loans, other secured loans, home equity credit lines, second mortgage loans, credit cards and unsecured personal loans.

         Lawrence Federal offers fixed-rate automobile loans with terms of up to 66 months. Loan-to-value ratios and maximum loan terms vary depending on the age of the vehicle. In April 2000, Lawrence Federal commenced an indirect automobile lending program, which is managed by an experienced consumer loan officer. Lawrence Federal originates automobile loans through approximately 17 automobile dealers in southern Ohio, western West Virginia and northeastern Kentucky. These dealers provide Lawrence Federal applications to finance new and used vehicles sold by their dealerships. Lawrence Federal has the opportunity to accept or reject each loan. Generally, Lawrence Federal makes automobile loans only to borrowers who have higher credit ratings. Lawrence Federal does not make automobile loans that would be considered "sub-prime." Lawrence Federal pays a fee to the automobile dealer based on the interest rate on the loan. This fee, or dealer reserve, is deposited into an account at Lawrence Federal and paid to the dealer monthly. If a loan is paid off or charged off within a specified time period, Lawrence Federal is credited with a portion of the dealer reserve, which it may withhold from the dealer's account or credit against future payments to the dealer. Lawrence Federal anticipates that it will be able to significantly increase the size of its automobile loan portfolio through its indirect lending program. At June 30, 2000, Lawrence Federal held $4.5 million of indirect auto loans.

         Lawrence Federal also originates consumer loans secured by boats, motorcycles, campers, motor homes and other recreational vehicles. These loans have fixed interest rates and terms of up to five years. At June 30, 2000, Lawrence Federal had $3.5 million of such loans.

         Lawrence Federal offers home equity lines of credit and second mortgage loans. At June 30, 2000, these loans totaled $537,000. The underwriting standards applicable to these loans generally are the same as for one- to four-family first mortgage loans, except that the combined loan-to-value ratio, including the balance of the first mortgage, cannot exceed 90% of the appraised value of the property.

         Lawrence Federal offers proprietary credit cards. At June 30, 2000, Lawrence Federal had approximately 900 credit card accounts with a total balance of $828,000. The card program generally provides an individual credit limit of $5,000 or less, however some credit limits may be higher, and currently provides for a fixed interest rate of 13.80%. The terms of this program may vary from time to time.

         Lawrence Federal makes unsecured personal loans in amounts generally not in excess of $10,000. Lawrence Federal also provides overdraft protection on checking accounts. At June 30, 2000, unsecured loans totaled $1.8 million.

         Lawrence Federal believes that it will benefit from the higher yields earned on consumer loans and that the shorter duration of consumer loans will improve Lawrence Federal's interest rate risk position. However, consumer loans entail greater risk than do residential mortgage loans, particularly in the case of loans that are unsecured or secured by rapidly depreciating assets such as automobiles. In these cases, any repossessed collateral for a defaulted consumer loan may not provide an adequate source of repayment of the outstanding loan balance as a result of the greater likelihood of damage, loss or depreciation. The remaining deficiency often does not warrant further substantial collection efforts against the borrower beyond obtaining a deficiency judgment. In addition, consumer loan collections are dependent on the borrower's continuing financial stability, and thus are more likely to be adversely affected by job loss, divorce, illness or personal bankruptcy. Lawrence Federal expects that it will increase its allowance for loan losses as its consumer loan portfolio grows by charging a provision for loan losses against income.

         Loans to One Borrower. The maximum amount that Lawrence Federal may lend to one borrower is limited by regulation. At June 30, 2000, Lawrence Federal's regulatory limit on loans to one borrower was $1.2 million. At that date, Lawrence Federal's largest amount of loans to one borrower, including the borrower's related interests, was approximately $1.1 million and consisted of commercial and residential real estate loans. These loans were performing according to their original terms at June 30, 2000.

         Loan Approval Procedures and Authority. Lawrence Federal's lending activities follow written, non-discriminatory, underwriting standards and loan origination procedures established by Lawrence Federal's Board of Directors and management. Generally, all mortgage loans require prior approval of Lawrence Federal's Board of Directors. Various bank personnel have been delegated authority to approve mobile home loans and consumer loans, including automobile loans. Two employees may combine their authority to jointly approve a loan that exceeds their individual lending authority.

         Loan Originations, Purchases and Sales. Lawrence Federal's lending activities are conducted by its employees operating through Lawrence Federal's offices. Except in connection with its mobile home and indirect automobile lending, Lawrence Federal relies on advertising, referrals from realtors and customers, and personal contact by Lawrence Federal's staff to generate loan originations. Lawrence Federal does not use loan correspondents or other third-parties to originate loans. Lawrence Federal occasionally purchases participation interests in commercial mortgage loans through other financial institutions in its market area. In the past, Lawrence Federal generally has retained for its portfolio all of the loans that it originated. Going forward, Lawrence Federal intends to sell substantially all of the fixed-rate mortgage loans it originates. Lawrence Federal's ability to originate adjustable-rate and fixed-rate loans is dependent upon the relative customer demand for such loans, which is affected by the current and expected future level of interest rates. As a result of the low interest rate environment in recent years, Lawrence Federal has experienced strong loan demand as customers have preferred fixed-rate, fully amortized loans.

         The following table presents activity in the loan portfolio during the periods indicated.

                                           Six Months Ended       Year Ended
                                                June 30,          December 31,
                                           -----------------    ----------------
                                            2000       1999      1999      1998
                                           ------     ------    ------    ------
                                                      (In thousands)
Loans at beginning of period ...........   $77,472   $69,410   $69,410   $61,983
  Originations:
   Real estate loans:
      One- to four-family ..............     5,554     8,859    15,446    16,136
      Multi-family and commercial ......        --        75        75        13
      Other ............................        --        --        25       150
                                           -------   -------   -------   -------
          Total real estate loans ......     5,554     8,934    15,546    16,299
    Consumer:
       Automobile ......................     6,126       965     1,962     1,536
       Other ...........................     6,693     4,014     7,677     7,927
    Mobile home ........................     3,020     2,021     4,016     3,451
                                           -------   -------   -------   -------
          Total loans originated .......    21,393    15,934    29,201    29,213

Participation loans purchased ..........        --        --        --       500
Deduct:
     Principal loan repayments
      and prepayments ..................    10,075    11,240    21,139    22,286
     Loan sales ........................        --        --        --        --
     Transfers to REO ..................        --        --        --        --
                                           -------   -------   -------   -------
           Sub-total ...................    10,075    11,240    21,139    22,286
                                           -------   -------   -------   -------
Net loan activity ......................    11,318     4,694     8,062     7,427
                                           -------   -------   -------   -------
     Loans at end of period ............   $88,790   $74,104   $77,472   $69,410
                                           =======   =======   =======   =======

         Loan  Commitments.  Lawrence  Federal  issues loan  commitments  to its
prospective   borrowers   conditioned  on  the  occurrence  of  certain  events.
Commitments are made in writing on specified terms and conditions and are honored for up to 90 days from approval. At June 30, 2000, Lawrence Federal had loan commitments totaling $1.3 million. See note 8 of the notes to financial statements included in this prospectus.

         Loan Fees. In addition to interest earned on loans, Lawrence Federal receives income from fees in connection with loan originations, loan modifications, late payments and for miscellaneous services related to its loans. Income from these activities varies from period to period depending upon the volume and type of loans made and competitive conditions.

         Lawrence Federal charges loan origination fees, which are calculated as a percentage of the amount borrowed, subject to a minimum amount. As required by applicable accounting principles, loan origination fees, discount points and certain loan origination costs are deferred and recognized over the contractual remaining lives of the related loans on a level yield basis. At June 30, 2000, Lawrence Federal had $2.4 million of net deferred loan costs.

         Nonperforming Assets and Delinquencies. All loan payments are due on the first day of each month. When a borrower on a residential mortgage loan fails to make a required loan payment, Lawrence Federal attempts to cure the deficiency by contacting the borrower and seeking the payment. A late notice is mailed after 15 days of delinquency. In most cases, deficiencies are cured promptly. Additional notices are mailed after 30 and 60 days of delinquency and Lawrence Federal attempts to contact the borrower by either telephone, letter or in person in order to determine the cause of the delinquency and to arrange for curing the default. In most cases, after the 90th day of delinquency, Lawrence Federal commences foreclosure proceedings under the terms of the security instrument and applicable law.

         When a borrower on a consumer loan fails to make a required loan payment, a late notice is mailed after 10 days of delinquency and Lawrence Federal follows up with a letter and a phone call to the borrower. Depending on the type of collateral, Lawrence Federal may take action to repossess the property securing the loan. Delinquent mobile home loans are handled by the company through which Lawrence Federal originates the loans.

         Management informs the Board of Directors monthly of the amount of loans delinquent more than 30 days, all loans in foreclosure, and all foreclosed and repossessed property that Lawrence Federal owns.

         Lawrence Federal ceases accruing interest on loans when principal or interest payments are delinquent 90 days or more unless the loan is adequately collateralized and in the process of collection. Once the accrual of interest on a loan is discontinued, all interest previously accrued is reversed against current period interest income once management determines that interest is uncollectible.

         The following table presents information with respect to Lawrence Federal's nonperforming assets at the dates indicated.

                                                                At December 31,
                                                  At          ------------------
                                             June 30, 2000    1999        1998
                                             -------------    ----        ----
                                                     (Dollars in thousands)
Accruing loans past due 90 days or more:
   One- to four-family real estate...........  $  42         $  45       $  40
   Multi-family and commercial real estate...     --            --          --
   Other real estate.........................     --            --          --
   Automobile................................      4             5           2
   Other consumer ...........................     26            27          11
   Mobile home ..............................    147           209         232
                                               -----         -----       -----
         Total...............................    219           286         285
Non-accruing loans:
   One- to four-family real estate...........    137            --          --
   Multi-family and commercial real estate...     --            --          --
   Other real estate.........................     --            --          --
   Automobile................................     --            --          --
   Other consumer............................     --            --          --
   Mobile home...............................     --            --          --
                                              ------        ------      ------
         Total...............................    137            --          --
Real estate owned (REO)......................     --            --          --
Other repossessed assets.....................    334           342         203
                                               -----         -----       -----
         Total nonperforming assets..........    690           628         488
Troubled debt restructurings.................     --            --          --
                                              ------        ------      ------
Troubled debt restructurings and
   total nonperforming assets................   $690          $628        $488
                                                ====          ====        ====
Total nonperforming loans and
   troubled debt restructurings as a
   percentage of total loans.................   0.40%         0.37%       0.41%
Total nonperforming assets and
   troubled debt restructurings as a
   percentage of total assets................   0.61%         0.61%       0.51%

         Interest income that would have been recorded for the six months ended June 30, 2000 and the year ended December 31, 1999 had nonaccruing loans been current according to their original terms amounted to approximately $5,000 and $3,000, respectively. No interest related to these loans was included in interest income for the six months ended June 30, 2000 or the year ended December 31, 1999.

         The following table sets forth the delinquencies in the Bank's loan portfolio as of the dates indicated.

                                                   At June 30, 2000
                                      ------------------------------------------
                                          60-89 Days           90 Days or More
                                      -------------------    -------------------
                                      Number    Principal    Number   Principal
                                       of      Balance of      of     Balance of
                                      Loans      Loans       Loans       Loans
                                      -----      -----       -----       -----
                                               (Dollars in thousands)
Real estate loans:
   One- to four-family ...........      --        $ --           4       $179
   Multi-family and
      commercial .................      --          --          --         --
   Other .........................      --          --          --         --
Consumer loans:
   Automobile ....................       2          16           1          4
   Other .........................       9          23          13         26
Mobile home loans ................       9         187          13        147
                                      ----        ----        ----       ----
      Total ......................      20        $226          31       $356
                                      ====        ====        ====       ====
Delinquent loans to
   total gross loans .............                0.25%                  0.40%

                                                                                  At December 31,
                                            ----------------------------------------------------------------------------------------
                                                               1999                                            1998
                                            ------------------------------------------      ----------------------------------------
                                                 60-89 Days          90 Days or More            60-89 Days         90 Days or More
                                            -------------------   --------------------      -------------------   ------------------
                                            Number   Principal    Number     Principal      Number   Principal    Number  Principal
                                             of      Balance of     of       Balance of      of      Balance of     of    Balance of
                                            Loans      Loans      Loans        Loans        Loans      Loans       Loans    Loans
                                            -----      -----      -----        -----        -----      -----       -----    -----
                                                             (Dollars in thousands)
Real estate loans:
   One- to four-family ..............          3        $121           2        $ 45           3       $100          2       $ 40
   Multi-family and
      commercial ....................         --          --          --          --          --         --         --         --
   Other ............................         --          --          --          --          --         --         --         --
Consumer loans:
   Automobile .......................          3          21           2           5           1          5          1          2
   Other ............................         16          29          16          27          14         25         15         11
Mobile home loans ...................         11         179          14         209          21        405         18        232
                                            ----        ----        ----        ----        ----       ----       ----       ----
      Total .........................         33        $350          34        $286          39       $535         36       $285
                                            ====        ====        ====        ====        ====       ====       ====       ====
Delinquent loans to
   total gross loans ................                   0.45%                   0.37%                  0.77%                 0.41%

         Real Estate Owned. Real estate acquired by Lawrence Federal as a result of foreclosure or by deed-in- lieu of foreclosure is classified as real estate owned until sold. When property is acquired it is recorded at the lower of its cost, which is the unpaid principal balance of the loan plus foreclosure costs, or fair market value at the date of foreclosure, establishing a new cost basis. Holding costs and declines in fair value after acquisition of the property result in charges against income. At June 30, 2000, Lawrence Federal had no real estate owned.

         Asset Classification. Federal banking regulators have adopted various regulations and practices regarding problem assets of savings institutions. Under such regulations, examiners have authority to identify problem assets during examinations and, if appropriate, require them to be classified.

         There are three classifications for problem assets: substandard, doubtful and loss. Substandard assets have one or more defined weaknesses and are characterized by the distinct possibility that the insured institution will sustain some loss if the deficiencies are not corrected. Doubtful assets have the weaknesses of substandard assets with the additional characteristic that the weaknesses make collection or liquidation in full on the basis of currently existing facts, conditions and values questionable, and there is a high possibility of loss. An asset classified as loss is considered uncollectible and of such little value that continuance as an asset of the institution is not warranted. If an asset or portion thereof is classified as loss, the insured institution establishes specific allowances for loan losses for the full amount of the portion of the asset classified as loss. All or a portion of general loan loss allowances established to cover probable losses related to assets classified substandard or doubtful can be included in determining an institution's regulatory capital, while specific valuation allowances for loan losses generally do not qualify as regulatory capital. Assets that do not currently expose the insured institution to sufficient risk to warrant classification in one of the aforementioned categories but possess weaknesses are designated "special mention." Lawrence Federal monitors "special mention" assets.

         The following table presents classified and special mention assets at June 30, 2000.

                                            Loss                  Doubtful             Substandard             Special Mention
                                    --------------------   ----------------------  ----------------------   ---------------------
                                    Principal  Number of   Principal    Number of  Principal    Number of   Principal   Number of
                                     Balance     Loans      Balance       Loans     Balance       Loans      Balance     Loans
                                     -------     -----      -------       -----     -------       -----      -------     -----
                                                              (Dollars in thousands)
Real estate loans:
   One- to four-family ........       $  --        --        $ --          --        $198           4        $   --        --
   Multi-family and
      commercial ..............          --        --          --          --          --          --            --        --
   Other ......................          --        --          --          --          --          --            --        --
Consumer loans:
   Automobile .................          --        --          --          --           4           1            --        --
   Other ......................          --        --           8          12          18           1            --        --
Mobile home loans .............          --        --          --          --         481          43            --        --
                                      -----      ----        ----        ----        ----        ----        ------      ----
      Total ...................       $  --        --        $  8          12        $701          49        $   --        --
                                      =====      ====        ====        ====        ====        ====        ======      ====

         Allowance for Loan Losses. In originating loans, Lawrence Federal recognizes that losses will be experienced on loans and that the risk of loss will vary with, among other things, the type of loan being made, the creditworthiness of the borrower over the term of the loan, general economic conditions and, in the case of a secured loan, the quality of the security for the loan. Lawrence Federal maintains an allowance for loan losses to absorb losses inherent in the loan portfolio. The allowance for loan losses represents management's estimate of probable losses based on information available as of the date of the financial statements. The allowance for loan losses is based on management's evaluation of the collectibility of the loan portfolio, including past loan loss experience, known risks in the portfolio, information about
specific  borrower   situations  and  estimated   collateral  values,   economic
conditions  and other  factors.  See  "Management's  Discussion  and Analysis of
Financial Condition and Results of Operations--1999 Compared with 1998--Provision for Loan Losses."

         The loan portfolio and other credit exposures are regularly reviewed by management to evaluate the adequacy of the allowance for loan losses. The methodology for assessing the appropriateness of the allowance includes comparison to actual losses, peer group comparisons, industry data and economic conditions. In addition, the regulatory agencies, as an integral part of their examination process, periodically review Lawrence Federal's allowance for loan losses. Such agencies may require Lawrence Federal to make additional provisions for estimated losses based upon judgments different from those of management.

         In connection with assessing the allowance, loss factors are applied to various pools of outstanding loans. Lawrence Federal segregates the loan portfolio according to risk characteristics (i.e., mortgage loans, consumer). Loss factors are derived using Lawrence Federal's historical loss experience and may be adjusted for significant factors that, in management's judgment, affect the collectibility of the portfolio as of the evaluation date.

         In addition, management assesses the allowance using factors that cannot be associated with specific credit or loan categories. These factors include management's subjective evaluation of local and national economic and business conditions, portfolio concentration and changes in the character and size of the loan portfolio. The allowance methodology reflects management's objective that the overall allowance appropriately reflects a margin for the imprecision necessarily inherent in estimates of expected credit losses.

         At June 30, 2000, Lawrence Federal's allowance for loan losses represented 0.70% of total gross loans and 176% of nonperforming loans. Although management believes that it uses the best information available to establish the allowance for loan losses, future adjustments to the allowance for loan losses may be necessary and results of operations could be adversely affected if circumstances differ substantially from the assumptions used in making the determinations. Furthermore, while Lawrence Federal believes it has established its existing allowance for loan losses in conformity with generally accepted accounting principles, there can be no assurance that regulators, in reviewing Lawrence Federal's loan portfolio, will not request Lawrence Federal to increase its allowance for loan losses. In addition, because future events affecting borrowers and collateral cannot be predicted with certainty, there can be no assurance that the existing allowance for loan losses is adequate or that increases will not be necessary should the quality of any loans deteriorate as a result of the factors discussed above. Any material increase in the allowance for loan losses may adversely affect Lawrence Federal's financial condition and results of operations.

         The  following  table  presents  an  analysis  of  Lawrence   Federal's
allowance for loan losses.

                                             Six Months
                                               Ended         Year Ended December
                                              June 30,               31,
                                           ---------------     -----------------
                                            2000     1999      1999       1998
                                           ------   ------    ------     ------
                                                   (Dollars in thousands)
Allowance for loan losses,
 beginning of year .....................   $ 589     $ 536     $ 536     $ 501
Charged-off loans:
   Real estate .........................      --        --        --        --
   Consumer ............................     (52)      (70)     (137)      (99)
   Mobile home .........................      --        --        --        --
                                           -----     -----     -----     -----
      Total charged-off loans ..........     (52)      (70)     (137)      (99)
Recoveries on loans previously
 charged off:
   Real estate .........................      --        --        --        --
   Consumer ............................      29        59        70        14
   Mobile home .........................      --        --        --        --
                                           -----     -----     -----     -----
      Total recoveries .................      29        59        70        14
                                           -----     -----     -----     -----
Net loans charged-off ..................     (23)      (11)      (67)      (85)
Provision for loan losses ..............      60        60       120       120
                                           -----     -----     -----     -----

Allowance for loan losses, end
 of period .............................   $ 626     $ 585     $ 589     $ 536
                                           =====     =====     =====     =====

Net loans charged-off to average
 interest-earning loans ................    0.06%     0.03%     0.09%     0.13%
Allowance for loan losses to total
 loans .................................    0.70%     0.77%     0.76%     0.77%
Allowance for loan losses to
 nonperforming loans and troubled
 debt restructuring ....................  175.84%   217.38%   205.94%   188.07%

         The following table presents the approximate allocation of the allowance for loan losses by loan category at the dates indicated. Management believes that the allowance can be allocated by category only on an approximate basis. The allocation of the allowance to each category is not indicative of future losses and does not restrict the use of any of the allowance to absorb losses in any category.

                                                                                 At December 31,
                                 At June 30,            --------------------------------------------------------------
                                    2000                             1999                            1998
                       -------------------------------  -------------------------------  -----------------------------
                                  % of        Percent             % of        Percent              % of       Percent
                                 Allowance    of Loans           Allowance    of Loans            Allowance   of Loans
                                 in Each      in Each            in Each      in Each             in Each     in Each
                                 Category     Category           Category     Category            Category    Category
                                 to Total     to Total           to Total     to Total            to Total    to Total
                       Amount    Allowance     Loans    Amount   Allowance     Loans    Amount    Allowance    Loans
                       ------    ---------     -----    ------   ---------     -----    ------    ---------    -----
                                                        (Dollars in thousands)
Real estate........      $165       26.3%      68.1%     $155       26.3%      74.9%    $139        25.9%     75.7%
Consumer...........       197       31.5       16.9       176       30.0        9.9      141        26.3       9.4
Mobile home........       208       33.2       15.0       208       35.3       15.2      201        37.5      14.9
Unallocated........        56        9.0        N/A        50        8.4        N/A       55        10.3       N/A
                         ----      -----                 ----      -----                ----       -----
  Total allowance
   for loan losses       $626      100.0%                $589      100.0%               $536       100.0%
                         ====      =====                 ====      =====                ====       =====

Investment Activities

         Under federal law, Lawrence Federal has authority to invest in various types of liquid assets, including U.S. Government obligations, securities of various federal agencies and of state and municipal governments, deposits at the Federal Home Loan Bank of Cincinnati and certificates of deposit of federally insured institutions. Within certain regulatory limits, Lawrence Federal may also invest a portion of its assets in corporate securities, including non-mortgage, asset-backed instruments. Savings institutions like Lawrence Federal are also required to maintain an investment in Federal Home Loan Bank of Cincinnati stock. Lawrence Federal is required under federal regulations to maintain a minimum amount of liquid assets. See "Regulation and Supervision" and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

         Lawrence  Federal's  Investment   Committee,   which  consists  of  the
President  and  two  members  of  the  Board  of  Directors,   has  the  overall
responsibility for Lawrence Federal's investment portfolio. The Board of Directors also receives a monthly portfolio report. Lawrence Federal's President is authorized to make investment decisions consistent with Lawrence Federal's investment policy and the recommendations of Lawrence Federal's Investment Committee and is primarily responsible for daily investment activities.

         The primary objectives of Lawrence Federal's investment portfolio are to provide a source of liquidity sufficient to meet regulatory and operating requirements, provide an alternative source of income through interest and dividends, improve Lawrence Federal's interest rate risk position, diversify Lawrence Federal's assets and provide collateral for pledging. Investment decisions are made in accordance with Lawrence Federal's investment policy and are based upon the quality of a particular investment, its inherent risks, the composition of the balance sheet, market expectations, Lawrence Federal's liquidity, income and collateral needs and how the investment fits within Lawrence Federal's interest rate risk strategy.

         The investment portfolio consists primarily of debt issues. It is the current practice of Lawrence Federal to invest in debt securities with maturities of five years or less issued only by the United States Treasury or United States government agencies. The other securities in Lawrence Federal's investment portfolio consist of trust preferred securities. All of the securities in the portfolio carry market risk, insofar as increases in market interest rates may cause a decrease in market value. In addition, trust preferred securities carry credit risk, insofar as the payment of dividends depends on the successful operation of the companies that sponsored them. All of the trust preferred securities purchased by Lawrence Federal have received one of the two highest ratings by a nationally recognized rating agency such as Standard & Poor's or Moody's.

         Generally accepted accounting principles require that securities be categorized as either "held-to-maturity," "trading securities" or "available-for-sale," based on management's intent as to the ultimate disposition of each security. Debt securities may be classified as "held-to-maturity" and reported in financial statements at amortized cost only if the reporting entity has the positive intent and ability to hold those securities to maturity. Securities that might be sold in response to changes in market interest rates, changes in the security's prepayment risk, increases in loan demand, or other similar factors cannot be classified as "held-to-maturity." Debt and equity securities held for current resale are classified as "trading securities." These securities are reported at fair value, and unrealized gains and losses on the securities would be included in earnings. Lawrence Federal does not currently use or maintain a trading account. Debt and equity securities not classified as either "held-to-maturity" or "trading securities" are classified as "available-for-sale." These securities are reported at fair value, and unrealized gains and losses on the securities are excluded from earnings and reported, net of deferred taxes, as a separate component of equity. Lawrence Federal currently classifies all of its securities as available-for-sale.

         At June 30, 2000, Lawrence Federal did not own any securities, other than U.S. Government and agency securities, that had an aggregate book value in excess of 10% of Lawrence Federal's retained earnings at that date.

         The following table presents the amortized cost and fair value of Lawrence Federal's securities at the dates indicated.

                                                                                              At December 31,
                                                                           -----------------------------------------------
                                                    At June 30, 2000               1999                       1998
                                                 ---------------------     --------------------      ---------------------
                                                 Amortized       Fair      Amortized      Fair       Amortized      Fair
                                                    Cost         Value        Cost        Value        Cost         Value
                                                    ----         -----        ----        -----        ----         -----
                                                                                  (In thousands)
U.S. Treasury securities .....................    $   679      $   670      $   682      $   669      $ 2,062      $ 2,071
Obligations of U.S. government agencies ......     11,056       10,738       11,057       10,756       10,145       10,182
Other securities .............................      1,029          873        1,019          816          516          510
                                                  -------      -------      -------      -------      -------      -------

    Total ....................................    $12,764      $12,281      $12,758      $12,241      $12,723      $12,763
                                                  =======      =======      =======      =======      =======      =======

         The following presents the activity in the securities portfolio for the periods indicated.

                                     Six Months Ended          Year Ended
                                          June 30,             December 31,
                                    -------------------   ----------------------
                                     2000        1999         1999        1998
                                     ----        ----         ----        ----
                                                  (In thousands)
Investment securities,
 beginning of period ...........   $ 12,241    $ 12,763    $ 12,763    $  7,031
Purchases:
   Investment securities -
    available-for-sale .........      2,050       2,183       2,183      16,823
Sales:
   Investment securities -
    available-for-sale .........     (2,118)     (1,181)     (1,123)     (5,864)
Calls and maturities:
   Investment securities -
    available-for-sale .........         --        (500)     (1,002)     (5,322)
(Amortization) accretion of
 premium/discount ..............         74          54         (23)         71
Increase (decrease) in
 unrealized appreciation/
 depreciation ..................         34        (251)       (557)         24
                                   --------    --------    --------    --------
     Net increase (decrease)
      in investment securities .         40         305        (522)      5,732
                                   --------    --------    --------    --------
Investment securities, end
 of period .....................   $ 12,281    $ 13,068    $ 12,241    $ 12,763
                                   ========    ========    ========    ========

         The table below sets forth certain information regarding the carrying value, weighted average yields and contractual maturities of Lawrence Federal's debt securities as of June 30, 2000.

                                                                       At June 30, 2000
                           -----------------------------------------------------------------------------------------------------
                                               More than One Year  More than Five Years
                           One Year or Less      to Five Years       to Ten Years       More than Ten Years         Total
                           -----------------   ------------------  ------------------   ------------------   -------------------
                                    Weighted             Weighted            Weighted             Weighted              Weighted
                           Carrying  Average   Carrying   Average  Carrying   Average   Carrying   Average   Carrying    Average
                             Value    Yield      Value     Yield     Value     Yield      Value     Yield      Value      Yield
                             -----    -----      -----     -----     -----     -----      -----     -----      -----      -----
                                                                       (Dollars in thousands)
U.S. Treasury Securities ..   $670     4.48%    $    --       --%   $   --       --%      $ --        --%     $   670     4.48%
Obligations of U.S.
 Government agencies ......    737     5.74      10,001     6.09        --       --         --        --       10,738     6.07
 Other securities .........     --       --          --       --        --       --        873      6.95          873     6.95
                            ------    -----     -------     ----    ------     ----       ----                -------
 Total debt securities
  at fair value ........... $1,407     5.14%    $10,001     6.09%   $   --       --%      $873      6.95%     $12,281     6.04%
                            ======              =======             ======                ====                =======

Deposit Activities and Other Sources of Funds

         General. Deposits are the major external source of funds for Lawrence Federal's lending and other investment activities. In addition, Lawrence Federal also generates funds internally from loan principal repayments and prepayments and maturing securities. Scheduled loan repayments are a relatively stable source of funds, while deposit inflows and outflows and loan prepayments are influenced significantly by general interest rates and money market conditions. Lawrence Federal may use borrowings from the Federal Home Loan Bank of Cincinnati to compensate for reductions in the availability of funds from other sources. Presently, Lawrence Federal has no other borrowing arrangements aside from the Federal Home Loan Bank. Until recent years, Lawrence Federal relied almost exclusively on deposits and internally generated funds as its source of funds. In 1997, Lawrence Federal began utilizing advances from the Federal Home Loan Bank. Lawrence Federal anticipates that it will increase its use of borrowed funds in the future, depending on market conditions and its need for funds.

         Deposit Accounts. Nearly all of Lawrence Federal's depositors reside in Ohio, Kentucky or West Virginia. Lawrence Federal offers a wide variety of deposit accounts with a range of interest rates and terms. Lawrence Federal's deposit accounts consist of a variety of savings accounts, checking and NOW accounts, certificates of deposit, individual retirement accounts and money market accounts. The maturities of Lawrence Federal's certificate of deposit accounts range from 91 days to five years. Deposit account terms vary with the principal differences being the minimum balance deposit, early withdrawal penalties, limits on the number of transactions and the interest rate. Lawrence Federal reviews its deposit mix and pricing biweekly.

         Lawrence Federal believes it is competitive in the interest rates it offers on its deposit products. Lawrence Federal determines the rates paid based on a number of factors, including rates paid by competitors, Lawrence Federal's need for funds and cost of funds, borrowing costs and movements of market interest rates. Lawrence Federal does not utilize brokers to obtain deposits and at June 30, 2000 had no brokered deposits.

         In the unlikely event Lawrence Federal is liquidated after the conversion, depositors will be entitled to full payment of their deposit accounts before any payment is made to Lawrence Financial as the sole stockholder of Lawrence Federal.

         The following table shows the composition of Lawrence Federal's deposit accounts at the dates indicated.

                                  At June 30,             At December 31
                                      2000            1999                1998
                                  ----------      ------------         ---------
                                                  (In thousands)
Noninterest-bearing accounts..     $ 1,390           $ 1,309            $ 1,337
Passbook accounts.............      18,733            17,835             16,564
Money market accounts.........         767               790                707
NOW accounts..................      11,129            10,257             10,553
Certificates of deposit.......      67,827            60,108             59,331
                                   -------           -------            -------
     Total deposits...........     $99,846           $90,299            $88,492
                                   =======           =======            =======

         The following table presents the deposit activity of Lawrence Federal for the periods indicated:

                                 Six Months Ended         Year Ended
                                     June 30,            December 31,
                               --------------------  ---------------------
                                 2000       1999       1999        1998
                               --------  ----------  ---------  ----------
                                             (In thousands)
Beginning balance.............  $90,299     $88,492    $88,492     $80,758
Increase (decrease) before
  interest credited...........    7,434       2,924    (2,215)       3,952
Interest credited.............    2,113       2,034      4,022       3,782
                               --------    --------  ---------    --------
Net increase..................    9,547       4,958      1,807       7,734
                               --------    --------  ---------    --------
     Ending balance...........  $99,846     $93,450    $90,299     $88,492
                                =======     =======    =======     =======

         At June 30, 2000, the Bank had $12.6 million in certificates of deposit with principal balances of $100,000 or more maturing as follows:

                                                                      Weighted
                                                                       Average
               Maturity Period                         Amount           Rate
------------------------------------------------      --------       -----------
                                                        (Dollars in thousands)
Three months or less............................      $ 2,453            5.55%%
Over 3 through 6 months.........................        1,231            5.80
Over 6 through 12 months........................        3,393            6.46
Over 12 months..................................        5,559            5.32
                                                      -------
         Total..................................      $12,636            5.72
                                                      =======

         The following table presents by various rate categories, the amount of certificates of deposit outstanding at the dates indicated and the periods to maturity of the certificates of deposit outstanding at June 30, 2000.

                              Period to Maturity from June 30, 2000
                            -----------------------------------------
                              Less        One       Two
                              than        to         to        Over       Total at       Total at        Total at
                               One        Two      Three      Three       June 30,     December 31,    December 31,
                              Year       Years     Years       Years        2000           1999            1998
                            ---------   -------   --------   --------    ---------    ------------     -----------
                                                              (Dollars in thousands)
Certificates of deposit:
   3.01 to 4.00%.........   $    76     $  216     $    4     $2,093      $ 2,389      $  2,403        $ 2,790
   4.01 to 5.00%.........     2,558        189      1,660      1,292        5,699         9,461          6,841
   5.01 to 6.00%.........    18,614      2,934        803      1,167       23,518        36,636         42,335
   6.01 to 7.00%.........    32,503      1,549        862        813       35,727        11,395          7,153
   7.01 to 8.00%.........        41         --        177        275          494           213            212
                            -------     ------     ------     ------      -------      --------        -------
   Total certificates of
     deposit.............   $53,792     $4,888     $3,506     $5,640      $67,827      $ 60,108        $59,331
                            =======     ======     ======     ======      =======      ========        =======

         Borrowings. Lawrence Federal has the ability to use advances from the Federal Home Loan Bank of Cincinnati to supplement its supply of lendable funds and to meet deposit withdrawal requirements. The Federal Home Loan Bank of Cincinnati functions as a central reserve bank providing credit for savings banks and certain other member financial institutions. As a member of the Federal Home Loan Bank of Cincinnati, Lawrence Federal is required to own capital stock in the Federal Home Loan Bank of Cincinnati and is authorized to apply for advances on the security of the capital stock and certain of its mortgage loans and other assets, principally securities that are obligations of, or guaranteed by, the U.S. Government or its agencies, provided certain creditworthiness standards have been met. Advances are made under several different credit programs. Each credit program has its own interest rate and range of maturities. Depending on the program, limitations on the amount of advances are based on the financial condition of the member institution and the adequacy of collateral pledged to secure the credit. At June 30, 2000, Lawrence Federal had arranged the ability to borrow a total of approximately $10.6 million from the Federal Home Loan Bank of Cincinnati.

         The following table presents certain information regarding Lawrence Federal's borrowed funds at or for the periods ended on the dates indicated:

                                                      Six Months Ended
                                                          June 30,        Year Ended December 31,
                                                      ------------------  -----------------------
                                                       2000        1999       1999        1998
                                                      ------      ------     ------      ------
                                                                   (Dollars in thousands)
FHLB advances:
   Average balance outstanding........................ $2,169        --      $  633       $  999
   Maximum amount outstanding at any month-end
      during the period...............................  4,000        --       4,500        3,250
   Balance outstanding at end of period...............  4,000        --       4,500           --
   Weighted average interest rate during the period...   6.28%       --        5.64%        5.98%
   Weighted average interest rate at end of period....   6.78        --        5.64           --

Properties

         Lawrence Federal currently conducts its business through its main office located in Ironton, Ohio, and four other full-service banking offices, all of which it owns.

                                                                Net Book Value
                                                                  of Property
                                           Original              or Leasehold
                                             Year               Improvements at
 Location                                  Acquired              June 30, 2000
----------                                ----------           ---------------
Main/Executive Office:                                          (In thousands)

311 South 5th Street
Ironton, Ohio  45638                         1976                   $743

Drive Through Facility:
511 Vernon Street
Ironton, Ohio  45638                         1997                    197

Branch Offices:

401 2nd Avenue
Chesapeake, Ohio  45619                      1960                     71

7510 State Route 7
Proctorville, Ohio  45669                    1993                    155

404 Solida Road
South Point, Ohio  45680                     1975                    164

9000 Ohio River Road
Wheelersburg, Ohio  45694                    1998                    679
                                                                  ------

         Total                                                    $2,009
                                                                  ======

Personnel

         As of June 30, 2000, Lawrence Federal had 38 full-time employees and two part-time employees, none of whom is represented by a collective bargaining unit. Lawrence Federal believes its relationship with its employees is good.

Legal Proceedings

         Periodically, there have been various claims and lawsuits involving Lawrence Federal, such as claims to enforce liens, condemnation proceedings on properties in which Lawrence Federal holds security interests, claims involving the making and servicing of real property loans and other issues incident to Lawrence Federal's business. Lawrence Federal is not a party to any pending legal proceedings that it believes would have a material adverse effect on the financial condition or operations of Lawrence Federal.

Subsidiaries

         Lawrence Federal has one subsidiary, Lawrence Financial Services Corp. Federal savings associations generally may invest up to 3% of their assets in service corporations, provided that any amount in excess of 2% is used primarily for community, inner-city and community development projects. At June 30, 2000, Lawrence Federal's equity investment in its subsidiary was $189,000, or 0.17% of total assets. Lawrence Financial Services Corp. holds real property for investment purposes.

                 Management of Lawrence Financial Holdings, Inc.

         Lawrence Financial's Board of Directors consists of six persons divided into three classes, each of which contains approximately one third of the Board. The following persons are the current directors of Lawrence Financial:

Name                                          Term Expires
-------                                       -------------

Tracy E. Brammer, Jr.                               2001
Jack L. Blair                                       2001
Charles E. Austin, II                               2002
Phillip O. McMahon                                  2002
Herbert J. Karlet                                   2003
Robert N. Taylor                                    2003

         Mr. Brammer serves as Chairman of the Board of Directors and Mr. McMahon serves as Vice Chairman of the Board of Directors. The Board of Directors has designated a Compensation Committee consisting of Messrs. Austin, Karlet and Taylor.

         Beginning in 2001, members of the Board of Directors of Lawrence Financial will receive an annual retainer of $7,200.

         The executive officers of Lawrence Financial are elected annually and hold office until their respective successors have been elected and qualified or until death, resignation or removal by the Board of Directors. The executive officers of Lawrence Financial are:

Name                               Position
-------                            --------

Jack L. Blair                      President and Chief Executive Officer
Mary C. Kratzenberg                Secretary and Treasurer

         Since the formation of Lawrence Financial, none of the executive officers, directors or other personnel has received remuneration from Lawrence Financial. For information concerning the principal occupations, employment and compensation of the directors and executive officers of Lawrence Financial during the past five years, see "Management of Lawrence Federal Savings Bank."

                   Management of Lawrence Federal Savings Bank

Directors

         The Board of Directors of Lawrence Federal presently is composed of six members who are elected for terms of three years, approximately one third of whom are elected annually as required by the Bylaws of Lawrence Federal. All of the directors of Lawrence Federal are independent of management, except for Mr. Blair. Information regarding the directors is provided below. Unless otherwise stated, each person has held his current occupation for the last five years. Ages presented are as of June 30, 2000.

         The following directors have terms ending in 2001:

         Tracy E. Brammer. Jr. is a Vice President, General Manager and Funeral Director of Tracy Brammer Funeral Home, Inc. Age 55. Director since 1984.

         Jack L. Blair joined Lawrence Federal in 1994 as Executive Vice President and Chief Executive Officer. Since 1996, he has served as President and Chief Executive Officer. Age 53. Director since 2000.

         The following directors have terms ending in 2002:

         Charles E. Austin, II is a Vice President and General Manager of C.J. Hughes Construction Co., Inc. of Huntington, Virginia. Age 41. Director since 1996.

         Phillip O. McMahon is a general dentist in private practice. Age 48. Director since 1993.

         The following directors have terms ending in 2003:

         Herbert J. Karlet is the Senior Vice President for Finance at Marshall University, which is located in Huntington, West Virginia. Age 50. Director since 1991.

         Robert N. Taylor is the owner and President of Ohio Big Birds, Inc. which raises and processes ostrich meat and leather products, and the owner and operator of Taylor Farm, a grain and cattle farm. Age 56. Director since 1995.

Executive Officers

         The executive officers of Lawrence Federal are elected annually by the Board of Directors and serve at the Board's discretion. Below is information regarding the executive officers of Lawrence Federal who are not also directors. Unless otherwise stated, each executive officer has held his or her current position for at least the last five years. Ages presented are as of June 30, 2000.

         Mary   C.    Kratzenberg    has   served   as   Vice    President   and
Secretary-Treasurer of Lawrence Federal since 1996 and has been employed by Lawrence Federal since 1977. Age 45.

         Mark R. Potter has served as Vice President of Lawrence Federal since 1990. Prior to that time Mr. Potter served as Compliance Officer of Lawrence Federal. Age 39.

         Carey B. Dunfee has served as Controller of Lawrence Federal since joining Lawrence Federal in 1994. Age 32.

Meetings of the Board of Directors

         The Board of Directors held 23 regular meetings and two special meetings during the year ended December 31, 1999. The Board of Directors has not designated any standing committees.

Directors' Compensation

         Directors receive a fee of $1,200 per month for service on the Board of Directors of Lawrence Federal. Directors also receive an annual retainer of $1,400 for serving on the Board of Directors of Lawrence Financial Services Corp.

         Lawrence Federal maintains a deferred compensation arrangement for directors under which each director may elect on an annual basis to defer up to 100% of his monthly Board remuneration. Upon the director's attainment of age 68, Lawrence Federal will pay the balance of the director's deferral account either in a lump sum or in monthly installments over a period of 240 months. Over the deferral period, a director's account is credited with interest with monthly compounding. In the event of a change in control of Lawrence Financial (as defined in the program) followed by a director's termination of service, each director will be entitled to begin to receive his deferral account and the interest rate will become fixed at the time of the change in control. The arrangement with the directors also provides each director with a death benefit. If a director dies while in active service with Lawrence Federal, the director's beneficiary will receive an annual payment in an amount specified in the director's individual agreement for a period of 20 years. Lawrence Financial has acquired life insurance on members of the Board to provide informal funding for its obligations under the program. During the fiscal year ended December 31, 1999, all directors participated in the director deferral program.

         Lawrence Federal also maintains a director emeritus program for its non-employee directors to encourage them to remain as directors. Upon the director's attainment of age 68 and completion of 15 years of service as a director, Lawrence Federal will pay the director $500 annually for each year of service, up to 50% the Board of fees at the retirement date, for a period of 15 years. Each director's agreement also provides for a reduced benefit upon an early retirement after the attainment of age 65, but before the attainment of age 68, and completion of 15 years of service. Upon a director's death while in active service or in the event of a change in control of Lawrence Federal or Lawrence Financial (as defined in the program), each director will be entitled to receive a payment equivalent to what he would have received had his normal retirement date coincided with the date of the change in control or date of death, as the case may be. Lawrence Federal has acquired life insurance on members of the Board of Directors to provide informal funding for its obligations under the program.

Executive Compensation

         Summary Compensation Table. The following information is furnished for Mr. Blair for the fiscal year ended December 31, 1999. No other executive officer of Lawrence Federal received salary and bonus of $100,000 or more during 1999.

                                Annual Compensation (1)
                    ---------------------------------------------
Name and            Fiscal                         Other Annual       All Other
 Position            Year     Salary     Bonus    Compensation(2)   Compensation
----------          ------   --------   -------  ----------------   ------------

Jack L. Blair        1999     $86,100      --            --            3,650(3)

(1) Compensation information for the fiscal years ended December 31, 1998 and 1997 has been omitted as Lawrence Federal was neither a public company nor a subsidiary of a public company at that time.
(2) Does not include the aggregate amount of perquisites and other personal benefits, which was less than $50,000 or 10% of the total annual salary and bonus reported.
(3)  Consists of employer contributions to the 401(k) plan.

         Employment Agreements. Upon the completion of the conversion, Lawrence Federal and Lawrence Financial each intend to enter into employment agreements with Mr. Blair. The employment agreements are intended to ensure that Lawrence Federal and Lawrence Financial will be able to retain the services of Mr. Blair after the conversion. The continued success of Lawrence Federal and Lawrence Financial depends to a significant degree on the skills and competence of Mr. Blair.

         The employment agreements will provide for a three-year term. The term of the Lawrence Financial employment agreement will extend on a daily basis until written notice of non-renewal is given by the Board of Directors or Mr. Blair. The term of the Lawrence Federal employment agreement will be renewable on an annual basis. The employment agreements provide that Mr. Blair's base salary will be reviewed annually. The initial base salary under the employment agreements for Mr. Blair will be $98,400. In addition to the base salary, the employment agreements provide for, among other things, participation in employee benefits plans and other fringe benefits applicable to executive personnel. The employment agreements provide for termination by Lawrence Federal or Lawrence Financial for cause, as defined in the employment agreements, at any time. If Lawrence Federal or Lawrence Financial chooses to terminate Mr. Blair's employment for reasons other than for cause, or if Mr. Blair resigns from Lawrence Federal or Lawrence Financial after specified circumstances that would constitute constructive termination, Mr. Blair or, if Mr. Blair dies, his beneficiary, would be entitled to receive an amount equal to the base salary, bonuses and benefits that would have been paid or provided to Mr. Blair for the remaining term of the employment agreement. Upon termination of Mr. Blair for reasons other than cause or a change in control, Mr. Blair must adhere to a one-year non-competition agreement.

         Under the employment agreements, if, following a change in control of Lawrence Federal or Lawrence Financial, Mr. Blair's employment is involuntarily terminated or if Mr. Blair voluntarily terminates his employment in connection with circumstances specified in the agreement, then Mr. Blair or, if Mr. Blair dies, his beneficiary, would be entitled to a severance payment equal to the greater of the payments and benefits that would have been paid for the remaining term of the agreement or three times the average of Mr. Blair's five preceding taxable years' annual compensation. Lawrence Federal and Lawrence Financial would also continue Mr. Blair's health and welfare benefits coverage for thirty-six months. Even though both employment agreements provide for a severance payment if a change in control occurs, Mr. Blair would not receive duplicate payments or benefits under the agreements. Under applicable law, an excise tax would be triggered by change in control-related payments that equal or exceed three times Mr. Blair's average annual compensation over the five years preceding the change in control. The excise tax would equal 20% of the amount of the payment in excess of one times Mr. Blair's average compensation over the preceding five-year period. In the event that payments related to a change in control of Lawrence Financial are subject to this excise tax, Lawrence Financial will provide Mr. Blair with an additional amount sufficient to enable Mr. Blair to retain the full value of his change in control benefits as if the excise tax had not applied. If a change in control of Lawrence Federal and Lawrence Financial occurred, the total amount of payments due under the employment agreements, based solely on Mr. Blair's cash compensation received in the fiscal year ending December 31, 1999 (and without regard to future base salary adjustments or bonuses and excluding any benefits under any employee benefit plan which may be payable), would be approximately $258,300.

         Lawrence Financial will guarantee the payments to Mr. Blair under Lawrence Federal's employment agreement if they are not paid by Lawrence Federal. Lawrence Financial will also make all payments due under the Lawrence Financial's employment agreement. Lawrence Federal or Lawrence Financial will pay or reimburse all reasonable costs and legal fees incurred by Mr. Blair under any dispute or question of interpretation relating to the employment agreements, if Mr. Blair is successful on the merits in a legal judgment, arbitration or settlement. The employment agreements also provide that Lawrence Federal and Lawrence Financial will indemnify Mr. Blair to the fullest extent legally allowable for all expenses and liabilities he may incur in connection with any suit or proceeding in which he may be involved by reason of his having been a director or officer of Lawrence Financial or Lawrence Federal.

         Deferred Compensation Agreement. Lawrence Federal has entered into a deferred compensation agreement with Mr. Blair under which he may elect on an annual basis to defer a portion of his salary. Upon termination of service, Lawrence Federal will pay the balance of Mr. Blair's deferral account in a lump sum. Over the deferral period, Mr. Blair's account is credited with annual interest with monthly compounding. In the event of a change in control of Lawrence Federal (as defined in the program) followed by Mr. Blair's termination of service, he will be entitled to receive the balance of his deferral account in a lump sum. If Mr. Blair dies while in active service with Lawrence Federal, his beneficiary will receive $21,862 annually in monthly installments for 20 years. Lawrence Federal has acquired life insurance on Mr. Blair to provide informal funding for its obligations under the agreement.

         Employee Severance Compensation Plan. Lawrence Federal's Board of Directors intends to adopt an employee severance compensation plan in connection with the conversion. The severance plan will provide benefits to eligible employees upon a change in control of Lawrence Financial or Lawrence Federal. Lawrence Federal expects eligible employees to include those employees who have completed a minimum of one year of service with Lawrence Federal. Eligible employees will not include any individual who enters into an employment agreement with Lawrence Federal or Lawrence Financial. Under the severance plan, if a change in control of Lawrence Financial or Lawrence Federal occurs, eligible employees whose employment is terminated or who terminate employment upon the occurrence of events specified in the severance plan, within 12 months of the effective date of a change in control will be entitled to a severance payment based on the individual's compensation and years of service. Generally, the severance benefit equals two weeks compensation for each year of service, up to a maximum of 12 months compensation. Assuming that a change in control had occurred at June 30, 2000, and resulted in the termination of all eligible employees, the maximum aggregate payment due under the severance plan would be approximately $175,000.

         401(k) Plan. Lawrence Federal maintains the Lawrence Federal Savings Bank Employees' Savings & Profit Sharing Plan and Trust for the benefit of eligible employees of Lawrence Federal. The Savings Plan is intended to be a tax-qualified plan under Sections 401(a) and 401(k) of the Internal Revenue Code. Employees of Lawrence Federal who have completed 500 hours of service during a continuous six month period of service are eligible to participate in the Savings Plan beginning on the first day of the calendar quarter next following the date such requirements are satisfied. Participants may contribute up to 10% of their monthly salary up to the applicable limits ($10,500 in 2000) to the Savings Plan through a salary reduction election. Lawrence Federal currently matches participant contributions at the rate of 100% up to 5% of the participant's annual compensation.

         In addition to employer matching contributions, Lawrence Federal may contribute a discretionary amount to the Savings Plan in any plan year which is allocated to individual participants in the proportion that their annual compensation bears to the total compensation of all participants during the plan year. Participants are at all times 100% vested in all salary reduction contributions. Employer matching and profit-sharing contributions vest upon the completion of three years of service. For the year ended December 31, 1999, Lawrence Federal incurred total contribution-related expenses of $25,000 in connection with the Savings Plan.

         Generally, the investment of Savings Plan assets is directed by plan participants. In connection with the conversion, the investment options available to participants will be expanded to include the opportunity to direct the investment of up to 100% of their Savings Plan account balance to purchase shares of Lawrence Financial's common stock. A participant in the Savings Plan who elects to purchase common stock in the conversion through the Savings Plan will receive the same subscription priority and be subject to the same individual purchase limitations as if the participant had elected to make such purchase using other funds. See "The Conversion--Limitations on Purchases of Shares."

Benefits

         Employee Stock Ownership Plan. In connection with the conversion, Lawrence Federal's Board of Directors has authorized the adoption of an employee stock ownership plan for employees of Lawrence Federal. Generally, employees of Lawrence Federal will become eligible to participate in the employee stock ownership plan upon the completion of six months of continuous service with Lawrence Federal in which an employee completes 500 hours of service (as described in the plan); provided, however, that all eligible employees who are employed as of the date of the conversion will immediately become participants in the plan.

         It is anticipated that Lawrence Federal will engage an independent third party trustee to purchase 8% of the shares issued in the conversion on behalf of the employee stock ownership plan. This would range between 44,200 shares, assuming 552,500 shares are issued in the conversion, and 59,800 shares assuming 747,500 shares are issued in the conversion. If 859,625 shares are issued in the conversion, the employee stock ownership plan will purchase 68,770 shares. It is anticipated that the employee stock ownership plan will fund its purchase in the conversion through a loan from Lawrence Financial. The loan will equal 100% of the aggregate purchase price of the common stock. The loan to the employee stock ownership plan will be repaid principally from Lawrence Federal's contributions to the employee stock ownership plan and dividends payable on common stock held by the employee stock ownership plan over the anticipated 10-year term of the loan. The interest rate for the employee stock ownership plan loan is expected to be the prime rate as published in The Wall Street Journal on the closing date of the conversion. See "Pro Forma Data." If the employee stock ownership plan is unable to acquire 8% of the common stock sold in the offering, it is anticipated that additional shares may be acquired following the conversion through open market purchases, subject to approval by the Office of Thrift Supervision.

         In any plan year, Lawrence Federal may make additional discretionary contributions (beyond those necessary to satisfy the loan obligation) to the employee stock ownership plan for the benefit of plan participants in either cash or shares of common stock, which may be acquired through the purchase of outstanding shares in the market or from individual stockholders or which constitute authorized but unissued shares or shares held in treasury by Lawrence Financial. The timing, amount, and manner of discretionary contributions will be affected by several factors, including applicable regulatory policies, the requirements of applicable laws and regulations, and market conditions. Lawrence Federal's contributions to the employee stock ownership plan are not fixed, so benefits payable under the employee stock ownership plan cannot be estimated.

         Shares purchased by the employee stock ownership plan with the proceeds of the loan from Lawrence Financial will be held in a suspense account and released on a pro rata basis as the loan is repaid. Discretionary contributions to the employee stock ownership plan and shares released from the suspense account will be allocated among participants on the basis of each participant's proportional share of compensation.

         Participants will vest in their accrued benefits under the employee stock ownership plan after three years of service with Lawrence Federal. A participant will become fully vested at retirement, upon death or disability, a change in control or upon termination of the employee stock ownership plan. Benefits are generally distributable upon a participant's separation from service. Any unvested shares that are forfeited upon a participant's termination of employment will be reallocated among the remaining plan participants.

         Plan participants will be entitled to direct the plan trustee on how to vote common stock credited to their accounts. The trustee will vote all allocated shares held in the employee stock ownership plan as instructed by the plan participants and unallocated shares and allocated shares for which no instructions are received will be voted in the same ratio on any matter as those shares for which instructions are given, subject to the fiduciary responsibilities of the trustee.

         Under applicable accounting requirements, compensation expense for a leveraged employee stock ownership plan is recorded at the fair market value of the employee stock ownership plan shares when committed to be released to participants' accounts. See "Pro Forma Data."

         The employee stock ownership plan must meet certain requirements of the Internal Revenue Code and the Employee Retirement Income Security Act. Lawrence Federal intends to request a determination letter from the Internal Revenue Service regarding the tax-qualified status of the employee stock ownership plan. Lawrence Federal expects to receive a favorable determination letter, but cannot guarantee that it will.

         Supplemental Executive Retirement Plan. Following the conversion, Lawrence Federal intends to implement a supplemental executive retirement plan to provide for supplemental retirement benefits with respect to the employee stock ownership plan. The plan will provide participating executives with benefits otherwise limited by other provisions of the Internal Revenue Code or the terms of the employee stock ownership plan loan. Specifically, the plan will provide benefits to eligible individuals (those designated by the Board of Directors of Lawrence Federal or its affiliates) that cannot be provided under the employee stock ownership plan as a result of the limitations imposed by the Internal Revenue Code, but that would have been provided under the employee stock ownership plan but for such limitations. In addition to providing for benefits lost under tax-qualified plans as a result of limitations imposed by the Internal Revenue Code, the new plan will also provide supplemental benefits to designated individuals upon a change of control before the complete scheduled repayment of the employee stock ownership plan loan. Generally, upon such an event, the supplemental executive retirement plan will provide the individual with a benefit equal to what the individual would have received under the employee stock ownership plan had he or she remained employed throughout the term of the employee stock ownership plan loan less the benefits actually provided under the employee stock ownership plan on behalf of such individual. An individual's benefits under the supplemental executive retirement plan will generally become payable upon the change in control of Lawrence Federal or Lawrence Financial. The Board of Directors intends to designate Mr. Blair as a participant in the supplemental executive retirement plan.

         Lawrence Federal may utilize a grantor trust in connection with the supplemental executive retirement plan in order to set funds aside with which to ultimately pay benefits under the plan. The assets of the grantor trust would be subject to the claims of Lawrence Federal's general creditors in the event of Lawrence Federal's insolvency until paid to the individual according to the terms of the supplemental executive retirement plan.

         Stock-Based Incentive Plan. Following the conversion, the Board of Directors of Lawrence Financial intends to adopt a stock-based incentive plan that will provide for the granting of options to purchase common stock and awards of restricted stock to eligible officers, employees, and directors of Lawrence Financial and Lawrence Federal. As required by the Office of Thrift Supervision, the stock-based incentive plan will not be implemented until at least six months after the completion of the conversion. Lawrence Financial will submit the stock-based incentive plan to stockholders for their approval at which time stockholders will be provided with detailed information about the plan.

         Under the stock-based incentive plan, Lawrence Financial intends to reserve shares for the grant of stock options in an amount equal to 10% of the shares of common stock issued in the conversion. The amount reserved would range from 55,250 shares, assuming 552,500 shares are issued in the conversion to 74,750 shares, assuming 747,500 shares are issued in the conversion. If 859,625 shares are issued in the conversion, 85,962 shares will be reserved for grants of stock options. Additionally, Lawrence Financial intends to reserve shares for the grant of stock awards in an amount equal to 4% of the shares of common stock issued in the conversion. The amount reserved would range from 22,100 shares, assuming 552,500 shares are issued in the conversion to 29,900 shares, assuming 747,500 shares are issued in the conversion. If 859,625 shares are issued in the conversion, 34,385 shares would be reserved for stock awards. Any common stock awarded under the Stock-Based Incentive Plan will be awarded at no cost to the recipients. The plan may be funded through the purchase of common stock by a trust established in connection with the stock-based incentive plan or from authorized but unissued shares. If additional

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authorized but unissued  shares are acquired by the  stock-based  incentive plan after the conversion, the interests of existing shareholders would be diluted. See "Pro Forma Data."

Transactions with Lawrence Federal

         Federal regulations require that all loans or extensions of credit to executive officers and directors must generally be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, must not involve more than the normal risk of repayment or present other unfavorable features. Notwithstanding this rule, federal regulations permit Lawrence Federal to make loans to executive officers and directors at reduced interest rates if the loan is made under a benefit program generally available to all other employees and does not give preference to any executive officer or director over any other employee. Lawrence Federal has adopted a policy of offering employees residential mortgage loans and personal consumer loans with interest rates equal to Lawrence Federal's cost of funds plus 1%, adjusted upwards to the nearest one-quarter of 1%. Lawrence Federal also offers employees credit cards with interest rates equal to the prime rate.

         In addition, loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to the person and his or her related interests, are in excess of the greater of $25,000 or 5% of Lawrence Federal's capital and surplus, up to a maximum of $500,000, must be approved in advance by a majority of the disinterested members of the Board of Directors. See "Regulation and Supervision--Federal Savings Institution Regulation--Transactions with Related Parties."

         The aggregate amount of loans by Lawrence Federal to its executive officers and directors was $726,000 at June 30, 2000, or approximately 5% of pro forma stockholders' equity assuming that 747,500 shares are issued in the conversion. These loans were performing according to their original terms at June 30, 2000.

Indemnification for Directors and Officers

         Lawrence Financial's articles of incorporation contain provisions that limit the liability of and provide indemnification for its directors and officers. These provisions provide that a director or officer will be indemnified and held harmless by Lawrence Financial when that individual is made a party to civil, criminal, administrative and investigative proceedings. Directors and officers will be indemnified to the fullest extent authorized by the Maryland General Corporation Law against all expense, liability and loss reasonably incurred. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Lawrence Financial pursuant to its articles of incorporation or otherwise, Lawrence Financial has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.


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                           Regulation and Supervision

General

         As a savings and loan holding company, Lawrence Financial will be required by federal law to file reports with, and otherwise comply with, the rules and regulations of the Office of Thrift Supervision. Lawrence Federal is subject to extensive regulation, examination and supervision by the Office of Thrift Supervision, as its primary federal regulator, and the Federal Deposit Insurance Corporation, as the deposit insurer. Lawrence Federal is a member of the Federal Home Loan Bank System and, with respect to deposit insurance, of the Savings Association Insurance Fund managed by the Federal Deposit Insurance Corporation. Lawrence Federal must file reports with the Office of Thrift Supervision and the Federal Deposit Insurance Corporation concerning its activities and financial condition in addition to obtaining regulatory approvals prior to entering into certain transactions such as mergers with, or acquisitions of, other savings institutions. The Office of Thrift Supervision and/or the Federal Deposit Insurance Corporation conduct periodic examinations to test Lawrence Federal's safety and soundness and compliance with various regulatory requirements. This regulation and supervision establishes a comprehensive framework of activities in which an institution can engage and is intended primarily for the protection of the insurance fund and depositors. The regulatory structure also gives the regulatory authorities extensive discretion in connection with their supervisory and enforcement activities and examination policies, including policies with respect to the classification of assets and the establishment of adequate loan loss reserves for regulatory purposes. Any change in such regulatory requirements and policies, whether by the Office of Thrift Supervision, the Federal Deposit Insurance Corporation or the U.S. Congress, could have a material adverse impact on Lawrence Financial, Lawrence Federal and their operations. Certain of the regulatory requirements applicable to Lawrence Federal and to Lawrence Financial are referred to below or elsewhere in this prospectus. The description of statutory provisions and regulations applicable to savings institutions and their holding companies included in this prospectus does not purport to be a complete description of such statutes and regulations and their effects on Lawrence Federal and Lawrence Financial.

Holding Company Regulation

         Lawrence Financial will be a nondiversified unitary savings and loan holding company within the meaning of federal law. Under prior law, a unitary savings and loan holding company, such as Lawrence Financial, was not generally restricted as to the types of business activities in which it may engage, provided that Lawrence Federal continued to be a qualified thrift lender. See "--Federal Savings Institution Regulation--QTL Test." The Gramm- Leach-Bliley Act of 1999, however, restricts unitary savings and loan holding companies not existing or applied for before May 4, 1999 to activities permissible for financial holding companies under the law or for multiple savings and loan holding companies. Lawrence Financial will not qualify to be grandfathered and will be limited to the activities permissible for financial holding companies or multiple savings and loan holding companies. A financial holding company may engage in activities that are financial in nature, incidental to financial activities or complementary to a financial activity. A multiple savings and loan holding company is generally limited to activities permissible for bank holding companies under Section 4(c)(8) of the Bank Holding Company Act, subject to the prior approval of the Office of Thrift Supervision, and certain additional activities authorized by Office of Thrift Supervision regulation.

         A savings and loan holding company is prohibited from, directly or indirectly, acquiring more than 5% of the voting stock of another savings institution or savings and loan holding company without prior written approval of the Office of Thrift Supervision and from acquiring or retaining control of a depository institution that is not insured by the Federal Deposit Insurance Corporation. In evaluating applications by holding companies to acquire savings institutions, the Office of Thrift Supervision considers the financial and managerial resources and future prospects of the holding company and institution involved, the effect of the acquisition on the risk to the deposit insurance funds, the convenience and needs of the community and competitive factors.

         The Office of Thrift Supervision may not approve any acquisition that would result in a multiple savings and loan holding company controlling savings institutions in more than one state, subject to two exceptions: (1) the

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approval of  interstate  supervisory  acquisitions  by savings and loan  holding companies and (2) the acquisition of a savings institution in another state if the laws of the state of the target savings institution specifically permit such acquisitions. The states vary in the extent to which they permit interstate savings and loan holding company acquisitions.

         Although savings and loan holding companies are not subject to specific capital requirements or specific restrictions on the payment of dividends or other capital distributions, federal regulations do prescribe such restrictions on subsidiary savings institutions as described below. Lawrence Federal must notify the Office of Thrift Supervision 30 days before declaring any dividend to Lawrence Financial. In addition, the financial impact of a holding company on its subsidiary institution is a matter that is evaluated by the Office of Thrift Supervision and the agency has authority to order cessation of activities or divestiture of subsidiaries deemed to pose a threat to the safety and soundness of the institution.

Federal Savings Institution Regulation

         Business Activities. The activities of federal savings institutions are governed by federal law and regulations. These laws and regulations delineate the nature and extent of the activities in which federal associations may engage. In particular, many types of lending authority for federal associations, e.g., commercial, non-residential real property loans and consumer loans, are limited to a specified percentage of the institution's capital or assets.

         Capital Requirements. The Office of Thrift Supervision capital regulations require savings institutions to meet three minimum capital standards: a 1.5% tangible capital ratio, a 4% leverage ratio (3% for institutions receiving the highest rating on the CAMELS rating system) and an 8% risk-based capital ratio. In addition, the prompt corrective action standards discussed below also establish, in effect, a minimum 2% tangible capital standard, a 4% leverage ratio (3% for institutions receiving the highest rating on the CAMELS financial institution rating system), and, together with the risk-based capital standard itself, a 4% Tier 1 risk-based capital standard. The Office of Thrift Supervision regulations also require that, in meeting the tangible, leverage and risk-based capital standards, institutions must generally deduct investments in and loans to subsidiaries engaged in activities as principal that are not permissible for a national bank.

         The risk-based capital standard for savings institutions requires the maintenance of Tier 1 (core) and total capital (which is defined as core capital and supplementary capital) to risk-weighted assets of at least 4% and 8%, respectively. In determining the amount of risk-weighted assets, all assets, including certain off-balance sheet assets, are multiplied by a risk-weight factor of 0% to 100%, assigned by the Office of Thrift Supervision capital regulation based on the risks believed inherent in the type of asset. Core (Tier
1) capital is defined as common stockholders' equity (including retained earnings), certain noncumulative perpetual preferred stock and related surplus and minority interests in equity accounts of consolidated subsidiaries less intangibles other than certain mortgage servicing rights and credit card relationships. The components of supplementary capital currently include cumulative preferred stock, long-term perpetual preferred stock, mandatory convertible securities, subordinated debt and intermediate preferred stock, the allowance for loan and lease losses limited to a maximum of 1.25% of risk-weighted assets and up to 45% of unrealized gains on available-for-sale equity securities with readily determinable fair market values. Overall, the amount of supplementary capital included as part of total capital cannot exceed 100% of core capital.

         The capital regulations also incorporate an interest rate risk component. Savings institutions with "above normal" interest rate risk exposure are subject to a deduction from total capital for purposes of calculating their risk- based capital requirements. For the present time, the Office of Thrift Supervision has deferred implementation of the interest rate risk capital charge. At June 30, 2000, Lawrence Federal met each of its capital requirements.

         Prompt Corrective Regulatory Action. The Office of Thrift Supervision is required to take certain supervisory actions against undercapitalized institutions, the severity of which depends upon the institution's degree of undercapitalization. Generally, a savings institution that has a ratio of total capital to risk weighted assets of less than 8%, a ratio of Tier 1 (core) capital to risk-weighted assets of less than 4% or a ratio of core capital to total

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assets of less than 4% (3% or less for institutions with the highest examination rating) is considered to be "undercapitalized." A savings institution that has a total risk-based capital ratio less than 6%, a Tier 1 capital ratio of less than 3% or a leverage ratio that is less than 3% is considered to be "significantly undercapitalized" and a savings institution that has a tangible capital to
assets   ratio   equal  to  or  less  than  2%  is  deemed  to  be   "critically
undercapitalized."   Subject  to  a  narrow  exception,  the  Office  of  Thrift
Supervision is required to appoint a receiver or conservator for an institution that is "critically undercapitalized." The regulation also provides that a capital restoration plan must be filed with the Office of Thrift Supervision within 45 days of the date a savings institution receives notice that it is
"undercapitalized,"     "significantly    undercapitalized"    or    "critically
undercapitalized." Compliance with the plan must be guaranteed by any parent holding company. In addition, numerous mandatory supervisory actions become immediately applicable to an undercapitalized institution, including, but not limited to, increased monitoring by regulators and restrictions on growth, capital distributions and expansion. The Office of Thrift Supervision could also take any one of a number of discretionary supervisory actions, including the issuance of a capital directive and the replacement of senior executive officers and directors.

         Insurance of Deposit Accounts. Lawrence Federal is a member of the Savings Association Insurance Fund. The Federal Deposit Insurance Corporation maintains a risk-based assessment system by which institutions are assigned to one of three categories based on their capitalization and one of three subcategories based on examination ratings and other supervisory information. An institution's assessment rate depends upon the categories to which it is assigned. Assessment rates for insured institutions are determined semiannually by the Federal Deposit Insurance Corporation and currently range from zero basis points for the healthiest institutions to 27 basis points for the riskiest.

         In addition to the assessment for deposit insurance, institutions are required to make payments on bonds issued in the late 1980s by the Financing Corporation to recapitalize the predecessor to the Savings Association Insurance Fund. During 1999, payments for Savings Association Insurance Fund members approximated 6.1 basis points, while Bank Insurance Fund members paid 1.2 basis points. Since January 1, 2000, there has been equal sharing of Financing Corporation payments between members of both insurance funds.

         The Federal Deposit Insurance Corporation has authority to increase insurance assessments. A significant increase in Savings Association Insurance Fund insurance premiums would likely have an adverse effect on the operating expenses and results of operations of Lawrence Federal. Management cannot predict what insurance assessment rates will be in the future.

         Insurance of deposits may be terminated by the Federal Deposit Insurance Corporation upon a finding that the institution has engaged in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations or has violated any applicable law, regulation, rule, order or condition imposed by the Federal Deposit Insurance Corporation or the Office of Thrift Supervision. The management of Lawrence Federal does not know of any practice, condition or violation that might lead to termination of deposit insurance.

         Loans to One Borrower. Federal law provides that savings institutions are generally subject to the limits on loans to one borrower applicable to national banks. A savings institution may not make a loan or extend credit to a single or related group of borrowers in excess of 15% of its unimpaired capital and surplus. An additional amount may be lent, equal to 10% of unimpaired capital and surplus, if secured by specified readily-marketable collateral.

         QTL Test. The HOLA requires savings institutions to meet a qualified thrift lender test. Under the test, a savings association is required to either qualify as a "domestic building and loan association" under the Internal Revenue Code or maintain at least 65% of its "portfolio assets" (total assets less: (1) specified liquid assets up to 20% of total assets; (2) intangibles, including goodwill; and (3) the value of property used to conduct business) in certain "qualified thrift investments" (primarily residential mortgages and related investments, including certain mortgage-backed securities) in at least 9 months out of each 12 month period.

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         A savings  institution  that fails the qualified  thrift lender test is subject to certain operating restrictions and may be required to convert to a bank charter. As of June 30, 2000, Lawrence Federal met the qualified thrift lender test. Recent legislation has expanded the extent to which education loans, credit card loans and small business loans may be considered "qualified thrift investments."

         Limitations on Capital Distributions. Office of Thrift Supervision regulations impose limitations upon all capital distributions by a savings institution, including cash dividends, payments to repurchase its shares and payments to shareholders of another institution in a cash-out merger. Under current regulations, an application to and the prior approval of the Office of Thrift Supervision is required prior to any capital distribution if the institution does not meet the criteria for "expedited treatment" of applications under Office of Thrift Supervision regulations (i.e., generally, examination ratings in the two top categories), the total capital distributions for the calendar year exceed net income for that year plus the amount of retained net income for the preceding two years, the institution would be undercapitalized following the distribution or the distribution would otherwise be contrary to a statute, regulation or agreement with Office of Thrift Supervision. If an application is not required, the institution must still provide prior notice to Office of Thrift Supervision of the capital distribution if, like Lawrence
Federal, it is a subsidiary of a holding company. In the event Lawrence Federal's capital fell below its regulatory requirements or the Office of Thrift Supervision notified it that it was in need of more than normal supervision, Lawrence Federal's ability to make capital distributions could be restricted. In addition, the Office of Thrift Supervision could prohibit a proposed capital distribution by any institution, which would otherwise be permitted by the regulation, if the Office of Thrift Supervision determines that such distribution would constitute an unsafe or unsound practice.

         Liquidity. Lawrence Federal is required to maintain an average daily balance of specified liquid assets equal to a monthly average of not less than a specified percentage of its net withdrawable deposit accounts plus short-term borrowings. This liquidity requirement is currently 4%, but may be changed from time to time by the Office of Thrift Supervision to any amount within the range of 4% to 10%. Monetary penalties may be imposed for failure to meet these liquidity requirements. Lawrence Federal has never been subject to monetary penalties for failure to meet its liquidity requirements.

         Assessments. Savings institutions are required to pay assessments to the Office of Thrift Supervision to fund the agency's operations. The general assessments, paid on a semi-annual basis, are computed upon the savings institution's total assets, including consolidated subsidiaries, as reported in Lawrence Federal's latest quarterly thrift financial report.

         Transactions with Related Parties. Lawrence Federal's authority to engage in transactions with "affiliates" (e.g., any company that controls or is under common control with an institution, including Lawrence Financial and its non-savings institution subsidiaries) is limited by federal law. The aggregate amount of covered transactions with any individual affiliate is limited to 10% of the capital and surplus of the savings institution. The aggregate amount of covered transactions with all affiliates is limited to 20% of the savings institution's capital and surplus. Certain transactions with affiliates are required to be secured by collateral in an amount and of a type described in federal law. The purchase of low quality assets from affiliates is generally prohibited. The transactions with affiliates must be on terms and under circumstances that are at least as favorable to the institution as those prevailing at the time for comparable transactions with non-affiliated companies. In addition, savings institutions are prohibited from lending to any affiliate that is engaged in activities that are not permissible for bank holding companies and no savings institution may purchase the securities of any affiliate other than a subsidiary.

         Lawrence Federal's authority to extend credit to executive officers, directors and 10% shareholders ("insiders"), as well as entities such persons control, is also governed by federal law. Such loans are required to be made on terms substantially the same as those offered to unaffiliated individuals and not involve more than the normal risk of repayment. An exception exists for loans made pursuant to a benefit or compensation program that is widely available to all employees of the institution and does not give preference to insiders over other employees. The law limits both the individual and aggregate amount of loans Lawrence Federal may make to insiders based, in

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part, on Lawrence Federal's capital position and requires certain board approval procedures to be followed. Loans to executive officers are subject to additional restrictions.

         Enforcement. The Office of Thrift Supervision has primary enforcement responsibility over savings institutions and has the authority to bring actions against the institution and all institution-affiliated parties, including stockholders, and any attorneys, appraisers and accountants who knowingly or recklessly participate in wrongful action likely to have an adverse effect on an insured institution. Formal enforcement action may range from the issuance of a capital directive or cease and desist order to removal of officers and/or directors to institution of receivership, conservatorship or termination of deposit insurance. Civil penalties cover a wide range of violations and can amount to $25,000 per day, or even $1 million per day in especially egregious cases. The Federal Deposit Insurance Corporation has the authority to recommend to the Director of the Office of Thrift Supervision that enforcement action to be taken with respect to a particular savings institution. If action is not taken by the Director, the Federal Deposit Insurance Corporation has authority to take such action under certain circumstances. Federal law also establishes criminal penalties for certain violations.

         Standards for Safety and Soundness. The federal banking agencies have adopted Interagency Guidelines prescribing Standards for Safety and Soundness. The guidelines set forth the safety and soundness standards that the federal banking agencies use to identify and address problems at insured depository institutions before capital becomes impaired. If the Office of Thrift Supervision determines that a savings institution fails to meet any standard prescribed by the guidelines, the Office of Thrift Supervision may require the institution to submit an acceptable plan to achieve compliance with the standard.

Federal Home Loan Bank System

         Lawrence Federal is a member of the Federal Home Loan Bank System, which consists of 12 regional Federal Home Loan Banks. The Federal Home Loan Bank provides a central credit facility primarily for member institutions. Lawrence Federal, as a member of the Federal Home Loan Bank, is required to acquire and hold shares of capital stock in that Federal Home Loan Bank in an amount at least equal to 1.0% of the aggregate principal amount of its unpaid residential mortgage loans and similar obligations at the beginning of each year, or 1/20 of its advances (borrowings) from the Federal Home Loan Bank, whichever is greater. Lawrence Federal was in compliance with this requirement with an investment in Federal Home Loan Bank stock at June 30, 2000 of $529,000.

Federal Reserve System

         The Federal Reserve Board regulations require savings institutions to maintain non-interest earning reserves against their transaction accounts (primarily NOW and regular checking accounts). The regulations generally provide that reserves be maintained against aggregate transaction accounts as follows: for accounts aggregating $44.3 million or less (subject to adjustment by the Federal Reserve Board) the reserve requirement is 3%; and for accounts aggregating greater than $44.3 million, the reserve requirement is $1.329 million plus 10% (subject to adjustment by the Federal Reserve Board between 8% and 14%) against that portion of total transaction accounts in excess of $44.3 million. The first $5.0 million of otherwise reservable balances (subject to adjustments by the Federal Reserve Board) are exempted from the reserve requirements. Lawrence Federal complies with the foregoing requirements.

Prospective Legislation

         Lawrence Federal is, and Lawrence Financial, as a savings and loan holding company, will be extensively regulated and supervised. Regulations, which affect Lawrence Federal on a daily basis, may be changed at any time, and the interpretation of the relevant law and regulations may also change because of new interpretations by the authorities who interpret those laws and regulations. Any change in the regulatory structure or the applicable statutes or regulations, whether by the Office of Thrift Supervision, the Federal Deposit Insurance Corporation or

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the U.S. Congress, could have a material impact on Lawrence Financial,  Lawrence
Federal, its operations or the conversion.

         Legislation enacted several years ago provided that the Bank Insurance Fund and the Savings Association Insurance Fund would have merged on January 1, 1999 if there had been no more savings associations as of that date. Congress did not enact legislation eliminating the savings association charter by that date. Lawrence Federal is unable to predict whether the Savings Association Insurance Fund and Bank Insurance Fund will eventually be merged and what effect, if any, that may have on its business.

Federal Securities Laws

         Lawrence   Financial  has  filed  with  the   Securities  and  Exchange
Commission a registration statement under the Securities Act for the registration of the common stock to be issued in the conversion. Upon completion of the conversion, Lawrence Financial's common stock will be registered with the Securities and Exchange Commission under the Securities Exchange Act. Lawrence Financial will then have to observe the information, proxy solicitation, insider trading restrictions and other requirements under the Securities Exchange Act.

         The registration under the Securities Act of shares of the common stock to be issued in the conversion does not cover the resale of those shares. Shares of the common stock purchased by persons who are not affiliates of Lawrence Financial may be resold without registration. The resale restrictions of Rule 144 under the Securities Act govern shares purchased by an affiliate of Lawrence Financial. As defined under Rule 144, an affiliate of Lawrence Financial is a person that directly or indirectly controls, is controlled by, or is under common control with Lawrence Financial. Generally, executive officers and directors will be considered affiliates of Lawrence Financial. If Lawrence Financial meets the current public information requirements of Rule 144 under the Securities Act, each affiliate of Lawrence Financial who complies with the other conditions of Rule 144 (including those that require the affiliate's sale to be aggregated with those of other persons) would be able to sell in the public market, without registration, a number of shares not to exceed, in any three-month period, the greater of (1) 1% of the outstanding shares of Lawrence Financial or (2) the average weekly volume of trading in such shares during the preceding four calendar weeks. Provision may be made in the future by Lawrence Financial to permit affiliates to have their shares registered for sale under the Securities Act under specific circumstances.

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

                           Federal and State Taxation

Federal Income Taxation

         General. Lawrence Financial and Lawrence Federal intend to report their income on a calendar year basis using the accrual method of accounting. The federal income tax laws apply to Lawrence Financial and Lawrence Federal in the same manner as to other corporations with some exceptions, including particularly Lawrence Federal's reserve for bad debts discussed below. The following discussion of tax matters is intended only as a summary and does not purport to be a comprehensive description of the tax rules applicable to Lawrence Federal or Lawrence Financial. Lawrence Federal's federal income tax returns have been either audited or closed under the statute of limitations through tax year 1995. For its 1999 tax year, Lawrence Federal's maximum federal income tax rate was 34%.

         Bad Debt Reserves. For fiscal years beginning before December 31, 1996, thrift institutions that qualified under certain definitional tests and other conditions of the Internal Revenue Code were permitted to use certain favorable provisions to calculate their deductions from taxable income for annual additions to their bad debt reserve. A reserve could be established for bad debts on qualifying real property loans, generally secured by interests in real property improved or to be improved, under the percentage of taxable income method or the experience method. The reserve for nonqualifying loans was computed using the experience method.

         Federal legislation enacted in 1996 repealed the reserve method of accounting for bad debts and the percentage of taxable income method for tax years beginning after 1995 and require savings institutions to recapture or take into income certain portions of their accumulated bad debt reserves. Approximately $1.5 million of Lawrence Federal accumulated bad debt reserves would not be recaptured into taxable income unless Lawrence Federal makes a "non-dividend distribution" to Lawrence Financial as described below.

         Distributions. If Lawrence Federal makes "non-dividend distributions" to Lawrence Financial, the distributions will be considered to have been made from Lawrence Federal's unrecaptured tax bad debt reserves, including the balance of its reserves as of December 31, 1988, to the extent of the "non-dividend distributions," and then from Lawrence Federal's supplemental reserve for losses on loans, to the extent of those reserves, and an amount based on the amount distributed, but not more than the amount of those reserves, will be included in Lawrence Federal's taxable income. Non-dividend distributions include distributions in excess of Lawrence Federal's current and accumulated earnings and profits, as calculated for federal income tax purposes, distributions in redemption of stock, and distributions in partial or complete liquidation. Dividends paid out of Lawrence Federal's current or accumulated earnings and profits will not be so included in Lawrence Federal's taxable income.

         The amount of additional taxable income triggered by a non-dividend is an amount that, when reduced by the tax attributable to the income, is equal to the amount of the distribution. Therefore, if Lawrence Federal makes a non-dividend distribution to Lawrence Financial, approximately one and one-half times the amount of the distribution not in excess of the amount of the reserves would be includable in income for federal income tax purposes, assuming a 35% federal corporate income tax rate. Lawrence Federal does not intend to pay dividends that would result in a recapture of any portion of its bad debt reserves.

State Taxation

         Ohio State Taxation. Lawrence Financial is subject to the Ohio corporation franchise tax, which, as applied to it, is a tax measured by both net income and net worth. In general, the tax liability is the greater of 5.1% on the first $50,000 of computed Ohio taxable income and 8.5% of computed Ohio taxable income in excess of $50,000, or 0.40% of taxable net worth. Under these alternative measures of computing the tax liability, complex formulas determine the jurisdictions to which total net income and total net worth are apportioned or allocated. The minimum tax is $50 per year and maximum tax liability as measured by net worth is limited to $150,000 per year.

         A special litter tax also applies to all corporations, including Lawrence Financial, subject to the Ohio corporation franchise tax. This litter tax does not apply to "financial institutions." If a corporation pays franchise tax on the basis of net income, the litter tax is equal to 0.11% of the first $50,000 of computed Ohio taxable income and 0.22% of computed Ohio taxable income in excess of $50,000. If a corporation pays franchise tax on the basis of net worth, the litter tax is equal to 0.014% times taxable net worth.

         A statutory exemption from the net worth tax is available to Lawrence Financial if certain conditions are satisfied. Lawrence Financial expects to qualify for this exemption, which would restrict its tax liability to the tax measured by net income.

         Lawrence Federal is a "financial institution" for State of Ohio tax purposes. Accordingly, it must pay the Ohio corporate franchise tax on "financial institutions," which is imposed annually at a rate of 1.4% of the Lawrence Federal's apportioned book net worth, determined under generally accepted accounting principles, less any statutory deduction. This tax rate is scheduled to decrease to 1.3% in the year 2000. As a "financial institution," Lawrence Federal does not pay any Ohio tax based upon net income or net profits.

         Maryland State Taxation. As a Maryland holding company not earning income in Maryland, Lawrence Financial will be exempt from Maryland corporate income tax.

                      Shares to be Purchased by Management
                            with Subscription Rights

         The following table presents certain information as to the approximate purchases of common stock by the directors and executive officers of Lawrence Federal, including their associates, as defined by applicable regulations. No individual has entered into a binding agreement to purchase these shares and, therefore, actual purchases could be more or less than indicated. Pursuant to regulations of the Office of Thrift Supervision, directors and executive officers and their associates may not purchase more than 33.80% of the shares sold in the conversion. For purposes of the following table, sufficient shares are assumed to be available to satisfy subscriptions in all categories.

                                                               Percent of       Percent of       Percent of
                                 Anticipated   Anticipated     Shares at        Shares at         Shares at
                                  Number of      Dollar         Minimum          Maximum      Adjusted Maximum
                                Shares to be  Amount to be    of Estimated     of Estimated     of Estimated
Name                            Purchased(1)  Purchased(1)  Valuation Range  Valuation Range   Valuation Range
----                            ------------  ------------  ---------------  ---------------  ----------------
Charles E. Austin, II ........     12,500       $125,000          2.3%             1.7%             1.5%

Jack L. Blair ................     10,000        100,000          1.8              1.3              1.2

Tracy E. Brammer, Jr. ........     12,500        125,000          2.3              1.7              1.5

Herbert J. Karlet ............      7,500         75,000          1.4              1.0              0.9

Phillip O. McMahon ...........     12,500        125,000          2.3              1.7              1.5

Robert N. Taylor .............      7,500         75,000          1.4              1.0              0.9

All Directors and Officers
  as a Group (nine persons) ..     66,500        665,000         12.0%             8.9%             7.7%

-------------
(1) Does not include shares to be awarded under the employee stock ownership plan and stock-based incentive plan or options to acquire shares under the stock-based incentive plan.

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

                                 The Conversion

         The Office of Thrift Supervision has approved Lawrence Federal's plan of conversion, provided that it is approved by the members of Lawrence Federal and that Lawrence Financial and Lawrence Federal satisfy certain other conditions imposed by the Office of Thrift Supervision in its approval. Office of Thrift Supervision approval is not a recommendation or endorsement of the plan of conversion and is not a recommendation to purchase common stock in the offering.

General

         On July 31, 2000, the Board of Directors of Lawrence Federal unanimously adopted the plan of conversion. Under the plan of conversion, Lawrence Federal will convert from a federally chartered mutual savings bank to a federally chartered stock savings bank and become a wholly owned subsidiary of Lawrence Financial, a newly formed Maryland corporation. In addition, the plan provides that Lawrence Financial will offer its common stock in a subscription offering and, if necessary, through a community offering and/or a syndicate of registered broker-dealers. The following discussion of the plan of conversion contains all material terms about the conversion. Nevertheless, you should read carefully the plan of conversion, which accompanies Lawrence Federal's proxy statement and is available to members of Lawrence Federal upon request. The plan of conversion is also filed as an exhibit to the registration statement that Lawrence Financial has filed with the Securities and Exchange Commission. See "Where You Can Find More Information."

         The Office of Thrift Supervision has approved Lawrence Federal's plan of conversion, subject to, among other things, approval of the plan of conversion by Lawrence Federal's members. Lawrence Federal has called a special meeting of its members for this purpose on _________, 2000. Depositors as of November 1, 2000 and borrowers with loans outstanding as of March 23, 1993 whose loans continue to be outstanding as of November 1, 2000 will be entitled to vote at the special meeting. Lawrence Federal will complete the conversion only upon completion of the sale of at least the minimum number of shares of Lawrence Financial common stock offered through this prospectus and approval of the plan of conversion by Lawrence Federal's voting members.

         The Board of Directors established the aggregate price of the shares of common stock to be issued in the conversion based upon an independent appraisal of Lawrence Federal giving effect to the conversion. Keller & Company, a consulting firm experienced in the valuation and appraisal of savings institutions, prepared the appraisal. Keller & Company will affirm or, if necessary, update its appraisal at the completion of the offering.

         The completion of the offering depends on market conditions and other factors beyond Lawrence Federal's control. No assurance can be given as to the length of time after approval of the plan of conversion at the special meeting that will be required to complete the sale of the common stock. If delays are experienced, significant changes may occur in the appraisal of Lawrence Financial and Lawrence Federal as converted, which would require a change in the offering range. A change in the offering range would result in a change in the net proceeds realized by Lawrence Financial from the sale of the common stock. If the conversion is terminated, Lawrence Federal would be required to charge all conversion expenses against current income.

Reasons for the Conversion

         After considering the advantages and disadvantages of the conversion, the Board of Directors of Lawrence Federal unanimously approved the conversion as being in the best interests of Lawrence Federal, its customers and employees and the communities it serves. The Board of Directors concluded that the conversion offers a number of advantages that will be important to the future growth and performance of Lawrence Federal.

         Formation of Lawrence Federal as a capital stock savings bank subsidiary of Lawrence Financial will permit Lawrence Financial to sell common stock, which is a source of capital not available to mutual savings banks. The capital raised through the sale of common stock in the conversion will support Lawrence Federal's future

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

lending and operational growth and may also support possible future branching activities or the acquisition of other financial institutions or financial service companies or their assets. Additional capital also will increase Lawrence Federal's ability to render services to the communities it serves, although Lawrence Federal has no current specific plans, arrangements or understandings regarding these activities.

         After completion of the conversion, the unissued common and preferred stock authorized by Lawrence Financial's articles of incorporation will permit Lawrence Financial to raise additional capital through further sales of securities and to issue securities in connection with possible acquisitions, subject to market conditions and any required regulatory approvals. Lawrence Financial currently has no plans with respect to additional offerings of securities.

         The conversion will afford Lawrence Federal's management, members and others the opportunity to become stockholders of Lawrence Financial and participate more directly in, and contribute to, any future growth of Lawrence Financial and Lawrence Federal. Lawrence Financial will use stock-related incentive programs to attract and retain executive and other personnel.

         The disadvantages of the conversion considered by Lawrence Federal's Board of Directors are the additional expense and effort of operating as a public company and the fact that operating in the stock form of organization could subject Lawrence Federal to contests for corporate control. The Board of Directors determined that the advantages of the conversion outweighed the disadvantages.

Effects of Conversion to Stock Form

         General. Each depositor in a mutual savings bank has both a deposit account in the institution and a pro rata ownership interest in the net worth of the institution based upon the balance in his or her account. However, this ownership interest is tied to the depositor's account and has no value separate from such deposit account. Furthermore, this ownership interest may only be realized in the unlikely event that the institution is liquidated. In such event, the depositors of record at that time, as owners, would be able to share in any residual surplus and reserves after payment of other claims, including claims of depositors to the amounts of their deposits. Any depositor who opens a deposit account obtains a pro rata ownership interest in the net worth of the institution without any additional payment beyond the amount of the deposit. A depositor who reduces or closes his account receives a portion or all of the balance in the account but nothing for his or her ownership interest in the net worth of the institution, which is lost to the extent that the balance in the account is reduced.

         When a mutual savings bank converts to stock form, depositors lose all rights to the net worth of the mutual savings bank, except the right to claim a pro rata share of funds representing the liquidation account established in connection with the conversion. Additionally, permanent nonwithdrawable capital stock is created and offered to depositors which represents the ownership of the institution's net worth. The common stock of Lawrence Financial is separate and apart from deposit accounts and cannot be and is not insured by the Federal Deposit Insurance Corporation or any other governmental agency. Certificates are issued to evidence ownership of the permanent stock. The stock certificates are transferable, and therefore the stock may be sold or traded if a purchaser is available with no effect on any deposit account the seller may hold in the institution.

         No assets of Lawrence Financial or Lawrence Federal will be distributed in connection with the conversion other than the payment of those expenses incurred in connection with the conversion.

         Continuity. While the conversion is being accomplished, the normal business of Lawrence Federal will continue without interruption, including being regulated by the Office of Thrift Supervision and the Federal Deposit Insurance Corporation. After conversion, Lawrence Federal will continue to provide services for depositors and borrowers under current policies by its present management and staff.

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

         The directors of Lawrence Federal at the time of conversion will serve as directors of Lawrence Federal after the conversion. The directors of Lawrence Financial will be solely composed of individuals who served on the Board of Directors of Lawrence Federal. All officers of Lawrence Federal at the time of conversion will retain their positions after the conversion.

         Deposit Accounts and Loans. Lawrence Federal's deposit accounts, account balances and existing Federal Deposit Insurance Corporation insurance coverage of deposit accounts will not be affected by the conversion. Furthermore, the conversion will not affect the loan accounts, loan balances or obligations of borrowers under their individual contractual arrangements with Lawrence Federal.

         Effect on Voting Rights. Voting rights in Lawrence Federal, as a mutual savings bank, belong to its depositor and borrower members. After the conversion, depositors will no longer have voting rights in Lawrence Federal and, therefore, will no longer be able to elect directors of Lawrence Federal or control its affairs. Instead, Lawrence Financial, as the sole stockholder of Lawrence Federal, will possess all voting rights in Lawrence Federal. The holders of the common stock of Lawrence Financial will possess all voting rights in Lawrence Financial. Depositors of Lawrence Federal will not have voting rights after the conversion except to the extent that they become stockholders of Lawrence Financial by purchasing common stock.

         Tax Effects. Lawrence Federal has received an opinion from Muldoon, Murphy & Faucette LLP, Washington, D.C., that addresses all the material federal income tax consequences of the conversion. The opinion, which relies upon factual representations given by Lawrence Federal, concludes that the conversion will constitute a nontaxable reorganization under Section 368(a)(1)(F) of the Internal Revenue Code. Among other things, the opinion states the following, which constitutes all of the material federal tax consequences of the conversion:

          o no gain or loss will be recognized by Lawrence Federal in its mutual or stock form by reason of the conversion;

          o no gain or loss will be recognized by Lawrence Federal or Lawrence Financial on the receipt by Lawrence Federal of money from Lawrence Financial in exchange for shares of Lawrence
               Financial's capital stock or by Lawrence Financial upon the receipt of money from the sale of its common stock;

          o the basis of the assets of Lawrence Federal in the stock form will be the same as immediately prior to the conversion;

          o the holding period of the assets of Lawrence Federal in the stock form will include the holding period of Lawrence Federal in the mutual form;

          o no gain or loss will be recognized to Lawrence Federal's account holders upon the issuance to them of accounts in Lawrence Federal immediately after the conversion, in the same dollar amounts and on the same terms and conditions as their accounts at Lawrence Federal in its mutual form, plus interest in the liquidation account;

          o no gain or loss will be recognized to account holders upon the receipt or exercise of subscription rights in the conversion, except if subscription rights are deemed to have value as discussed below;

          o the tax basis of account holders' accounts in Lawrence Federal immediately after the conversion will be the same as the tax basis of their accounts immediately before conversion;

          o    the  tax  basis  of  each  account   holder's   interest  in  the
               liquidation account will be zero; and

          o the tax basis of the common stock purchased in the conversion will be the amount paid and the holding period for the stock will begin on the date of purchase.

         Unlike a private letter ruling issued by the Internal Revenue Service, an opinion of counsel is not binding on the Internal Revenue Service and the Internal Revenue Service could disagree with the conclusions reached in the opinion. If there is a disagreement, no assurance can be given that the conclusions reached in an opinion of counsel would be sustained by a court if contested by the Internal Revenue Service.

         Based upon past rulings issued by the Internal Revenue Service, the opinion provides that the receipt of subscription rights by eligible account holders, supplemental eligible account holders and other individuals under the plan of conversion will be taxable if the subscription rights are deemed to have a fair market value. Keller & Company, whose findings are not binding on the Internal Revenue Service, has issued a letter indicating that the subscription rights do not have any value, based on the fact that the rights are acquired by the recipients without cost, are nontransferable and of short duration and afford the recipients the right only to purchase shares of the common stock at a price equal to its estimated fair market value, which will be the same price paid by purchasers in the community offering for unsubscribed shares of common stock. If the subscription rights are deemed to have a fair market value, the receipt of the rights may only be taxable to those persons who exercise their subscription rights. Lawrence Federal could also recognize a gain on the distribution of subscription rights. Holders of subscription rights are encouraged to consult with their own tax advisors as to the tax consequences if the subscription rights are deemed to have a fair market value.

         Lawrence Federal has also received an opinion from Crowe, Chizek and Company LLP, Columbus, Ohio, that, assuming the conversion does not result in any federal income tax liability to Lawrence Federal, its account holders, or Lawrence Financial, implementation of the plan of conversion will not result in any Ohio income tax liability to those entities or persons.

         The opinions of Muldoon, Murphy & Faucette LLP and Crowe, Chizek and Company LLP, and the letter from Keller & Company are filed as exhibits to the registration statement that Lawrence Financial has filed with the Securities and Exchange Commission. See "Where You Can Find More Information."

         You should consult with your own tax advisor regarding the tax consequences of the conversion particular to you.

         Liquidation Account. In the unlikely event of a complete liquidation of Lawrence Federal, before the conversion, each depositor in Lawrence Federal would receive a pro rata share of any assets of Lawrence Federal remaining after payment of claims of all creditors, including the claims of all depositors up to the withdrawal value of their accounts. Each depositor's pro rata share of the remaining assets would be in the same proportion as the value of his or her deposit account to the total value of all deposit accounts in Lawrence Federal at the time of liquidation.

         After the conversion, holders of withdrawable deposit(s) in Lawrence Federal, including certificates of deposit, will not be entitled to share in any residual assets upon liquidation of Lawrence Federal. However, under Office of Thrift Supervision regulations, Lawrence Federal will, at the time of the conversion, establish a liquidation account in an amount equal to its total equity as of the date of the latest statement of financial condition contained in the final prospectus relating to the conversion.

         Lawrence Federal will maintain the liquidation account after the conversion for the benefit of eligible account holders and supplemental eligible account holders who retain their savings accounts in Lawrence Federal. Each eligible account holder and supplemental eligible account holder will, with respect to each deposit account held, have a related inchoate interest in a sub-account portion of the liquidation account balance.

         The initial subaccount balance for a savings account held by an eligible account holder or a supplemental eligible account holder will be determined by multiplying the opening balance in the liquidation account by a fraction of which the numerator is the amount of the holder's "qualifying deposit" in the deposit account and the

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

denominator is the total amount of the "qualifying deposits" of all eligible or supplemental eligible account holders. The initial subaccount balance will not be increased, but it will be decreased as provided below.

         If the deposit balance in any deposit account of an eligible account holder or supplemental eligible account holder at the close of business on any annual closing day of Lawrence Federal (which is December 31) after March 31, 1999, or September 30, 2000 is less than the lesser of the deposit balance in a deposit account at the close of business on any other annual closing date after March 31, 1999 or September 30, 2000, or the amount of the "qualifying deposit" in a savings account on March 31, 1999 or September 30, 2000, then the subaccount balance for a savings account will be adjusted by reducing the subaccount balance in an amount proportionate to the reduction in the savings balance. Once reduced, the subaccount balance will not be subsequently increased, notwithstanding any increase in the savings balance of the related savings account. If any savings account is closed, the related subaccount balance will be reduced to zero.

         Upon a complete liquidation of Lawrence Federal, each eligible account holder and supplemental eligible account holder will be entitled to receive a liquidation distribution from the liquidation account in the amount of the then current adjusted subaccount balance(s) for deposit account(s) held by the holder before any liquidation distribution may be made to stockholders. No merger, consolidation, bulk purchase of assets with assumptions of savings accounts and other liabilities or similar transactions with another federally insured institution in which Lawrence Federal is not the surviving institution will be considered to be a complete liquidation. In any of these transactions, the liquidation account will be assumed by the surviving institution.

         In the unlikely event Lawrence Federal is liquidated after the conversion, depositors will be entitled to full payment of their deposit accounts before any payment is made to Lawrence Financial as the sole stockholder of Lawrence Federal.

Subscription Offering and Subscription Rights

         Under the plan of conversion, Lawrence Federal has granted rights to subscribe for Lawrence Financial common stock to the following persons in the following order of priority:

         1. Persons with deposits in Lawrence Federal with balances aggregating $50 or more ("qualifying deposits") as of March 31, 1999 ("eligible account holders"). For this purpose, deposit accounts include all savings, time, and demand accounts.

         2. Tax-qualified benefit plans of Lawrence Financial or Lawrence Federal, including Lawrence Federal's employee stock ownership plan.

         3. Persons with qualifying deposits in Lawrence Federal as of September 30, 2000 ("supplemental eligible account holders").

         4. Persons with deposits in Lawrence Federal as of November 1, 2000 and borrowers of Lawrence Federal who had loans outstanding on March 23, 1993 that continue to be outstanding as of November 1, 2000 ("other members").

         The amount of common stock that any person may purchase will depend on the availability of the common stock after satisfaction of all subscriptions having prior rights in the subscription offering and to the maximum and minimum purchase limitations set forth in the plan of conversion. See "--Limitations on Purchases of Shares." All persons on a joint account will be counted as a single depositor for purposes of determining the maximum amount that may be subscribed for by owners of a joint account.

         Subscription rights are nontransferable. If you sell or otherwise transfer your rights to subscribe for common stock in the subscription offering or subscribe for common stock on behalf of another person, you may forfeit those rights and face possible further sanctions and penalties imposed by the Office of Thrift

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Supervision  or another  agency of the U.S.  Government.  If you  exercise  your subscription rights, you will be required to certify that you are purchasing shares solely for your own account and that you have no agreement or understanding with any other person for the sale or transfer of the shares. Once tendered, subscription orders cannot be revoked without the consent of Lawrence Federal and Lawrence Financial.

         Category 1: Eligible Account Holders. Each eligible account holder has the right to subscribe for up to the greater of:

         o    $75,000 of common stock (which equals 7,500 shares);

         o    one-tenth of one percent of the total offering of common stock; or

         o 15 times the product, rounded down to the next whole number, obtained by multiplying the total number of shares of common stock to be issued by a fraction of which the numerator is the amount of qualifying deposit of the eligible account holder and the denominator is the total amount of qualifying deposits of all eligible account holders.

         If there are not sufficient shares to satisfy all subscriptions by eligible account holders, shares first will be allocated so as to permit each subscribing eligible account holder, if possible, to purchase a number of shares sufficient to make the person's total allocation equal 100 shares or the number of shares actually subscribed for, whichever is less. After that, unallocated shares will be allocated among the remaining subscribing eligible account holders whose subscriptions remain unfilled in the proportion that the amounts of their respective qualifying deposits bear to the total qualifying deposits of all remaining eligible account holders whose subscriptions remain unfilled. Subscription rights of eligible account holders who are also executive officers or directors of Lawrence Federal or their associates will be subordinated to the subscription rights of other eligible account holders to the extent attributable to increased deposits in Lawrence Federal in the one year period preceding March 31, 1999.

         To ensure a proper allocation of stock, each eligible account holder must list on his or her stock order form all deposit accounts in which such eligible account holder had an ownership interest at March 31, 1999. Failure to list an account, or providing incorrect information, could result in the loss of all or part of a subscriber's stock allocation.

         Category 2: Tax-Qualified Employee Benefit Plans. Lawrence Federal's tax-qualified employee benefit plans have the right to purchase up to 10% of the shares of common stock issued in the conversion. As a tax- qualified employee benefit plan, Lawrence Federal's employee stock ownership plan intends to purchase 8% of the shares of common stock issued in the conversion. Subscriptions by the employee stock ownership plan will not be aggregated with shares of common stock purchased by any other participants in the offering, including subscriptions by the officers and directors of Lawrence Federal, for the purpose of applying the purchase limitations in the plan of conversion. If Lawrence Financial increases the number of shares offered in the conversion, the employee stock ownership plan will have a first priority right to purchase any shares exceeding that amount up to 8% of the common stock. If the plan's subscription is not filled in its entirety, the employee stock ownership plan may purchase shares in the open market or may purchase shares directly from Lawrence Financial with the approval of the Office of Thrift Supervision.

         Category 3: Supplemental Eligible Account Holders. Each supplemental eligible account holder has the right to subscribe for up to the greater of:

         o    $75,000 of common stock (which equals 7,500 shares);

         o    one-tenth of one percent of the total offering of common stock; or

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         o    15 times  the  product,  rounded  down to the next  whole  number, obtained by multiplying the total number of shares of common stock to be issued by a fraction of which the numerator is the amount of qualifying deposit of the supplemental eligible account holder and the denominator is the total amount of qualifying deposits of all supplemental eligible account holders.

         If eligible account holders and Lawrence Federal's employee stock ownership plan subscribe for all of the shares being sold by Lawrence Financial, no shares will be available for supplemental eligible account holders. If shares are available for supplemental eligible account holders but there are not sufficient shares to satisfy all subscriptions by supplemental eligible account holders, shares first will be allocated so as to permit each subscribing supplemental eligible account holder, if possible, to purchase a number of shares sufficient to make the person's total allocation equal 100 shares or the number of shares actually subscribed for, whichever is less. After that, unallocated shares will be allocated among the remaining subscribing supplemental eligible account holders whose subscriptions remain unfilled in the proportion that the amounts of their respective qualifying deposits bear to the total qualifying deposits of all remaining supplemental eligible account holders whose subscriptions remain unfilled.

         To ensure a proper allocation of stock, each supplemental eligible account holder must list on his or her stock order form all deposit accounts in which such supplemental eligible account holder had an ownership interest at September 30, 2000. Failure to list an account, or providing incorrect information, could result in the loss of all or part of a subscriber's stock allocation.

         Category 4: Other Members. Each other member of Lawrence Federal has the right to purchase up to $75,000 of common stock (which equals 7,500 shares). If eligible account holders, Lawrence Federal's employee stock ownership plan and supplemental eligible account holders subscribe for all of the shares being sold by Lawrence Financial, no shares will be available for other members. If shares are available for other members but there are not sufficient shares to satisfy all subscriptions by other members, shares first will be allocated so as to permit each subscribing other member, if possible, to purchase a number of shares sufficient to make the person's total allocation equal 100 shares or the number of shares actually subscribed for, whichever is less. After that, unallocated shares will be allocated among the remaining subscribing other members in the proportion that the number of votes each other member is eligible to cast as of the record date for persons eligible to vote at Lawrence Federal's special meeting bears to the total votes of all remaining other members whose subscriptions remain unfilled.

         To ensure a proper allocation of stock, each other member must list on his or her stock order form all deposit accounts in which such other member had an ownership interest at November 1, 2000 or each loan from Lawrence Federal that was outstanding on March 23, 1993 that continues to be outstanding as of November 1, 2000. Failure to list an account or loan, or providing incorrect information, could result in the loss of all or part of a subscriber's stock allocation.

         Expiration Date for the Subscription Offering. The subscription offering and all subscription rights under the plan of conversion will expire at 12:00 Noon, Eastern time, on ___________, 2000. Lawrence Federal will not accept orders for common stock in the subscription offering received in hand after that time. Lawrence Financial and Lawrence Federal may extend the subscription offering to up to ______, 2000 without regulatory approval. Lawrence Financial and Lawrence Federal will make reasonable attempts to provide a prospectus and related offering materials to holders of subscription rights, however all subscription rights will expire on the expiration date, as extended, whether or not Lawrence Federal has been able to locate each person entitled to subscription rights.

         Office of Thrift Supervision regulations require that Lawrence Financial complete the sale of common stock within 45 days after the close of the subscription offering. If the sale of the common stock is not completed within that period, all funds received will be returned promptly with interest at Lawrence Federal's passbook rate and all withdrawal authorizations will be canceled unless Lawrence Federal receives approval of the Office of Thrift Supervision to extend the time for completing the offering. If regulatory approval of an extension of the time period has been

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granted,  all subscribers  will be notified of the extension and of the duration of any extension that has been granted, and will be given the right to increase, decrease or rescind their orders. If Lawrence Financial does not receive an affirmative response from a subscriber to any resolicitation, the subscriber's order will be rescinded and all funds received will be promptly returned with interest, or withdrawal authorizations will be canceled. No single extension can exceed 90 days, and all extensions in the aggregate, may not last beyond ______, 2002.

         Persons in Non-Qualified States. Lawrence Financial and Lawrence Federal will make reasonable efforts to comply with the securities laws of all states in the United States in which persons entitled to subscribe for stock under the plan of conversion reside. However, Lawrence Financial and Lawrence Federal are not required to offer stock in the subscription offering to any person who resides in a foreign country or who resides in a state of the United States in which only a small number of persons otherwise eligible to subscribe for shares of common stock reside and where Lawrence Financial or Lawrence Federal determines that compliance with that state's securities laws would be impracticable for reasons of cost or otherwise. Lawrence Federal may determine compliance with state securities laws to be impracticable based on a request or requirement that Lawrence Financial and Lawrence Federal or their officers or directors register as a broker, dealer, salesman or selling agent under the securities laws of the state, or a request or requirement to register or otherwise qualify the subscription rights or common stock for sale or submit any filing in the state.

Community Offering

         To the extent that shares remain available for purchase after satisfaction of all subscriptions received in the subscription offering, Lawrence Financial may offer shares pursuant to the plan of conversion in a community offering to the following persons in the following order of priority:

         1. Persons and trusts of natural persons who are residents of Lawrence or Scioto County, Ohio, Greenup or Boyd County, Kentucky or Cabell County, West Virginia.

         2.  Other persons to whom Lawrence Federal delivers a prospectus.

         Purchasers in the community offering, together with any associate or persons acting in concert with the purchaser, are eligible to purchase up to $75,000 of common stock (which equals 7,500 shares). If not enough shares are available to fill orders in the community offering, the available shares will be allocated first to each subscriber whose order is accepted by Lawrence Federal in an amount equal to the lesser of 100 shares or the number of shares subscribed for by each such subscriber, if possible. After that, unallocated shares will be allocated among such subscribers whose orders remain unsatisfied on a 100 shares per order basis until all such orders have been filled or the remaining shares have been allocated.

         The community offering, if held, may commence concurrently with or subsequent to the subscription offering and will terminate no later than 45 days after the close of the subscription offering unless extended by Lawrence Financial and Lawrence Federal, with approval of the Office of Thrift Supervision. Lawrence Financial presently intends to terminate the community offering as soon as it has received orders for all shares available for purchase in the conversion. If Lawrence Federal receives regulatory approval of an extension of time, all subscribers will be notified of the extension and of the duration of any extension that has been granted, and will be given the right to increase, decrease or rescind their orders. If Lawrence Financial does not receive an affirmative response from a subscriber to any resolicitation, the subscriber's order will be rescinded and all funds received will be promptly returned with interest.

          The opportunity to subscribe for shares of common stock in the community offering is subject to the right of Lawrence Financial and Lawrence Federal to reject orders, in whole or part, either at the time of receipt of an order or as soon as practicable following the expiration date of the offering. If your order is rejected in part, you will not have the right to cancel the remainder of your order.

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Syndicated Community Offering

         The plan of conversion provides that, if necessary, all shares of common stock not purchased in the subscription offering and community offering may be offered for sale to the general public in a syndicated community offering through a syndicate of registered broker-dealers to be formed and managed by Keefe, Bruyette & Woods acting as agent of Lawrence Financial. Alternatively, Lawrence Financial may sell any remaining shares in an underwritten public offering. Neither Keefe, Bruyette & Woods nor any registered broker-dealer will have any obligation to take or purchase any shares of the common stock in the syndicated community offering; however, Keefe, Bruyette & Woods has agreed to use its best efforts in the sale of shares in the syndicated community offering. Lawrence Financial has not selected any particular broker-dealers to participate in a syndicated community offering. The syndicated community offering will terminate no later than 45 days after the expiration of the subscription offering, unless extended by Lawrence Financial and Lawrence Federal, with approval of the Office of Thrift Supervision. See "--Community Offering" above for a discussion of rights of subscribers in the event an extension is granted.

          The opportunity to subscribe for shares of common stock in the syndicated community offering is subject to the right of Lawrence Financial and Lawrence Federal to reject orders, in whole or part, either at the time of receipt of an order or as soon as practicable following the expiration date of the offering. If your order is rejected in part, you will not have the right to cancel the remainder of your order.

         Stock sold in the syndicated community offering also will be sold at the $10.00 purchase price. See "--Stock Pricing and Number of Shares to Be Issued." Purchasers in the syndicated community offering, together with any associate or persons acting in concert with the purchaser, are eligible to purchase up to $75,000 of common stock (which equals 7,500 shares). See "--Stock Pricing and Number of Shares to Be Issued."

         If Lawrence Federal is unable to find purchasers from the general public for all unsubscribed shares, other purchase arrangements will be made by the Board of Directors of Lawrence Federal, if feasible. Other purchase arrangements must be approved by the Office of Thrift Supervision and may provide for purchases for investment purposes by directors, officers, their associates and other persons in excess of the limitations provided in the plan of conversion and in excess of the proposed director purchases discussed earlier, although no purchases are currently intended. If other purchase arrangements cannot be made, the plan of conversion will terminate.

Marketing and Underwriting Arrangements

         Lawrence Federal and Lawrence Financial have retained Keefe, Bruyette & Woods to consult with and advise Lawrence Federal and to assist Lawrence Federal and Lawrence Financial, on a best efforts basis, in the distribution of shares in the offering. Keefe, Bruyette & Woods is a broker-dealer registered with the Securities and Exchange Commission and a member of the National Association of Securities Dealers, Inc. Keefe, Bruyette & Woods will assist Lawrence Federal in the conversion by acting as marketing advisor with respect to the subscription offering and will represent Lawrence Federal as placement agent on a best efforts basis in the sale of the common stock in the community offering if one is held. The services that Keefe, Bruyette & Woods will provide include, but are not limited to:

          o training the employees of Lawrence Federal who will perform ministerial functions in the subscription offering and community offering regarding the mechanics and regulatory requirements of the stock offering process;

          o managing the stock information center by assisting interested stock subscribers and by keeping records of all stock orders;

          o    preparing marketing materials; and

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          o    assisting in the solicitation of proxies from Lawrence  Federal's members for use at the special meeting.

         Based on negotiations between Lawrence Federal and Lawrence Financial concerning the fee structure, Keefe, Bruyette & Woods will receive a management fee of $25,000 and a success fee of $125,000 against which the management fee will be credited. Lawrence Federal will pay Keefe, Bruyette & Woods's fee upon completion of the conversion. Lawrence Federal will reimburse Keefe, Bruyette & Woods for its legal fees.

         Keefe, Bruyette & Woods has not prepared any report or opinion constituting a recommendation or advice to Lawrence Financial or Lawrence Federal or to persons who subscribe for stock, nor has it prepared an opinion as to the fairness to Lawrence Financial or Lawrence Federal of the purchase price or the terms of the stock to be sold. Keefe, Bruyette & Woods expresses no opinion as to the prices at which common stock to be issued may trade. Keefe, Bruyette & Woods and selected dealers participating in the syndicated community offering may receive a commission in the syndicated community offering in a maximum amount to be agreed upon by Lawrence Financial and Lawrence Federal to reflect market requirements at the time of the allocation of shares in the syndicated community offering.

         With certain limitations, Lawrence Financial and Lawrence Federal have also agreed to indemnify Keefe, Bruyette & Woods against liabilities and expenses, including legal fees, incurred in connection with certain claims or litigation arising out of or based upon the performance of Keefe, Bruyette & Woods of its services in connection with the conversion.

Description of Sales Activities

         Lawrence Financial will offer the common stock in the subscription offering and community offering principally by the distribution of this prospectus and through activities conducted at Lawrence Federal's stock information center. The stock information center is expected to operate during normal business hours throughout the subscription offering and community offering. It is expected that at any particular time one or more Keefe, Bruyette & Woods employees will be working at the stock information center. Employees of Keefe, Bruyette & Woods will be responsible for mailing materials relating to the offering, responding to questions regarding the conversion and the offering and processing stock orders.

         Sales of common stock will be made by registered representatives affiliated with Keefe, Bruyette & Woods or by the selected dealers managed by Keefe, Bruyette & Woods. The management and employees of Lawrence Federal may participate in the offering in clerical capacities, providing administrative support in effecting sales transactions or, when permitted by state securities laws, answering questions of a mechanical nature relating to the proper execution of the order form. Management of Lawrence Federal may answer questions regarding the business of Lawrence Federal when permitted by state securities laws. Other questions of prospective purchasers, including questions as to the advisability or nature of the investment, will be directed to registered representatives. The management and employees of Lawrence Financial and Lawrence Federal have been instructed not to solicit offers to purchase common stock or provide advice regarding the purchase of common stock.

         No officer, director or employee of Lawrence Federal or Lawrence Financial will be compensated, directly or indirectly, for any activities in connection with the offer or sale of securities issued in the conversion.

         None of Lawrence Federal's personnel participating in the offering is registered or licensed as a broker or dealer or an agent of a broker or dealer. Lawrence Federal's personnel will assist in the above-described sales activities under an exemption from registration as a broker or dealer provided by Rule 3a4-1 promulgated under the Securities Exchange Act of 1934. Rule 3a4-1 generally provides that an "associated person of an issuer" of securities will not be deemed a broker solely by reason of participation in the sale of securities of the issuer if the associated person meets certain conditions. These conditions include, but are not limited to, that the associated person participating in the sale of an issuer's securities not be compensated in connection with the offering at the time of participation, that the person not be associated with a broker or dealer and that the person observe certain limitations on his or her participation in the sale of securities. For purposes of this exemption, "associated person of an issuer" is

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defined to include  any person who is a  director,  officer or  employee  of the issuer or a company that controls, is controlled by or is under common control with the issuer.

Procedure for Purchasing Shares in the Subscription and Community Offerings

         Use of Order Forms. To purchase shares in the subscription offering, you must submit a properly completed and executed order form to Lawrence Federal by 12:00 Noon, Eastern time, on _________ __, 2000. Your order form must be accompanied by full payment for all of the shares subscribed for or include appropriate authorization in the space provided on the order form for withdrawal of full payment from a deposit account with Lawrence Federal. In order to purchase shares in the community offering, you must submit a properly completed and executed order form to Lawrence Federal, accompanied by the required payment for each share subscribed for, before the community offering terminates, which may be on or at any time after the end of the subscription offering.

         In order to ensure that your stock purchase eligibility and priority are properly identified, you must list all accounts on the order form, giving all names in each account, the account number and the approximate account balance as of the appropriate eligibility date.

         Lawrence Financial need not accept order forms that are received after the expiration of the subscription offering or community offering, as the case may be, or that are executed defectively or that are received without full payment or without appropriate withdrawal instructions. In addition, Lawrence Federal and Lawrence Financial are not obligated to accept orders submitted on photocopied or facsimilied stock order forms. Lawrence Financial and Lawrence Federal have the right to waive or permit the correction of incomplete or improperly executed order forms, but do not represent that they will do so. Under the plan of conversion, the interpretation by Lawrence Financial and Lawrence Federal of the terms and conditions of the plan of conversion and of the order form will be final. Once received, an executed order form may not be modified, amended or rescinded without the consent of Lawrence Federal unless the conversion has not been completed within 45 days after the end of the subscription offering, unless extended.

         The reverse side of the order form contains a regulatory mandated certification form. Lawrence Financial will not accept order forms on which the certification form is not executed. By executing and returning the certification form, you will be certifying that you received this prospectus and acknowledging that the common stock is not a deposit account and is not insured or guaranteed by any federal or state governmental agency. You will also be acknowledging that you received disclosure concerning the risks involved in this offering. The certification form could be used as support to show that you understand the nature of this investment.

         To ensure that each purchaser receives a prospectus at least 48 hours before the end of the offering as required by Rule 15c2-8 under the Securities Exchange Act of 1934, no prospectus will be mailed any later than five days before that date or hand delivered any later than two days before that date. Execution of the order form will confirm receipt or delivery under Rule 15c2-8. Order forms will be distributed only when preceded or accompanied by a prospectus.

         Payment for Shares. Payment for subscriptions may be made by cash, check, bank draft or money order, or by authorization of withdrawal from deposit accounts maintained with Lawrence Federal. Appropriate means by which withdrawals may be authorized are provided on the order form. No wire transfers or third party checks will be accepted. Interest will be paid on payments made by cash, check, bank draft or money order at Lawrence Federal's passbook rate from the date payment is received at the stock information center until the completion or termination of the conversion. If payment is made by authorization of withdrawal from deposit accounts, the funds authorized to be withdrawn from a deposit account will continue to accrue interest at the contractual rates until completion or termination of the conversion, unless the certificate matures after the date of receipt of the order form but before

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closing,  in which case funds will earn  interest at the passbook  rate from the date of maturity until the conversion is completed or terminated, but a hold will be placed on the funds, making them unavailable to the depositor until completion or termination of the conversion. When the conversion is completed, the funds received in the offering will be used to purchase the shares of common stock ordered. The shares of common stock issued in the conversion cannot and will not be insured by the Federal Deposit Insurance Corporation or any other government agency. If the conversion is not consummated for any reason, all funds submitted will be promptly refunded with interest as described above.

         If a subscriber authorizes Lawrence Federal to withdraw the amount of the purchase price from his or her deposit account, Lawrence Federal will do so as of the effective date of conversion, though the account must contain the full amount necessary for payment at the time the subscription order is received. Lawrence Federal will waive any applicable penalties for early withdrawal from certificate accounts. If the remaining balance in a certificate account is reduced below the applicable minimum balance requirement at the time funds are actually transferred under the authorization, the certificate will be canceled at the time of the withdrawal, without penalty, and the remaining balance will earn interest at Lawrence Federal's passbook rate.

         The employee stock ownership plan will not be required to pay for the shares subscribed for at the time it subscribes, but rather may pay for shares of common stock subscribed for upon the completion of the conversion; provided that there is in force from the time of its subscription until that time, a loan commitment from an unrelated financial institution or Lawrence Financial to lend to the employee stock ownership plan, at that time, the aggregate purchase price of the shares for which it subscribed.

         Individual retirement accounts maintained in Lawrence Federal do not permit investment in the common stock. A depositor interested in using his or her individual retirement account funds to purchase common stock must do so through a self-directed individual retirement account. Since Lawrence Federal does not offer those accounts, Lawrence Federal will allow a depositor to make a trustee-to-trustee transfer of the individual retirement account funds to a trustee offering a self-directed individual retirement account program with the agreement that the funds will be used to purchase Lawrence Financial's common stock in the offering. There will be no early withdrawal or Internal Revenue Service interest penalties for transfers. The new trustee would hold the common stock in a self- directed account in the same manner as Lawrence Federal now holds the depositor's individual retirement account funds. An annual administrative fee may be payable to the new trustee. Depositors interested in using funds in an individual retirement account at Lawrence Federal to purchase common stock should contact the stock information center as soon as possible so that the necessary forms may be forwarded for execution and returned before the subscription offering ends. In addition, federal laws and regulations require that officers, directors and 10% shareholders who use self-directed individual retirement account funds to purchase shares of common stock in the subscription offering, make purchases for the exclusive benefit of individual retirement accounts.

         Certificates representing shares of common stock purchased, and any refund due, will be mailed to purchasers at the address specified in properly completed order forms or to the last address of the persons appearing on the records of Lawrence Federal as soon as practicable following the sale of all shares of common stock. Any certificates returned as undeliverable will be disposed of as required by applicable law. Purchasers may not be able to sell the shares of common stock which they purchased until certificates for the common stock are available and delivered to them, even though trading of the common stock may have begun.

Stock Pricing and Number of Shares to be Issued

         Federal regulations require that the aggregate purchase price of the securities sold in connection with the conversion be based upon an estimated pro forma value of Lawrence Financial and Lawrence Federal as converted (i.e., taking into account the expected receipt of proceeds from the sale of securities in the conversion), as determined by an independent appraisal. Lawrence Federal and Lawrence Financial have retained Keller & Company, which is experienced in the evaluation and appraisal of business entities, to prepare an appraisal of the pro forma market value of Lawrence Financial and Lawrence Federal as converted and to assist Lawrence Federal in preparing a business plan. Keller & Company will receive a fee expected to total approximately $28,000 for its appraisal services and assistance in the preparation of a business plan, plus reasonable out-of-pocket expenses incurred in connection with

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

the appraisal. Lawrence Federal has agreed to indemnify Keller & Company under certain circumstances against liabilities and expenses, including legal fees, arising out of, related to, or based upon the conversion.

         Keller & Company has prepared an appraisal of the estimated pro forma market value of Lawrence Financial and Lawrence Federal as converted taking into account the formation of Lawrence Financial as the holding company for Lawrence Federal. For its analysis, Keller & Company undertook substantial investigations to learn about Lawrence Federal's business and operations. Management supplied financial information, including annual financial statements, information on the composition of assets and liabilities, and other financial schedules. In addition to this information, Keller & Company reviewed Lawrence Federal's conversion application as filed with the Office of Thrift Supervision and Lawrence Financial's registration statement as filed with the Securities and Exchange Commission. Furthermore, Keller & Company visited Lawrence Federal's facilities and had discussions with Lawrence Federal's management and its special conversion legal counsel, Muldoon, Murphy & Faucette LLP. Keller &
Company did not perform a detailed individual analysis of the separate components of Lawrence Financial's or Lawrence Federal's assets and liabilities.

         Keller & Company's analysis utilized three selected valuation procedures, the price/book method, the price/earnings method, and price/assets method, all of which are described in its report. Keller & Company placed the greatest emphasis on the price/earnings and price/book methods in estimating pro forma market value. In applying these procedures, Keller & Company reviewed, among other factors, the economic make-up of Lawrence Federal's primary market area, Lawrence Federal's financial performance and condition in relation to publicly traded institutions that Keller & Company deemed comparable to Lawrence Federal, the specific terms of the offering of Lawrence Financial's common stock, the pro forma impact of the additional capital raised in the conversion, conditions of securities markets in general, and the market for thrift institution common stock in particular. Keller & Company's analysis provides an approximation of the pro forma market value of Lawrence Financial and Lawrence Federal as converted based on the valuation methods applied and the assumptions outlined in its report. Included in its report were certain assumptions as to the pro forma earnings of Lawrence Financial after the conversion that were utilized in determining the appraised value. These assumptions included estimated expenses and an assumed after-tax rate of return on the net conversion proceeds as described under "Pro Forma Data," purchases by the employee stock ownership plan of an amount equal to 8% of the common stock sold in the conversion and purchases in the open market by the stock-based incentive plan of a number of shares equal to 4% of the common stock sold in the conversion at the $10.00 purchase price. See "Pro Forma Data" for additional information concerning these assumptions. The use of different assumptions may yield different results.

         On the basis of the analysis in its report, Keller & Company has advised Lawrence Financial and Lawrence Federal that, in its opinion, as of August 11, 2000, the estimated pro forma market value of Lawrence Financial and Lawrence Federal, as converted, was within the valuation range of $5,525,000 to $7,475,000 with a midpoint of $6,500,000. After reviewing the methodology and the assumptions used by Keller & Company in the preparation of the appraisal, the Board of Directors established the offering range, which is equal to the valuation range, of $5,525,000 to $7,475,000 with a midpoint of $6,500,000. Assuming that the shares are sold at $10.00 per share in the conversion, the estimated number of shares would be between 552,500 and 747,500 with a midpoint of 650,000. The purchase price of $10.00 was determined by discussion among the Boards of Directors of Lawrence Federal and Lawrence Financial and Keefe, Bruyette & Woods, taking into account, among other factors, the requirement under Office of Thrift Supervision regulations that the common stock be offered in a manner that will achieve the widest distribution of the stock and desired liquidity in the common stock after the conversion. Since the outcome of the offering relates in large measure to market conditions at the time of sale, it is not possible to determine the exact number of shares that will be issued by Lawrence Financial at this time. The offering range may be amended, with the approval of the Office of Thrift Supervision, if necessitated by developments following the date of the appraisal in, among other things, market conditions, the financial condition or operating results of Lawrence Federal, regulatory guidelines or national or local economic conditions. Keller & Company's appraisal report is filed as an exhibit to the registration statement that Lawrence Financial has filed with the Securities and Exchange Commission.
See "Where You Can Find More Information."

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

         If, upon completion of the subscription offering, at least the minimum number of shares are subscribed for, Keller & Company, after taking into account factors similar to those involved in its prior appraisal, will determine its estimate of the pro forma market value of Lawrence Financial and Lawrence Federal as converted, as of the close of the subscription offering.

         No shares will be sold unless Keller & Company confirms that, to the best of its knowledge and judgment, nothing of a material nature has occurred that would cause it to conclude that the actual total purchase price on an aggregate basis was materially incompatible with its estimate of the total pro forma market value of Lawrence Financial and Lawrence Federal as converted at the time of the sale. If, however, the facts do not justify that statement, the offering may be canceled, a new offering range and price per share set and new subscription, community and syndicated community offerings held. Under those circumstances, subscribers would have the right to modify or rescind their subscriptions and to have their subscription funds returned promptly with interest and holds on funds authorized for withdrawal from deposit accounts would be released or reduced.

         Depending upon market and financial conditions, the number of shares issued may be more than 747,500 shares or less than 552,500 shares. If the total amount of shares issued is less than 552,500 or more than 859,625 (15% above the maximum of the offering range), for aggregate gross proceeds of less than $5,525,000 or more than $8,596,250, subscription funds will be returned promptly with interest to each subscriber unless he or she indicates otherwise. If Keller & Company establishes a new valuation range, it must be approved by the Office of Thrift Supervision.

         In formulating its appraisal, Keller & Company relied upon the truthfulness, accuracy and completeness of all documents Lawrence Federal furnished to it. Keller & Company also considered financial and other information from regulatory agencies, other financial institutions, and other public sources, as appropriate. While Keller & Company believes this information to be reliable, Keller & Company does not guarantee the accuracy or completeness of the information and did not independently verify the financial statements and other data provided by Lawrence Federal and Lawrence Financial or independently value the assets or liabilities of Lawrence Financial and Lawrence Federal. The appraisal is not intended to be, and must not be interpreted as, a recommendation of any kind as to the advisability of voting to approve the plan of conversion or of purchasing shares of common stock. Moreover, because the appraisal must be based on many factors which change periodically, there is no assurance that purchasers of shares in the conversion will be able to sell shares after the conversion at prices at or above the purchase price.

         Copies of the appraisal report of Keller & Company including any amendments to the report, and the detailed memorandum of the appraiser setting forth the method and assumptions for such appraisal are available for inspection at the main office of Lawrence Federal and the other locations specified under "Where You Can Find More Information."

Limitations on Purchases of Shares

         The plan of conversion imposes limitations upon the purchase of common stock by eligible subscribers and others in the conversion. In addition to the purchase limitations described above under "--Subscription Offering and Subscription Rights," "--Community Offering" and "--Syndicated Community
Offering,"  the  plan  of  conversion   provides  for  the  following   purchase
limitations:

         o Except for Lawrence Federal's tax-qualified employee benefit plans, no person, either alone or together with associates of or persons acting in concert with such person, may purchase in the aggregate more than $125,000 of the common stock (which equals 12,500 shares), subject to increase as described below.

         o The Board of Directors and the executive officers of Lawrence Federal, together with their associates, may purchase up to 33.80% of the common stock sold in the offering.

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

         o    Each subscriber must subscribe for a minimum of 25 shares.

         The $125,000 limitation applies to individual purchases in the offering, aggregated with purchases by the person's associates and those persons acting in concert with the purchaser. If you purchase $75,000 of common stock in the subscription offering, you may still purchase up to $50,000 of common stock in the community offering. Alternatively, if you purchase $75,000 of common stock in the subscription offering, your associates and persons acting in concert with you may purchase in the aggregate up to $50,000 of common stock in the subscription offering and/or community offering.

         For purposes of the plan of conversion, the directors are not deemed to be acting in concert solely by reason of their Board membership. Pro rata reductions within each subscription rights category will be made in allocating shares if the maximum purchase limitations are exceeded.

         Lawrence Federal's and Lawrence Financial's Boards of Directors may, in their sole discretion, increase the maximum purchase limitation up to 9.99% of the shares of common stock sold in the conversion, provided that orders for shares that exceed 5% of the shares of common stock sold in the conversion may not exceed, in the aggregate, 10% of the shares sold in the conversion. Lawrence Federal and Lawrence Financial do not intend to increase the maximum purchase limitation unless market conditions warrant an increase in the maximum purchase limitation and the sale of a number of shares in excess of the minimum of the offering range. If the Boards of Directors decide to increase the purchase limitations, persons who subscribed for the maximum number of shares of common stock will be given the opportunity to increase their subscriptions accordingly, subject to the rights and preferences of any person who has priority subscription rights. Lawrence Financial and Lawrence Federal, in their discretion, also may give other large subscribers the right to increase their subscriptions.

         The plan of conversion defines "acting in concert" to mean knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not by an express agreement; or a combination or pooling of voting or other interests in the securities of an issuer for a common purpose under any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. In general, a person who acts in concert with another party will also be deemed to be acting in concert with any person who is also acting in concert with that other party. Lawrence Financial and Lawrence Federal may presume that certain persons are acting in concert based upon, among other things, joint account relationships and the fact that persons may have filed joint Schedules 13D or 13G with the Securities and Exchange Commission with respect to other companies.

         The  plan  of  conversion  defines   "associate,"  with  respect  to  a
particular person, to mean:

          1. any corporation or organization other than Lawrence Federal or a majority-owned subsidiary of Lawrence Federal of which a person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities;

          2. any trust or other estate in which a person has a substantial beneficial interest or as to which a person serves as trustee or in a similar fiduciary capacity; and

          3. any relative or spouse of a person, or any relative of a spouse, who either has the same home as a person or who is a director or officer of Lawrence Federal or any of its parents or subsidiaries.

         For example, a corporation of which a person serves as an officer would be an associate of that person and, therefore, all shares purchased by the corporation would be included with the number of shares that the person could purchase individually under the purchase limitations described above.

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

         The plan of conversion defines "officer" to mean an executive officer of Lawrence Federal, including its Chief Executive Officer, President, Executive Vice Presidents, Senior Vice Presidents, Vice Presidents in charge of principal business functions, Secretary, Treasurer and Controller.

Restrictions on Repurchase of Stock

         Under Office of Thrift Supervision regulations, savings associations and their holding companies may not for a period of one year from the date of an institution's mutual-to-stock conversion repurchase any of its common stock from any person, except in an offer made to all of its stockholders to repurchase the common stock on a pro rata basis, approved by the Office of Thrift Supervision, or the repurchase of qualifying shares of a director. Where extraordinary circumstances exist, the Office of Thrift Supervision may approve the open market repurchase of up to 5% of a savings association's or its holding company's capital stock during the first year following the conversion. To receive such approval, the savings association must establish compelling and valid business purposes for the repurchase to the satisfaction of the Office of Thrift Supervision. Furthermore, repurchases of any common stock are prohibited if they would cause the association's regulatory capital to be reduced below the amount required for the liquidation account or the regulatory capital requirements imposed by the Office of Thrift Supervision.

Restrictions on Transfer of Shares After the Conversion Applicable to Officers, Directors and NASD Members

         Common stock purchased in the conversion will be freely transferable, except for shares purchased by directors and officers of Lawrence Federal and Lawrence Financial and by NASD members.

         Shares of common stock purchased by directors and officers of Lawrence Federal and Lawrence Financial may not be sold for a period of one year following the conversion, except upon the death of the stockholder or unless approved by the Office of Thrift Supervision. Shares purchased by these persons after the conversion will be free of this restriction. Shares of common stock issued by Lawrence Financial to directors and officers will bear a legend giving appropriate notice of the restriction and, in addition, Lawrence Financial will give appropriate instructions to the transfer agent for Lawrence Financial's common stock with respect to the restriction on transfers. Any shares issued to directors and officers as a stock dividend, stock split or otherwise with respect to restricted common stock will be similarly restricted.

         Purchases of outstanding shares of common stock of Lawrence Financial by directors, officers, or any person who was an executive officer or director of Lawrence Federal after adoption of the plan of conversion, and their associates during the three-year period following the conversion may be made only through a broker or dealer registered with the Securities and Exchange
Commission, except with the prior written approval of the Office of Thrift Supervision. This restriction does not apply, however, to negotiated transactions involving more than 1% of Lawrence Financial's outstanding common stock or to the purchase of stock under stock benefit plans.

         Lawrence Financial has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 for the registration of the common stock to be issued in the conversion. This registration does not cover the resale of the shares. Shares of common stock purchased by persons who are not affiliates of Lawrence Financial may be resold without registration. Shares purchased by an affiliate of Lawrence Financial will have resale restrictions under Rule 144 of the Securities Act. If Lawrence Financial meets the current public information requirements of Rule 144, each affiliate of Lawrence Financial who complies with the other conditions of Rule 144, including those that require the affiliate's sale to be aggregated with those of certain other persons, would be able to sell in the public market, without registration, a number of shares not to exceed, in any three-month period, the greater of 1% of the outstanding shares of Lawrence Financial or the average weekly volume of trading in the shares during the preceding four calendar weeks. Provision may be made in the future by Lawrence Financial to permit affiliates to have their shares registered for sale under the Securities Act under certain circumstances.

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

         Under guidelines of the National Association of Securities Dealers, Inc., members of that organization and their associates face restrictions on the transfer of securities purchased with subscription rights and reporting requirements upon purchase of the securities.

Interpretation, Amendment and Termination

         To the extent permitted by law, all interpretations of the plan of conversion by Lawrence Federal will be final; however, such interpretations have no binding effect on the Office of Thrift Supervision. The plan of conversion provides that, if deemed necessary or desirable by the Board of Directors, the plan of conversion may be substantively amended by the Board of Directors as a result of comments from regulatory authorities or otherwise, without the further approval of Lawrence Federal's members.

         Completion of the conversion requires the sale of all shares of the common stock within 24 months following approval of the plan of conversion by Lawrence Federal's members. If this condition is not satisfied, the plan of conversion will be terminated and Lawrence Federal will continue its business in the mutual form of organization. Lawrence Federal's Board of Directors may terminate the plan of conversion at any time.

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

                Restrictions on Acquisition of Lawrence Financial
                              and Lawrence Federal

General

         Lawrence Federal's plan of conversion provides for the conversion of Lawrence Federal from the mutual to the stock form of organization and, as part of the conversion, the adoption of a new federal stock charter and bylaws by Lawrence Federal's members. The plan of conversion also provides for the concurrent formation of a holding company. As described below and elsewhere in this document, certain provisions in Lawrence Financial's articles of incorporation and bylaws may have anti-takeover effects. In addition, provisions in Lawrence Federal's federal stock charter and bylaws may also have anti-takeover effects. Finally, Maryland corporate law and regulatory restrictions may make it difficult for persons or companies to acquire control of either Lawrence Financial or Lawrence Federal.

Restrictions in Lawrence Financial's Articles of Incorporation and Bylaws

         Lawrence Financial's articles of incorporation and bylaws contain provisions that could make more difficult an acquisition of Lawrence Financial by means of a tender offer, proxy contest or otherwise. Some provisions will also render the removal of the incumbent Board of Directors or management of Lawrence Financial more difficult. These provisions may have the effect of deterring a future takeover attempt that is not approved by the directors of Lawrence Financial, but which Lawrence Financial stockholders may deem to be in their best interests or in which stockholders may receive a substantial premium for their shares over then current market prices. As a result, stockholders who might desire to participate in such a transaction may not have the opportunity to do so. The following description of these provisions is only a summary and does not provide all of the information contained in Lawrence Financial's articles of incorporation and bylaws. See "Where You Can Find More Information" as to where to obtain a copy of these documents.

         Business Combinations with Interested Stockholders. The articles of incorporation require the approval of the holders of at least 80% of Lawrence Financial's outstanding shares of voting stock entitled to vote to approve certain "business combinations" with an "interested stockholder." This supermajority voting requirement will not apply in cases where the proposed transaction has been approved by a majority of those members of Lawrence
Financial's Board of Directors who are unaffiliated with the interested stockholder and who were directors before the time when the interested stockholder became an interested stockholder or if the proposed transaction meets certain conditions that are designed to afford the stockholders a fair price in consideration for their shares. In each such case, where stockholder approval is required, the approval of only a majority of the outstanding shares of voting stock is sufficient.

         The term "interested stockholder" includes any individual, group acting in concert, corporation, partnership, association or other entity (other than Lawrence Financial or its subsidiary) who or which is the beneficial owner, directly or indirectly, of 10% or more of the outstanding shares of voting stock of Lawrence Financial.

         A "business combination" includes:

         1. any merger or consolidation of Lawrence Financial or any of its subsidiaries with any interested stockholder or affiliate of an interested stockholder or any corporation which is, or after such merger or consolidation would be, an affiliate of an interested stockholder;

         2.   any  sale  or  other   disposition  to  or  with   any  interested
              stockholder of 25% or more of the assets of Lawrence Financial or combined assets of Lawrence Financial and its subsidiaries;

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

         3. the issuance or transfer to any interested stockholder or its affiliate by Lawrence Financial (or any subsidiary) of any securities of Lawrence Financial (or any subsidiary) in exchange for cash, securities or other property the value of which equals or exceeds 25% of the fair market value of the common stock of Lawrence Financial;

         4. the adoption of any plan for the liquidation or dissolution of Lawrence Financial proposed by or on behalf of any interested stockholder or its affiliate; and

         5. any reclassification of securities, recapitalization, merger or consolidation of Lawrence Financial with any of its subsidiaries which has the effect of increasing the proportionate share of common stock or any class of equity or convertible securities of Lawrence Financial or subsidiary owned directly or indirectly, by an interested stockholder or its affiliate.

         Limitation on Voting Rights. The articles of incorporation of Lawrence Financial provide that no record owner of any outstanding Lawrence Financial common stock which is beneficially owned, directly or indirectly, by a person who beneficially owns in excess of 10% of the then outstanding shares of Lawrence Financial common stock will be entitled or permitted to any vote in respect of the shares held in excess of the 10% limit. Beneficial ownership is determined pursuant to the federal securities laws and includes shares beneficially owned by such person or any of his or her affiliates (as defined in the articles of incorporation), shares which such person or his or her affiliates have the right to acquire upon the exercise of conversion rights or options and shares as to which such person and his or her affiliates have or share investment or voting power, but does not include shares beneficially owned by directors, officers and employees of Lawrence Federal or Lawrence Financial or shares that are subject to a revocable proxy and that are not otherwise beneficially owned, or deemed by Lawrence Financial to be beneficially owned, by such person and his or her affiliates.

         Evaluation of Offers. The articles of incorporation of Lawrence Financial provide that the Board of Directors of Lawrence Financial, when evaluating a transaction that may involve a change in control of Lawrence Financial, may, in connection with the exercise of its judgment in determining what is in the best interest of Lawrence Financial and the stockholders of Lawrence Financial, give consideration to a variety of factors including the social and economic effects of the transaction on employees and customers of Lawrence Financial and on the communities in which it operates. By having these standards in the articles of incorporation of Lawrence Financial, the Board of Directors may be in a stronger position to oppose such a transaction if the Board concludes that the transaction would not be in the best interest of Lawrence Financial, even if the price offered is significantly greater than the then market price of any equity security of Lawrence Financial.

         Board of Directors

         Classified Board. The Board of Directors of Lawrence Financial is divided into three classes, each of which contains one-third of the number of directors. The stockholders elect one class of directors each year for a term of three years. The classified Board makes it more difficult and time consuming for a stockholder group to fully use its voting power to gain control of the Board of Directors without the consent of the incumbent Board of Directors of Lawrence Financial.

         Filling of Vacancies; Removal. The articles of incorporation provide that any vacancy occurring in the Lawrence Financial Board, including a vacancy created by an increase in the number of directors, may be filled by a vote of a majority of the directors then in office. A person appointed to fill a vacancy on the Board of Directors will serve until the next annual meeting of directors. The articles of incorporation of Lawrence Financial provide that a director may be removed from the Board of Directors prior to the expiration of his or her term only for cause and only upon the vote of 80% of the outstanding shares of voting stock. These provisions make it more difficult for stockholders to remove directors and replace them with their own nominees.

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

         Qualification. The bylaws provide that to be eligible to serve on the Board of Directors of Lawrence Financial a person must reside in either Lawrence or Scioto County, Ohio, Greenup or Boyd County, Kentucky or Cabell County, West Virginia. In addition, no person 70 years of age or older is eligible to be elected or appointed to the Board of Directors. Finally, the bylaws provide that no person will be eligible to serve on the Board of Directors who has, in the past 10 years, been subject to a supervisory action by a financial regulatory agency that involved fraud or other bad actions, has been convicted of a crime involving dishonesty or breach of trust that is punishable by a year or more in prison, or is currently charged with such a crime. These provisions may prevent stockholders from nominating themselves or persons of their choosing for election to the Board of Directors.

         Special Meetings of Stockholders. Lawrence Financial's bylaws provide that the Chairman, the President or a majority of the Board of Directors of Lawrence Financial may call special meetings of the stockholders of Lawrence Financial. In addition, stockholders holding a majority of the outstanding shares may request that a special meeting of stockholders be called. At a special meeting, stockholders may consider only the business specified in the notice of meeting given by Lawrence Financial. These provisions of Lawrence Financial's bylaws make it more difficult for a stockholder to force stockholder consideration of a proposal between annual meetings over the opposition of the Board of Directors by calling a special meeting of stockholders.

         Advance Notice Provisions for Stockholder Nominations and Proposals. Lawrence Financial's bylaws establish an advance notice procedure for stockholders to nominate directors or bring other business before an annual meeting of stockholders of Lawrence Financial. A person may not be nominated for election as a director unless that person is nominated by or at the direction of the Lawrence Financial's Board of Directors or by a stockholder who has given appropriate notice to Lawrence Financial before the meeting. Similarly, a stockholder may not bring business before an annual meeting unless the stockholder has given Lawrence Financial appropriate notice of its intention to bring that business before the meeting. Lawrence Financial's Secretary must receive notice of the nomination or proposal not less than 90 days prior to the annual meeting. A stockholder who desires to raise new business must provide certain information to Lawrence Financial concerning the nature of the new business, the stockholder and the stockholder's interest in the business matter. Similarly, a stockholder wishing to nominate any person for election as a director must provide Lawrence Financial with certain information concerning the nominee and the proposing stockholder.

         Advance notice of nominations or proposed business by stockholders gives Lawrence Financial's Board of Directors time to consider the qualifications of the proposed nominees, the merits of the proposals and, to the extent deemed necessary or desirable, to inform stockholders and make recommendations about those matters.

         Preferred Stock. The articles of incorporation authorize Lawrence Financial's Board of Directors to establish one or more series of preferred stock and, for any series of preferred stock, to determine the terms and rights of the series, including voting rights, conversion rates, and liquidation preferences. Although Lawrence Financial's Board of Directors has no intention at the present time of doing so, it could issue a series of preferred stock that could, depending on its terms, impede a merger, tender offer or other takeover attempt. Lawrence Financial's Board of Directors will make any determination to issue shares with those terms based on its judgment as to the best interests of Lawrence Financial and its stockholders.

         Amendment of Certificate of Incorporation. Lawrence Financial's articles of incorporation require the affirmative vote of 80% of the outstanding voting stock entitled to vote to amend or repeal certain provisions of the articles of incorporation, including the provision limiting voting rights, the provisions relating to approval of business combinations with related persons, the classification and removal of directors, and amendment of Lawrence Financial's bylaws and articles of incorporation. These supermajority voting requirements make it more difficult for the stockholders to amend these provisions of the articles of incorporation.

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Anti-Takeover  Effects of Lawrence  Financial's  Articles of  Incorporation  and
Bylaws and Management Remuneration Adopted in Conversion

         The provisions described above are intended to reduce Lawrence Financial's vulnerability to takeover attempts and other transactions which have not been negotiated with and approved by members of its Board of Directors. Provisions of the stock-based incentive plan will provide for accelerated benefits to participants if a change in control of Lawrence Financial or Lawrence Federal occurs or a tender or exchange offer for their stock is made. See "Management of Lawrence Federal Savings Bank--Benefits--Stock-based Incentive Plan." Lawrence Financial and Lawrence Federal also intend to enter into agreements with the chief executive officer and to establish the Severance Compensation Plan, all of which will provide eligible employees with additional payments and benefits on the officer's or employee's termination in connection with a change in control of Lawrence Financial or Lawrence Federal. See "Management of Lawrence Federal Savings Bank--Executive Compensation--Employment Agreements," and "Management of Lawrence Federal Savings Bank--Executive Compensation--Employee Severance Compensation Plan." The foregoing provisions and limitations may make it more difficult for companies or persons to acquire control of Lawrence Financial. Additionally, the provisions could deter offers to acquire the outstanding shares of Lawrence Financial which might be viewed by stockholders to be in their best interests. See "Management of Lawrence Federal Savings Bank--Benefits--Stock-based Incentive Plan," "Management of Lawrence Federal Savings Bank--Executive Compensation--Employment Agreements," and "Management of Lawrence Federal Savings Bank--Executive Compensation--Employee Severance Compensation Plan."

         Lawrence Financial's Board of Directors believes that the provisions of the articles of incorporation and bylaws are in the best interest of Lawrence Financial and its stockholders. An unsolicited non-negotiated takeover proposal can seriously disrupt the business and management of a corporation and cause it great expense. Accordingly, the Board of Directors believes it is in the best interests of Lawrence Financial and its stockholders to encourage potential acquirors to negotiate directly with management and that these provisions will encourage such negotiations and discourage non-negotiated takeover attempts.

Anti-Takeover Effects of Provisions of Maryland Law

         Business Combinations. Maryland law prohibits specified "business combinations" between a Maryland corporation and an "interested stockholder." These business combinations include a merger, consolidation, share exchange, an asset transfer or issuance or reclassification of equity securities. Interested stockholders are either:

          o anyone who beneficially owns 10% or more of the voting power of the corporation's shares; or

          o an affiliate or associate of the corporation who was an interested stockholder or an affiliate or an associate of the interested stockholder at any time within the two-year period prior to the date in question.

         These business combinations are prohibited for five years after the most recent date on which the stockholder became an interested stockholder. Thereafter, any of these business combinations must be recommended by the board of directors of the corporation and approved by the vote of:

          o at least 80% of the votes entitled to be cast by all holders of voting shares of the corporation's voting shares; and

          o at least 66 2/3% of the votes entitled to be cast by all holders of the corporation's voting other than voting shares held by the interested stockholder or an affiliate or associate of the interested stockholder.

         However, these special voting requirements do not apply if the corporation's stockholders receive a minimum price for their shares (as specified in the statute), the consideration is received in cash or in the same form previously paid by the interested stockholder for its shares and, from the time the interested stockholder is

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determined  to have become an  interested  stockholder  to the date the business combination is consummated, the annual rate of dividends paid on all stock remains the same.

         This business combination statute does not apply to business combinations that are approved or exempted by the corporation's board of directors prior to the time that the interested stockholder becomes an interested stockholder. A Maryland corporation may adopt an amendment to its charter electing not to be subject to these special voting requirements. Any amendment would have to be approved by at least 80% of the votes entitled to be cast by all holders of outstanding shares of voting stock and two-thirds of the votes entitled to be cast by holders of outstanding shares of voting stock who are not interested stockholders.

         Control Share Acquisitions. The Maryland general corporation law provides that "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights unless approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares owned by the acquiror or by the corporation's officers or directors who are employees of the corporation. Control shares are shares of voting stock which, if aggregated with all other shares of stock previously acquired, would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

         o    20% or more but less than 33 1/3%;

         o    33 1/3% or more but less than a majority; or

         o    a majority of all voting power.

         Control shares do not include shares of stock an acquiring person is entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition generally means the acquisition of, ownership of or the power to direct the exercise of voting power with respect to, control shares.

         A person who has made or proposes to make a "control share acquisition," under specified conditions, including an undertaking to pay expenses, may require the board of directors to call a special stockholders' meeting to consider the voting rights of the shares. The meeting must be held within 50 days of the demand. If no request for a meeting is made, the corporation may itself present the question at any stockholders' meeting.

         If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as permitted by the statute, the corporation generally may redeem any or all of the control shares, except those for which voting rights have previously been approved. This redemption of shares must be for fair value, determined without regard to the absence of voting rights as of the date of the last control share acquisition or of any stockholders' meeting at which the voting rights of the shares are considered and not approved. If voting rights for "control shares" are approved at a stockholders' meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the stock determined for purposes of appraisal rights may not be less than the highest price per share paid in the control share acquisition. The limitations and restrictions otherwise applicable to the exercise of dissenters' rights do not apply in the context of a "control share acquisition."

         The control share acquisition statute does not apply to stock acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or to acquisition previously approved or exempted by a provision in the charter or bylaws of the corporation.

Restrictions in Lawrence Federal's Federal Stock Charter and Bylaws

         Although the Board of Directors of Lawrence Federal is not aware of any effort that might be made to obtain control of Lawrence Federal after the conversion, the Board of Directors believes that it is appropriate to adopt provisions permitted by federal regulation to protect the interests of the converted bank and its stockholders from any hostile takeover. These provisions may, indirectly, inhibit a change in control of Lawrence Financial, as Lawrence Federal's sole stockholder. See "Risk Factors--Various factors could make takeover attempts that you want to occur more difficult to achieve."

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

         Lawrence Federal's federal stock charter will contain a provision whereby the acquisition of beneficial ownership of more than 10% of the issued and outstanding shares of any class of equity securities of Lawrence Federal by any person (i.e., any individual, corporation, group acting in concert, trust, partnership, joint stock company or similar organization), either directly or through an affiliate, will be prohibited for a period of five years following the date of completion of the conversion. If shares are acquired in violation of this provision of Lawrence Federal's federal stock charter, all shares beneficially owned by any person in excess of 10% will be considered "excess shares" and will not be counted as shares entitled to vote and will not be voted by any person or counted as voting shares in connection with any matters submitted to the stockholders for a vote. If holders of revocable proxies for more than 10% of the shares of the common stock of Lawrence Financial seek, among other things, to elect one-third or more of Lawrence Financial's Board of Directors, to cause Lawrence Financial's stockholders to approve the acquisition or corporate reorganization of Lawrence Financial or to exert a continuing influence on a material aspect of the business operations of Lawrence Financial, which actions could indirectly result in a change in control of Lawrence Federal, the Board of Directors of Lawrence Federal will be able to assert this provision of Lawrence Federal's federal stock charter against such holders. Although the Board of Directors of Lawrence Federal is not currently able to determine when and if it would assert this provision of Lawrence Federal's federal stock charter, the Board, in exercising its fiduciary duty, may assert this provision if it were deemed to be in the best interests of Lawrence Federal, Lawrence Financial and its stockholders. It is unclear, however, whether this provision, if asserted, would be successful against such persons in a proxy contest which could result in a change in control of Lawrence Federal indirectly through a change in control of Lawrence Financial.

         In addition, stockholders will not be permitted to cumulate their votes in the election of Directors. Furthermore, Lawrence Federal's Bylaws provide for the election of three classes of directors to staggered terms.

         Finally, the federal stock charter provides for the issuance of shares of preferred stock on terms, including conversion and voting rights, as may be determined by Lawrence Federal's Board of Directors without stockholder approval. Although Lawrence Federal has no arrangements, understandings or plans at the present time for the issuance or use of the shares of undesignated preferred stock proposed to be authorized, the Board believes that the availability of such shares will provide Lawrence Federal with increased flexibility in structuring possible future financings and acquisitions and in meeting other corporate needs that may arise. If a proposed merger, tender offer or other attempt to gain control of Lawrence Federal occurs of which management does not approve, the Board can authorize the issuance of one or more series of preferred stock with rights and preferences which could impede the completion of such a transaction. An effect of the possible issuance of such preferred stock, therefore, may be to deter a future takeover attempt. The Board does not intend to issue any preferred stock except on terms which the Board deems to be in the best interest of Lawrence Federal and its then existing stockholders.

Regulatory Restrictions

         Office of Thrift Supervision Conversion Regulations. Regulations issued by the Office of Thrift Supervision provide that for a period of three years following the date of the completion of the conversion, no person, acting singly or together with associates in a group of persons acting in concert, will directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of any class of any equity security of Lawrence Financial without the prior written approval of the Office of Thrift Supervision. Where any person, directly or indirectly, acquires beneficial ownership of more than 10% of any class of any equity security of Lawrence Financial without the prior written approval of the Office of Thrift Supervision, the securities beneficially owned by such person in excess of 10% will not be voted by any person or counted as voting shares in connection with any matter submitted to the stockholders for a vote, and will not be counted as outstanding for purposes of determining the affirmative vote necessary to approve any matter submitted to the stockholders for a vote.

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

         Change in Bank Control Act. The acquisition of 10% or more of the common stock outstanding may trigger the provisions of the Change in Bank Control Act. The Office of Thrift Supervision has also adopted a regulation under the Change in Bank Control Act which generally requires persons who at any time intend to acquire control of a federally chartered savings association, including a converted savings bank such as Lawrence Federal, to provide 60 days prior written notice and certain financial and other information to the Office of Thrift Supervision.

         The 60-day notice period does not commence until the information is deemed to be substantially complete. Control for the purpose of this Act exists in situations in which the acquiring party has voting control of at least 25% of any class of Lawrence Financial's voting stock or the power to direct the management or policies of Lawrence Financial. However, under Office of Thrift Supervision regulations, control is presumed to exist where the acquiring party has voting control of at least 10% of any class of Lawrence Financial's voting securities if specified "control factors" are present. The statute and underlying regulations authorize the Office of Thrift Supervision to disapprove a proposed acquisition on certain specified grounds.

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                Description of Lawrence Financial's Capital Stock

The common stock of Lawrence Financial will represent nonwithdrawable capital, will not be an account of any type, and will not be insured by the Federal Deposit Insurance Corporation or any other government agency.

         The following summarizes the material terms of Lawrence Financial's capital stock but does not purport to be complete. This discussion is qualified in its entirety by reference to the applicable provisions of federal law governing savings and loan holding companies, Maryland law, and Lawrence Financial's articles of incorporation and bylaws. See "Where You Can Find More Information" as to where to obtain a copy of these documents.

Common Stock

         Lawrence Financial is authorized to issue 4,000,000 shares of common stock having a par value of $.01 per share. Prior to the completion of the conversion, no shares of Lawrence Financial's common stock will be outstanding. Each share of Lawrence Financial's common stock will have the same relative rights as, and will be identical in all respects with, each other share of common stock.

         Dividends. Lawrence Financial can pay dividends on its common stock if, after giving effect to the distribution, it would be able to pay its indebtedness as the indebtedness comes due in the usual course of business and its total assets exceed the sum of its liabilities and the amount needed, if Lawrence Financial were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of any holders of capital stock who have a preference in the event of dissolution. See "Lawrence Financial's Dividend Policy" and "Regulation and Supervision." The holders of common stock of Lawrence Financial will be entitled to receive and share equally in dividends as may be declared by the Board of Directors of Lawrence Financial out of funds legally available for dividends. If Lawrence Financial issues preferred stock, the holders of the preferred stock may have a priority over the holders of the common stock with respect to dividends. See "Lawrence Financial's Dividend Policy" and "Regulation and Supervision."

         Voting Rights. After the conversion, the holders of common stock of Lawrence Financial will possess exclusive voting rights in Lawrence Financial. They will elect Lawrence Financial's Board of Directors and act on other matters as are required to be presented to them under Maryland law or as are otherwise presented to them by the Board of Directors. Except as discussed in "Restrictions on Acquisition of Lawrence Financial and Lawrence Federal," each holder of common stock will be entitled to one vote per share and will not have any right to cumulate votes in the election of directors. If Lawrence Financial issues preferred stock, holders of Lawrence Financial preferred stock may also possess voting rights. Certain matters require a vote of 80% of the outstanding shares entitled to vote. See "Restrictions on Acquisition of Lawrence Financial and Lawrence Federal."

         Liquidation. Upon liquidation, dissolution or winding up of Lawrence Financial, the holders of its common stock would be entitled to receive all of the assets of Lawrence Financial available for distribution after payment or provision for payment of all its debts and liabilities. If Lawrence Financial issues preferred stock, the preferred stock holders may have a priority over the holders of the common stock upon liquidation or dissolution.

         Preemptive Rights; Redemption. Holders of the common stock of Lawrence Financial will not be entitled to preemptive rights with respect to any shares that may be issued. The common stock cannot be redeemed.

Preferred Stock

         Lawrence Financial is authorized to issue 1,000,000 shares of common stock having a par value of $.01 per share. Lawrence Financial will not issue any preferred stock in the conversion and it has no current plans to issue any preferred stock after the conversion. Preferred stock may be issued with designations, powers, preferences and

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

rights as the Board of Directors may from time to time determine. The Board of Directors can, without stockholder approval, issue preferred stock with voting, dividend, liquidation and conversion rights that could dilute the voting strength of the holders of the common stock and may assist management in impeding an unfriendly takeover or attempted change in control.

Restrictions on Acquisition

         Acquisitions of Lawrence Financial are restricted by provisions in its articles of incorporation and bylaws and by rules and regulations of various regulatory agencies. See "Regulation and Supervision" and "Restrictions on Acquisition of Lawrence Financial and Lawrence Federal."

          Description of Lawrence Federal Savings Bank's Capital Stock

Common Stock

         The federal stock charter of Lawrence Federal, to be effective upon completion of the conversion, authorizes the issuance of 3,000,000 shares of common stock, par value $1.00 per share. Each share of common stock of Lawrence Federal will have the same relative rights as, and will be identical in all respects with, each other share of common stock. After the conversion, the Board of Directors will be authorized to approve the issuance of common stock up to the amount authorized by the federal stock charter without the approval of Lawrence Federal's stockholders. All of the issued and outstanding common stock of Lawrence Federal will be held by Lawrence Financial. Lawrence Federal's common stock will represent non-withdrawable capital, will not be an account of an insurable type and will not be insured by the Federal Deposit Insurance Corporation.

         Dividends. The holders of Lawrence Federal's common stock will be entitled to receive and to share equally in such dividends as may be declared by the Board of Directors of Lawrence Federal out of its legally available funds. See "Regulation and Supervision--Federal Savings Institution Regulation--Limitations on Capital Distributions" for certain restrictions on the payment of dividends and "Federal and State Taxation--Federal Income Taxation" for a discussion of the consequences of the payment of cash dividends from income appropriated to bad debt reserves.

         Voting Rights. As a federal mutual savings bank, corporate powers and control of Lawrence Federal are currently vested in (1) its members who elect Lawrence Federal's directors, and (2) its Board of Directors, who elect the officers of Lawrence Federal and who fill any vacancies on the Board of Directors. Immediately after the conversion, the holders of Lawrence Federal's common stock will possess exclusive voting rights in Lawrence Federal. Each holder of shares of common stock will be entitled to one vote for each share held. Stockholders will not be entitled to cumulate their votes for the election of directors. After the conversion, Lawrence Financial will own all of the outstanding common stock of Lawrence Federal, which will be voted at the direction of Lawrence Financial's Board of Directors. Consequently, the holders of the common stock of Lawrence Financial will not have direct control of Lawrence Federal.

         Liquidation. In the event of any liquidation, dissolution, or winding up of Lawrence Federal, Lawrence Financial as the holder of all of the outstanding common stock of Lawrence Federal will be entitled to receive, after payment of all Lawrence Federal's debts and liabilities (including all deposit accounts and accrued interest thereon), and distribution of the balance in the special liquidation account to eligible account holders and supplemental eligible account holders, all assets of Lawrence Federal available for distribution in cash or in kind. If preferred stock is issued after the conversion, the holders of the preferred stock may also have priority over the holders of common stock in the event of liquidation or dissolution.

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

         Preemptive Rights; Redemption. Holders of Lawrence Federal's common stock will not be entitled to preemptive rights with respect to any shares of Lawrence Federal which may be issued. Lawrence Federal's common stock cannot be redeemed.

         Preferred Stock

         The federal stock charter of Lawrence Federal, to be effective upon completion of the conversion, authorizes the issuance of 1,000,000 shares of preferred stock, par value $1.00 per share. The preferred stock may be issued in series and classes having such rights, preferences, privileges and restrictions as Lawrence Federal's Board of Directors may determine.

                          Transfer Agent and Registrar

         The transfer agent and registrar for Lawrence Financial's common stock is _______________________.

                            Registration Requirements

         Lawrence Financial has registered its common stock with the Securities and Exchange Commission under Section 12(g) of the Securities Exchange Act of 1934, as amended, and will not deregister its common stock for a period of at least three years following the conversion. As a result of registration, the proxy and tender offer rules, insider trading reporting and restrictions, annual and periodic reporting and other requirements of that statute will apply.

                             Legal and Tax Opinions

         The legality of the common stock has been passed upon for Lawrence Financial by Muldoon, Murphy & Faucette LLP, Washington, D.C. The federal tax consequences of the conversion have been opined upon by Muldoon, Murphy & Faucette LLP and the state tax consequences of the conversion have been opined upon by Crowe, Chizek and Company LLP, Columbus, Ohio. Muldoon, Murphy & Faucette LLP and Crowe, Chizek and Company LLP have consented to the references to their opinions in this prospectus. Certain legal matters will be passed upon for Keefe, Bruyette & Woods by Luse Lehman Gorman Pomerenk & Schick, A Professional Corporation, Washington, D.C.

                                     Experts

         The financial statements of Lawrence Federal as of December 31, 1999, and for the two years then ended are included in this prospectus and in the registration statement in reliance upon the report of Crowe, Chizek and Company LLP, Columbus, Ohio, independent certified public accountants, included elsewhere in this prospectus, and upon the authority of said firm as experts in accounting and auditing.

         Keller & Company has consented to the summary in this prospectus of its report to Lawrence Federal setting forth its opinion as to the estimated pro forma market value of Lawrence Financial and Lawrence Federal, as converted, and its letter with respect to subscription rights, and to the use of its name and statements with respect to it appearing in this prospectus.



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


                       Where You Can Find More Information

         Lawrence Financial has filed with the Securities and Exchange Commission a Registration Statement on Form SB-2 (File No. 333-45404) under the Securities Act of 1933, as amended, with respect to the common stock offered in the conversion. This prospectus does not contain all the information contained in the registration statement, certain parts of which are omitted as permitted by the rules and regulations of the Securities and Exchange Commission. This information may be inspected at the public reference facilities maintained by the Securities and Exchange Commission at 450 Fifth Street, NW, Room 1024, Washington, D.C. 20549 and at its regional offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies may be obtained at prescribed rates from the Public Reference Room of the Securities and Exchange Commission at 450 Fifth Street, NW, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The registration statement also is available through the Securities and Exchange Commission's World Wide Web site on the Internet at http://www.sec.gov.

         Lawrence Federal has filed an application for approval of conversion with the Office of Thrift Supervision, which includes proxy materials for Lawrence Federal's special meeting of members and certain other information. This prospectus omits certain information contained in that application. The application may be inspected, without charge, at the offices of the Office of Thrift Supervision, 1700 G Street, NW, Washington, D.C. 20552 and at the offices of the Regional Director of the Office of Thrift Supervision at the Central Regional Office of the Office of Thrift Supervision, 200 West Madison Street, Suite 1300, Chicago, Illinois 60606.

         A copy of the plan of conversion, Lawrence Financial's articles of incorporation and bylaws and Lawrence Federal's federal stock charter and bylaws are available without charge from Lawrence Federal.

                          Index to Financial Statements
                          Lawrence Federal Savings Bank

                                                                           Page
                                                                           ----
Report of Independent Auditors............................................   F-1

Consolidated Balance Sheets as of June 30, 2000 (unaudited),
  December 31, 1999 and 1998..............................................   F-2

Consolidated Statements of Income for the Six Months Ended
  June 30, 2000 and 1999 (unaudited) and the Years Ended
  December 31, 1999 and 1998..............................................   F-3

Consolidated Statements of Comprehensive Income for the Six Months Ended
  June 30, 2000 and 1999 (unaudited) and the Years Ended
  December 31, 1999 and 1998..............................................   F-4

Consolidated Statement of Equity for the Six Months Ended
  June 30, 2000 (unaudited) and the Years Ended December 31 1999 and 1998.   F-5

Consolidated Statements of Cash Flows for  the Six Months Ended
  June 30, 2000 and 1999 (unaudited) and the Years Ended
  December 31, 1999 and 1998..............................................   F-6

Notes to Consolidated Financial Statements................................   F-7

                                      * * *

All schedules are omitted as the required information either is not applicable or is included in the financial statements or related notes.

Separate financial statements for Lawrence Financial have not been included in this prospectus because Lawrence Financial, which has engaged only in organizational activities to date, has no significant assets, contingent or other liabilities, revenues or expenses.

                         REPORT OF INDEPENDENT AUDITORS


Board of Directors
Lawrence Federal Savings Bank
Ironton, Ohio

We have audited the accompanying consolidated balance sheets of Lawrence Federal Savings Bank as of December 31, 1999 and 1998, and the related consolidated statements of income, comprehensive income, equity and cash flows for the years then ended. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting amounts and disclosures in the financial statements. An audit also includes assessing accounting principles used and significant estimates made by management, as well as evaluating overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Lawrence Federal Savings Bank as of December 31, 1999 and 1998, and the consolidated results of its operations and cash flows for the years then ended in conformity with generally accepted accounting principles.

                                         /s/Crowe, Chizek and Company LLP

                                         Crowe, Chizek and Company LLP

Columbus, Ohio
February 24, 2000

                          LAWRENCE FEDERAL SAVINGS BANK

                           CONSOLIDATED BALANCE SHEETS
             June 30, 2000 (unaudited), December 31, 1999 and 1998
--------------------------------------------------------------------------------


                                                                               December 31,
                                                       June 30,      ------------------------------
                                                         2000              1999             1998
                                                         ----              ----             ----
                                                     (Unaudited)
ASSETS
     Cash and due from banks ....................   $   3,369,969    $   4,156,623    $   4,078,465
     Merrill Lynch money market fund ............         364,286          511,009        2,465,465
                                                    -------------    -------------    -------------
         Total cash and cash equivalents ........       3,734,255        4,667,632        6,543,930
     Securities available for sale ..............      12,281,177       12,241,175       12,763,057
     Loans receivable, net ......................      90,556,599       78,781,060       70,352,996
     Federal Home Loan Bank stock ...............         529,100          510,800          461,800
     Premises and equipment, net ................       3,460,130        3,538,021        3,523,413
     Accrued interest receivable ................         767,412          684,882          651,010
     Cash surrender value of life insurance .....       1,846,689        1,822,853        1,780,716
     Other assets ...............................         690,128          705,964          352,852
                                                    -------------    -------------    -------------
         Total assets ...........................   $ 113,865,490    $ 102,952,387    $  96,429,774
                                                    =============    =============    =============

LIABILITIES AND EQUITY
Liabilities
     Noninterest-bearing deposits ...............   $   1,390,184    $   1,308,795    $   1,336,560
     Interest-bearing deposits ..................      98,456,046       88,990,477       87,155,285
                                                    -------------    -------------    -------------
         Total deposits .........................      99,846,230       90,299,272       88,491,845
     Federal Home Loan Bank (FHLB) borrowings ...       4,000,000        4,500,000               --
     Other liabilities ..........................       1,907,050          361,602          321,822
                                                    -------------    -------------    -------------
         Total liabilities ......................     105,753,280       95,160,874       88,813,667

Commitments and Contingencies

Equity
     Retained earnings (substantially restricted)       8,431,073        8,132,702        7,589,433
     Accumulated other comprehensive income,
       net of tax of $(164,263) in 2000,
       $(175,764) in 1999, and $13,741 in 1998 ..        (318,863)        (341,189)          26,674
                                                    -------------    -------------    -------------
         Total equity ...........................       8,112,210        7,791,513        7,616,107
                                                    -------------    -------------    -------------
              Total liabilities and equity ......   $ 113,865,490    $ 102,952,387    $  96,429,774
                                                    =============    =============    =============

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                          LAWRENCE FEDERAL SAVINGS BANK

                        CONSOLIDATED STATEMENTS OF INCOME
             Six Months ended June 30, 2000 and 1999 (unaudited) and
                     Years ended December 31, 1999 and 1998
--------------------------------------------------------------------------------

                                   Six Months                     Years
                                 Ended June 30,              Ended December 31,
                          --------------------------   -------------------------
                              2000            1999          1999          1998
                              ----            ----          ----          ----
                                 (unaudited)
Interest income
 Loans, including fees .  $ 3,292,189    $ 2,866,561   $ 6,002,492   $ 5,411,726
 Taxable securities ....      402,567        411,592       802,379       842,725
 Overnight deposits ....       37,741        114,437       142,775        95,462
                          -----------    -----------   -----------   -----------
                            3,732,497      3,392,590     6,947,646     6,349,913

Interest expense
 Deposits ..............    2,112,524      2,034,104     4,022,375     3,722,484
 FHLB Borrowings .......       68,129             --        35,707        59,713
                          -----------    -----------   -----------   -----------
                            2,180,653      2,034,104     4,058,082     3,782,197
                          -----------    -----------   -----------   -----------

Net interest income ....    1,551,844      1,358,486     2,889,564     2,567,716

Provision for loan
  losses ...............       60,000         60,000       120,000       120,000
                          -----------    -----------   -----------   -----------

Net interest income
 after provision for
 loan losses ...........    1,491,844      1,298,486     2,769,564     2,447,716

Noninterest income
 Net securities gains
   (losses) ............      (13,739)         1,687         1,735        48,468
 Service charges .......      167,714        141,479       287,612       231,175
 Other .................       79,429         65,110       136,528       120,970
                          -----------    -----------   -----------   -----------
                              233,404        208,276       425,875       400,613

Noninterest expense
 Salaries and benefits .      538,872        495,148     1,021,321       857,126
 Deposit insurance
  premiums .............       24,586         39,726        52,248        48,181
 Occupancy and equipment      179,775        148,327       313,086       274,589
 Data processing .......      204,505        155,269       358,085       256,043
 Franchise tax .........       50,535         54,302       106,206       105,128
 Loss on disposal of
   premises and
   equipment ...........           --             --         7,336            --
 Advertising expense ...       58,883         40,669        96,810        83,331
 Other .................      236,964        197,095       447,384       410,233
                          -----------    -----------   -----------   -----------
                            1,294,120      1,130,536     2,402,476     2,034,631
                          -----------    -----------   -----------   -----------

Income before income
 tax ...................      431,128        376,226       792,963       813,698

Provision for income
 tax ...................      132,757        117,114       249,694       238,269
                          -----------    -----------   -----------   -----------

Net income .............  $   298,371    $   259,112   $   543,269   $   575,429
                          ===========    ===========   ===========   ===========

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                          LAWRENCE FEDERAL SAVINGS BANK

                 CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
             Six Months ended June 30, 2000 and 1999 (unaudited) and
                     Years ended December 31, 1999 and 1998
--------------------------------------------------------------------------------

                                             Six Months                 Years
                                           Ended June 30,          Ended December 31,
                                      ----------------------    ----------------------
                                         2000        1999          1999         1998
                                         ----        ----          ----         ----
                                            (unaudited)
Net income ........................   $ 298,371    $ 259,112    $ 543,269    $ 575,429
Other comprehensive income:
  Unrealized gains (losses)
   arising during period ..........      20,088     (248,910)    (555,633)      72,787
  Less: reclassification adjustment
   for (gains) losses included in
   net income .....................      13,739       (1,687)      (1,735)     (48,468)
                                      ---------    ---------    ---------    ---------
                                         33,827     (250,597)    (557,368)      24,319
  Income tax benefit (expense) ....     (11,501)      85,203      189,505       (8,269)
                                      ---------    ---------    ---------    ---------
    Other comprehensive
     income(loss), net of tax .....      22,326     (165,394)    (367,863)      16,050
                                      ---------    ---------    ---------    ---------
Comprehensive income ..............   $ 320,697    $  93,718    $ 175,406    $ 591,479
                                      =========    =========    =========    =========


              The accompanying notes are an integral part of these
                       consolidated financial statements.

                          LAWRENCE FEDERAL SAVINGS BANK

                        CONSOLIDATED STATEMENTS OF EQUITY
             Six Months ended June 30, 2000 and 1999 (unaudited) and
                     Years ended December 31, 1999 and 1998
--------------------------------------------------------------------------------

                                                      Accumulated
                                                          Other
                                         Retained     Comprehensive    Total
                                         Earnings         Income       Equity
                                         --------         ------       ------
Balance - January 1, 1998 ..........   $ 7,014,004   $    10,624    $ 7,024,628

Net income .........................       575,429            --        575,429

Change in fair value of
 securities available for sale .....            --        16,050         16,050
                                       -----------   -----------    -----------

Balance - December 31, 1998 ........     7,589,433        26,674      7,616,107

Net income .........................       543,269            --        543,269

Change in fair value of
 securities available for sale .....            --      (367,863)      (367,863)
                                       -----------   -----------    -----------

Balance - December 31, 1999 ........     8,132,702      (341,189)     7,791,513

Net income for the six months
 ended June 30, 2000 (unaudited) ...       298,371            --        298,371

Change in fair value of
 securities available for
 sale (unaudited) ..................            --        22,326         22,326
                                       -----------   -----------    -----------

Balance - June 30, 2000
 (unaudited) .......................   $ 8,431,073   $  (318,863)   $ 8,112,210
                                       ===========   ===========    ===========

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                          LAWRENCE FEDERAL SAVINGS BANK

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
             Six Months ended June 30, 2000 and 1999 (unaudited) and
                     Years ended December 31, 1999 and 1998
--------------------------------------------------------------------------------

                                                              Six Months                          Years
                                                            Ended June 30,                 Ended December 31,
                                                      ----------------------------    ----------------------------
                                                           2000             1999            1999             1998
                                                           ----             ----            ----             ----
                                                              (unaudited)
Cash flows from operating activities
     Net income ...................................   $    298,371    $    259,112    $    543,269    $    575,429
     Adjustments to reconcile to net cash
       from operating activities
         Depreciation .............................         93,560          73,575         197,123         148,390
         Provision for loan losses ................         60,000          60,000         120,000         120,000
         Stock dividend on FHLB stock .............        (18,300)        (16,300)        (34,100)        (31,600)
         Securities amortization ..................        (73,880)        (53,930)         23,037         (71,385)
         Net securities (gains) losses ............         13,739          (1,687)         (1,735)        (48,468)
         Loss on disposal of premises
            and equipment .........................             --              --           7,336              --
         Deferred tax (benefit) expense ...........         17,445         (26,384)        (30,050)        (10,150)
         Change in other assets and
            liabilities ...........................      1,425,972         (20,252)       (584,741)       (378,496)
                                                      ------------    ------------    ------------    ------------
              Net cash from operating activities ..      1,816,907         274,134         240,139         303,720
                                                      ------------    ------------    ------------    ------------

Cash flows from investing activities
     Purchase of:
         Securities available for sale.............     (2,050,000)     (2,183,195)     (2,183,195)    (16,822,629)
         FHLB stock ...............................             --         (14,900)        (14,900)             --
         Premises and equipment ...................        (15,669)        (89,770)       (219,067)       (883,920)
     Proceeds from:
         Sales of securities available for sale ...      2,103,966       1,182,532       1,124,671       5,913,345
         Calls, maturities and principal
            repayments of securities
            available for sale ....................             --         499,901       1,001,735       5,322,468
     Net change in time deposits with FHLB ........             --              --              --       9,000,000
     Net change in loans ..........................    (11,835,539)     (4,894,916)     (8,133,108)     (7,258,148)
                                                      ------------    ------------    ------------    ------------
              Net cash from investing activities ..    (11,797,242)     (5,500,348)     (8,423,864)     (4,728,884)
                                                      ------------    ------------    ------------    ------------

Cash flows from financing activities
     Net change in:
         Deposits .................................      9,546,958       4,958,122       1,807,427       7,733,623
         FHLB borrowings ..........................       (500,000)             --       4,500,000              --
                                                      ------------    ------------    ------------    ------------
              Net cash from financing activities ..      9,046,958       4,958,122       6,307,427       7,733,623
                                                      ------------    ------------    ------------    ------------

Net change in cash and cash equivalents ...........       (933,377)       (268,092)     (1,876,298)      3,308,459

Cash and cash equivalents at beginning of year ....      4,667,632       6,543,930       6,543,930       3,235,471
                                                      ------------    ------------    ------------    ------------

Cash and cash equivalents at end of year ..........   $  3,734,255    $  6,275,838    $  4,667,632    $  6,543,930
                                                      ============    ============    ============    ============

Supplemental disclosures:
     Cash paid during the year for:
         Interest .................................   $  2,102,000    $  2,031,000    $  4,055,000    $  3,779,000
         Income taxes .............................        119,000         105,000         231,000         263,000

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                          LAWRENCE FEDERAL SAVINGS BANK
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
        June 30, 2000 and 1999 (unaudited) and December 31, 1999 and 1998
--------------------------------------------------------------------------------

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation: The consolidated financial statements include Lawrence Federal Savings Bank and its wholly-owned subsidiary, Lawrence Financial Services Corporation (together, "the Bank"). Intercompany transactions are eliminated in consolidation.

Nature of Operations: Real estate and installment loans are to customers primarily in Lawrence County. Substantially all loans are secured by specific items of collateral including consumer assets and real estate. Real estate loans are secured by both residential and commercial real estate. Lawrence Financial Services Corporation holds real property for investment purposes.

Business Segments: An accounting standard adopted in 1998 changes the way public companies report information about their operating segments in annual and interim financial statements. The standard requires a management approach to determine operating segments and then imposes quantitative criteria to determine which operating segments, if any, must be reported. Management considers the Bank to operate in one segment, banking.

Use of Estimates: To prepare financial statements in conformity with generally accepted accounting principles, management makes estimates and assumptions based on available information. These estimates and assumptions affect the amounts reported in the financial statements and the disclosures provided, and future results could differ. The allowance for loan losses, fair values of financial instruments and status of contingencies are particularly subject to change.

Cash Flows: Cash and cash equivalents include cash on hand and deposits with other financial institutions with original maturities of 90 days or less. Net cash flows are reported for loan and deposit transactions.

Securities: Securities are classified as held to maturity and carried at amortized cost when management has the positive intent and ability to hold them to maturity. Securities are classified as available for sale when they might be sold before maturity. Securities available for sale are carried at fair value, with unrealized holding gains and losses reported in other comprehensive income. Other securities such as Federal Home Loan Bank stock are carried at cost. Securities are written down to fair value when a decline in fair value is not temporary. Gains and losses on sales are based on the amortized cost of the security sold. Interest and dividend income, adjusted by amortization of purchase premium or discount using the interest method, is included in earnings.

Loans: Loans are reported at principal balance outstanding, net of unearned interest, deferred loan fees and costs, and an allowance for loan losses. Interest income is reported on the interest method and includes amortization of net deferred loan fees and costs over the contractual life of the loan.


                                  (Continued)

                          LAWRENCE FEDERAL SAVINGS BANK
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
        June 30, 2000 and 1999 (unaudited) and December 31, 1999 and 1998
--------------------------------------------------------------------------------



NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Interest on real estate and certain consumer loans is accrued over the term of the loans based upon the principal balance outstanding. Where serious doubt exists as to the collectibility of a loan, the accrual of interest is discontinued. The carrying values of impaired loans are periodically adjusted to reflect cash payments, revised estimates of future cash flows, and increases in the present value of expected cash flows due to the passage of time. Cash payments representing interest income are reported as such. Other cash payments are reported as reductions in carrying value, while increases or decrease due to changes in estimates of future payments and due to the passage of time are reported as adjustments to the allowance for loan losses. If these adjustments cause the allowance for loan losses to require adjustment, such adjustment is reported as an adjustment to the provision for loan losses.

Allowance for Loan Losses: Because some loans may not be repaid in full, an allowance for loan losses is maintained. The allowance for loan losses is a valuation allowance, increased by the provision for loan losses and decreased by charge-offs less recoveries. Management estimates the allowance balance required based on past loan loss experience, known risks in the portfolio, information about specific borrower situations and estimated collateral values, economic conditions, and other factors. Allocations of the allowance may be made for specific loans, but the entire allowance is available for any loan that, in management's judgment, should be charged-off.

Loan impairment is reported when full payment under the loan terms is not expected. Impairment is evaluated in total for smaller-balance loans of similar nature such as residential mortgage, consumer, and credit card loans, and on an individual loan basis for other loans. If a loan is impaired, a portion of the allowance is allocated so that the loan is reported, net, at the present value of estimated future cash flows using the loan's existing rate or at the fair value of collateral if repayment is expected solely from the collateral. Loans are evaluated for impairment when payments are delayed, typically 90 days or more, or when it is probable that not all principal and interest amounts will be collected according to the original terms of the loan. While the factors which identify a credit for consideration for measurement of impairment, or nonaccrual, are similar, the measurement considerations differ. A loan is impaired when management believes it is probable that they will be unable to collect all amounts due according to the contractual terms of the loan agreement. A loan is placed on nonaccrual when payments are more than 90 days past due unless the loan is adequately collateralized and in the process of collection.

Premises and Equipment: Land is carried at cost. Premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the asset useful lives of the respective premises and equipment, which are primarily thirty to fifty years for premises and five to ten years for furniture, fixtures, and equipment. Maintenance and repairs are charged to expense as incurred and improvements which extend the useful lives of assets are capitalized.

                                  (Continued)

                          LAWRENCE FEDERAL SAVINGS BANK
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
        June 30, 2000 and 1999 (unaudited) and December 31, 1999 and 1998
--------------------------------------------------------------------------------



NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)


Real Estate Owned: Real estate properties acquired in collection of a loan are recorded at the lower of cost, which is the unpaid principal balance plus foreclosure costs or fair value at acquisition. Any reduction to fair value from the carrying value of the related loan is accounted for as a loan loss. After acquisition, a valuation allowance reduces the reported amount to the lower of the initial amount or fair value less costs to sell. Expenses, gains and losses on disposition, and changes in the valuation allowance are reported in other expenses.

Income Taxes: Income tax expense is the sum of the current year income tax due or refundable and the change in deferred tax assets and liabilities. Deferred tax assets and liabilities are the expected future tax consequences of temporary differences between the carrying amounts and tax bases of assets and liabilities, computed using enacted tax rates. A valuation allowance, if needed, reduces deferred tax assets to the amount expected to be realized.

Long-term Assets: Premises and equipment and other long term assets are reviewed for impairment when events indicate its carrying amount may not be recoverable from future undiscounted cash flows. If impaired, the assets are recorded at discounted amounts.

Comprehensive Income: Comprehensive income consists of net income and other comprehensive income. Other comprehensive income includes unrealized gains and losses on securities available for sale, which are also recognized as a separate component of equity.

Reclassification: Some items in the prior consolidated financial statements have been reclassified to conform with current presentation.

Interim Financial Information: The unaudited consolidated balance sheet as of June 30, 2000 and the related unaudited consolidated statements of income, comprehensive income, and cash flows for the six months ended June 30, 2000 and 1999, and the related unaudited consolidated statement of equity for the six months ended June 30, 2000 have been prepared in a manner consistent with the audited financial information presented. Management believes that all adjustments, which were all of a normal and recurring nature, have been recorded to the best of its knowledge and that the unaudited financial information fairly presents the financial position and results of operations and cash flows of the Bank in accordance with generally accepted accounting principals.


                                  (Continued)

                          LAWRENCE FEDERAL SAVINGS BANK
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
        June 30, 2000 and 1999 (unaudited) and December 31, 1999 and 1998
--------------------------------------------------------------------------------



NOTE 2 - SECURITIES

The amortized cost and fair value of securities available for sale are as follows.

                                             Amortized        Unrealized         Unrealized             Fair
                                               Cost              Gains             Losses               Value
                                               ----              -----             ------               -----
   June 30, 2000 (unaudited):
     U.S. Treasury securities .......   $       678,656     $            -    $        (8,192)   $       670,464
     U.S. Government agencies .......        11,055,936                  -           (318,348)        10,737,588
     Other securities ...............         1,029,711                  -           (156,586)           873,125
                                        ---------------     --------------    ---------------    ---------------

                                        $    12,764,303     $            -    $      (483,126)   $    12,281,177
                                        ===============     ==============    ===============    ===============

   December 31, 1999:
     U.S. Treasury securities .......   $       681,537     $            -    $       (12,335)   $       669,202
     U.S. Government agencies .......        11,057,353                  -           (301,005)        10,756,348
     Other securities ...............         1,019,238                  -           (203,613)           815,625
                                        ---------------     --------------    ---------------    ---------------

                                        $    12,758,128     $            -    $      (516,953)   $    12,241,175
                                        ===============     ==============    ===============    ===============

   December 31, 1998:
     U.S. Treasury securities .......   $     2,061,865     $       10,923    $        (1,583)   $     2,071,205
     U.S. Government agencies .......        10,144,527             67,578            (30,019)        10,182,086
     Other securities ...............           516,250                  -             (6,484)           509,766
                                        ---------------     --------------    ---------------    ---------------

                                        $    12,722,642     $       78,501    $       (38,086)   $    12,763,057
                                        ===============     ==============    ===============    ===============


                                  (Continued)

                          LAWRENCE FEDERAL SAVINGS BANK
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
        June 30, 2000 and 1999 (unaudited) and December 31, 1999 and 1998
--------------------------------------------------------------------------------



NOTE 2 - SECURITIES (Continued)

Contractual maturities of securities at June 30, 2000 and December 31, 1999 were as follows. Securities not due at a single maturity date are shown separately.


                                                    Amortized            Fair
                                                      Cost               Value
                                                      ----               -----
June 30, 2000 (unaudited):
  Due in one year or less ................        $ 1,428,713        $ 1,407,189
  Due from one to five years .............         10,305,879         10,000,863
  Due after ten years ....................          1,029,711            873,125
                                                  -----------        -----------
                                                  $12,764,303        $12,281,177
                                                  ===========        ===========

December 31, 1999:
  Due in one year or less ................        $ 2,299,776        $ 2,284,475
  Due from one to five years .............          9,439,114          9,141,075
  Due after ten years ....................          1,019,238            815,625
                                                  -----------        -----------
                                                  $12,758,128        $12,241,175
                                                  ===========        ===========


Proceeds from the sales of securities were $2,103,966 and $1,182,532 for the six months ended June 30, 2000 and 1999. Gross losses of $13,739 were recognized on those sales in 2000, and gross gains of $1,687 were recognized on those sales in 1999. Proceeds from sales of securities were $1,124,671 and $5,913,345 for 1999 and 1998. Gross gains of $1,735 and $48,468 were recognized on those sales in 1999 and 1998.

Securities with amortized cost of $12,749,303 at June 30, 2000 were pledged to secure public deposits. Securities with amortized cost of $8,623,897 and $7,725,000 at year-end 1999 and 1998 were pledged to secure public deposits.


                                  (Continued)

                          LAWRENCE FEDERAL SAVINGS BANK
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
        June 30, 2000 and 1999 (unaudited) and December 31, 1999 and 1998
--------------------------------------------------------------------------------

NOTE 3 - LOANS AND ALLOWANCE FOR LOAN LOSSES

Loans are as follows:

                                     June 30,               December 31,
                                     --------      -----------------------------
                                       2000            1999             1998
                                       ----            ----             ----
                                    (unaudited)
1-4 single family
  residential mortgage loans ...   $ 52,391,939    $ 51,605,945    $ 48,384,842
Other real estate loans ........      8,047,122       6,433,269       4,112,030
Automobile loans ...............      7,467,843       2,267,644       1,751,095
Mobile home loans ..............     13,336,464      11,758,743      10,358,246
Other ..........................      7,546,512       5,406,232       4,803,395
                                   ------------    ------------    ------------
                                     88,789,880      77,471,833      69,409,608
Net deferred loan origination
  costs ........................      2,392,538       1,897,952       1,479,222
Allowance for loan losses ......       (625,819)       (588,725)       (535,834)
                                   ------------    ------------    ------------
  Total ........................   $ 90,556,599    $ 78,781,060    $ 70,352,996
                                   ============    ============    ============


Activity in the allowance for loan losses is as follows:

                                    Six Months                   Years
                                   Ended June 30,            Ended December 31,
                               ----------------------    -----------------------
                                  2000         1999         1999          1998
                                  ----         ----         ----          ----
                                    (unaudited)
Beginning balance ..........   $ 588,725    $ 535,834    $ 535,834    $ 501,122
Provision for loan losses ..      60,000       60,000      120,000      120,000
Charge-offs ................     (51,688)     (69,766)    (137,234)     (98,659)
Recoveries .................      28,782       58,684       70,125       13,371
                               ---------    ---------    ---------    ---------
Ending balance .............   $ 625,819    $ 584,752    $ 588,725    $ 535,834
                               =========    =========    =========    =========

Impaired loans for the six months ended June 30, 2000 and 1999, and the years ended December 31, 1999 and 1998 were not material.

                                  (Continued)

                          LAWRENCE FEDERAL SAVINGS BANK
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
        June 30, 2000 and 1999 (unaudited) and December 31, 1999 and 1998
--------------------------------------------------------------------------------



NOTE 3 - LOANS AND ALLOWANCE FOR LOAN LOSSES (Continued)

Loans to principal officers, directors, and their affiliates were as follows:

                                     Six Months Ended       Year Ended
                                         June 30,           December 31,
                                           2000                 1999
                                           ----                 ----
                                       (unaudited)

Beginning balance .................     $ 708,313            $ 657,747
New loans .........................        54,785              178,402
Repayments ........................       (36,696)            (127,836)
                                        ---------            ---------
Ending balance ....................     $ 726,402            $ 708,313
                                        =========            =========

NOTE 4- ACCRUED INTEREST RECEIVABLE

Accrued interest consists of the following:

                                                              December 31,
                                      June 30,         -------------------------
                                        2000             1999             1998
                                        ----             ----             ----
                                    (unaudited)

Loans .......................         $569,995         $513,306         $450,450
Securities ..................          197,417          171,576          200,560
                                      --------         --------         --------
                                      $767,412         $684,882         $651,010
                                      ========         ========         ========


                                  (Continued)

                          LAWRENCE FEDERAL SAVINGS BANK
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
        June 30, 2000 and 1999 (unaudited) and December 31, 1999 and 1998
--------------------------------------------------------------------------------



NOTE 5- PREMISES AND EQUIPMENT

Office properties and equipment consisted of the following:

                                     June 30,                December 31,
                                     --------       ----------------------------
                                       2000             1999             1998
                                       ----             ----             ----
                                    (unaudited)

Land ...........................    $   999,605     $   999,605     $   999,605
Buildings and improvements .....      3,326,701       3,324,551       3,280,679
Furniture and equipment ........      1,188,317       1,171,836       1,038,616
Automobile .....................         17,288          13,138          13,138
                                    -----------     -----------     -----------
    Total cost .................      5,531,911       5,509,130       5,332,038
Accumulated depreciation .......     (2,071,781)     (1,971,109)     (1,808,625)
                                    -----------     -----------     -----------
                                    $ 3,460,130     $ 3,538,021     $ 3,523,413
                                    ===========     ===========     ===========

NOTE 6 - DEPOSITS

Certificates of deposit of $100,000 or more were $12,636,145 at June 30, 2000, and $9,255,977 and $9,387,762 at December 31, 1999 and 1998. Deposits greater than $100,000 are not federally insured.

At June 30, 2000, maturities of certificates of deposits for the following five years are as follows:

         Year ended June 30, (unaudited)
         -------------------------------
                  2001 ....................   $    53,792,400
                  2002 ....................         4,887,502
                  2003 ....................         3,506,404
                  2004 ....................         3,255,187
                  2005 ....................           709,763
                  Thereafter ..............         1,675,478
                                              ---------------
                                              $    67,826,733
                                              ===============

                                  (Continued)

                          LAWRENCE FEDERAL SAVINGS BANK
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
        June 30, 2000 and 1999 (unaudited) and December 31, 1999 and 1998
--------------------------------------------------------------------------------



NOTE 6 - DEPOSITS (Continued)

At December 31, 1999, maturities of certificates of deposits for the following five years are as follows:

         Year ended December 31,
         -----------------------
                  2000 ......................    $    41,059,860
                  2001 ......................          9,184,242
                  2002 ......................          1,520,386
                  2003 ......................          5,229,151
                  2004 ......................          1,162,161
                  Thereafter ................          1,952,518
                                                 ---------------
                                                 $    60,108,318
                                                 ===============

Interest expense related to deposits is as follows:

                                            Six Months             Years
                                          Ended June 30,      Ended December 31,
                                        ------------------    ------------------
                                          2000       1999       1999       1998
                                          ----       ----       ----       ----
                                           (unaudited)
                                                     (in thousands)
Passbook accounts ..................     $  269     $  255     $  534     $  489
Money market and NOW accounts ......        127        126        254        220
Certificates of deposit ............      1,717      1,653      3,234      3,013
                                         ------     ------     ------     ------
                                         $2,113     $2,034     $4,022     $3,722
                                         ======     ======     ======     ======

NOTE 7 - FEDERAL HOME LOAN BANK BORROWINGS

At December 31, 1999, the Bank had FHLB borrowings of $4,500,000. These borrowings all had an interest rate of 4.75% and various maturities from February 11, 2000 to March 27, 2000. These borrowings were collateralized by the Bank's FHLB stock owned and $6,750,000 of qualifying mortgage loans. There were no such borrowings at December 31, 1998.

At June 30, 2000, the Bank had FHLB borrowings of $4,000,000. These borrowings all had an interest rate of 6.78% and mature on July 3, 2000. These borrowings were collateralized by the Bank's FHLB stock owned and $6,000,000 of qualifying mortgage loans.

                                  (Continued)

                          LAWRENCE FEDERAL SAVINGS BANK
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
        June 30, 2000 and 1999 (unaudited) and December 31, 1999 and 1998
--------------------------------------------------------------------------------

NOTE 8 - COMMITMENTS, CONTINGENCIES AND FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

Some financial instruments are used to meet customer-financing needs, including commitments to make loans. These involve, to varying degrees, credit and interest-rate risk more than the amount reported in the balance sheet.


Commitments to extend credit:

                                June 30,              December 31,
                                --------      ---------------------------
                                  2000            1999            1998
                                  ----            ----            ----
                              (unaudited)

Fixed rate .................   $1,178,500      $  704,591      $1,356,700
Variable rate ..............      169,000         111,000         209,000
                               ----------      ----------      ----------
                               $1,347,000      $  815,591      $1,565,700
                               ==========      ==========      ==========
Range of interest rates
  on commitments ........... 7.25% to 9.63%  7.25% to 9.50%  6.75% to 8.75%


Commitments to make loans are agreements to lend to a customer as long as there is no violation of any condition established in the commitment, and generally have fixed expiration dates. Exposure to credit loss if the other party does not perform is represented by the contractual amount of these items. Collateral or other security is normally not obtained for these financial instruments before their use, and many of the commitments are expected to expire without being used.

NOTE 9 - RETIREMENT PLAN

The Bank sponsors a 401(k) profit sharing plan for eligible employees. Under the plan, employees who are at least 20 1/2 years of age and have completed six months of service are eligible to participate. The Bank matches each employee's contribution at a rate of 100% of employees' contributions up to 5% of gross compensation. Participants become 100% vested as to the Bank's contributions after three years of service. Contributions and expense for the years ended December 31, 1999 and 1998 totaled $25,346 and $19,010. Contributions and expense for the six months ended June 30, 2000 and 1999 totaled $12,519 and $10,955.

                                  (Continued)

                          LAWRENCE FEDERAL SAVINGS BANK
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
        June 30, 2000 and 1999 (unaudited) and December 31, 1999 and 1998
--------------------------------------------------------------------------------



NOTE 10 - INCOME TAXES

An analysis of the provision for income tax is as follows:

                             Six Months                        Years
                            Ended June 30,               Ended December 31,
                       ------------------------      --------------------------
                         2000            1999           1999           1998
                         ----            ----           ----           ----
                              (unaudited)

    Current .........  $ 115,312      $ 143,498       $ 279,744       $ 248,419
    Deferred ........     17,445        (26,384)        (30,050)        (10,150)
                       ---------      ---------       ---------       ---------
                       $ 132,757      $ 117,114       $ 249,694       $ 238,269
                       =========      =========       =========       =========

The sources of gross deferred tax assets and liabilities are as follows:

                                            June 30,              December 31,
                                    ----------------------    ----------------------
                                       2000         1999        1999           1998
                                       ----         ----        ----           ----
                                          (unaudited)
Total deferred tax assets
  Allowance for loan losses .....   $ 166,666    $ 147,585    $ 161,194    $ 133,469
  Deferred compensation .........      94,573       77,881       87,444       68,851
  Net unrealized loss on
    securities available for sale     164,263       71,462      175,764           --

Total deferred tax liabilities
  FHLB stock dividends ..........     (99,176)     (86,893)     (92,914)     (81,320)
  Deferred loan fees/cost .......     (59,911)     (24,460)     (33,907)     (31,772)
  Depreciation ..................     (14,799)     (12,981)     (17,019)     (14,480)
  Net unrealized gain on
    securities available for sale          --           --           --      (13,741)
                                    ---------    ---------    ---------    ---------
     Net deferred tax asset .....   $ 251,616    $ 172,594    $ 280,562    $  61,007
                                    =========    =========    =========    =========

The Bank has sufficient taxes paid on current and prior years to warrant recording the full deferred tax asset without a valuation allowance.

                                  (Continued)

                          LAWRENCE FEDERAL SAVINGS BANK
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
        June 30, 2000 and 1999 (unaudited) and December 31, 1999 and 1998
--------------------------------------------------------------------------------



NOTE 10 - INCOME TAXES (Continued)

Total federal income tax expense differs from the expected amounts computed by applying the statutory federal tax rate of 34% to income before taxes. The reasons for this difference are as follows:

                                             Six Months Ended June 30,
                                     -------------------------------------------
                                             2000                   1999
                                     --------------------   --------------------
                                                     (unaudited)
                                       Amount       Rate     Amount       Rate
                                       ------       ----     ------       ----
Tax expense at statutory
 rate ............................   $ 146,584      34.0%  $ 127,917      34.0%
Net earnings of insurance
 contracts .......................      (8,104)     (1.9)     (7,323)     (2.0)
Tax exempt interest income .......      (4,842)     (1.1)     (2,345)     (0.6)
Other ............................        (881)     (0.2)     (1,135)     (0.3)
                                     ---------      ----   ---------      ----
     Tax expense at effective
      rate .......................   $ 132,757      30.8%  $ 117,114      31.1%
                                     =========      ====   =========      ====

                                               Years Ended December 31,
                                     -------------------------------------------
                                             1999                   1998
                                     --------------------   --------------------
                                                     (unaudited)
                                       Amount       Rate     Amount       Rate
                                       ------       ----     ------       ----
Tax expense at statutory
 rate ............................   $ 269,607      34.0%  $ 276,657      34.0%
Net earnings of insurance
 contracts .......................     (14,327)     (1.8)    (15,915)     (2.0)
Tax exempt interest income .......      (4,423)     (0.6)     (6,919)     (0.8)
Other ............................      (1,163)     (0.1)    (15,554)     (1.9)
                                     ---------      ----   ---------      ----
     Tax expense at effective
      rate .......................   $ 249,694      31.5%  $ 238,269      29.3%
                                     =========      ====   =========      ====

Accordingly, retained earnings at December 31, 1999 and June 30, 2000 include $1,493,442, for which no provision for federal income taxes has been made. If this portion of retained earnings is used in the future for any purpose other than to absorb bad debts, the amount used will be added to future taxable income. The unrecorded deferred tax liability on the above amount at December 31, 1999 and June 30, 2000 was $507,770.

                                  (Continued)

                          LAWRENCE FEDERAL SAVINGS BANK
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
        June 30, 2000 and 1999 (unaudited) and December 31, 1999 and 1998
--------------------------------------------------------------------------------



NOTE 11 - REGULATORY CAPITAL REQUIREMENTS

The Bank is subject to various regulatory capital requirements administered by federal regulatory agencies. Failure to meet minimum capital requirements can initiate certain mandatory actions that, if undertaken, could have a direct material affect on the Bank's financial statements. Under capital adequacy guidelines and regulatory framework for prompt-corrective action, the Bank must meet specific capital guidelines involving quantitative measures of the Bank's assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classifications are also subject to qualitative judgments by regulators about the Bank's components, risk weightings and other factors. At December 31, 1999 and June 30, 2000, management believes the Bank complies with all regulatory capital requirements. Based on the Bank's computed regulatory capital ratios, the Bank was considered well capitalized under Section 38 of the Federal Deposit Insurance Act as of its last regulatory exam. Management is unaware of any events or circumstances that would change the Bank's classification since that time.

The following is a reconciliation of the Bank's equity under generally accepted accounting principles (GAAP) to regulatory capital:

                                              June 30,         December 31,
                                              --------     ---------------------
                                                2000         1999         1998
                                                ----         ----         ----
                                            (unaudited)
                                                       (in thousands)

GAAP equity ............................      $ 8,112      $ 7,792      $ 7,616
Unrealized loss (gain)
 on securities available
 for sale ..............................          319          341          (27)
                                              -------      -------      -------
   Tier I capital ......................        8,431        8,133        7,589
General regulatory loan
 loss reserves .........................          626          589          536
                                              -------      -------      -------
   Total regulatory capital ............      $ 9,057      $ 8,722      $ 8,125
                                              =======      =======      =======



                                  (Continued)

                          LAWRENCE FEDERAL SAVINGS BANK
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
        June 30, 2000 and 1999 (unaudited) and December 31, 1999 and 1998
--------------------------------------------------------------------------------



NOTE 11 - REGULATORY CAPITAL REQUIREMENTS (Continued)

The Bank's actual capital levels and minimum required levels were as follows:

                                                                                              Minimum
                                                                                          Required to be
                                                            Minimum Required             Well Capitalized
                                                               for Capital           Under Prompt Corrective
                                         Actual             Adequacy Purposes           Action Regulations
                                 --------------------      --------------------        --------------------
(dollars in thousands)            Amount        Ratio       Amount        Ratio         Amount       Ratio
                                  ------        -----       ------        -----         ------       -----
June 30, 2000 (unaudited):
--------------------------
Total capital (to risk-
  weighted assets) ............  $  9,057      10.78%      $  6,722         8.0%       $  8,403       10.0%
Tier 1 (core) capital (to
  risk-weighted assets) .......  $  8,431      10.03%      $  3,361         4.0%       $  5,042        6.0%
Tier 1 (core) capital (to
  adjusted total assets) ......  $  8,431       7.35%      $  4,587         4.0%       $  5,734        5.0%

December 31, 1999:
------------------
Total capital (to risk-
  weighted assets) ............  $  8,722      11.96%      $  5,835         8.0%       $  7,294       10.0%
Tier 1 (core) capital (to
  risk-weighted assets) .......  $  8,133      11.15%      $  2,917         4.0%       $  4,376        6.0%
Tier 1 (core) capital (to
  adjusted total assets) ......  $  8,133       7.83%      $  4,156         4.0%       $  5,195        5.0%

December 31, 1998:
------------------
Total capital (to risk-
  weighted assets) ............  $  8,125      12.51%      $  5,198         8.0%       $  6,497       10.0%
Tier 1 (core) capital (to
  risk-weighted assets) .......  $  7,589      11.68%      $  2,599         4.0%       $  3,898        6.0%
Tier 1 (core) capital (to
  adjusted total assets) ......  $  7,589       7.87%      $  3,857         4.0%       $  4,823        5.0%

                                  (Continued)

                          LAWRENCE FEDERAL SAVINGS BANK
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
        June 30, 2000 and 1999 (unaudited) and December 31, 1999 and 1998
--------------------------------------------------------------------------------

NOTE 12 - DEFERRED COMPENSATION

The Bank makes payments to retired directors under a plan approved by the Board of Directors. Outside directors who currently serve on the Board are also eligible for payments under deferred fee and director emeritus retirement plans approved by the Board of Directors upon retirement. In addition, there is a deferred compensation plan in place for the current President and CEO. Expenses related to the plans amounted to $18,469 and $23,731 for the years ended December 31, 1999 and 1998, and $10,767 and $8,359 for the six month periods ended June 30, 2000 and 1999.

NOTE 13 - FAIR VALUES OF FINANCIAL INSTRUMENTS

The following table shows the estimated fair values and the related carrying values of the Bank's financial instruments at June 30, 2000 and December 31, 1999. Items which are not financial instruments are not included.

                                                    June 30, 2000                        December 31, 1999
                                             ----------------------------           ----------------------------
                                              Carrying        Estimated              Carrying         Estimated
                                               Amount         Fair Value              Amount          Fair Value
                                               ------         -----------             ------          ----------
                                                    (Unaudited)
Financial assets
    Cash and cash equivalents ..........   $  3,734,255      $  3,734,000         $  4,667,632      $  4,668,000
    Securities available for sale ......     12,281,177        12,281,000           12,241,175        12,241,000
    Loans, net .........................     90,556,599        88,727,000           78,781,060        78,544,000
    FHLB stock .........................        529,100           529,000              510,800           511,000
    Cash surrender value of
      life insurance ...................      1,846,689         1,847,000            1,822,853         1,823,000
    Accrued interest receivable ........        767,412           767,000              684,882           685,000
Financial liabilities
    Deposits ...........................    (99,846,230)      (99,472,000)         (90,299,272)      (90,506,000)
    FHLB advances ......................     (4,000,000)       (4,000,000)          (4,500,000)       (4,500,000)
    Accrued interest payable ...........        (27,225)          (27,000)             (16,468)          (16,000)

For purposes of the above disclosures of estimated fair values, the following assumptions were used as of June 30, 2000 and December 31, 1999. The estimated fair value for cash and cash equivalents, accrued interest receivable, cash surrender value of life insurance and accrued interest payable are considered to approximate cost. The estimated fair value for securities available for sale is based on quoted market values for the individual securities or for equivalent securities. The estimated fair value for loans is based on estimates of the difference in interest rates the Bank would charge the borrowers for similar such loans with similar maturities made at June 30, 2000 and December 31, 1999, applied for an estimated time period until the loan is assumed to reprice or be paid.

                                  (Continued)

                          LAWRENCE FEDERAL SAVINGS BANK
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
        June 30, 2000 and 1999 (unaudited) and December 31, 1999 and 1998
--------------------------------------------------------------------------------



NOTE 13 - FAIR VALUES OF FINANCIAL INSTRUMENTS (Continued)

The estimated fair value for demand deposits, savings deposits, and the variable rate line of credit from FHLB is based on their carrying value. The estimated fair value for time deposits and fixed rate advances from FHLB is based on estimates of the rate the Bank would pay on such deposits or borrowings at June 30, 2000 and December 31, 1999, applied for the time period until maturity. The estimated fair value for other financial instruments and off-balance-sheet loan commitments approximate cost at June 30, 2000 and December 31, 1999 and are not considered significant to this presentation.

While these estimates of fair value are based on management's judgment of the most appropriate factors, there is no assurance that were the Bank to have disposed of such items at June 30, 2000 and December 31, 1999, the estimated fair values would necessarily have been realized at that date, since market values may differ depending on various circumstances. The estimated fair values at June 30, 2000 and December 31, 1999 should not necessarily be considered to apply at subsequent dates.

In addition, other assets and liabilities of the Bank that are not defined as financial instruments are not included in the above disclosures, such as premises and equipment. Also, non-financial instruments typically not recognized in the financial statements nevertheless may have value but are not included in the above disclosures. These include, among other items, the estimated earnings power of core deposit accounts, the trained work force, customer goodwill and similar items.

NOTE 14 - ADOPTION OF PLAN OF CONVERSION (unaudited)

On July 31, 2000, the Board of Directors of the Bank adopted a Plan of Conversion to convert from a federal mutual savings bank to a federal stock savings bank with the concurrent formation of a holding company. The conversion will be accomplished through the adoption of a federal stock charter and the sale of the proposed holding company's common stock in an amount equal to the consolidated pro forma market value of the holding company and the Bank after giving effect to the consolidation. The shares of common stock will be offered initially to the Bank's eligible deposit account holders, then to other members of the Bank. Any shares of the holding company's common stock not sold in the subscription offering will be offered for sale to the general public, giving preference to residents of the Bank's market area.


                                  (Continued)

At the time of conversion, the Bank will establish a liquidation account in an amount equal to its total net worth as of the latest statement of financial condition appearing in the final prospectus. The liquidation account will be maintained for the benefit of eligible depositors who continue to maintain their accounts at the Bank after the conversion. The liquidation account will be reduced annually to the extent the eligible depositors have reduced their qualifying deposits. Subsequent increases in an eligible depositor's deposit account will not restore such person's interest in the liquidation account. In the event of a complete liquidation, each eligible depositor will be entitled to receive a distribution from the liquidation account in an amount proportionate to the current adjusted qualified balances for accounts then held. The liquidation account balance is not available for payment of dividends.

Subsequent to the conversion, the Bank may not declare or pay cash dividends on or repurchase any of its common stock if the effect here of would cause equity to be reduced below applicable regulatory capital requirements.

Conversion costs will be deferred and deducted from the proceeds of the shares sold in the conversion. If the conversion is not completed, all costs will be charged to expense. At June 30, 2000, $3,000 has been deferred.

================================================================================
You should rely only on the information contained in this prospectus. Neither Lawrence Financial nor Lawrence Federal Savings Bank has authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered by this prospectus to any person or in any jurisdiction in which an offer or solicitation is not authorized or in which the person making an offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make an offer or solicitation in those jurisdictions. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the Lawrence Financial Holdings, Inc. common stock.
              ______________________________

                     TABLE OF CONTENTS
                                                          Page
                                                          ----
Questions and Answers about the Stock Offering............
Summary...................................................
Recent Developments.......................................
Risk Factors..............................................
Selected Financial and Other Data. .......................
Use of Proceeds...........................................
Lawrence Financial's Dividend Policy......................
Market for the Common Stock..............................
Capitalization............................................
Regulatory Capital Compliance.............................
Pro Forma Data............................................
Management's Discussion and Analysis of Financial
    Condition and Results of Operations...................
Business of Lawrence Financial Holdings, Inc..............
Business of Lawrence Federal Savings Bank.................
Management of Lawrence Financial Holdings, Inc............
Management of Lawrence Federal Savings Bank...............
Regulation and Supervision ...............................
Federal and State Taxation................................
Shares to be Purchased by Management with
     Subscription Rights..................................
The Conversion............................................
Restrictions on Acquisition of Lawrence Financial
    and Lawrence Federal..................................
Description of Lawrence Financial's Capital Stock.........
Description of Lawrence Federal Savings Bank's
    Capital Stock ........................................
Transfer Agent and Registrar..............................
Registration Requirements.................................
Legal and Tax Opinions....................................
Experts...................................................
Where You Can Find More Information.......................
Index of Financial Statements.............................

              ------------------------------

           DEALER PROSPECTUS DELIVERY OBLIGATION

Until ___________, 2000, all dealers that buy, sell or trade these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.
================================================================================

================================================================================


                                 747,500 Shares






                        Lawrence Financial Holdings, Inc.
                          (Proposed Holding Company for
                         Lawrence Federal Savings Bank)




                                  COMMON STOCK



                                 ______________


                                   PROSPECTUS
                                 ______________






                                _________________






                          Keefe, Bruyette & Woods, Inc.

================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers.

     In accordance with the General Corporation Law of the State of Maryland (being Subtitle 4 of Title 2 of the Maryland Code), Section L of Article EIGHTH and Article TENTH of the Registrant's Articles of Incorporation provide as follows:

          Section L. To the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted, no director or officer of this Corporation shall be personally liable to the Corporation or its stockholders for monetary damages. No amendment of the Articles of Incorporation of the Corporation or repeal of any of its provisions shall limit or eliminate the benefits provided to directors and officers under this provision with respect to any act or omission which occurred prior to such amendment or repeal.

     ARTICLE TENTH:

          The Corporation shall indemnify (A) its directors and officers, whether serving the Corporation or at its request any other entity, to the fullest extent required or permitted by the general laws of the State of Maryland now or hereafter in force, including the advance of expenses under the procedures required, and (B) other employees and agents to such extent as shall be authorized by the Board of Directors or the Corporation's Bylaws and be permitted by law. The foregoing rights of indemnification shall not be exclusive of any rights to which those seeking indemnification may be entitled. The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such Bylaws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law. No amendment of the Articles of Incorporation of the Corporation shall limit or eliminate the right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

     Lawrence Federal Savings Bank maintains standard insurance coverage for its directors and officers. Such insurance coverage limits the payment of claims arising from covered actions to $2,000,000 per occurrence.

Item 25. Other Expenses of Issuance and Distribution.

     SEC filing ......................................................  $  2,269
     OTS filing fee ..................................................     8,400
     Edgar, printing, postage and mailing ............................   100,000
     Legal fees and expenses .........................................   150,000
     Accounting fees and expenses ....................................    70,000
     Appraisers' fees and expenses (including business plan) .........    28,000
     Securities marketing firm fees and expenses .....................   125,000
     Underwriter's counsel fees ......................................    30,000
     Conversion Agent fees and expenses ..............................    12,500
     Blue Sky fees and expenses ......................................    30,000
     Certificate printing ............................................     3,000
     Miscellaneous ...................................................    10,831
                                                                        --------
     TOTAL ...........................................................  $570,000
                                                                        ========

Item 26.  Recent Sales of Unregistered Securities.

None.

Item 27.  Exhibits.

The exhibits filed as a part of this Registration Statement are as follows:

(a)   List of Exhibits (filed herewith unless otherwise noted)



 1.1 Engagement Letter between Lawrence Federal Savings Bank and Keefe, Bruyette & Woods, Inc.*
 1.2  Draft Form of Agency Agreement*
 2.0 Plan of Conversion (including the Federal Stock Charter and Bylaws of Lawrence Federal Savings Bank)*
 3.1  Articles of Incorporation of Lawrence Financial Holdings, Inc.*
 3.2  Bylaws of Lawrence Financial Holdings, Inc.*
 4.0  Specimen Stock Certificate of Lawrence Financial Holdings, Inc.*
 5.0  Opinion of Muldoon, Murphy & Faucette LLP re: Legality*
 8.1  Opinion of Muldoon, Murphy & Faucette LLP re: Federal Tax Matters*
 8.2  Opinion of Crowe, Chizek and Company LLP re: State Tax Matters*
 8.3  Opinion of Keller & Company, Inc. re: Subscription Rights*
10.1  Draft ESOP Loan Commitment Letter and ESOP Loan Documents*
10.2  Form of Lawrence Federal Savings Bank Employment Agreement*
10.3  Form of Lawrence Financial Holdings, Inc. Employment Agreement*
10.4  Lawrence Federal Savings Bank 401 (k) Savings Plan*
10.5  Form of Lawrence Federal Savings Bank Employee Severance Compensation
      Plan*
10.6  Form of Lawrence Federal Savings Bank Supplemental Executive Retirement
      Plan*
10.7 Deferred Compensation Agreement dated as of June 25, 1996 between Lawrence Federal Savings Bank and Jack L. Blair*
10.8 Form of Deferred Fee Agreement between Lawrence Federal Savings Bank and individual directors*
10.9 Form of Director Emeritus Agreement between Lawrence Federal Savings Bank and individual directors*
10.10 Agreement dated December 1, 1992 between Lawrence Federal Savings Bank and Lanco Services, Inc.*
23.1  Consent of Muldoon, Murphy & Faucette LLP
23.2  Consent of Crowe, Chizek and Company LLP*
23.3  Consent of Keller & Company, Inc.*
24.0  Powers of Attorney*
27.0  Financial Data Schedule*
99.1  Appraisal Report of Keller & Company, Inc. (P)*
99.2  Draft Marketing Materials*

----------
(P) Exhibits to the Appraisal Report were filed pursuant to Rule 202 of Regulation S-T.
 *   Previously filed.

Item 28.  Undertakings.

     The small business issuer will:

     (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

          (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

          (ii)  Reflect   in  the   prospectus  any   facts  or   events  which,
                individually or together, represent a fundamental change in the information in the registration statement; and

          (iii) Include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     The small business issuer will provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

CONFORMED

                                   SIGNATURES


     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Ironton, State of Ohio, on November 9, 2000.


LAWRENCE FINANCIAL HOLDINGS, INC.

By:  /s/ Jack L. Blair
     ----------------------------------
     Jack L. Blair
     President, Chief Executive Officer
     and Director
     (duly authorized representative)

     In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.



          Name                           Title                       Date
          ----                           -----                       ----

/s/ Jack L. Blair            President, Chief Executive       November 9, 2000
-------------------------    Officer and Director
Jack L. Blair                (principal executive officer)


/s/ Mary C. Kratzenberg      Treasurer                        November 9, 2000
-------------------------    (principal financial officer)
Mary C. Kratzenberg

/s/ Carey B. Dunfee          Controller                       November 9, 2000
-------------------------    (principal accounting officer)
Carey B. Dunfee

*/s/ Tracy E. Brammer, Jr.   Director
-------------------------
Tracy E. Brammer, Jr.

*/s/ Herbert J. Karlet       Director
-------------------------
Herbert J. Karlet

*/s/ Phillip O. McMahon      Director
-------------------------
Phillip O. McMahon

*/s/ Robert N. Taylor        Director
-------------------------
Robert N. Taylor

*/s/ Charles E. Austin, II   Director
-------------------------
Charles E. Austin, II

*    Pursuant to the Power of  Attorney  filed on  September  8, 2000 as Exhibit
     24.1 to the Registration Statement on Form SB-2 for Lawrence Financial Holdings, Inc.

/s/ Jack L. Blair            President, Chief Executive        November 9, 2000
-------------------------    Officer and Director
Jack L. Blair

                                TABLE OF CONTENTS

List of Exhibits (filed herewith unless otherwise noted)



1.1 Engagement Letter between Lawrence Federal Savings Bank and Keefe, Bruyette & Woods, Inc.*
1.2    Draft Form of Agency Agreement*
2.0 Plan of Conversion (including the Federal Stock Charter and Bylaws of Lawrence Federal Savings Bank)*
3.1    Articles of Incorporation of Lawrence Financial Holdings, Inc.*
3.2    Bylaws of Lawrence Financial Holdings, Inc.*
4.0    Specimen Stock Certificate of Lawrence Financial Holdings, Inc.*
5.0    Opinion of Muldoon, Murphy & Faucette LLP re: Legality*
8.1    Opinion of Muldoon, Murphy & Faucette LLP re: Federal Tax Matters*
8.2    Opinion of Crowe, Chizek and Company LLP re: State Tax Matters*
8.3    Opinion of Keller & Company, Inc. re: Subscription Rights*
10.1   Draft ESOP Loan Commitment Letter and ESOP Loan Documents*
10.2   Form of Lawrence Federal Savings Bank Employment Agreement*
10.3   Form of Lawrence Financial Holdings, Inc. Employment Agreement*
10.4   Lawrence Federal Savings Bank 401 (k) Savings Plan*
10.5   Form of Lawrence  Federal  Savings Bank Employee  Severance  Compensation
       Plan*
10.6   Form of Lawrence Federal Savings Bank Supplemental  Executive  Retirement
       Plan*
10.7 Deferred Compensation Agreement dated as of June 25, 1996 between Lawrence Federal Savings Bank and Jack L. Blair*
10.8 Form of Deferred Fee Agreement between Lawrence Federal Savings Bank and individual directors*
10.9 Form of Director Emeritus Agreement between Lawrence Federal Savings Bank and individual directors*
10.10 Agreement dated December 1, 1992 between Lawrence Federal Savings Bank and Lanco Services, Inc.*
23.1   Consent of Muldoon, Murphy & Faucette LLP*
23.2   Consent of Crowe, Chizek and Company LLP
23.3   Consent of Keller & Company, Inc.*
24.0   Powers of Attorney*
27.0   Financial Data Schedule*
99.1   Appraisal Report of Keller & Company, Inc. (P)*
99.2   Draft Marketing Materials*

---------------

(P) Exhibits to the Appraisal Report were filed pursuant to Rule 202 of Regulation S-T

*      Previously filed.